                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

| |  Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
| |  Definitive Additional Materials
| |  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              PACIFIC ETHANOL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total fee paid:

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| |  Fees paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:_______________________________________________
     2.   Form, Schedule or Registration Statement No.:_________________________
     3.   Filing Party:_________________________________________________________
     4.   Date Filed:___________________________________________________________

                              PACIFIC ETHANOL, INC.
                               5711 N. WEST AVENUE
                            FRESNO, CALIFORNIA 93711

                                December 5, 2005

To Our Stockholders:

     You are cordially invited to attend the 2005 annual meeting of stockholders of Pacific Ethanol, Inc. that will be held at 9:00 a.m., local time, on December 30, 2005 at the Piccadilly Inn, Director's Room, 2305 W. Shaw Avenue, Fresno, California 93711. All holders of our outstanding common stock as of the close of business on November 23, 2005 are entitled to vote at the 2005 annual meeting.

     Enclosed is a copy of the notice of annual meeting of stockholders, a proxy statement and a proxy card. Also enclosed is a copy of the annual report on Form 10-KSB for the year ended December 31, 2004 of Accessity Corp., our predecessor company. A current report on the business operations of Pacific Ethanol, Inc. will be presented at the meeting and stockholders will have an opportunity to ask questions.

     We hope you will be able to attend the 2005 annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the 2005 annual meeting.

                                      Sincerely,

                                      /s/ William L. Jones

                                      William L. Jones,
                                      Chairman of the Board

                              PACIFIC ETHANOL, INC.
                               5711 N. WEST AVENUE
                            FRESNO, CALIFORNIA 93711


                  NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 30, 2005

                           --------------------------

     NOTICE IS HEREBY GIVEN that the 2005 annual meeting of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on December 30, 2005 at the Piccadilly Inn, Director's Room, 2305 W. Shaw Avenue, Fresno, California 93711, for the following purposes:

     1.   To elect seven directors to the board of directors;

     2. To consider and approve the issuance of shares of Series A Cumulative Redeemable Convertible Preferred Stock pursuant to the Purchase Agreement dated November 14, 2005 between Pacific Ethanol, Inc. and Cascade Investment, L.L.C. (the "Purchase Agreement") and the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "Certificate of Designations"), and the consummation of the transactions contemplated by the Purchase Agreement and the Certificate of Designations (collectively, the "Preferred Stock Sale"). Copies of the Purchase Agreement and the Certificate of Designations are attached as APPENDIX F and APPENDIX G, respectively, to the proxy statement accompanying this notice;

     3. To ratify the selection of Hein & Associates LLP as our independent registered public accountants to audit the financial statements of Pacific Ethanol, Inc. for the year ending December 31, 2005; and

     4. To transact such other business as may properly come before the 2005 annual meeting or any adjournment or adjournments thereof.

     The board of directors has fixed the close of business on November 23, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the 2005 annual meeting and all adjourned meetings thereof.

                                       By Order of the Board of Directors

                                       /s/ William L. Jones

                                       William L. Jones,
                                       Chairman of the Board

Dated:  December 5, 2005

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

VOTING AND PROXY...............................................................1

PROPOSAL 1 - ELECTION OF DIRECTORS.............................................3

INFORMATION ABOUT OUR BOARD OF DIRECTORS, BOARD COMMITTEES AND
   RELATED MATTERS.............................................................4

EXECUTIVE COMPENSATION AND RELATED INFORMATION.................................8

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................12

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................19

PROPOSAL 2 - APPROVAL OF PREFERRED STOCK SALE.................................22

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
   PUBLIC ACCOUNTANTS.........................................................27

OTHER MATTERS.................................................................27

STOCKHOLDER PROPOSALS.........................................................27

AVAILABLE INFORMATION.........................................................28

ANNUAL REPORT.................................................................28


                                   APPENDICES

APPENDIX A -BUSINESS OF PACIFIC ETHANOL, INC.................................A-1

APPENDIX B -  FINANCIAL STATEMENTS OF PACIFIC ETHANOL, INC...................B-1

APPENDIX C -  AUDIT COMMITTEE CHARTER........................................C-1

APPENDIX D -  COMPENSATION COMMITTEE CHARTER.................................D-1

APPENDIX E -  NOMINATING AND GOVERNANCE COMMITTEE CHARTER....................E-1

APPENDIX F -  PURCHASE AGREEMENT DATED NOVEMBER 14, 2005 BETWEEN
              PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C............F-1

APPENDIX G -  FORM OF CERTIFICATE OF DESIGNATIONS, POWERS, PREFERENCES
              AND RIGHTS OF THE SERIES A CUMULATIVE REDEEMABLE
              CONVERTIBLE PREFERRED STOCK....................................G-1

APPENDIX H -  FORM OF DEPOSIT AGREEMENT BETWEEN PACIFIC ETHANOL, INC.
              AND THE TRUSTEE NAMED THEREIN..................................H-1

APPENDIX I -  FORM OF REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT
              BETWEEN PACIFIC ETHANOL, INC. AND CASCADE INVESTMENT, L.L.C....I-1

                              PACIFIC ETHANOL, INC.
                               5711 N. WEST AVENUE
                            FRESNO, CALIFORNIA 93711

                                 PROXY STATEMENT

                              ---------------------

                       2005 ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 30, 2005

                              ---------------------

                 THESE PROXY MATERIALS ARE FIRST BEING MAILED TO
                    STOCKHOLDERS ON OR ABOUT DECEMBER 5, 2005

                              ---------------------

                                VOTING AND PROXY

     This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at the 2005 annual meeting of stockholders to be held at 9:00 a.m., local time, on December 30, 2005 at the Piccadilly Inn, Director's Room, 2305 W. Shaw Avenue, Fresno, California 93711, and at any adjournments of the 2005 annual meeting. When a proxy is properly executed and returned, the shares it represents will be voted according to directions noted on the proxy. If no specification is indicated, the shares will be voted "for" each of the proposals listed on the proxy. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to our corporate Secretary, by issuance of a subsequent proxy or by voting in person at the 2005 annual meeting.

     The annual report on Form 10-KSB for the year ended December 31, 2004 of Accessity Corp. ("Accessity"), our predecessor company, is being mailed to stockholders concurrently with this proxy statement. The annual report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made. A proxy card is enclosed for your use. The shares represented by each properly executed unrevoked proxy card will be voted as directed by the stockholder with respect to the matters described in the proxy card. If no direction is made, the shares represented by each properly executed proxy card will be voted "for" each of the proposals listed on the proxy card. Any proxy given may be revoked at any time prior to its exercise by filing with our corporate Secretary an instrument revoking the proxy or by filing a duly executed proxy card bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if he or she so desires. However, a stockholder who holds shares through a broker or other nominee must bring a legal proxy to the meeting if that stockholder desires to vote at the meeting.

     At the close of business on November 28, 2005, the record date for determining stockholders entitled to notice of and to vote at the 2005 annual meeting, we had issued and outstanding 28,667,185 shares of common stock held by 515 holders of record. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the 2005 annual meeting or at any adjournments of the meeting.

     Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the 2005 annual meeting for all matters to be voted on at the meeting. The holders of a majority of our shares of common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the 2005 annual meeting will


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

be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

     An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

     In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. Votes against a candidate and votes withheld have no legal effect.

     We will pay the expenses of soliciting proxies for the 2005 annual meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained. The matters to be considered and acted upon at the 2005 annual meeting are referred to in the preceding notice and are discussed below more fully.

SHARE EXCHANGE TRANSACTION

     On March 23, 2005, we completed a share exchange transaction (the "Share Exchange Transaction") with the shareholders of Pacific Ethanol California, Inc. ("PEI California") and the holders of the membership interests of each of Kinergy Marketing, LLC ("Kinergy") and ReEnergy, LLC ("ReEnergy"), pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc." through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three principal wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

     In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California were, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of our shares of common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California was, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of our common stock.

     A change in control of Accessity occurred in connection with the Share Exchange Transaction. The persons who acquired control were, collectively, the former shareholders of PEI California and the former members of Kinergy and ReEnergy who, in connection with the Share Exchange Transaction, exchanged their shares and equity interests in such entities for shares of common stock of

Pacific Ethanol, Inc. However, to the knowledge of Pacific Ethanol, Inc., no person or group of persons, as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in control of Pacific Ethanol, Inc.

     Upon consummation of the Share Exchange Transaction (as described below), we ceased all business activities of Accessity, our predecessor company, and commenced operating the business of Pacific Ethanol, Inc., which is comprised of the ethanol marketing business of Kinergy and the construction of ethanol production facilities through PEI California, including our first ethanol production facility currently under construction in Madera County, California. Information regarding the business of Pacific Ethanol, Inc. is included in APPENDIX A to this proxy statement. In addition, certain financial statements of Pacific Ethanol, Inc. are included in APPENDIX B to this proxy statement.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Our bylaws provide for seven directors unless otherwise changed by resolution of our board of directors. Directors are elected annually and hold office until the next annual meeting of stockholders, until their respective successors are elected and qualified or until their earlier death, resignation or removal. It is intended that the proxies solicited by our board of directors will be voted "for" election of the following seven nominees unless a contrary instruction is made on the proxy: William L. Jones, Neil M. Koehler, Frank P. Greinke, Charles W. Bader, John L. Prince, Terry L. Stone and Kenneth J. Friedman. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the person named in the proxy will vote for another candidate or candidates nominated by our nominating and governance committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. As described above, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected. All of the nominees for director are, at present, directors of Pacific Ethanol, Inc. and have been nominated by our nominating and governance committee.

                    INFORMATION ABOUT OUR BOARD OF DIRECTORS,
                      BOARD COMMITTEES AND RELATED MATTERS

     The current directors and executive officers of Pacific Ethanol, Inc., and the director nominees, and their ages, positions, business experience and education are as follows:

NAME                               AGE                 POSITIONS HELD
----                               ---                 --------------

William L. Jones..............     55      Chairman of the Board, Director and
                                           Director Nominee

Neil M. Koehler...............     47      Chief Executive Officer, President,
                                           Director and Director Nominee

Ryan W. Turner................     31      Chief Operating Officer and Secretary

William G. Langley............     56      Chief Financial Officer

Frank P. Greinke..............     51      Director and Director Nominee

Charles W. Bader..............     65      Director and Director Nominee

John L. Prince (2)............     62      Director and Director Nominee

Terry L. Stone (1)............     56      Director and Director Nominee

Kenneth J. Friedman (1).......     52      Director and Director Nominee

-----------
(1) Member of our audit, nominating and governance and compensation committees.
(2) Member of our audit committee.

     WILLIAM L. JONES has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of PEI California, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California's United States Senate seats. Mr. Jones was California's Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

     NEIL M. KOEHLER has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as Chairman of the Board since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California (and one of only two currently existing ethanol production facilities in California), which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership and a speaker on the issue of renewable fuels and ethanol production in California. Mr. Koehler has a B.A. degree in Government from Pomona College.

     RYAN W. TURNER has served as Chief Operating Officer and Secretary since March 2005 and served as a director from March 2005 until July 2005. Mr. Turner is a co-founder of PEI California and served as its Chief Operating Officer and Secretary and as a director and led the business development efforts of PEI California since its inception in January 2003. Prior to co-founding and joining PEI California, Mr. Turner served as Chief Operating Officer of Bio-Ag, LLC from

March 2002 until January 2003. Prior to joining Bio-Ag, LLC, Mr. Turner served as General Manager of J & J Farms, a large-scale, diversified agriculture operation on the west side of Fresno County, California from June 1997 to March 2002, where he guided the production of corn, cotton, tomatoes, melons, alfalfa and asparagus crops and operated a custom beef lot. Mr. Turner has a B.A. degree in Public Policy from Stanford University, an M.B.A. from Fresno State University and was a member of Class XXIX of the California Agricultural Leadership Program.

     WILLIAM G. LANGLEY has served as Chief Financial Officer since April 2005. Mr. Langley has been a partner in Tatum CFO Partners, LLP ("Tatum"), a national partnership of more than 350 professional highly-experienced chief financial officers, since November 2002. During this time, Mr. Langley has acted as the full-time Chief Financial Officer for Ensequence, Inc., an inter-active television software company, Norton Motorsports, Inc., a motorcycle manufacturing and marketing company and Auctionpay, Inc., a software and fundraising management company. From 2001 to 2002, Mr. Langley served as the President, Chief Financial Officer and Chief Operating Officer for Laservia Company, which specializes in advanced laser system technology. From 2000 to 2001, Mr. Langley acted as the Chief Financial Officer of Rulespace, Inc., a developer of artificial intelligence software. Mr. Langley has prior public company experience, is licensed both as an attorney and C.P.A. and will remain a partner in Tatum during his employment with Pacific Ethanol, Inc. Mr. Langley has a B.A. degree in accounting and political science from Albertson College, a J.D. degree from Lewis & Clark School of Law and an LL.M. degree from the New York University School of Law.

     FRANK P. GREINKE has served as a director since March 2005. Mr. Greinke served as a director of PEI California commencing in October 2003. Mr. Greinke is currently, and has been for at least the past five years, the CEO and sole owner of SC Fuels, Inc., a petroleum distributor. Mr. Greinke is also a director of the Society of Independent Gasoline Marketers of America, the Chairman of the Southern California Chapter of the Young Presidents Organization and serves on the Board of Directors of The Bank of Hemet and on the Advisory Board of Solis Capital Partners, Inc.

     CHARLES W. BADER has served as a director since July 2005. Mr. Bader has been a lobbyist to the California State government, specializing in education and municipal government, since 1993. Prior to that time, Mr. Bader served for eight years as a member of the California State Assembly from 1982 to 1990. Mr. Bader is a former business owner and a former elected Mayor and Councilman for the City of Pomona, California. Mr. Bader owned and served as the President of Condominium Management Services, a condominium management services company, from 1973 to 1992. Mr. Bader was Mayor of the City of Pomona from 1977 to 1981, and prior to that time, was a city Councilman for the City of Pomona from 1971 to 1977. Mr. Bader has a B.S. degree in Business Administration from the University of California, Los Angeles.

     JOHN L. PRINCE has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Land O' Lakes, Inc. and other companies. Mr. Prince was an Executive Vice President with Land O' Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman's Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O' Lakes, Inc. in July 1998. Land O' Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

     TERRY L. STONE has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990. Mr. Stone has experience in accounting and taxation in a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone served as a part-time instructor at California State University, Fresno at various times throughout the 1990s and taught classes in taxation, auditing, and financial and management accounting. Mr. Stone also has various professional certifications in addition to his Certified Public Accountant certification, including Series 7 and 66 NASD securities licenses. Mr. Stone has a B.S. in Accounting from California State University, Fresno.

     KENNETH J. FRIEDMAN has served as a director since March 2005. Mr. Friedman was a director of Accessity since October 1998. Mr. Friedman has for more than five years served as President of the Primary Group, Inc., an executive search consultancy firm.

     Our business, property and affairs are managed under the direction of our board. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings and telephone conferences of our board and its committees.

     Our officers are appointed by and serve at the discretion of our board of directors. There are no family relationships among our executive officers and directors, except that William L. Jones is the father-in-law of Ryan W. Turner.

BOARD OF DIRECTORS AND COMMITTEES

     During 2004, our board of directors held two meetings attended by members of the board either in person or via telephone, and on six occasions approved resolutions by unanimous written consent in lieu of a meeting. During 2004, each director attended at least 75% of the aggregate of the meetings of the board of directors and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

     Our board of directors has an audit committee, compensation committee and a nominating and governance committee. Each of our audit, compensation and nominating and governance committees have written charters.

     AUDIT COMMITTEE. Our audit committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors and reviews our financial statements for each interim period and for our entire fiscal year. This committee consists of Terry L. Stone, John L. Prince and Kenneth J. Friedman. Messrs. Stone and Friedman have been members of the audit committee since March 2005. Mr. Prince has been a member of the audit committee since July 2005. The members of the audit committee of Accessity in 2004 were Kenneth J. Friedman, Barry J. Spiegel, a former director who resigned from the board in May 2004, and Bruce S. Udell. The audit committee held one meeting during 2004. Our board of directors has determined that Mr. Stone is an audit committee financial expert. Our board of directors has also determined that Messrs. Stone, Prince and Friedman are "independent" as defined in both Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and NASD Marketplace Rule 4200(a)(15). The audit committee operates pursuant to a charter approved by our board of directors and audit committee, according to the rules and regulations of the Securities and Exchange Commission (the "Commission"). A copy of the charter of our audit committee is attached as APPENDIX C to this proxy statement.

     COMPENSATION COMMITTEE. Our compensation committee is responsible for establishing and administering our policies involving the compensation of all of our executive officers and establishing and recommending to our board of directors the terms and conditions of all employee and consultant compensation and benefit plans. Our entire board of directors also may perform these functions with respect to our employee stock option plans. This committee consists of Messrs. Stone and Friedman and was formed in March 2005. Messrs.

Stone and Friedman have been members of the compensation committee since March 2005. We did not have a compensation committee during 2004. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee. A copy of the charter of our compensation committee is attached as APPENDIX D to this proxy statement.

     NOMINATING AND GOVERNANCE COMMITTEE. Our nominating and governance committee selects nominees for the board of directors. This committee consists of Messrs. Stone and Friedman and was formed in March 2005. Messrs. Stone and Friedman have been members of the nominating and governance committee since March 2005. We did not have a nominating and governance committee during 2004. The nominating and governance committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the nominating and governance committee through current board members, professional search firms and other persons. In evaluating potential candidates, the nominating committee will take into account a number of factors, including, among others, the following:

          o    the candidate's independence from management;
          o    whether the candidate has relevant business experience;
          o    judgment, skill, integrity and reputation;
          o    existing commitments to other businesses;
          o    corporate governance background;
          o financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership; and
          o    the size and composition of the board.

     The nominating and governance committee operates pursuant to a charter approved by our board of directors and the nominating and governance committee. A copy of the charter of our nominating and governance committee is attached as APPENDIX E to this proxy statement. The director nominees named in our proxy card for our 2005 annual meeting were selected by our nominating and governance committee and ratified by our full board of directors. The nominating and governance committee does not, at this time, consider candidates for directorship recommended by company stockholders.

CORPORATE GOVERNANCE

     Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

     We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.pacificethanol.net, within four business days following the date of a waiver or a substantive amendment, the nature of the amendment or waiver, the date of the waiver or amendment, and the name of the person to whom the waiver was granted.

     Information on our Internet website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     Our board of directors has implemented a process by which stockholders may send written communications directly to the attention of our board of directors or any individual member of our board of directors. Terry L. Stone, the Chairman of our audit committee, will be responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Stone considers to be important for the directors to consider. Stockholders who wish to communicate with our board of directors can write to Terry L. Stone, The Board of Directors, Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

     It is our policy to invite and encourage our directors to attend our annual meetings. At the date of our 2004 annual meeting, we had three members on our board of directors, one of whom, namely Barry Siegel, was in attendance at our 2004 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our board of directors has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

COMPENSATION OF DIRECTORS

     The Chairman of our board of directors receives annual compensation of $80,000. Each member of our board of directors, including the Chairman, receives $1,500 for each board meeting attended, whether attended in person or telephonically. The Chairman of our audit committee receives an additional $3,500 per quarterly period. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, compensation awarded or paid to, or earned by, our former Chief Executive Officer and each of our other most highly compensated former executive officers who earned more than $100,000 in salary for the year ended December 31, 2004, or the Named Executive Officers. Each of Messrs. Siegel and Kart resigned their positions in connection with the Share Exchange Transaction that was consummated on March 23, 2005 and Mr. Delisi resigned his position prior to that time. Accordingly, none of the information set forth below relates to any of our current executive officers. See "Management - Directors and Executive Officers" for a list of our current executive officers, "Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions" for a description of the compensation arrangements we have with these executive officers.

                                               SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                          ANNUAL COMPENSATION        AWARDS
                                                          -------------------        ------
                                                                                   SECURITIES
                                                                                   UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR    SALARY ($)      BONUS     OPTIONS/SARS (#)    COMPENSATION ($)
---------------------------                     ----    ----------      -----     ----------------    ----------------
Barry Siegel..............................      2004       300,000         --               --              --
Former Chairman of the Board, President.        2003       300,000         --               --              --
   and Chief Executive Officer                  2002       300,000    250,000          110,000          12,500(1)

Philip B. Kart............................      2004       155,000         --               --              --
Former Senior Vice President, Secretary,        2003       155,000     10,000               --          62,000(2)
   Treasurer and Chief Financial Officer        2002       155,000         --           30,000              --

Steven DeLisi.............................      2004       175,000         --               --              --
Former President, Sentaur Corp.                 2003       175,000     10,000               --              --
                                                2002        68,654      5,000           50,000              --

------------
(1) Reimbursed to Mr. Siegel for direct costs he incurred in connection with his relocation.
(2) Provided to Mr. Kart, upon his relocation, for costs incurred in connection with his relocation.

STOCK OPTION GRANTS AND EXERCISES

     We made no awards of stock options during the last fiscal year to the Named Executive Officers as part of their employment. The following table indicates the number of exercised and unexercised stock options held by each Named Executive Officer as of December 31, 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES         VALUE        UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                               ACQUIRED ON    REALIZED     OPTIONS/SARS AT FY-END (#)          AT FY-END ($)
NAME                          EXERCISE (#)       ($)       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                          ------------       ---       -------------------------     -------------------------
Barry Siegel..............         --             --             80,000/36,667                      0/0
Philip B. Kart............         --             --             65,000/10,000                  $197,438/0
Steven DeLisi.............         --             --             33,333/16,667                      0/0

EQUITY COMPENSATION PLAN INFORMATION

                                                  SHARES TO BE
                                              ISSUED UPON EXERCISE OF
                                                   OUTSTANDING,                                     NUMBER OF
                                                OPTIONS, WARRANTS        WEIGHTED AVERAGE     SECURITIES AVAILABLE
PLAN CATEGORY                                  OR STOCK RIGHTS (#)      EXERCISE PRICE ($)     FOR FUTURE ISSUANCE
-------------                                  -------------------      ------------------     -------------------
APPROVED BY STOCKHOLDERS:
1995 Plan................................            377,667                  $5.98                  822,333
2004 Plan................................                 --                     --                2,500,000

NOT APPROVED BY STOCKHOLDERS:
Consultant's Warrants ...................             25,000                  $2.99                       --

LONG-TERM INCENTIVE PLAN AWARDS

     In fiscal 2004, no awards were given to the Named Executive Officers under long-term incentive plans.

REPORT ON REPRICING OF OPTIONS AND SARS

     No adjustments to or amendments of the exercise price of stock options or stock appreciation rights previously awarded to the Named Executive Officers occurred in fiscal 2004.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   EXECUTIVE EMPLOYMENT AGREEMENTS DATED MARCH 23, 2005 WITH EACH OF NEIL M. KOEHLER AND RYAN W. TURNER

     The Executive Employment Agreement with Neil M. Koehler provides for a three-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol, Inc. provides written notice to the other at least 90 days prior to the expiration of the then-current term. The Executive Employment Agreement with Ryan W. Turner provides for a one-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol, Inc. provides written notice to the other at least 90 days prior to the expiration of the then-current term.

     Neil M. Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow (defined as revenues of Kinergy, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy), subject to a maximum of $300,000 in any given year; provided that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

     Ryan W. Turner is to receive a base salary of $125,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the board on an annual basis. Effective as of October 1, 2005, the compensation committee of our board of directors increased Mr. Turner's base salary to $175,000 per year.

     We are also required to provide an office and administrative support to each of Messrs. Koehler and Turner and certain benefits, including medical insurance (or, if inadequate due to location of permanent residence, reimbursement of up to $1,000 per month for obtaining health insurance coverage), three weeks of paid vacation per year, participation in the stock option plan to be developed in relative proportion to the position in the organization, and participation in benefit plans on the same basis and to the same extent as other executives or employees.

     Each of Messrs. Koehler and Turner are also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, Inc., including expenditures for entertainment, gifts and travel. Upon termination or resignation for any reason, the terminated employee is entitled to receive severance equal to three months of base salary during the first year after termination or resignation and six months of base salary during the second year after termination unless he is terminated for cause or voluntarily terminates his employment without providing the required written notice. If the employee is terminated (other than for cause) or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to the employee, we may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

     The term "for good reason" is defined in each of the Executive Employment Agreements as (i) a general assignment by us for the benefit of creditors or filing by us of a voluntary bankruptcy petition or the filing against us of any involuntary bankruptcy which remains undismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in the employee's titles, duties or responsibilities without his express written consent, or (iii) the employee is not paid the compensation and benefits required under the Employment Agreement.

     The term "for cause" is defined in each of the Executive Employment Agreements as (i) any intentional misapplication by the employee of Pacific Ethanol, Inc. funds or other material assets, or any other act of dishonesty injurious to Pacific Ethanol, Inc. committed by the employee; or (ii) the employee's conviction of (a) a felony or (b) a crime involving moral turpitude; or (iii) the employee's use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession the board reasonably determines renders the employee unfit to serve in his capacity as a senior executive of Pacific Ethanol, Inc.; or (iv) the employee's breach, nonperformance or nonobservance of any of the terms of his employment agreement with us, including but not limited to the employee's failure to adequately perform his duties or comply with the reasonable directions of the board; but notwithstanding anything in the foregoing subsections (iii) or (iv) to the contrary, we shall not terminate the employee unless the board first provides the employee with a written memorandum describing in detail how his performance thereunder is not satisfactory and the employee is given a reasonable period of time (not less than 30 days) to remedy the unsatisfactory performance related by the board to the employee in that memorandum. A determination of whether the employee has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of the board (or the entire board, but not including the employee, if there are no disinterested directors) at the end of the period provided to the employee for remedy, and the board's determination shall be final.

     A "change in control" of Pacific Ethanol, Inc. is deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a "beneficial owner" (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol, Inc. representing 51% or more of the combined voting power of Pacific Ethanol, Inc.,
(ii) there is a merger (other than a reincorporation merger) or consolidation in which Pacific Ethanol, Inc. does not survive as an independent company, or (iii) the business of Pacific Ethanol, Inc. is disposed of pursuant to a sale of assets.

   EXECUTIVE EMPLOYMENT AGREEMENT DATED AUGUST 10, 2005 WITH WILLIAM G. LANGLEY

     The Executive Employment Agreement with William G. Langley provides for a four-year term and automatic one-year renewals thereafter, unless either the employee or Pacific Ethanol, Inc. provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Langley's Executive Employment Agreement are substantially the same as those contained in Mr. Turner's Executive Employment Agreement, except that Mr. Langley is entitled to six months of severance pay during the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

     Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

          o any breach of their duty of loyalty to our company or our stockholders;
          o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
          o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
          o any transaction from which the director derived an improper personal benefit.

     In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our board of directors. These agreements provide for indemnification of related expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract any retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

     Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Commission. These officers, directors and stockholders are required by the Commission regulations to furnish us with copies of all reports that they file.

     Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2004 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock ("reporting persons") that no other reports were required, we believe that, during 2004, all Section 16(a) filing requirements applicable to our reporting persons were met.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   TRANSACTIONS BETWEEN ACCESSITY AND ITS RELATED PARTIES PRIOR TO THE SHARE EXCHANGE TRANSACTION

     We were a party to an Employment Agreement with Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, that commenced on January 1, 2002, and initially expired on December 31, 2004 and which expiration date, under the amendment referenced above, was extended to December 31, 2007. Mr. Siegel's annual salary was $300,000, and was granted stock options, under our Amended 1995 Incentive Stock Plan, to purchase 60,000 shares of our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100, (ii) the cash value of his outstanding but unexercised stock options, and (iii) other perquisites should he be terminated for various reasons specified in the agreement. The agreement specified that in no event would any severance payments exceed the amount we could deduct under the provisions of the Internal Revenue Code. In recognition of the sale of one of our divisions, Mr. Siegel was also awarded a $250,000 bonus, which was paid in February 2002, and an additional grant of options to purchase 50,000 shares of our common stock. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Siegel, Mr. Siegel's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

     We were a party to an Employment Agreement with Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, that commenced on January 1, 2002, and initially expired on January 1, 2004 and which expiration date, under the amendments referenced above, was extended first to December 31, 2004 and subsequently to December 31, 2005. Mr. Kart's annual salary was $155,000 per annum and he was granted stock options, under our Amended 1995 Incentive Stock Plan, providing the right to purchase 30,000 shares of the our common stock, in addition to certain other perquisites. The Employment Agreement provided that following a change of control, which included the Share Exchange Transaction, we would be required to pay Mr. Kart a severance payment of 100% of his annual salary. The Employment Agreement also provided that following a change in control, all stock options previously granted to him would immediately become fully exercisable. The amendment to the Employment Agreement dated November 15, 2002 also provided for relocation expense payments that were conditioned upon Mr. Kart's relocation to our former headquarters in Florida, which occurred in early 2003. In connection with the Share Exchange Transaction and the Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement dated March 23, 2005 between us and Mr. Kart, Mr. Kart's Employment Agreement was terminated and he waived the payments that otherwise would have been due to him under the change of control provisions of his Employment Agreement.

     Under an agreement with our formerly wholly-owned subsidiary, Sentaur Corp., we were party to an employment agreement with Steven DeLisi that commenced on September 3, 2002 and expired on December 31, 2004. Mr. DeLisi's annual salary was $175,000 per annum and he was granted stock options under our 1995 Incentive Stock Option Plan to purchase up to 50,000 shares of our common stock. Mr. DeLisi also participated in a bonus program that provided a bonus of 50% of his salary upon the achievement of $25,000 in profits for three consecutive months. During the first twelve months of his employment, Mr. DeLisi received an interim bonus of $5,000 for each signed customer contract.

     In May 2002 we signed a five and a half year lease to occupy a 7,300 square foot building in Coral Springs, Florida. We terminated this lease on January 14, 2005, and the building was sold, concurrently, by the landlord. This property was owned and operated by B&B Lakeview Realty Corp., one of the shareholders of which, Barry Siegel, is our former Chairman of the Board, President and Chief Executive Officer, another shareholder of which, Kenneth J. Friedman, is a member of our Board of Directors and another shareholder of which, Barry Spiegel, is formerly a member of our Board of Directors. The terms of the lease required net rentals increasing in annual amounts from $127,000 to $168,000 plus real estate taxes, insurance and other operating expenses. The lease period commenced in October 2002 and was to terminate five years and six months thereafter. Our company and the landlord each expended approximately $140,000 to complete the interior space. In addition, during July 2002, we pledged $300,000 in an interest bearing account initially as a certificate of deposit, with a Florida bank (the mortgage lender to B&B Lakeview Realty Corp) as security for our future rental commitments for the benefit of the landlord's mortgage lender. The certificate of deposit was to decline in $100,000 increments on the 36th month, 48th month, and 60th month, as the balance of the rent commitment declined. These funds, along with unpaid and earned interest, were returned us in January 2005 upon the consummation of the sale of the building. We also had a security deposit of $22,000 held by the related party which was also repaid at that time. At our request, the Landlord agreed to sell the building and permit us to terminate this lease early, in exchange for our reimbursing the Landlord for the prepayment penalty that the Landlord incurred due to the early pay off of its mortgage loan. These fees paid to the Landlord equaled far less than our liabilities pursuant to the lease. During the 2004 Period we paid B&B Lakeview Realty rent payments of $145,000. Operating expenses, insurance and taxes, as required by the lease, were generally paid directly to the providers by us.

     In December 2004, we sold certain fully depreciated personal property assets, which we anticipated would be transferred to Mr. Siegel upon consummation of the Share Exchange Transaction. The proceeds, equal to approximately $14,000, were advanced to Mr. Siegel in anticipation of the transaction being completed. Upon learning that this advance was prohibited under Section 402 of the Sarbanes-Oxley Act of 2002, Mr. Siegel repaid the advance in February 2005.

   TRANSACTIONS BETWEEN OUR NOW-WHOLLY-OWNED SUBSIDIARIES AND THEIR RELATED PARTIES PRIOR TO THE SHARE EXCHANGE TRANSACTION

     Please note that the Certain Relationships and Related Transactions set forth below are with regard to PEI California, Kinergy and ReEnergy, which became our wholly-owned subsidiaries in connection with the Share Exchange Transaction.

     TRANSACTIONS BETWEEN PEI CALIFORNIA AND ITS RELATED PARTIES

     Neil M. Koehler, our President and Chief Executive Officer and a director is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California.

     Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

     PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of

$1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

     PEI California entered into a consulting agreement with Ryan W. Turner, our Chief Operating Officer and Secretary, and a former director, for consulting services at $6,000 per month. During 2004, PEI California paid Mr. Turner a total of $72,000 pursuant to such consulting contract. This consulting agreement was terminated in connection with Mr. Turner's entry into an Executive Employment Agreement with us as described above under "Management - Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

     PEI California sold various cattle feed products in 2003 totaling $109,698, to a business owned by William L. Jones, our Chairman of the Board and a director.

     PEI California reimbursed Mr. Jones an aggregate of $200,000 during 2003 for expenses paid on behalf of PEI California.

     On October 27, 2003, William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones entered into an agreement with Southern Counties Oil Co., a former shareholder of PEI California, of which Frank P. Greinke, one of our directors and a director of PEI California, is the owner and CEO, to sell 1,500,000 shares of common stock of PEI California personally held by them at $1.50 per share for total proceeds of $2,250,000. In connection with the sale of the shares, the parties entered into a Voting Agreement under which William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones agreed to vote a significant number of their existing shares of common stock of PEI California in favor of Mr. Greinke to be elected to the board of directors of PEI California or any successor-in-interest to PEI California, including Pacific Ethanol, Inc.

     Barry Siegel, on the one hand, and William and Maurine Jones, Ryan and Wendy Turner and Andrea Jones, on the other, negotiated the terms of a stock purchase agreement that provided for, among other things, the sale of an aggregate of 250,000 shares of common stock of PEI California to Mr. Siegel for an aggregate purchase price of $25.00.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 200,000 shares of common stock of PEI California to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 300,000 shares of common stock of PEI California to Neil M. Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

     Immediately prior to the closing of the Share Exchange Transaction, William
L. Jones sold 100,000 shares of common stock of PEI California to Tom Koehler at $.01 per share to compensate Mr. Koehler for facilitating the closing of the Share Exchange Transaction.

     TRANSACTIONS BETWEEN KINERGY AND ITS RELATED PARTIES

     Neil M. Koehler, our President and Chief Executive Officer and one of our directors, is also the Chief Executive Officer of PEI California and was the sole manager and sole limited liability company member of Kinergy and was a limited liability company member of Kinergy Resources, LLC, which was a member of ReEnergy. Mr. Koehler did not receive compensation from PEI California and did not receive compensation in his capacity as the sole manager of Kinergy.

     Neil M. Koehler is the brother of Tom Koehler, our Vice President, Public Policy and Markets. Tom Koehler was a limited liability company member of ReEnergy.

     One of Kinergy's larger customers is SC Fuels, Inc. Southern Counties Oil Co., an affiliate of SC Fuels, Inc., was a principal shareholder of PEI California and is one of our former stockholders. Mr. Frank P. Greinke, the President of SC Fuels, Inc., is one of our directors and is a director of PEI California. During the nine months ended September 30, 2005 and during the fiscal year ended December 31, 2004, SC Fuels, Inc. accounted for approximately 8% and 13%, respectively, of the total revenues of Kinergy.

     TRANSACTIONS BETWEEN REENERGY AND ITS RELATED PARTIES

     Tom Koehler, our Vice President, Public Policy and Markets, also held the same position with PEI California and was a limited liability company member of ReEnergy. Mr. Koehler is the brother of Neil M. Koehler and received compensation from PEI California (through Celilo Group, LLC) as an independent contractor.

     PEI California and ReEnergy are parties to an Option to Purchase Land dated August 28, 2003, pursuant to which ReEnergy has agreed to sell approximately 89 acres of real property in Visalia to PEI California at a price of $12,000 per acre, with respect to which real property ReEnergy has executed an Option Agreement dated as of July 20, 2003 with Kent Kaulfuss, who was a limited liability company member of ReEnergy, and his wife, which Option Agreement grants ReEnergy an option to purchase such real property for a purchase price of $1,071,600 on or before December 15, 2005 and requires ReEnergy to lease the Wood Industries plant (comprising 35 acres) to Wood Industries (which is owned by Kent Kaulfuss and his wife) for an indefinite period of time for a monthly rental of $800. Accordingly, if the real property is purchased by PEI California pursuant to the terms of the Option to Purchase Land dated August 28, 2003, Kent Kaulfuss and his wife will realize a gain on sale of approximately $178,600.

   TRANSACTIONS BETWEEN US AND OUR RELATED PARTIES AT THE TIME OF OR AFTER THE SHARE EXCHANGE TRANSACTION

     We issued to Philip B. Kart, our former Senior Vice President, Secretary, Treasurer and Chief Financial Officer, 200,000 shares of common stock in consideration of Mr. Kart's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction.

     We issued to Barry Siegel, our former Chairman of the Board, President and Chief Executive Officer, 400,000 shares of common stock in consideration of Mr. Siegel's obligations under a Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreement that was entered into in connection with the Share Exchange Transaction. We also transferred DriverShield CRM Corp., one of our wholly-owned subsidiaries, to Mr. Siegel in connection with this transaction. In addition we sold Sentaur Corp., another of our wholly-owned subsidiaries, to Mr. Siegel for the cash sum of $5,000.

     In connection with the Share Exchange Transaction, we entered into Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Neil M. Koehler, Tom Koehler, William L. Jones and Ryan W. Turner. The agreement is substantially the same for each of the foregoing persons, except as otherwise noted below, and provides for certain standard confidentiality protections in our favor prohibiting each of the foregoing persons, each of whom is a stockholder and our officers and/or directors, from disclosure or use of our confidential information. The agreement also provides that each of the foregoing persons is prohibited from competing with us for a period of five years; however, Neil M. Koehler's agreement provides that he is prohibited from competing with us for a period of three years. In addition, during the period during which each of the foregoing persons is prohibited from competing, they are also prohibited from soliciting our customers, employees or consultants and are further prohibited from making disparaging comments regarding us, our officers or directors, or our other personnel, products or services.

     In connection with the Share Exchange Transaction, we became the sole owner of the membership interests of Kinergy. Neil M. Koehler, our President and Chief Executive Officer and one of our directors and principal stockholders was formerly the sole owner of the membership interests of Kinergy and personally guaranteed certain obligations of Kinergy to Comerica Bank. As part of the consummation of the Share Exchange Transaction, we executed a Letter Agreement dated March 23, 2005 with Mr. Koehler that provides that we will, as soon as reasonably practical, replace Mr. Koehler as guarantor under certain financing agreements between Kinergy and Comerica Bank. Under the Letter Agreement, prior to the time that Mr. Koehler is replaced by us as guarantor under such financing agreements, we will defend and hold harmless Mr. Koehler, his agents and representatives for all losses, claims, liabilities and damages caused or arising from out of (i) our failure to pay our indebtedness under such financing agreements in the event that Mr. Koehler is required to pay such amounts to Comerica Bank pursuant to his guaranty agreement with Comerica Bank, or (ii) a breach of our duties to indemnify and defend as set forth above.

     On July 26, 2005, we issued options to purchase up to 50,000 shares of our common stock to William L. Jones, options to purchase up to 20,000 shares of our common stock to Terry L. Stone, options to purchase up to 15,000 shares of our common stock to Frank P. Greinke, options to purchase up to 15,000 shares of our common stock to John Pimentel, who was then a current director and is now a former director, and options to purchase up to 15,000 shares of our common stock to Ken Freidman. The options have an exercise price of $8.25 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

     On July 26, 2005, we set the compensation and expense reimbursement policies for non-employee members of our board of directors, which policies were made retroactive to May 18, 2005. The Chairman of the Board, currently William
L. Jones, is to receive annual compensation of $80,000. Each member of our board of directors, including the Chairman of the Board, is to receive $1,500 for each board or committee meeting attended, whether attended in person or telephonically. The Chairman of the audit committee, currently Terry L. Stone, is to receive an additional $2,000 for each audit committee meeting attended, whether in person or telephonically. In addition, non-employee directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our board of directors and committees.

     On July 28, 2005, we issued options to purchase up to 15,000 shares of our common stock to Charles W. Bader, a director, and options to purchase up to 15,000 shares of our common stock to John L. Prince, a director. The options have an exercise price of $8.30 per share, which represents the closing price of a share of our common stock on the date of grant. The options have a term of 10-years and vest in full one year from their date of grant.

     On August 10, 2005, we issued options to purchase up to 425,000 shares of our common stock to William G. Langley, our Chief Financial Officer. The options have an exercise price of $8.03 per share, which represents the closing price of a share of our common stock on the date immediately preceding the date of grant. The options have a term of 10-years. The options vested immediately as to 85,000 shares and vest as to an additional 85,000 shares on each of the first, second, third and fourth anniversaries of the date of grant.

     On September 19, 2005, we issued 3,000 shares of common stock to Kenneth J. Friedman, a director, upon exercise of outstanding options with an exercise price of approximately $5.63 per share for total gross proceeds of approximately $16,875.

     On November 3, 2005, William L. Jones, our Chairman, executed a Continuing Guaranty in favor of W. M. Lyles Co. Under the Guaranty, Mr. Jones guarantees to
W. M. Lyles Co. the payment obligations of PEI California under a certain Letter Agreement between PEI California and W. M. Lyles Co. The Letter Agreement relates to a Phase 2 Design-Build Agreement between Pacific Ethanol Madera, LLC, a wholly-owned subsidiary of PEI California, or PEI Madera, and W. M. Lyles Co. relating to the construction of our ethanol production facility in Madera County. The Letter Agreement provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, the engineer for the ethanol production facility in Madera County, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under the Phase 2 Design-Build Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W. M. Lyles Co. for such liquidated damages. However, PEI California is not responsible for the first $2.0 million of reimbursement. In addition, in the event that W. M. Lyles Co. recovers amounts from Delta-T Corporation for such defect or delay, then W. M. Lyles Co. is to not seek reimbursement from PEI California. The aggregate reimbursement obligations of PEI California under the Letter Agreement are not to exceed $8.1 million. Under the Guaranty, W. M. Lyles Co. is to seek payment on a pro rata basis from Mr. Jones and Neil M. Koehler (as described below), but in the event that Mr. Koehler fails to make payment, then Mr. Jones is responsible for any shortfall. However, the full extent of Mr. Jones' liability under his Guaranty, including for any shortfall for non-payment by Mr. Koehler, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     On November 3, 2005, Neil M. Koehler, a director and our President and Chief Executive Officer, executed a Continuing Guaranty in favor of W. M. Lyles Co. Under the Guaranty, Mr. Koehler guarantees to W. M. Lyles Co. the payment obligations of PEI California under the aforementioned Letter Agreement. Under the Guaranty, W. M. Lyles Co. is to seek payment on a pro rata basis from Messrs. Jones (as described above) and Koehler, but in the event that Mr. Jones fails to make payment, then Mr. Koehler is responsible for any shortfall. However, the full extent of Mr. Koehler's liability under his Guaranty, including for any shortfall for non-payment by Mr. Jones, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a stockholder and one of our directors and/or executive officers, or the Stockholders, and us, entered into a Voting Agreement, or the Voting Agreement, with Cascade Investment, L.L.C. The Stockholders collectively hold an aggregate of approximately 9.2 million shares of our common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of our common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of a private placement transaction under which Cascade Investment, L.L.C. is to purchase 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock for an aggregate purchase price of $84.0 million. In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler, a director and our President and Chief Executive Officer, to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the sale of the preferred stock. The Voting Agreement is effective until the earlier of the approval of the sale of the preferred stock by our stockholders or the termination of the purchase agreement under which the preferred stock is to be sold in accordance with its terms.

     We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

     We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Compensation of Directors."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of November 28, 2005, the date of the table, by:

          o each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
          o    each of our directors;
          o    each of our current executive officers; and
          o    all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 28,667,185 shares of common stock outstanding as of the date of the table.

     The address of each of the following stockholders, unless otherwise indicated in the footnotes to the table, is c/o Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711. Messrs. Jones, Koehler, Greinke, Bader, Prince, Stone and Friedman are directors of Pacific Ethanol, Inc. Messrs. Koehler, Turner and Langley are executive officers of Pacific Ethanol, Inc.

                                                                   AMOUNT AND NATURE          PERCENT
NAME OF BENEFICIAL OWNER                      TITLE OF CLASS    OF BENEFICIAL OWNERSHIP       OF CLASS
------------------------                      --------------    -----------------------       --------
William L. Jones............................      Common              2,500,000 (1)            8.72%
Neil M. Koehler.............................      Common              4,188,139               14.61%
Ryan W. Turner..............................      Common                914,166 (2)            3.19%
William G. Langley..........................      Common                 85,000 (3)               *
Frank P. Greinke............................      Common              1,500,000 (4)            5.23%
Charles W. Bader............................      Common                    --                    *
John L. Prince..............................      Common                    --                    *
Terry L. Stone..............................      Common                    --                    *
Kenneth J. Friedman.........................      Common                 93,399 (5)               *
Crestview Capital Master, LLC...............      Common              2,889,000 (6)            9.86%
Lyles Diversified, Inc......................      Common              2,000,000 (7)            6.98%
Rubicon Master Fund.........................      Common              1,742,000 (8)            5.99%
All executive officers and directors
  as a group (9 persons)....................      Common              9,280,704 (9)           32.24%

-------------
*    Less than 1.00%
(1) Represents shares held by William L. Jones and Maurine Jones, husband and wife, as community property.
(2) Represents shares held by Ryan W. Turner and Wendy Turner, husband and wife, as community property.
(3)  Represents shares of common stock underlying options.
(4) Represents shares held by the Greinke Personal Living Trust. Mr. Greinke is a trustee of the Greinke Personal Living Trust. Mr. Greinke has sole voting and sole investment power over the shares held by the trust.
(5)  Includes 33,000 shares underlying options.
(6) Includes 624,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Daniel Warsh, Stewart Flink and Robert Hoyt as Managing Members of Crestview Capital Master, LLC. The address for Messrs. Warsh, Flink and Hoyt is c/o Crestview Capital Master, LLC, 95 Revere Drive, Suite A, Northbrook, IL 60062.
(7) Based on information included by Lyles Diversified, Inc. in a Schedule 13D for May 27, 2005. Lyles Diversified, Inc. reported that it holds sole voting and dispositive power over 2,000,000 shares. The Schedule 13D was executed by William M. Lyles IV, as Vice-President of Lyles Diversified, Inc. The address for Lyles Diversified, Inc. is P.O. Box 4376, Fresno, CA 93744.
(8) Includes 402,000 shares underlying warrants. Power to vote or dispose of the shares is shared by Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III may be deemed to be beneficial owners of the securities held by Rubicon Master Fund, each of whom disclaim beneficial ownership of the securities held by Rubicon Master Fund. The address for each of the foregoing entities and individuals is c/o Rubicon Master Fund, 103 Mount Street, London W1K2TJ, United Kingdom.
(9)  Includes 118,000 shares underlying options.

AUDIT COMMITTEE REPORT

     The audit committee of Accessity discussed with Accessity's former independent auditors all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." Prior to the inclusion and filing with the Securities and Exchange Commission of the consolidated audited financial statements in Accessity's accompanying annual report on Form 10-KSB for the year ended December 31, 2004, the audit committee discussed with management and reviewed Accessity's consolidated audited financial statements. In addition, Accessity's board of directors obtained from Accessity's former independent auditors a formal written statement indicating that no relationships existed between the auditors and Accessity that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independent Discussions with Audit Committees," discerned from discussions with the auditors that no relationships exist that may impact their objectivity and independence, and satisfied itself as to the auditors' independence. Prior to the filing of the Form 10-KSB with the Commission, and based on the review and discussions referenced above, the audit committee recommended to the board of directors of Accessity that the audited financial statements be included in the Form 10-KSB for the year ended December 31, 2004.

                                       Respectfully submitted,

                                       Audit Committee
                                          Terry L. Stone
                                          John L. Prince
                                          Kenneth J. Friedman

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On March 24, 2005, we dismissed Nussbaum Yates & Wolpow, P.C. as our independent registered public accountant. On March 24, 2005, we engaged Hein & Associates LLP as our new independent registered public accountant.

     The reports of Nussbaum Yates & Wolpow, P.C. on Accessity's financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to change our independent registered public accountant was authorized and approved by our audit committee.

     In connection with the audit of the financial statements of Accessity as of and for the years ended December 31, 2004 and 2003 and during the interim period through March 24, 2005, the date of dismissal, Accessity had no disagreement with Nussbaum Yates & Wolpow, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nussbaum Yates & Wolpow, P.C., would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

     We had not consulted with Hein & Associates LLP in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K under the Securities Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     We do not anticipate that a representative of Hein & Associates LLP, our independent registered public accountants for 2005, will be present at our 2005 annual meeting. We do not expect that a representative of Nussbaum Yates & Wolpow, P.C., our independent registered public accountants for 2004, will be present at our 2005 annual meeting.

     The following table sets forth the aggregate fees billed to us by Nussbaum Yates & Wolpow, P.C. for professional services rendered for the years ended December 31, 2004 and 2003:

            Fee Category                      2004             2003
            ------------                 ------------     ------------
        Audit Fees                       $     67,500     $     51,500
        Audit-Related Fees                         --               --
        Tax Fees                                   --               --
        All Other Fees                         40,726            1,939
                                         ------------     ------------

           Total                         $    108,226     $     53,439

     AUDIT FEES. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Forms 10-KSB and the reviews of our interim consolidated financial statements included in our Quarterly Reports on Forms 10-QSB.

     ALL OTHER FEES. Consists of amounts billed for services other than those noted above. In 2004, these services were primarily related to assistance and review of our proxy statement that was filed with the Commission in the fourth quarter of 2004 and matters related to the review of the Share Exchange Agreement in connection with the Share Exchange Transaction that ultimately occurred in March 2005. In 2003, the amounts billed were for services provided in connection with our registration of common stock on Form S-8 and other miscellaneous services.

     All work performed by our independent registered public accountants must be pre-approved by our audit committee to ensure that such work is compatible with the independent registered public accountant's independence.

                        APPROVAL OF PREFERRED STOCK SALE
                                  (PROPOSAL 2)

     On November 10, 2005, our board of directors approved the Preferred Stock Sale (as defined below) and all of the transactions contemplated thereby. On November 14, 2005 we entered into a Purchase Agreement (the "Purchase Agreement") with Cascade Investment, L.L.C. (the "Purchaser"). The Purchase Agreement provides for the sale by us to the Purchaser of 5,250,000 shares of our Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $84 million. We refer to this transaction as the "Preferred Stock Sale." A copy of the Purchase Agreement is attached to this proxy statement as APPENDIX F.

     The information contained herein is not a complete statement of all provisions of the Purchase Agreement and the related agreements. Statements made in this proxy statement with respect to the terms of the Purchase Agreement and such related agreements are qualified in their respective entireties by reference to the more detailed information set forth in the Purchase Agreement and such related agreements, which are attached as APPENDICES F-I to this proxy statement.

   EFFECTS ON COMMON STOCKHOLDERS

     If we are able to close the Preferred Stock Sale, our common stockholders may experience numerous negative effects, including substantial dilution. The Preferred Stock is convertible at any time by the holder. Upon issuance, the 5,250,000 shares of Preferred Stock to be initially issued to Cascade Investment, L.L.C. would immediately be convertible into 10,500,000 shares of our common stock, which amount would represent approximately 27% of our shares of common stock outstanding based upon approximately 28,700,000 shares of our common stock outstanding as of November 28, 2005 and approximately 39,200,000 shares of our common stock outstanding upon immediate conversion of all shares of Preferred Stock. The immediate dilution caused by the issuance of the Preferred Stock will, in the event that we are profitable, result in a decrease in earnings per share by approximately 27% based on the 5,250,000 shares of Preferred Stock to be initially issued. In addition, upon the closing of Preferred Stock Sale, income available to common stockholders will be reduced in the period in which the closing occurs, to the extent that the market price of our common stock is in excess of the $8 per share purchase price, on an as-converted basis, at which we are selling the shares of Preferred Stock. This reduction will be calculated based on the number of shares of common stock deemed issued, on an as-converted basis, by reference to the number of shares of Preferred Stock issued, multiplied by the difference in the market price of our common stock and the $8 per share purchase price.

     Other negative effects to our common stockholders will include:

          o potential additional dilution resulting from dividends paid in shares of our Preferred Stock and customary antidilution adjustments as well as antidilution adjustments that will occur in the event that we issue equity securities at a price equivalent to less than $8 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis);

          o holders of our Preferred Stock will rank senior in liquidation and dividend preferences to our common stockholders and we will be prohibited from paying dividends on our common stock unless and until any accrued and unpaid dividends on our Preferred Stock are paid in full;
          o holders of our Preferred Stock will have substantial voting rights and will be entitled to vote, on an as-converted basis, together with our common stockholders on any matter presented for approval to our common stockholders;
          o holders of our Preferred Stock will be entitled to numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of the Preferred Stock;
          o holders of our Preferred Stock will initially have the right to appoint two persons to our board of directors and we will be required to periodically nominate two persons designated by the holders of our Preferred Stock for election to our board of directors;
          o    holders of our Preferred Stock will have preemptive rights with respect to certain future issuances of securities by us; and
          o    holders of our Preferred Stock will have redemption rights upon the occurrence of certain events.

     Any of the above factors may materially and adversely affect our common stockholders and the values of their investments in our common stock.

     In addition, if ultimately issued, the Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol, Inc. Also, based on approximately 28,700,000 shares of our common stock outstanding as of November 28, 2005, the initial holder of the Preferred Stock, if ultimately issued, would, on an as-converted basis, initially have securities representing approximately 27% of the voting power of all of our issued and outstanding capital stock, which amount is in excess of securities representing approximately 23% of the voting power of all of our issued and outstanding capital stock held in aggregate by our current executive officers and directors. See immediately below for a more detailed description of the terms of the Preferred Stock Sale and the rights and preferences of the Preferred Stock.

   PURCHASE AGREEMENT

     Of the $84 million aggregate purchase price, $4 million is payable to us at closing and $80 million is to be deposited into a restricted cash account and disbursed in accordance with the Deposit Agreement described below. We are entitled to use the initial $4 million of proceeds for general working capital purposes and must use the remaining $80 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the Deposit Agreement. The Purchase Agreement includes customary representations and warranties on the part of both us and the Purchaser.

     The closing of the Preferred Stock Sale (the "Closing") is subject to numerous customary conditions. The Closing is subject to approval of the transaction by our stockholders. The Closing is also subject to additional conditions, including appropriate filings and approvals under the Hart-Scott-Rodino Act of 1976, the appointment of two persons as members of our Board of Directors to be designated by the Purchaser, one of whom is to be appointed as Chairman of the Compensation Committee of our Board of Directors. In addition, the Closing is subject to execution and delivery in form and substance satisfactory to the Purchaser of agreements relating to the construction, operation and financing of our Madera County, California ethanol production facility. An additional condition to the Closing provides that the Closing must occur on or before March 31, 2006 unless the Purchaser has extended the Closing date.

   CERTIFICATE OF DESIGNATIONS

     The Preferred Stock is to be created under a Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "Certificate of Designations"). A copy of the Certificate of Designations is attached to this proxy statement as APPENDIX G. The Certificate of Designations provides for 7,000,000 shares of preferred stock to be designated as Series A Cumulative Redeemable Convertible Preferred Stock. The Certificate of Designations is to be filed on or prior to the Closing. The 5,250,000 shares of Preferred Stock to be issued under the Purchase Agreement have a purchase price of $16 per share. The Preferred Stock ranks senior in liquidation and dividend preferences to our common stock. Holders of Preferred Stock are entitled to quarterly cumulative dividends payable in arrears in cash in an amount equal to 5% of the purchase price per share of the Preferred Stock; however, such dividends may, at our option, be paid in additional shares of Preferred Stock valued at $16 per share, subject to adjustment. The holders of Preferred Stock have a liquidation preference over the holders of our common stock equivalent to the purchase price per share of the Preferred Stock plus any accrued and unpaid dividends on the Preferred Stock. A liquidation will be deemed to occur upon the happening of customary events, including transfer of all or substantially all of our capital stock or assets, or a merger, consolidation, share exchange, reorganization or other transaction or series of related transaction, unless holders of 66 2/3% of the Preferred Stock vote affirmatively in favor of or otherwise consent to such transaction.

     The holders of the Preferred Stock have conversion rights initially equivalent to two shares of common stock for each share of Preferred Stock. The conversion ratio is subject to customary antidilution adjustments. In addition, antidilution adjustments are to occur in the event that we issue equity securities at a price equivalent to less than $8 per share, including derivative securities convertible into equity securities (on an as-converted or as-exercised basis). Certain specified issuances will not result in antidilution adjustments (the "Anti-Dilution Excluded Securities"), including (i) securities issued to our employees, officers or directors under any option plan, agreement or other arrangement duly adopted by us, the issuance of which is approved by our compensation committee, (ii) the Preferred Stock and any common stock issued upon conversion of the Preferred Stock, (iii) securities issued upon conversion or exercise of any derivative securities outstanding on the date the Certificate of Designations is first filed with the Delaware Secretary of State, and (iv) securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment to the conversion ratio of the Preferred Stock is already made. The shares of Preferred Stock are also subject to forced conversion upon the occurrence of a transaction that would result in an internal rate of return to the holders of the Preferred Stock of 25% or more. The forced conversion is to be based upon the conversion ratio as last adjusted. Notwithstanding the foregoing, no shares of Preferred Stock will be subject to forced conversion unless the shares of common stock issued or issuable to the holders upon conversion of the Preferred Stock are registered for resale with the Commission and eligible for trading on The Nasdaq Stock Market or such other exchange approved by holders of 66 2/3% of the then outstanding shares of Preferred Stock. Accrued but unpaid dividends on the Preferred Stock are to be paid in cash upon any conversion of the Preferred Stock.

     The holders of Preferred Stock vote together as a single class with the holders of our common stock on all actions to be taken by our stockholders. Each share of Preferred Stock entitles the holder to the number of votes equal to the number of shares of our common stock into which each share of Preferred Stock is convertible. Notwithstanding the foregoing, the holders of Preferred Stock are afforded numerous customary protective provisions with respect to certain actions that may only be approved by holders of a majority of the shares of Preferred Stock. These protective provisions include limitations on (i) the increase or decrease of the number of authorized shares of Preferred Stock, (ii) the increase or decrease of the number of authorized shares of other capital stock, (iii) generally any actions that have an adverse effect on the rights and preferences of the Preferred Stock, (iv) the authorization, creation or sale of any securities senior to or on parity with the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, (v) the authorization, creation or sale of any securities junior to the Preferred Stock as to voting, dividend, liquidation or redemption rights, including subordinated debt, other than our common stock, (vi) the authorization, creation or sale of any shares of Preferred Stock other than the shares of Preferred Stock authorized, created and sold under the Purchase Agreement, (vii) engaging in a transaction that would result in an internal rate of return to holders of Preferred Stock of less than 25%, (viii) the alteration of the number of members of our board of directors to more than nine or less than seven, and (ix) effecting any material change in our industry focus.

     The holders of the Preferred Stock are afforded preemptive rights with respect to certain securities offered by us. Each holder is to have the right to purchase a pro rata portion of such securities equivalent to the number of shares of common stock into which that holder's Preferred Stock is convertible, divided by the number of shares of common stock into which all holders' Preferred Stock is convertible, plus any amounts not purchased by other holders of Preferred Stock. In the event of a public offering of our common stock for a purchase price of at least $12 per share and a total aggregate offering price of at least $50 million, the preemptive rights of the holders of Preferred Stock are to be limited to 50% of the securities offered. Notwithstanding the foregoing, certain proposed securities offerings will not result in preemptive rights in favor of the holders of the Preferred Stock. These offerings include offerings of Anti-Dilution Excluded Securities, as described above, as well as the issuance of securities other than for cash pursuant to a merger, consolidation, acquisition or similar business combination by us approved by our board of directors.

     The holders of Preferred Stock are entitled to redemption rights. Holders of 66 2/3% of the Preferred Stock may elect redemption upon the occurrence of certain specified events. The number of shares of Preferred Stock to be redeemed is to be determined by dividing the balance of the restricted cash amount (as provided for in the Deposit Agreement described below) by $80 million. The redemption price is equal to the per share purchase price of the Preferred Stock, which is subject to adjustment as discussed above and in the Certificate of Designations, plus any accrued but unpaid dividends, plus any amount sufficient to yield an internal rate of return of 5%. If less than all Preferred Stock is to be redeemed, then shares of Preferred Stock are to be redeemed on a pro rata basis from the holders of the Preferred Stock in proportion to the number of shares of Preferred Stock held by them. The events triggering redemption rights include, (i) the withdrawal or use by us of funds from the restricted cash account (as provided for in the Deposit Agreement described below) in violation of the terms of the Deposit Agreement, (ii) the public disclosure by us of our intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the disclosure, (iii) the failure by us to withdraw any funds from the restricted cash account for a period of two years, and (iv) amounts remain in the restricted cash account after December 31, 2009.

   DEPOSIT AGREEMENT

     A Deposit Agreement between us and a trustee to be named on or prior to the Closing (the "Deposit Agreement"), is to be executed at the Closing. A copy of the Deposit Agreement is attached to this proxy statement as APPENDIX H. The Deposit Agreement provides for the creation of a restricted cash account into which $80 million of the aggregate purchase price for the Preferred Stock is to be deposited. We may not withdraw funds from the restricted cash account except in accordance with the terms of the Deposit Agreement. Under the Deposit Agreement, we may requisition funds from the restricted cash account for the payment of construction costs in connection with the construction of ethanol production facilities. The total amounts that may be disbursed from the restricted cash account with respect to a particular ethanol production facility are limited to a specified project limit. The project limit for our proposed ethanol production facility in Madera County, California is $20 million. The project limit for other ethanol production facilities to be constructed by us, if any, is the "equity portion" multiplied by the total budgeted costs of construction for such facility. The "equity portion" is limited to 30% for the first ethanol production facility, not including the Madera County facility, and 25% for each subsequent ethanol production facility.

     We may, with the consent of the Purchaser, also requisition funds from the restricted cash account for the payment of acquisition costs in connection with the acquisition of one or more ethanol production facilities. In addition, we may requisition funds from the restricted cash account to pay for the redemption of the Preferred Stock as provided in the Certificate of Designations.

   REGISTRATION RIGHTS AGREEMENT

     A Registration Rights and Stockholders Agreement (the "Rights Agreement") between us and the Purchaser is to be executed at the Closing. A copy of the Rights Agreement is attached to this proxy statement as APPENDIX I. The Rights Agreement is to be effective until the holders of the Preferred Stock, and their affiliates, as a group, own less than 10% of the Preferred Stock issued under the Purchase Agreement, including common stock into which such Preferred Stock has been converted (the "Termination Date"). The Rights Agreement provides that holders of a majority of the Preferred Stock, including common stock into which such Preferred Stock has been converted, may demand and cause us, at any time after the first anniversary of the Closing, to register on their behalf the shares of common stock issued, issuable or that may be issuable upon conversion of the Preferred Stock (the "Registrable Securities"). Following such demand, we are required to notify any other holders of the Preferred Stock or Registrable Securities of its intent to file a registration statement and, to the extent requested by such holders, include them in the related registration statement. We are required to keep such registration statement effective until such time as all of the Registrable Securities are sold or until such holders may avail themselves of Rule 144(k), which requires, among other things, a minimum two-year holding period and requires that any holder availing itself of Rule 144(k) not be one of our affiliates. The holders are entitled to three demand registrations on Form S-1 and unlimited demand registrations on Form S-3; however, we are not obligated to effect more than two demand registrations on Form S-3 in any twelve-month period.

     In addition to the demand registration rights afforded the holders under the Rights Agreement, the holders are entitled to "piggyback" registration rights. These rights entitle the holders who so elect to be included in registration statements to be filed by us with respect to other registrations of equity securities. The holders are entitled to unlimited "piggyback" registration rights.

     Certain customary limitations to our registration obligations are included in the Rights Agreement. These limitations include the right of us to, in good faith, delay or withdraw registrations requested by the holders under demand and "piggyback" registration rights, and the right to exclude certain portions of holders' Registrable Securities upon the advice of our underwriters. Following the registration of securities in which holders' Registrable Securities are included, we are obligated to refrain from registering any of our equity securities or securities convertible into equity securities until the earlier of the sale of all Registrable Securities subject to such registration statement and 180-days following the effectiveness of such registration statement. The Rights Agreement also provides for customary registration procedures. We are responsible for all costs of registration, plus reasonable fees of one legal counsel for the holders, which fees are not to exceed $25,000 per registration.

     The Rights Agreement includes customary cross-indemnity provisions under which we are obligated to indemnify the holders and their affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained or incorporated by reference in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto. Our indemnity obligations also apply to omissions of material facts and to any failure on our part to comply with any law, rule or regulation applicable to such registration statement. Each holder is obligated to indemnify us and our affiliates as a result of losses caused by untrue or allegedly untrue statements of material fact contained in any registration statement under which Registrable Securities are registered, including any prospectuses or amendments related thereto, which statements were furnished in writing by that holder to us, but only to the extent of the net proceeds received by that holder with respect to securities sold pursuant to such registration statement. The holders' indemnity obligations also apply to omissions of material facts on the part of the holders.

     The Rights Agreement provides for the nomination of two individuals by the Purchaser for election to our board of directors. In addition, the Purchaser is entitled to appoint directors or managers with respect to our subsidiaries. We are also required to permit one of the Purchaser's director designees or other designee to attend, as a non-voting observer, all meetings of our executive committee, when and if formed, our audit committee, and the boards of directors of our subsidiaries to the extent there is no existing director designee or other designee of the Purchaser in attendance. We are also required to send to the Purchaser's director or other designee all information and materials provided by us to any members of such committees and boards of directors. In addition, we are obligated to cause each person serving from time to time as one of our or our subsidiaries' executive officers, directors or managers, to execute a voting letter that grants an irrevocable proxy to the Purchaser with respect to securities held by such persons to vote to carry out the foregoing provisions.

     The Rights Agreement provides for the initial appointment of two persons designated by the Purchaser to our board of directors, and the appointment of one of such persons as the chairman of our compensation committee. At this time, we anticipate that Charles W. Bader and Kenneth J. Friedman, if re-elected as directors at our 2005 annual meeting, will resign from our board of directors in order to permit the Purchaser to designate such persons to be appointed to our board of directors. Following the Termination Date, the Purchaser is required to cause its director designees, and all other designees, to resign from all applicable committees and boards of directors, effective as of the Termination Date.

     The Rights Agreement also provides for the delivery by us of financial information within certain specified time periods following the conclusion of each calendar quarter and the full calendar year. In addition, the Rights Agreement provides for reasonable access on the part of the Purchaser to all of our books, records and other information and the opportunity to discuss the same with our management.

   VOTING AGREEMENT

     On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a stockholder and one of our directors and/or executive officers (the "Stockholders"), and us, entered into a Voting Agreement (the "Voting Agreement") with the Purchaser. The Stockholders collectively hold an aggregate of 9,162,704 shares of our common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of our common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements, until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of the Preferred Stock Sale. In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the Preferred Stock Sale. The Voting Agreement is effective until the earlier of the approval of the Preferred Stock Sale by our stockholders or the termination of the Purchase Agreement in accordance with its terms.


REQUIRED VOTE OF STOCKHOLDERS AND BOARD RECOMMENDATION

     The affirmative vote of a majority of the shares of common stock represented and voting on this proposal is required for approval of this proposal, provided that the number of shares voting in favor of the proposal equals at least a majority of the quorum.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PREFERRED STOCK SALE.

                          RATIFICATION OF SELECTION OF
                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
                                  (PROPOSAL 3)

     Our board of directors has selected the independent registered public accounting firm of Hein & Associates LLP to audit and comment on our financial statements for the year ending December 31, 2005, and to conduct whatever audit functions are deemed necessary. Hein & Associates LLP did not audit our financial statements for the year ended December 31, 2004 that were included in our most recent annual report on Form 10-KSB.

REQUIRED VOTE OF STOCKHOLDERS AND BOARD RECOMMENDATION

     Although a vote of stockholders is not required on this proposal, our board of directors is asking our stockholders to ratify the appointment of our independent registered public accountants. The affirmative vote of a majority of the shares of common stock represented and voting on this proposal will constitute stockholder ratification of the appointment, provided that the number of shares voting in favor of the proposal equals at least a majority of the quorum. If stockholder approval of this proposal is not obtained, our board of directors may reconsider its appointment of our independent registered public accountants.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

                                  OTHER MATTERS

     Our board of directors knows of no other matters to be brought before the 2005 annual meeting. However, if other matters should come before the 2005 annual meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our corporate Secretary at our corporate headquarters and may be included in next year's annual meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals.

     Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our board of directors at a special meeting may only be made if our board of directors has determined that directors are to be elected at the special meeting.

     To be timely, a stockholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

          o In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of stockholders. However, if the date of the meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the stockholder's notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce.

          o In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

     Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our common stock trades on The Nasdaq National Market under the symbol "PEIX."

                                  ANNUAL REPORT

     A copy of Accessity's annual report for the year ended December 31, 2004 accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of our proxy solicitation materials.

     Copies of Accessity's annual report on Form 10-KSB (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Pacific Ethanol, Inc., 5711 N. West Avenue, Fresno, California 93711, Attention: Investor Relations, telephone (559) 435-1771. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our annual report, can be found free of charge on the website of Commission at HTTP://WWW.SEC.GOV.

     Upon consummation of the Share Exchange Transaction, we ceased all business activities of Accessity, our predecessor company, and commenced operating the business of Pacific Ethanol, Inc., which is comprised of the ethanol marketing business of Kinergy and the construction of ethanol production facilities through PEI California, including our first ethanol production facility currently under construction in Madera County, California. Information regarding the business of Pacific Ethanol, Inc. is included in APPENDIX A to this proxy statement. In addition, certain financial statements of Pacific Ethanol, Inc. are included in APPENDIX B to this proxy statement.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                  PROXY FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

                              PACIFIC ETHANOL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Pacific Ethanol, Inc. (the "Company") hereby constitutes and appoints Neil M. Koehler, with the power to appoint his substitute, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2005 annual meeting of stockholders of the Company to be held at 9:00 a.m., local time, on December 30, 2005 at the Piccadilly Inn, Director's Room, 2305 W. Shaw Avenue, Fresno, California 93711 and at any adjournment or adjournments thereof, upon the below proposals. The Company's board of directors recommends a vote "FOR" each of the following proposals:

1.   To elect seven directors to the Company's board of directors as follows:

          [ ] FOR all nominees listed below,      [ ] WITHHOLD AUTHORITY to
              except as marked to the contrary        vote for all nominees
              below                                   listed below

          (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

               William L. Jones
               Neil M. Koehler
               Frank P. Greinke
               Charles W. Bader
               John L. Prince
               Terry L. Stone
               Kenneth J. Friedman

2. To consider and approve the issuance of shares of Series A Cumulative Redeemable Convertible Preferred Stock pursuant to the Purchase Agreement dated November 14, 2005 between Pacific Ethanol, Inc. and Cascade Investment, L.L.C. (the "Purchase Agreement") and the Certificate of Designations, Powers, Preferences and Rights of the Series A Cumulative Redeemable Convertible Preferred Stock (the "Certificate of Designations"), and the consummation of the transactions contemplated by the Purchase Agreement and the Certificate of Designations.

         [ ]  FOR approval      [ ]  AGAINST approval       [ ]  ABSTAIN

3. To consider and vote upon a proposal to ratify the appointment of Hein & Associates LLP as independent registered public accountants of the Company for the year ending December 31, 2005.

         [ ]  FOR approval      [ ]  AGAINST approval       [ ]  ABSTAIN

4. To vote in his or her discretion on such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

     Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                   DATED:
                                         ---------------------------------------



                                  ----------------------------------------------
                                  (Signature of Stockholder(s))



                                  ----------------------------------------------
                                  (Print Name(s) Here)


                                  [ ]  PLEASE CHECK IF YOU ARE PLANNING
                                       TO ATTEND THE 2005 ANNUAL MEETING.

                                                                      APPENDIX A

                        BUSINESS OF PACIFIC ETHANOL, INC.

OVERVIEW

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

     Through our wholly-owned subsidiary, Kinergy Marketing, LLC, or Kinergy, we are currently engaged in the business of marketing ethanol in the Western United States. We provide transportation, storage and delivery of ethanol through third-party service providers. We sell ethanol primarily in California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. We do not currently produce any ethanol that we sell. Until we commence the production of ethanol, if at all, we expect our operations to consist primarily of the marketing and sale of ethanol produced by third-parties. Accordingly, we expect that until we complete the construction of our initial ethanol production facility in Madera County, California, our consolidated net sales will consist solely of net sales generated by Kinergy. We anticipate that our sales will grow in the long-term as demand for ethanol increases and as a result of our marketing agreements with third-party ethanol producers.

     We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry and understand the business of marketing ethanol.

     Through our wholly-owned subsidiary, Pacific Ethanol California, Inc., or PEI California, we are constructing an ethanol production facility in Madera County to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors
- Risks Relating to the Business of PEI California." We also intend to construct or otherwise acquire one or more additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County on which we are constructing our first ethanol production facility.

     Our wholly-owned subsidiary, ReEnergy, LLC, or ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

     In March 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy. Upon completion of the Share Exchange Transaction, we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the Share Exchange Transaction, our predecessor, Accessity Corp., a New York corporation, or Accessity, reincorporated in the State of Delaware under the name Pacific Ethanol, Inc.

     Prior to the Share Exchange Transaction, through its wholly-owned subsidiary Sentaur Corp., Accessity was in the business of providing medical billing recovery services for hospitals. Sentaur Corp's services were designed to help hospitals recoup discounts improperly taken by insurance companies and other institutional payors of medical treatments. In addition, through its wholly-owned subsidiary DriverShield CRM Corp., Accessity was in the business of providing internet-based vehicle repair management services, including collision and general repair programs, estimating and auditing services and vehicle rentals for insurance companies and affinity group members.

INDUSTRY OVERVIEW

     OVERVIEW OF ETHANOL MARKET

     Methyl tertiary-butyl ether, or MTBE, was used for over 20 years in California and other states as an oxygenate. An oxygenate is a substance that, when added to gasoline, increases the amount of oxygen in the gasoline blend and improves its air quality characteristics. Oxygenated fuels sometimes are mandated by the Environmental Protection Agency, or EPA, for sale and use in geographical areas which fail to achieve certain air quality standards. MTBE is, however, a known carcinogen that contaminates groundwater, and California banned the addition of MTBE to motor fuels effective January 1, 2004. The EPA lists on its website at least 20 states with partial or complete bans on the use of MTBE. Ethyl alcohol, or ethanol, has recently replaced MTBE as a fuel additive and an oxygenate in California, New York and Connecticut. According to the California Air Resources Board, ethanol is the only commercially available fuel additive that can replace MTBE to meet the federal Clean Air Act's oxygenate requirement in the State of California. According to the United States Energy Information Administration, or the USEIA, ethanol accounted for more than 67% of the oxygenate market nationwide during February 2005.

     California is the nation's largest market for gasoline. According to the California Department of Motor Vehicles, approximately 28 million motor vehicles were registered in California in 2003 and were estimated to use over 15 billion gallons of gasoline during 2003. California's last oil refinery was built in 1969. We believe that California's stringent permitting process and the economics of constructing and operating an oil refinery in California present difficult barriers to entry into the oil refining market. In addition, we believe that California is in a volatile and highly sensitive energy situation due to its relative geographic isolation from oil refiners located elsewhere in the United States coupled with what we believe is an overall decline in production capacity in the United States. According to the California Energy Commission, California imports approximately 10% of its finished fuel products and during 2004 over 55% of its total petroleum supply.

     We expect the ethanol industry to produce up to 4.0 billion gallons of ethanol in 2005, an increase of approximately 18% from the approximately 3.4 billion gallons of ethanol produced in 2004. We believe that the ethanol market in California will exceed 950 million gallons, or more than 25% of the national market in 2005. However, we believe that California has only three ethanol plants with a combined production capacity of less than 35 million gallons per year, leaving California with ethanol production levels substantially below the demand for ethanol in California. The balance of ethanol is shipped via rail from the Midwest to California. Gasoline and diesel products that supply the major fuel terminals are shipped in pipelines throughout the northern and southern portions of California. Unlike gasoline and diesel, however, ethanol cannot be shipped in these pipelines because ethanol has an affinity for mixing with water already present in the pipelines. When mixed, water dilutes ethanol and creates significant quality control issues. Therefore, ethanol must be trucked from rail terminals to regional fuel terminals, or blending racks.

     We believe that approximately 95% of the ethanol produced in the United States is made in the Midwest from corn. According to the U.S. Department of Energy, ethanol is typically blended at 5.7% to 10% by volume in the United States, but is also blended at up to 85% by volume for vehicles designed to operate on 85% ethanol. Compared to gasoline, ethanol is generally considered to be less expensive and cleaner burning and contains higher octane. We anticipate that the increasing demand for transportation fuels coupled with limited opportunities for gasoline refinery expansions and the growing importance of reducing CO2 emissions through the use of renewable fuels will generate additional growth in the California ethanol market.

     Ethanol sold into the Central Valley region of California, or Central Valley, is currently shipped via rail from the Midwest, and then "double-handled" into trucks and shipped to blending racks in Sacramento, Stockton, Fresno and Bakersfield. We believe that this one to two thousand mile transport and "double handling" can add significantly to the final price of ethanol. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004.

     We believe that ethanol prices, net of tax incentives offered by the federal government, are positively correlated to fluctuations in gasoline prices. In addition, we believe that ethanol prices in California are typically $.10 to $.12 per gallon higher than in the Midwest due to the freight costs of delivering ethanol from Midwest production facilities.

     Currently, ethanol represents only up to 3% of the total annual gasoline supply in the United States. We believe that the ethanol industry has substantial room to grow to reach what we estimate is an achievable level of at least 10% of the total annual gasoline supply in the United States. An increase in the demand for ethanol from California's current level of 5.7% to at least 10% of total annual gasoline supply would result in demand for approximately 700 million additional gallons of ethanol, representing an increase in annual demand in California of approximately 75%. An additional 700 million gallons of ethanol would represent an increase in annual demand of approximately 18% for the entire United States.

     OVERVIEW OF ETHANOL PRODUCTION PROCESS

     The production of ethanol from starch or sugar-based feedstocks has been practiced for thousands of years. While the basic production steps remain the same, the process has been refined considerably in recent years, leading to a highly-efficient process that we believe now yields more energy in the ethanol and co-products than is required to make the products. The modern production of ethanol requires large amounts of corn, or other high-starch grains, and water as well as chemicals, enzymes and yeast, and denaturants such as unleaded gasoline or liquid natural gas, in addition to natural gas and electricity.

     In the dry milling process, corn or other high-starch grains are first ground into meal and then slurried with water to form a mash. Enzymes are then added to the mash to convert the starch into the simple sugar, dextrose. Ammonia is also added for acidic (pH) control and as a nutrient for the yeast. The mash is processed through a high temperature cooking procedure, which reduces bacteria levels prior to fermentation. The mash is then cooled and transferred to fermenters, where yeast is added and the conversion of sugar to ethanol and CO2 begins.

     After fermentation, the resulting "beer" is transferred to distillation, where the ethanol is separated from the residual "stillage." The ethanol is concentrated to 190 proof using conventional distillation methods and then is dehydrated to approximately 200 proof, representing 100% alcohol levels, in a molecular sieve system. The resulting anhydrous ethanol is then blended with about 5% denaturant, which is usually gasoline, and is then ready for shipment to market.

     The residual stillage is separated into a coarse grain portion and a liquid portion through a centrifugation process. The soluble liquid portion is concentrated to about 40% dissolved solids by an evaporation process. This intermediate state is called condensed distillers solubles, or syrup. The coarse grain and syrup portions are then mixed to produce wet distillers grains, or WDG, or can be mixed and dried to produce dried distillers grains with solubles, or DDGS. Both WDG and DDGS are high-protein animal feed products.

     OVERVIEW OF DISTILLERS GRAINS MARKET

     We believe that approximately 5.8 to 6.8 million tons of dried distillers grains are produced and sold every year in North America. Dairy cows and beef cattle are the primary consumers of distillers grains. According to Rincker and Berger, in their 2003 article entitled OPTIMIZING THE USE OF DISTILLER GRAIN FOR DAIRY-BEEF PRODUCTION, a dairy cow can consume 12-15 lbs of WDG per day in a balanced diet. At this rate, the WDG output of an ethanol facility that produces 25 million gallons of ethanol per year can feed approximately 75,000-95,000 dairy cows and an ethanol facility that produces 35 million gallons of ethanol per year can feed approximately 105,000-130,000 dairy cows. We believe that the only distillers grains currently available in California are shipped from the Midwest via rail cars in dry form.

     Successful and profitable delivery of DDGS from the Midwest faces a number of challenges, including product inconsistency, handling difficulty and lower feed values. All of these challenges are mitigated with a consistent supply of WDG from a local plant. DDGS delivered via rail to California from the Midwest undergoes an intense drying process and exposure to extreme heat at the production facility and in the railcars, during which various nutrients are burned off which reduces the nutritional composition of the final product. In addition, DDGS shipped via rail can take as long as two weeks to be delivered to California, and scheduling errors or rail yard mishaps can extend delivery time even further. DDGS tends to solidify and set in place as it sits in a rail car and thus expedient delivery is important. After solidifying and setting in place, DDGS becomes very difficult and thus expensive to unload. During the summer, rail cars typically take a full day to unload but can take longer. Also, DDGS shipped from the Midwest can be inconsistent because some Midwest producers use a variety of feedstocks depending on the availability and price of competing crops. Corn, milo sorghum, barley and wheat are all common feedstocks used for the production of ethanol but lead to significant variability in the nutritional composition of distillers grains. California dairies depend on rations that are calculated with precision and a subtle difference in the makeup of a key ingredient can significantly affect milk production at dairies. By not drying the distillers grains and by shipping them locally, we believe that we will be able to preserve the feed integrity of these grains.

     Historically, the market price for distillers grains has been stable in comparison to the market price for ethanol. We believe that the market price of DDGS is determined by a number of factors, including the market value of corn, soybean meal and other competitive protein ingredients, the performance or value of DDGS in a particular feed formulation and general market forces of supply and demand. We also believe that nationwide, the market price of distillers grains historically has been influenced by producers of distilled spirits and more recently by the large corn dry-millers that operate fuel ethanol plants. In California, the market price of distillers grains is often influenced by nutritional models that calculate the feed value of distillers grains by nutritional content.

OUR STRATEGY

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States. Our business strategy to achieve this goal includes the following elements:

     o CONTINUE TO DEVELOP AND EXPAND OUR ETHANOL DISTRIBUTION NETWORK. We have developed and plan to continue to develop and expand, our ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

     o CONTINUE TO EXPAND OUR BUSINESS IN GROWING GEOGRAPHIC MARKETS. We intend to continue to expand our business in regions where MTBE has been banned and that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

     o MAKE STRATEGIC ACQUISITIONS OF EXISTING OR PENDING ETHANOL PRODUCTION FACILITIES. We plan to explore opportunities to make strategic acquisitions of existing or pending ethanol production facilities. In circumstances where, in our judgment, the acquisition of existing or pending ethanol production facilities represents an opportunity to more quickly or successfully meet our business goals, we intend to undertake to consummate these acquisitions.

     o COMPLETE CONSTRUCTION OF OUR FIRST ETHANOL PRODUCTION FACILITY AND BEGIN PRODUCING ETHANOL AND CO-PRODUCTS. We are constructing an ethanol production facility to produce ethanol and its co-products, specifically, WDG and CO2, for sale in the Central Valley. We believe that, following the completion of construction of our 35 million gallon per year ethanol plant in Madera County, if it occurs, we will be the largest producer of ethanol in California and that our proximity to the geographic market in which we plan to sell our ethanol provides us significant competitive advantages over ethanol producers in the Midwest.

     o IDENTIFY AND EXPLOIT NEW RENEWABLE FUELS AND TECHNOLOGIES. We plan to identify and exploit new renewable fuels and technologies. For example, we are examining new technologies enabling the conversion of cellulose, which is generated predominantly from wood waste, paper waste and agricultural waste, into ethanol.

KINERGY CUSTOMERS

     We purchase and resell ethanol to various customers in the Western United States. We also arrange for transportation, storage and delivery of ethanol purchased by our customers through our agreements with third-party service providers. Our revenue is obtained primarily from sales of ethanol to large oil companies.

     During the first nine months of 2005, we purchased and resold an aggregate of approximately 33.2 million gallons of fuel grade ethanol to approximately 21 customers. Sales to Kinergy's two largest customers represented in the aggregate approximately 29% of our net sales in the first nine months of 2005. Sales to each of our other customers did not represent 10% or more of our net sales in the first nine months of 2005. Customers who accounted for 10% or more of our sales in the first nine months of 2005 were New West Petroleum, which accounted for 17% of our sales during that period and Chevron Products USA, which accounted for 12% of our sales during that period.

     During 2004, we purchased and resold an aggregate of approximately 53 million gallons of fuel grade ethanol to approximately 25 customers. Sales to Kinergy's four largest customers represented in the aggregate approximately 49% of Kinergy's total revenues in 2004. Sales to each of our other customers did not represent 10% or more of our net sales in 2004. Customers who accounted for 10% or more of our sales in 2004 were Southern Counties Oil Co., a related party, which accounted for 13% of our sales during that period and Conoco Phillips, Chevron Products USA and Valero, each of which accounted for 12% of our sales during that period.

     Most of the major metropolitan areas in California have fuel terminals served by rail, but other major metropolitan areas and more remote smaller cities and rural areas in California do not. We believe that we have developed a valuable niche in California by growing our business to supply customers in areas without rail access at fuel terminals, which are primarily located in the Sacramento, San Joaquin and Imperial Valleys of California. We manage the complicated logistics of shipping ethanol from the Midwest by rail to intermediate storage locations throughout the Western United States and trucking the ethanol from these storage locations to blending racks where the ethanol is blended with gasoline. We believe that by establishing an efficient service for truck deliveries to these more remote locations, we have differentiated ourselves from our competitors, which has resulted in increased sales and profitability. In addition, by producing ethanol in California, we believe that we will benefit from our ability to increase spot sales of ethanol from this additional supply following ethanol price spikes caused from time to time by rail delays in delivering ethanol from the Midwest to California.

     In March 2005, we agreed with Phoenix Bio-Industries, LLC, or PBI, to market and sell PBI's entire ethanol production from its facility in Goshen, California, which is approximately fifty miles southeast of our Madera County site. PBI commenced ethanol production at this facility in the fourth quarter of 2005 and we expect initial production to be approximately 25 million gallons per year. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility. We believe that through Kinergy, we could market and sell locally all of the 25 million gallons expected to be produced each year at PBI's Goshen facility as well as all or substantially all of the 35 million gallons of ethanol expected to be produced each year at our Madera County ethanol production facility.

     Kinergy has two principal methods of conducting its ethanol marketing and sales activities: direct sales and inventory sales. Kinergy's first method of marketing and selling ethanol involves direct sales through which suppliers deliver ethanol directly via rail to Kinergy's customers. For direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities and delivery periods. These back-to-back direct sales typically involve no price risks to Kinergy that otherwise may result from fluctuations in the market price of ethanol. Kinergy's second method of marketing and selling ethanol involves truck deliveries from inventory purchased by Kinergy in advance. For inventory sales, as with direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities. However, timing differences do exist and consequently, a back-to-back inventory sale may lag by up to two or more weeks. This time lag results from inventory transit and turnover times. As a result, Kinergy may supply ethanol under new inventory sales contracts from existing inventory. These back-to-back inventory sales therefore involve some price risks to Kinergy resulting from potential fluctuations in the market price of ethanol.

     We believe that the only consistent price risk to Kinergy is currently inventory risk. Management seeks to optimize transitions to new inventory sales contracts and reduce the effects of declining ethanol prices by managing inventory as carefully as possible to minimize inventory levels in anticipation of declining ethanol prices. In addition, management seeks to maximize inventory levels in anticipation of rising ethanol prices. Because Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices, it is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins over certain periods of time, but also enables Kinergy to potentially benefit from above-normal gross profit margins.

     Over the past few years, the market price of ethanol has experienced significant fluctuations. More recently, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. We believe that the market price of ethanol will, for the foreseeable future, continue to experience significant fluctuations which may cause our future results of operations to fluctuate significantly. As a result, our historical results of operations may not be predictive of our future results of operations.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and PBI, and, we believe, with the ethanol marketing industry as a whole. Historically, Kinergy's sales were comprised to a greater degree of inventory sales that often involved the buying and selling of ethanol based on anticipated trends in the market price of ethanol. These inventory sales represented higher-risk positions but enabled Kinergy to achieve higher margin levels, as compared to direct sales, as a result of correctly anticipating fluctuations in the market price of ethanol. As a result of highly-volatile ethanol prices, we are unable to estimate Kinergy's future gross profit margins from inventory sales. However, we believe that over longer periods of up to a year or more, our gross profit margin from inventory sales is unlikely to exceed our historic high average gross profit margin of 4.4%.

     If we are able to complete our ethanol production facility in Madera County and commence producing ethanol, we expect our gross profit margins for ethanol that we produce to be substantially higher than our gross profit margins for Kinergy's direct sales and inventory sales activities. However, any gross profits that we realize from the production of ethanol will be highly dependent upon the prevailing market price of ethanol at the time of sale. Moreover, in light of the recent and expected future volatility in the price of ethanol, we are now, and expect for the foreseeable future to be, unable to estimate our gross profit margins resulting from the sale of ethanol that we may produce.

     We expect to begin to market and sell ethanol we produce upon completion of construction of our initial ethanol production facility in Madera County. We intend to continue to market ethanol and manage the shipping, storage and delivery of ethanol from the Midwest to existing and new customers in the Western United States. In addition, we intend to continue to expand our business in regions that represent growing markets for ethanol, including Phoenix, Arizona, Las Vegas, Nevada and Portland, Oregon.

KINERGY SUPPLIERS

     We do not presently engage in any ethanol production activities. However, we are in the process of constructing an ethanol plant in Madera County for the production of up to 35 million gallons of ethanol per year. We are a marketer and reseller of ethanol throughout the Western United States. Accordingly, we are dependent upon various producers of fuel grade ethanol for our ethanol supplies. In addition, we provide ethanol transportation, storage and delivery services through third-party service providers. We expect to market and sell ethanol produced at PBI's ethanol production facility through Kinergy. An existing marketing agreement between us and PBI will allow Kinergy to market and sell all of the ethanol produced by PBI at its Goshen, California facility.

     We assume risk of loss with respect to each shipment of ethanol once the ethanol is delivered to us by our suppliers at the agreed upon delivery location. We maintain this risk of loss until the ethanol is delivered to a fuel terminal. In the event that our suppliers ship ethanol directly to our customers, risk of loss passes directly from our suppliers to our customers and we do not assume any risk of loss. We maintain insurance to cover the risks associated with our activities.

     We do not own or lease any rail cars, tanker trucks or other fuel transportation vehicles. Instead, we contract with third-party providers to receive ethanol at agreed upon locations from our suppliers and to store and/or deliver the ethanol to agreed upon locations on behalf of our customers. These contracts generally run from year-to-year, subject to termination by either party upon advance written notice before the end of the then-current annual term.

PEI CALIFORNIA CUSTOMERS

     Upon completion of our ethanol plant in Madera County, we expect to market and sell ethanol produced at this plant through Kinergy. Kinergy's business focus has been on growing its market share at the Fresno fuel terminal, which is the only wholesale distribution point for gasoline for over 200 miles between Stockton and Bakersfield, California. The Fresno fuel terminal is only 20 miles southeast of our Madera County site and approximately 35 miles northwest of our potential Visalia site. The Fresno/Clovis metro area population is approximately 850,000. In addition, the Fresno fuel terminal serves the Central Valley, which is one of the largest agricultural regions in the world. We are currently supplying over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all of the ethanol generated by our Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed, capturing a key competitive advantage over Midwest ethanol producers who must incur the costs of delivering ethanol from thousands of miles away and subject their supplies to rail delays and other challenges.

     The San Joaquin Valley of California (located in the southern half of the Central Valley) has one of the highest concentrations of dairy cows in the world, with over 1.4 million head of cattle in an area covering approximately 30,000 square miles. There are approximately 500,000 dairy cows within a 50-mile radius of our production site in Madera County and within the same approximate distance of our potential site in Visalia, for a combined total, excluding any overlap, of over 750,000 dairy cows. We expect that our Madera County facility as well as our potential facility in Visalia will be able to produce enough WDG to feed 105,000 to 130,000 dairy cows each year.

     We expect to be one of the few WDG producers with production facilities located in California. We intend to position WDG as the protein feed of choice based on its nutritional composition, consistency of quality and delivery, ease of handling and its mixing ability with minerals and other feed ingredients. We believe that WDG has an ideal moisture level to carry minerals and other feed ingredients and we expect to capture a higher combined profit margin by providing WDG to the feed market in California.

     We also have a proposal from Airgas Dry Ice to purchase substantially all the CO2 from our Madera County facility once construction is completed and production of ethanol is commenced. The proposal also provides that Airgas Dry Ice would lease land adjacent to the Madera County ethanol plant and capitalize the costs of the CO2 recovery and processing plant.

PEI CALIFORNIA SUPPLIERS

     The production of ethanol requires a significant amount of raw materials and supplies, such as corn, natural gas, electricity and water. The cost of corn is the most important variable cost associated with the production of ethanol. A 25 to 35 million gallon per year ethanol facility requires approximately 9.0 to
12.5 million bushels of corn each year or, according to the United States Department of Agriculture--National Agricultural Statistics Survey, nearly 50% of California's total 2004 annual corn production of approximately 26 million bushels. Therefore, a California ethanol plant must be able to efficiently ship corn from the Midwest via rail and then cheaply and reliably truck processed ethanol to local markets. We believe that our grain receiving facility at our Madera County site is one of the most efficient grain receiving facilities in the United States. The unloading system was designed to unload 110 rail cars consistently in less than fifteen hours. The plant will have the capacity to store a 49-day supply of corn, or approximately 1.8 million bushels.

     We plan to source corn using standard contracts, such as spot purchases, forward purchases and basis contracts. We plan to establish a relationship with a forwarding broker at the Chicago Board of Trade and expect to establish allowable limits of open and un-hedged grain transactions that its merchants will be required to follow pursuant to a risk management program. The limits established are expected to be reviewed and adjusted on a regular basis.

CONSTRUCTION OF ETHANOL PLANT

     PEI California, through Pacific Ethanol Madera, LLC, its wholly-owned subsidiary, or PEI Madera, has entered into construction agreements with W. M. Lyles Co. for the construction of an ethanol plant at our Madera County site. Under the construction agreements, W. M. Lyles Co. has provided a guaranteed maximum price, or GMP, of an aggregate of approximately $49.0 million. The GMP sets a cap on total construction costs while providing for shared savings if the actual cost falls below the GMP price. However, we are liable for additional costs to the extent that the scope of work actually performed by W. M. Lyles Co. exceeds the scope of work that is the basis for the GMP. In addition, the cost of services performed directly by the engineer for the project, Delta-T Corporation, is not included in the GMP. We estimate that the cost of services performed directly by Delta-T Corporation and the cost of a related license fee will total approximately $2.0 million. The construction agreements also provide that if we terminate W. M. Lyles Co. in favor of another contractor, we will be required to pay a termination fee of $5.0 million in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination.

     Through PEI California, we have entered into a letter agreement with W. M. Lyles Co. that provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under our construction agreements as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W.
M. Lyles Co. for such liquidated damages to the extent they exceed $2.0 million and up to a maximum of $8.1 million. We are working to secure the financing necessary to complete construction of this facility. See "Risk Factors."

     Responsibility for the proper and timely construction of our initial ethanol production facility in Madera County rests with W. M. Lyles Co. We are requiring a payment and performance bond to guarantee the quality and the timeliness of the construction of this facility. We have currently authorized W.
M. Lyles Co. to expend up to $15.0 million on site development work and we expect to authorize W. M. Lyles Co. to spend the balance of $34.0 million of the GMP once we secure the financing necessary to complete construction of this facility.

     Water supply is one of the most critical issues in developing a project in the State of California. There is a pervasive water shortage in the Central Valley, often causing spikes in the price of available water. We have taken a number of steps to reduce our exposure to interruptions in our water supply and to fluctuations in the market price of water. We have selected Delta-T Corporation, a process design and technology provider, that we believe is recognized in its industry for assisting in the minimization of water use. Also, our Madera County property has one deep-water well with another deep-water well scheduled for drilling, which together we believe will be able to supply nearly twice the annual requirements of our proposed ethanol production facility.

COMPETITION

     We operate in the highly-competitive ethanol marketing industry and plan to construct ethanol production facilities to begin producing our own ethanol. The largest ethanol producer in the United States is Archer-Daniels-Midland Company, or ADM, with wet and dry mill plants in the Midwest and a total production capacity of about 1.0 billion gallons per year, or about 30% of total United States ethanol production. According to the Renewable Fuels Association, in its

May 2005 report entitled U.S. FUEL ETHANOL PRODUCTION CAPACITY, there are approximately 100 ethanol plants currently operating or under construction located primarily in the Midwest with a combined annual production capacity of approximately 4.5 billion gallons. We believe that most of the growth in ethanol production over the last ten years has been by farmer-owned cooperatives that have commenced or expanded ethanol production as a strategy for enhancing demand for corn and adding value through processing. We believe that many smaller ethanol plants rely on marketing groups such as Ethanol Products, Aventine Renewable Energy, Inc. and Renewable Products Marketing Group to move their product to market. We believe that, because ethanol is a commodity, many of the Midwest ethanol producers can target California, though ethanol producers further west in states such as Nebraska and Kansas often enjoy delivery cost advantages.

     In March 2005, we agreed with PBI to market and sell PBI's entire ethanol production from its facility in Goshen, California, which is approximately fifty miles southeast of our Madera County site. PBI commenced ethanol production at this facility in the fourth quarter of 2005 and we expect initial production to be approximately 25 million gallons per year. The term of the agreement is two years from the date that ethanol is first available for marketing from PBI's production facility.

     We believe that our ability to successfully compete in the ethanol marketing industry depends on many factors, including the following principal competitive factors:

     o OUR ETHANOL DISTRIBUTION NETWORK. We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in areas and markets in the Western United States that are not served by rail. We have developed an ethanol distribution network for delivery of ethanol by truck to virtually every significant fuel terminal as well as to numerous smaller fuel terminals throughout California. Fuel terminals have limited storage capacity and we have been successful in securing storage tanks in California. In addition, we have an extensive network of third-party delivery trucks available to deliver ethanol throughout California.

     o OUR CUSTOMER AND SUPPLIER RELATIONSHIPS. We have developed strong business relationships with our customers and suppliers. In particular, we have developed strong business relationships with major and independent un-branded customers who collectively control the majority of all gasoline sales in California. In addition, we have developed strong business relationships with ethanol suppliers throughout the Western and Midwestern United States.

     Although we believe that Kinergy is in an advantageous position relative to its competitors, Kinergy does have certain competitive vulnerabilities, including the current limited supply of available ethanol, which may result in Kinergy's inability to fully satisfy all of the demands of its customers, resulting in customers seeking alternative supplies of ethanol, including directly from ethanol producers such as ADM. In the event that customers purchase ethanol from sources other than Kinergy, Kinergy's market share, sales and profitability may decline. In addition, in the event that the price of ethanol stabilizes at historically high levels, or continues to increase, ethanol producers may seek to circumvent Kinergy's marketing and distribution services in order to obtain additional profits that Kinergy may otherwise be generating. Also, because ethanol competes with other alternative fuels, Kinergy's focus on ethanol subjects it to the vulnerability that other alternative fuels may offer advantages relative to ethanol or may, in the future, be favored through governmental regulations and offer greater tax incentives.

     We believe that our ability to successfully compete in the ethanol production industry depends on many factors, including the following principal competitive factors:

     o OUR LOCATION IN CALIFORNIA. We believe that after the completion of construction of an ethanol production plant, if it occurs, we will have a competitive advantage in the Central Valley market for ethanol because competing Midwest-sourced ethanol must be "double-handled" to reach Central Valley distribution racks and Midwest ethanol producers must incur the costs of delivering ethanol from hundreds of miles away and subject their supplies to rail delays and other challenges. In addition, the San Joaquin Valley has over 1.4 million head of dairy cattle in an area less than 30,000 square miles, which we believe will provide an excellent market for WDG, a co-product of ethanol and an important protein source for dairy cows.

     o OUR ETHANOL MARKETING DIVISION. Upon completion of our initial ethanol production facility in Madera County, if it occurs, we expect to market and sell ethanol produced at this facility through Kinergy. We estimate that ethanol demand in the Central Valley was approximately 200 million gallons in 2004. Kinergy is currently purchasing and reselling over 50% of the ethanol distributed out of the Fresno fuel terminal. We expect that all or substantially all of the ethanol generated by PBI's facility in Goshen and at our Madera County facility will be able to be sold locally in the Fresno market that Kinergy has developed.

     Although we believe that our ethanol production business will be in an advantageous position relative to our competitors, we do have certain competitive vulnerabilities, including the fact that we are not yet producing ethanol and will not have our initial production facility completed for at least 12 months. Because we are not presently in the ethanol production business, unlike our competitors, and other than through certain activities of Kinergy, we are not benefiting from sales of ethanol at the current, historically unprecedented high price levels. Our inability to capture profits based on the currently high price levels may provide our competitors, who are presently producing ethanol, with greater relative advantages resulting from greater capital resources available to these competitors. In addition, we have limited experience in operating a modern ethanol production facility, such as the facility planned for our Madera County site. Accordingly, our competitors may have relative advantages over us unless and until we are able to develop the expertise necessary to operate our planned ethanol production facilities at full capacity and efficiency.

     Although we believe that we have certain competitive advantages over our competitors, realizing and maintaining those advantages will require a continued high level of investment in marketing and customer service and support. We may not have sufficient resources to continue to make such investments. Even if sufficient funds are available, we may not be able to make the modifications and improvements necessary to maintain our competitive advantages.

GOVERNMENTAL REGULATION

     We and our existing and proposed business operations are subject to extensive and frequently changing federal, state and local laws and regulations relating to the protection of the environment. These laws, their underlying regulatory requirements and the enforcement thereof, some of which are described below, impact, or may impact, our existing and proposed business operations by imposing:

     o restrictions on our existing and proposed business operations and/or the need to install enhanced or additional controls;
     o    the need to obtain and comply with permits and authorizations;
     o liability for exceeding applicable permit limits or legal requirements, in certain cases for the remediation of contaminated soil and groundwater at our facilities, contiguous and adjacent properties and other properties owned and/or operated by third parties; and
     o    specifications for the ethanol we market and plan to produce.

     In addition, some of the governmental regulations to which we are subject are helpful to our ethanol marketing business and proposed ethanol production business. The ethanol fuel industry is greatly dependent upon tax policies and environmental regulations that favor the use of ethanol in motor fuel blends in North America. Some of the governmental regulations applicable to our ethanol marketing business and proposed ethanol production business are briefly described below.

   FEDERAL EXCISE TAX EXEMPTION

     Ethanol blends have been either wholly or partially exempt from the federal excise tax, or FET, on gasoline since 1978. The exemption has ranged from $0.04 to $0.06 per gallon of gasoline during that 25-year period. Current law provides a $0.051 per gallon exemption from the $0.183 per gallon FET on gasoline if the taxable product is blended in a mixture containing at least 10% ethanol. The FET exemption was revised and its expiration date was extended for the sixth time since its inception as part of the Jumpstart Our Business Strength, or JOBS, Act enacted in October 2004. The new expiration date of the FET exemption is December 31, 2010. We believe that it is highly likely that this tax incentive will be extended beyond 2010 if Congress deems it necessary for the continued growth and prosperity of the ethanol industry.

   CLEAN AIR ACT AMENDMENTS OF 1990

     In November 1990, a comprehensive amendment to the Clean Air Act of 1977 established a series of requirements and restrictions for gasoline content designed to reduce air pollution in identified problem areas of the United States. The two principal components affecting motor fuel content are the Oxygenated Fuels Program, which is administered by states under federal guidelines, and a federally supervised Reformulated Gasoline Program.

     Oxygenated Fuels Program
     ------------------------

     Federal law requires the sale of oxygenated fuels in certain carbon monoxide non-attainment Metropolitan Statistical Areas, or MSA, during at least four winter months, typically November through February. Any additional MSA not in compliance for a period of two consecutive years in subsequent years may also be included in the program. The EPA Administrator is afforded flexibility in requiring a shorter or longer period of use depending upon available supplies of oxygenated fuels or the level of non-attainment. This law currently affects the Los Angeles area, where over 150 million gallons of ethanol are blended with gasoline each winter.

     Reformulated Gasoline Program
     -----------------------------

     The Clean Air Act Amendments of 1990 established special standards effective January 1, 1995 for the most polluted ozone non-attainment areas: Los Angeles Basin, Baltimore, Chicago Area, Houston Area, Milwaukee Area, New York-New Jersey, Hartford Region, Philadelphia Area and San Diego, with provisions to add other areas in the future if conditions warrant. California's Central Valley was added in 2002. At the outset of the program there were a total of 96 MSAs not in compliance with clean air standards for ozone, which currently represents approximately 60% of the national market.

     The legislation requires a minimum of 2.0% oxygen by weight in reformulated gasoline as a means of reducing carbon monoxide pollution and replacing octane lost by reducing aromatics which are high octane portions of refined oil. The Reformulated Gasoline Program also includes a provision that allows individual states to "opt into" the federal program by request of the governor, to adopt standards promulgated by California that are stricter than federal standards, or to offer alternative programs designed to reduce ozone levels. Nearly all of the Northeast and middle Atlantic areas from Washington, D.C., to Boston not under the federal mandate have "opted into" the federal standards.

     These state mandates in recent years have created a variety of gasoline grades to meet different regional environmental requirements. Reformulated gasoline accounts for about 30% of nationwide gasoline consumption. Under current law, California refiners must blend a minimum of 2.0% oxygen by weight. This is the equivalent of 5.7% ethanol in every gallon of gas, or roughly 900 million gallons of ethanol per year in California alone.

   NATIONAL ENERGY LEGISLATION

     A national Energy Bill was signed into law in August 2005 by President Bush. The Energy Bill substitutes the existing oxygenation program in the Reformulated Gasoline Program with a national "renewable fuels standard." The standard sets a minimum amount of renewable fuels that must be used by fuel refiners. Beginning in 2006, the minimum amount of renewable fuels that must be used by fuel refiners is 4.0 billion gallons, which increases progressively to
7.5 billion gallons in 2012. While we believe that the overall national market for ethanol will grow, we believe that the market for ethanol in geographic areas such as California could experience either increases or decreases in the demand for ethanol depending on the preferences of petroleum refiners and state policies. See "Risk Factors."

   ADDITIONAL ENVIRONMENTAL REGULATIONS

     In addition to the governmental regulations applicable to the ethanol marketing and production industries described above, our business is subject to additional federal, state and local environmental regulations, including regulations established by the EPA, the California Air Quality Management District, the San Joaquin Valley Air Pollution Control District and the California Air Resources Board, or CARB. We cannot predict the manner or extent to which these regulations will harm or help our business or the ethanol production and marketing industry in general.

EMPLOYEES

     As of November 21, 2005, we employed 17 persons on a full-time basis, including through our subsidiaries. Our employees are highly skilled, and our success will depend in part upon our ability to retain such employees and attract new qualified employees who are in great demand. We have never had a work stoppage or strike, and no employees are presently represented by a labor union or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

FACILITIES

     Our corporate headquarters, located in Fresno, California, consists of a 3,000 square foot office rented on a month-to-month basis. We also rent, on an annual basis, an office in Davis, California, consisting of 500 square feet. In addition, we rent, under a three-year lease, an office in Portland, Oregon, consisting of 860 square feet.

     We have acquired real property located in Madera County consisting of approximately 137 acres on which we are constructing our first ethanol production facility. We have an option to acquire additional real property located in Visalia, California consisting of approximately 89 acres on which we intend to construct another ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and notes to financial statements included elsewhere in this document. This document and our condensed consolidated financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

     o the projected growth or contraction in the ethanol market in which we operate;
     o    fluctuations in the market price of ethanol;
     o our business strategy for expanding, maintaining or contracting our presence in this market;
     o our ability to obtain the necessary financing to complete construction of our planned ethanol production facilities, including our facility in Madera County, California;
     o anticipated trends in our financial condition and results of operations; and
     o our ability to distinguish ourselves from our current and future competitors.

     We do not undertake to update, revise or correct any forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

OVERVIEW

     Our primary goal is to become a leader in the production, marketing and sale of ethanol and other renewable fuels in the Western United States.

     Through our wholly-owned subsidiary, Kinergy Marketing, LLC, or Kinergy, we are currently engaged in the business of marketing ethanol in the Western United States. We provide transportation, storage and delivery of ethanol through third-party service providers. We sell ethanol primarily in California, Nevada, Arizona and Oregon and have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States. We do not currently produce any ethanol that we sell. Until we commence the production of ethanol, if at all, we expect our operations to consist primarily of the marketing and sale of ethanol produced by third-parties. Accordingly, we expect that unless and until we complete the construction of our initial ethanol production facility in Madera County our consolidated net sales will consist solely of net sales generated by Kinergy. We anticipate that our net sales will grow in the long-term as demand for ethanol increases and as a result of our marketing agreements with third-party ethanol producers.

     We believe that we have a competitive advantage due to the market niche that we have developed by supplying ethanol to customers in several major metropolitan and rural markets in California and other Western states. We also believe that the experience of our management over the past two decades and the operations Kinergy has conducted over the past four years have enabled us to establish valuable relationships in the ethanol marketing industry.

     Through our wholly-owned subsidiary, Pacific Ethanol California, Inc., or PEI California, we are constructing an ethanol production facility in Madera County to begin the production and sale of ethanol and its co-products if we are able to secure all the necessary financing to complete construction of this facility. To date, we have not obtained all of this financing. See "Risk Factors
- Risks Relating to the Business of PEI California." We also intend to construct or otherwise acquire additional ethanol production facilities as financing resources and business prospects make the construction or acquisition of these facilities advisable. PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County, on which we are constructing our first ethanol production facility.

     Our wholly-owned subsidiary, ReEnergy, LLC, or ReEnergy, does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility. In addition, we have secured an option to acquire an additional parcel of real property and an option to lease two other parcels of real property on which we may construct additional ethanol production facilities.

     Currently, ethanol represents only up to 3% of the total annual gasoline supply in the United States. We believe that the ethanol industry has substantial room to grow to reach what we estimate is an achievable level of at least 10% of the total annual gasoline supply in the United States. An increase in the demand for ethanol from California's current level of 5.7% to at least 10% of total annual gasoline supply would result in demand for approximately 700 million additional gallons of ethanol, representing an increase in annual demand in California of approximately 75%. An additional 700 million gallons of ethanol would represent an increase in annual demand of approximately 18% for the entire United States.

     Kinergy has two principal methods of conducting its ethanol marketing and sales activities: direct sales and inventory sales. Kinergy's first method of marketing and selling ethanol involves direct sales through which suppliers deliver ethanol directly via rail to Kinergy's customers. For direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities and delivery periods. These back-to-back direct sales typically involve no price risks to Kinergy that otherwise may result from fluctuations in the market price of ethanol. Kinergy's second method of marketing and selling ethanol involves truck deliveries from inventory purchased by Kinergy in advance. For inventory sales, as with direct sales, Kinergy typically matches ethanol purchase and sale contracts of like quantities. However, timing differences do exist and consequently, a back-to-back inventory sale may lag by up to two or more weeks. This time lag results from inventory transit and turnover times. As a result, Kinergy may supply ethanol under new inventory sales contracts from existing inventory. These back-to-back inventory sales therefore involve some price risks to Kinergy resulting from potential fluctuations in the market price of ethanol.

     We believe that the only consistent price risk to Kinergy is currently inventory risk. Management seeks to optimize transitions to new inventory sales contracts and reduce the effects of declining ethanol prices by managing inventory as carefully as possible to decrease inventory levels in anticipation of declining ethanol prices. In addition, management seeks to increase inventory levels in anticipation of rising ethanol prices. Because Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices, it is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins over certain periods of time, but also enables Kinergy to potentially benefit from above-normal gross profit margins.

     Over the past few years, the market price of ethanol has experienced significant fluctuations. More recently, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. Since September 2005, the price of ethanol has generally trended downward and the average price of ethanol during October 2005 and through mid-November 2005 was approximately 24% above its 2004 average price per gallon. We believe that the market price of ethanol will, for the foreseeable future, continue to experience significant fluctuations which may cause our future results of operations to fluctuate significantly. As a result, our historical results of operations may not be predictive of our future results of operations.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and we believe will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and, we believe, with the ethanol marketing industry as a whole. Inventory sales ordinarily have base gross profit margins of approximately 1.0% to 2.0%, assuming stability in the price of ethanol, over periods of one year or more. We believe that, for our inventory sales, gross profit margins above or below this range likely result from fluctuations in the market price of ethanol. Historically, Kinergy's sales were comprised to a greater degree of inventory sales that often involved the buying and selling of ethanol based on anticipated trends in the market price of ethanol. These inventory sales represented higher-risk positions but enabled Kinergy to achieve higher margin levels, as compared to direct sales, as a result of correctly anticipating fluctuations in the market price of ethanol. As a result of highly-volatile ethanol prices, we are unable to estimate Kinergy's future gross profit margins from inventory sales. However, we believe that over longer periods of up to a year or more, our gross profit margin from inventory sales is unlikely to exceed our historic high average gross profit margin of 4.4%.

     If we are able to complete our ethanol production facility in Madera County and commence producing ethanol, we expect our gross profit margins for ethanol that we produce to be substantially higher than our gross profit margins for Kinergy's direct sales and inventory sales activities. However, any gross profits that we realize from the production of ethanol will be highly dependent upon the prevailing market price of ethanol at the time of sale. Moreover, in light of the recent and expected future volatility in the price of ethanol, we are now, and expect for the foreseeable future to be, unable to estimate our gross profit margins resulting from the sale of ethanol that we may produce.

     Kinergy's gross profit margin declined by 56% from 3.9% in 2004 to 1.7% in the first quarter of 2005, declined further by 82% from 3.9% in 2004 to 0.7% in the second quarter of 2005 and increased by 59% from 3.9% in 2004 to 6.2% in the third quarter of 2005. Kinergy's gross profit margin for the full nine months ended September 30, 2005 declined by 8% from 3.9% in 2004 to 3.6%. Kinergy's gross profit margin in the first quarter of 2005 is generally reflective of the contracted margins for that period. The decline in Kinergy's gross profit margin in the second quarter of 2005 resulted primarily from the transition from inventory sales contracts ending in the first quarter of 2005 to new inventory sales contracts beginning in the second quarter of 2005 during a period of rapidly declining market prices. As discussed above, because of the time lag in delivering ethanol under new inventory sales contracts, Kinergy sold ethanol under these contracts from existing inventory that was purchased at levels higher than the prevailing market price at the time of sale. The increase in Kinergy's gross profit margin in the third quarter of 2005 is generally reflective of opportunistic buying and selling during a period of rapidly increasing market prices. As noted above, the price of ethanol declined during the first and second quarters of 2005 by approximately 25% from its 2004 average price per gallon in five months from January 2005 through May 2005 and reversed this decline and increased during the third quarter of 2005 to approximately 55% above its 2004 average price per gallon in four months from June 2005 through September 2005. Since September 2005, the price of ethanol has generally trended downward and the average price of ethanol during October 2005 and through mid-November 2005 was approximately 24% above its 2004 average price per gallon.

     Management correctly anticipated a softening in the price ethanol in early 2005, but neither management nor, we believe, the ethanol industry as a whole, anticipated the speed and the extent of the decline in the price of ethanol from January 2005 through May 2005. As a result, Kinergy was forced to sell some ethanol at negative gross profit levels following the rapid and extensive decline in the price of ethanol. In the second quarter of 2005, and before ethanol prices increased to levels significantly higher than their recent lows, Kinergy sold much of this ethanol inventory that was acquired at prices higher than those prevailing at the time of sale. Accordingly, despite the general increase in ethanol prices during the second quarter of 2005, this inventory and these sales still had the effect of depressing Kinergy's gross profit margin to 0.7% for the entire second quarter of 2005 and to 0.8% for the six months ended June 30, 2005. However, as a result of the substantial increase in the price of ethanol during the third quarter of 2005, and the opportunistic buying and selling of ethanol during that period, Kinergy's gross profit margin increased to 6.2% for the third quarter of 2005, a level significantly higher than our gross profit margins for either the first or second quarters of 2005. As noted above, our results in the third quarter of 2005 raised Kinergy's gross profit margin to 3.6% for the nine months ended September 30, 2005.

     Management decided to maintain net long ethanol positions in the first and second quarters of 2005 as a result of a confluence of factors, including its expectation of increased prices of gasoline and petroleum and anticipated favorable federal legislation that we expected would increase the demand for and price of ethanol over the short- and longer-terms. We believe that these factors were, however, outweighed by a sudden but short-lived excess of ethanol supplied to the market by a number of new ethanol production facilities. We believe that the sudden and short-lived excess of ethanol supplied to the market coupled with higher market-wide inventory levels caused the rapid and steep decline in the price of ethanol. Following its rapid decline during January 2005 through May 2005, the price of ethanol reversed and subsequently increased to unprecedented high levels from June 2005 through September 2005. We believe that this increase in the price of ethanol demonstrates that the fundamental factors considered by management in deciding to maintain net long ethanol positions ultimately were the prevailing forces in driving the price of ethanol to unprecedented high levels. In addition, we believe that these factors contributed and will continue to contribute to the market's relatively quick absorption of the additional supply of ethanol that was, and that continues to be, supplied to the market by new ethanol production facilities.

SHARE EXCHANGE TRANSACTION

     On March 23, 2005, we completed a share exchange transaction, or the Share Exchange Transaction, with the shareholders of PEI California, and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which we acquired all of the issued and outstanding shares of capital stock of PEI California and all of the outstanding membership interests of each of Kinergy and ReEnergy. Immediately prior to the consummation of the share exchange, our predecessor, Accessity, reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc." through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. We are the surviving entity resulting from the reincorporation merger and have three principal wholly-owned subsidiaries: Kinergy, PEI California and ReEnergy.

     In connection with the Share Exchange Transaction, we issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of PEI California were, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of our shares of common stock. Also, a holder of a promissory note convertible into an aggregate of 664,879 shares of common stock of PEI California was, following the consummation of the Share Exchange Transaction, entitled to convert the note into an equal number of shares of our common stock.

     The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, our results of operations for the nine months ended September 30, 2004 and the fiscal years 2004 and 2003 consist of the operations of PEI California only. We have consolidated the results of PEI California, Kinergy and ReEnergy beginning March 23, 2005, the date of the Share Exchange Transaction. Accordingly, our results of operations for the nine months ended September 30, 2005 consist of the operations of PEI California for the entire nine month period and our operations and the operations of Kinergy and ReEnergy from March 23, 2005 through September 30, 2005.

     PEI California has, to date, not conducted any significant business operations other than the acquisition of real property located in Madera County on which we are constructing our first ethanol production facility. ReEnergy does not presently have any significant business operations or plans but does hold an option to acquire real property in Visalia, California, on which we intend to build an ethanol production facility.

     We have consolidated the results of operations of Kinergy beginning from March 23, 2005, the date of the closing of the Share Exchange Transaction. We expect that, until we complete construction of our ethanol production facility in Madera County, our operations will consist solely of operations conducted by Kinergy.

     The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction (as restated):

         Current assets.................................   $   7,014,196
         Property, plant and equipment..................           6,224
         Intangibles, including goodwill................      10,935,750
                                                           -------------
               Total assets acquired....................      17,956,170
         Current liabilities............................       4,253,177
         Other liabilities..............................          83,017
                                                           -------------
               Total liabilities assumed................       4,336,194
                                                           -------------
         Net assets acquired............................   $  13,619,976
                                                           =============
         Shares of common stock issued..................       6,489,414
                                                           =============

     The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, we considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies with Kinergy's business and assets and our planned entry into the ethanol production business.

     The following table summarizes, on an unaudited pro forma basis, our combined results of operations, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangibles and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                       Nine Months
                                                   Ended September 30,
                                             -------------------------------
                                                  2005              2004
                                             -------------     -------------

      Net sales                              $  75,135,987     $  56,545,947
                                             =============     =============
      Net loss                               $  (4,979,401)    $  (3,273,338)
                                             =============     =============
      Loss per share of common stock
           Basic and diluted                 $       (0.18)    $       (0.13)
                                             =============     =============

     Prior to the Share Exchange Transaction, through its wholly-owned subsidiary Sentaur Corp., Accessity was in the business of providing medical billing recovery services for hospitals. Sentaur Corp.'s services were designed to help hospitals recoup discounts improperly taken by insurance companies and other institutional payors of medical treatments. In addition, through its wholly-owned subsidiary DriverShield CRM Corp., Accessity was in the business of providing internet-based vehicle repair management services, including collision and general repair programs, estimating and auditing services and vehicle rentals for insurance companies and affinity group members.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of net sales and expenses for each period. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

     REVENUE RECOGNITION

     We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, and the related Emerging Task Force Issue No. EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, or EITF 99-19.

     We derive revenue primarily from sales of ethanol. Our sales are based upon written agreements or purchase orders that identify the amount of ethanol to be purchased and the purchase price. Revenue is recognized, gross, upon delivery of ethanol to a customer's designated ethanol tank. Shipments are made to customers, variously, directly from suppliers and from our inventory to our customers by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from date of shipment to be delivered to the customer or to one of four terminals in California and Oregon. For local deliveries the product is shipped by truck and delivered the same day as shipment

     In accordance with the criteria outlined in EITF 99-19, we record ethanol sales revenue at gross. We generally take title to the ethanol, have the contractual obligation to deliver ethanol that meets certain specifications (hence to determine the nature, type, characteristics, or specifications of the product or services ordered by the customer), negotiate the price of the ethanol, are responsible for assuring fulfillment of the amount to be delivered, select the supplier and make the decision as to which available inventory is matched to which sales fulfillment (not always the same customer) and assume credit risk for the amount billed to the customer. The presence of the combination of these factors indicates that we have the risks and rewards of a principal in these transactions and therefore we record revenue at the gross amount.

     INVENTORY

     Inventory consists of fuel ethanol and is valued at the lower of cost or market, cost being determined on a first-in first-out basis. Shipping, handling and storage costs are classified as a component of cost of goods sold. Title to ethanol transfers from the producer to us when the ethanol passes through the inlet flange of our receiving tank.

     INTANGIBLES, INCLUDING GOODWILL

     We periodically evaluate our intangibles, including goodwill, for potential impairment. Our judgments regarding the existence of impairment are based on legal factors, market conditions and operational performance of our acquired businesses.

     In assessing potential impairment of goodwill, we consider these factors and forecast financial performance of the acquired businesses. If forecasts are not met, we may have to record additional impairment charges not previously recognized. In assessing the recoverability of our goodwill and other intangibles, we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of those respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets that were not previously recorded. If that were the case, we would have to record an expense in order to reduce the carrying value of our goodwill.

     In connection with the Share Exchange Transaction and our acquisition of Kinergy and ReEnergy, we engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, we have estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. We issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member of Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750. The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, is being periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

     We made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000. The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The ReEnergy land option will expire on December 15, 2005 and will be expensed at that time if not extended.

RESULTS OF OPERATIONS

     The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net sales. The columns present the following:

     o The first two data columns in each table show the absolute results for each period presented.

     o The columns entitled "Dollar Variance" and "Percentage Variance" show the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net sales increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

     o The last two columns in each table show the results for each period as a percentage of net sales.

     NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                           RESULTS AS A PERCENTAGE
                                                                              DOLLAR       PERCENTAGE       OF NET SALES FOR THE
                                                  NINE MONTHS ENDED          VARIANCE       VARIANCE         NINE MONTHS ENDED
                                                    SEPTEMBER 30,          ------------   ------------          SEPTEMBER 30,
                                             ---------------------------    FAVORABLE      FAVORABLE      ------------------------
                                                 2005           2004       (UNFAVORABLE)  (UNFAVORABLE)     2005          2004
                                             ------------   ------------   ------------   ------------    ----------    ----------
Net sales ................................   $ 51,530,735   $     16,832   $ 51,513,903      306,047.4%        100.0%        100.0%
Cost of sales ............................     49,695,870         10,789    (49,685,081)    (460,516.1)         96.4          64.1
                                             ------------   ------------   ------------   ------------    ----------    ----------
Gross profit .............................      1,834,865          6,043      1,828,822       30,263.5           3.6          35.9
Selling, general and administrative
  expenses ...............................      3,999,653        714,730     (3,284,923)        (459.6)          7.8       4,246.2
Services rendered in connection with
  feasibility study ......................        852,250             --       (852,250)        (100.0)          1.7            --
Non-cash compensation and consulting
  fees ...................................      1,749,967        862,500       (887,467)        (102.9)          3.4       5,124.2
                                             ------------   ------------   ------------   ------------    ----------    ----------
Loss from operations .....................     (4,767,005)    (1,571,187)    (3,195,818)        (203.4)         (9.3)     (9,334.5)
Total other expense ......................        (33,740)      (413,358)       379,618           91.8            --      (2,455.8)
                                             ------------   ------------   ------------   ------------    ----------    ----------
Loss from operations before income
  taxes ..................................     (4,800,745)    (1,984,545)    (2,816,200)        (141.9)         (9.3)    (11,790.3)
Provision for income taxes ...............          5,600          8,400          2,800           33.3            --         (49.9)
                                             ------------   ------------   ------------   ------------    ----------    ----------

Net loss .................................   $ (4,806,345)  $ (1,992,945)  $ (2,813,400)        (141.2)%        (9.3)%   (11,840.2)%
                                             ============   ============   ============   ============    ==========    ==========

     NET SALES. Net sales for the nine months ended September 30, 2005 increased by $51,513,903 to $51,530,735 as compared to $16,832 for the nine months ended September 30, 2004. Sales attributable to the acquisition of Kinergy on March 23, 2005 contributed $51,513,903 of this increase. Without the acquisition of Kinergy, our net sales would have been $0. This was due to ceasing our transloading services in order to begin construction of our Madera County ethanol plant on this site.

     GROSS PROFIT. Gross profit for the nine months ended September 30, 2005 increased by $1,828,822 to $1,834,865 as compared to $6,043 for the nine months ended September 30, 2004, primarily due to the acquisition of Kinergy on March 23, 2005. Gross profit as a percentage of net sales decreased to 3.6% for the nine months ended September 30, 2005 as compared to 36% for the nine months ended September 30, 2004. This difference is attributable to the acquisition of Kinergy on March 23, 2005.

     Historically, Kinergy's gross profit margins have averaged between 2.0% and 4.4%. Kinergy's gross profit margin in 2004 was 3.9%. We believe that Kinergy's future gross profit margins will be lower than historical levels for two principal reasons. First, higher ethanol sales volumes and increased competition in the ethanol market have reduced margins, and will continue to reduce margins, as compared to historical levels. Second, Kinergy is emphasizing direct sales to a greater degree. Direct sales ordinarily have gross profit margins of approximately 1.0% over periods of one year or more, a level that is consistent with our recent ethanol marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and, we believe, with the ethanol marketing industry as a whole.

     Kinergy's gross profit margin declined by 8% from 3.9% in 2004 to 3.6% for the nine months ended September 30, 2005. The decline in Kinergy's gross profit margin for the first nine months of 2005 resulted primarily from a combination of factors. The transition from inventory sales contracts ending in the first quarter of 2005 to new inventory sales contracts beginning in the second quarter of 2005 during a period of rapidly declining market prices reduced gross profit margins for the first and second quarters of 2005. This reduction was offset by rapidly increasing market prices during the third quarter of 2005 resulting in a gross profit margin of 6.2% for that period and a combined gross profit margin of 3.6% for the nine months ended September 30, 2005. Kinergy sold ethanol under these contracts from existing inventory that was purchased at levels higher than the prevailing market price at the time of sale in the second quarter of 2005 and conversely sold ethanol under these contracts from existing inventory that was purchase at levels lower than the prevailing market price at the time of sale in the third quarter. Accordingly, the fluctuation in ethanol prices during the nine months ended September 30, 2005, had the net effect of reducing Kinergy's gross profit margin by 8% from 3.9% in 2004 to 3.6% for the nine months ended September 30, 2005.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended September 30, 2005 increased by $3,284,923 (460%) to $3,999,653 as compared to $714,730 for the nine months ended September 30, 2004. This increase was primarily due to $1,227,250 in additional legal, accounting and consulting fees, $427,668 for amortization of intangibles and $506,292 in additional payroll expense related to the three executive employment agreements that became effective upon the consummation of the Share Exchange Transaction on March 23, 2005, the addition of two staff positions in May and June 2005, an employee promotion in May 2005, the addition of two executive positions in June 2005, the addition of two high-level ethanol plant management positions in September 2005. The increase in selling, general and administrative expenses also was due to a $300,000 increase from the accrual of a bonus due Neil M. Koehler under his employment agreement, $143,998 in additional insurance expense related to the addition of a directors and officers insurance policy in October 2004, the addition of a property and general liability policy for Kinergy in April, and an insurance premium increase effective June 2004 related to a silo fire that occurred in January 2004 at our Madera County grain facility, a $154,918 increase for expenses related to the termination of the proposed acquisition of Phoenix Bio-Industries, LLC, a $128,259 increase in business travel expenses, a $97,401 increase in research and development expense, a $63,818 increase in market and filing fees, a $61,300 increase in policy and investor relations expenses, a $41,281 increase in rents, a $35,909 increase in marketing expense, an $18,665 increase in dues and trade memberships, a $15,260 increase in telephone expense, a $7,158 increase in bad debt expense, and the net balance of $55,746 related to various increases in other selling, general and administrative expenses.

     We expect that over the near term, our selling, general and administration expenses will increase as a result of, among other things, increased legal and accounting fees associated with increased corporate governance activities in response to the Sarbanes-Oxley Act of 2002, recently adopted rules and regulations of the Securities and Exchange Commission, the filing of a registration statement with the Securities and Exchange Commission to register for resale the shares of common stock and shares of common stock underlying warrants issued in various private offerings, increased employee costs associated with planned staffing increases, increased sales and marketing expenses, increased activities related to the construction of our Madera County ethanol production facility and increased activity in searching for and analyzing potential acquisitions.

     SERVICES RENDERED IN CONNECTION WITH FEASIBILITY STUDY. Services rendered in connection with feasibility study for the nine months ended September 30, 2005 increased by $852,250 (100%) as compared to $0 for the nine months ended September 30, 2004. This expense arose in connection with the acquisition of ReEnergy and relates to a feasibility study for an ethanol plant in Visalia, California. Based on this study, ReEnergy entered into an option to buy land for the ethanol plant site at a fixed price of $12,000 per acre.

     NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the nine months ended September 30, 2005 increased by $887,467 (103%) to $1,749,967 as compared to $862,500 for the nine months ended September 30, 2004. Of this amount, $651,000 related to non-cash compensation from stock grants in connection with the hiring of two employees, $232,250 related to a stock grant that vested upon closing of the Share Exchange Transaction on March 23, 2005, $70,500 related to non-cash consulting fees for stock options granted to a consulting firm in connection with the employment of our Chief Financial Officer, $46,800 related to non-cash compensation for stock options granted in connection with the hiring of two ethanol plant managers, $21,656 related to non-cash compensation for stock options granted to reward employees for past performance, and $134,739 related to a decrease in non-cash consulting fees for warrants that were granted in February 2004 and that vested over one year. We expect to incur non-cash consulting fee expenses for warrants granted in connection with the consummation of the Share Exchange Transaction that vest ratably over two years in the amount of $89,125 per month for the remainder of the two-year term ending on March 23, 2007.

     OTHER INCOME/(EXPENSE). Other income/(expense) increased by $379,618 to $(33,740) for the nine months ended September 30, 2005 as compared to ($413,358) for the nine months ended September 30, 2004, primarily due to approximately $255,688 of interest income on cash held in seven day investment accounts and a net decrease of $123,930 in interest expense related to long-term debt, amortization of discount, and construction payables, net of capitalized interest related to our planned Madera County ethanol plant.

     YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

                                                                                                          RESULTS AS A PERCENTAGE
                                                                             DOLLAR      PERCENTAGE        OF NET SALES FOR THE
                                                      YEAR ENDED            VARIANCE      VARIANCE               YEAR ENDED
                                                     DECEMBER 31,          -----------   -----------            DECEMBER 31,
                                               -------------------------    FAVORABLE     FAVORABLE     --------------------------
                                                   2004         2003      (UNFAVORABLE) (UNFAVORABLE)      2004           2003
                                               -----------   -----------   -----------   -----------    -----------    -----------
Net sales .................................... $    19,764   $ 1,016,594      (996,830)        (98.1)%        100.0%         100.0%
Cost of sales ................................      12,523       946,012       933,489          98.7           63.4           93.1
                                               -----------   -----------   -----------   -----------    -----------    -----------
Gross profit .................................       7,241        70,582       (63,341)        (89.7)          36.6            6.9
Selling, general and administrative expenses .   1,070,010       647,731      (422,279)        (65.2)       5,413.9           63.7
Non-cash compensation and consulting fees ....   1,207,500            --    (1,207,500)           --        6,109.6             --
                                               -----------   -----------   -----------   -----------    -----------    -----------
Loss from operations .........................  (2,270,269)     (577,149)   (1,693,120)       (293.4)     (11,486.9)         (56.8)
Total other expense ..........................    (530,698)     (279,930)     (250,768)        (89.6)       2,685.2           27.5
                                               -----------   -----------   -----------   -----------    -----------    -----------
Loss from operations before income taxes .....  (2,800,967)     (857,079)   (1,943,888)       (226.8)     (14,172.1)         (84.3)
Provision for income taxes ...................      (1,600)       (1,600)           --            --            8.1            0.2
                                               -----------   -----------   -----------   -----------    -----------    -----------
Net loss ..................................... $(2,802,567)  $  (858,679)  $(1,943,888)       (226.4)%    (14,180.2)%        (84.5)%
                                               ===========   ===========   ===========   ===========    ===========    ===========

     NET SALES. Net sales for the year ended December 31, 2004 decreased by $996,830 to $19,764 as compared to $1,016,594 for the year ended December 31, 2003. This decrease resulted from a decrease in our sales of grain inventory acquired in the purchase of a grain facility and reluctance by management to pursue further grain plant operations during the construction of our ethanol plant on this site.

     GROSS PROFIT. Gross profit for the year ended December 31, 2004 decreased by $63,341 to $7,241 as compared to $70,582 for the year ended December 31, 2003, primarily due to the decrease in grain inventory sales. Gross profit as a percentage of net sales increased to 36.6% for the year ended December 31, 2004 as compared to 6.9% for the year ended December 31, 2003. This difference is attributable to the relative decrease in net sales and decrease in cost of sales for the year ended December 31, 2004 as compared to the year ended December 31, 2003.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the year ended December 31, 2004 increased by $422,279 (65.2%) to $1,070,010 as compared to $647,731 for the year ended
December 31, 2003. This increase was primarily due to additional payroll expense of approximately $188,000 associated with having wages for only six months in 2003, an increase in salary for one employee in connection with a promotion in May 2004, and adding a staff and controller position in March and June of 2004, respectively, an increase of approximately $90,000 for professional fees and consulting expenses and an increase of approximately $105,000 for an insurance premium increase effective June 2004 related to a silo fire that occurred in January 2004 at our Madera County grain facility and a full year of premiums in 2004 as compared to a partial year of premiums in 2003 resulting from our purchase of our Madera County grain facility in June 2003. Other significant expense increases consisted of approximately $34,000 in property taxes, $33,000 in depreciation expense, $29,000 in utility and telephone expense, $28,000 in computer and website expense, $19,000 in rents, $18,000 in business travel expense, and $49,000 for all other operating expenses, all associated with twelve months of expense in 2004 compared to approximately 6 months of expense in 2003 related to the purchase of our Madera County grain facility in June 2003. Decreases of approximately $92,000 for impaired goodwill and $19,000 for settled corn contracts were one time charges in 2003. An additional decrease of approximately $60,000 resulted from a marketing event that occurred in 2003 but that was not repeated in 2004. We expect that over the near term, our selling, general and administration expenses will increase as a result of continued company growth.

     NON-CASH COMPENSATION AND CONSULTING FEES. Non-cash compensation and consulting fees for the year ended December 31, 2004 increased to $1,207,500 as compared to none for the year ended December 31, 2003. All of this $1,207,500 increase related to non-cash consulting fees for warrants.

     TOTAL OTHER EXPENSE. Total other expense increased by $250,768 to $530,698 for the year ended December 31, 2004 as compared to $279,930 for the year ended December 31, 2003, primarily due to interest expense on debt that arose in connection with the acquisition of a grain facility.

LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended September 30, 2005, we funded our operations primarily from net income of $1,377,138 from Kinergy and $18,879,749 in net proceeds we received in connection with a private offering of equity securities on March 23, 2005, as described below. As of September 30, 2005, we had working capital of $11,306,924, which represented a $12,331,671 increase from negative working capital of $1,024,747 at December 31, 2004, primarily due to the proceeds from the private offering. As of September 30, 2005 and December 31, 2004, we had accumulated deficits of $8,467,591 and $3,661,246, respectively, and cash and cash equivalents of $11,344,034 and $42, respectively.

     Our current available capital resources consist primarily of approximately $11.3 million in cash as of September 30, 2005. This amount was primarily raised through the private offering by PEI California described below. We expect that our future available capital resources will consist primarily of any balance of the $11.3 million in cash as of September 30, 2005, cash generated from Kinergy's ethanol marketing business, if any, and future debt and/or equity financings, if any.

     Accounts receivable increased $2,410,134 during the nine months ended September 30, 2005 from $8,464 as of December 31, 2004 to $2,418,598 as of September 30, 2005. Sales attributable to the acquisition of Kinergy contributed substantially all of this increase.

     Inventory balances increased $633,691 during the nine months ended September 30, 2005, from $0 as of December 31, 2004 to $633,691 as of September 30, 2005 because of the acquisition of Kinergy. Inventory represented 1.6% of our total assets as of September 30, 2005.

     Cash used in our operating activities totaled $1,729,288 for the nine months ended September 30, 2005 as compared to cash used by operating activities of $120,991 for the nine months ended September 30, 2004. This $1,608,297 increase in cash used in operating activities primarily resulted from an increase in pre-paid expenses.

     Cash used in our investing activities totaled $6,321,638 for the nine months ended September 30, 2005 as compared to $754,132 of cash used for the nine months ended September 30, 2004. Included in the results for the nine months ended September 30, 2005 are net cash of $307,808 used in connection with the Share Exchange Transaction, net cash of $7,146,598 used to purchase property, plant and equipment, $10,000 used for an option to acquire land, $4,086 used for a security deposit, and net cash of $1,146,854 that we acquired in connection with the Share Exchange Transaction.

     Cash provided by our financing activities totaled $19,394,918 for the nine months ended September 30, 2005 as compared to $846,947 for the nine months ended September 30, 2004. The change is primarily due to the net proceeds of $18,879,749 from a private offering of equity securities on March 23, 2005, as further described below.

     In November 2005, we entered into a purchase agreement with Cascade Investment, L.L.C that provides for the purchase and sale of 5,250,000 shares of our Series A Cumulative Redeemable Convertible Preferred Stock for an aggregate purchase price of $84.0 million. Of the $84.0 million aggregate purchase price, $4.0 million is payable to us at closing and $80.0 million is to be deposited into a restricted cash account and disbursed in accordance with a deposit agreement to be executed at closing. Upon closing, if it occurs, we would be entitled to use the initial $4.0 million of proceeds for general working capital and must use the remaining $80.0 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the deposit agreement. The closing of the purchase and sale of the preferred stock is subject to numerous customary conditions. The closing is also subject to approval of the transaction by our stockholders. In addition, the closing is subject to execution and delivery in form and substance satisfactory to the purchaser of agreements relating to the construction, operation and financing of our Madera County ethanol production facility. An additional condition to the closing provides that the closing must occur on or before March 31, 2006 unless the purchaser has extended the closing date. Because of the numerous conditions to closing, it is possible that we may never complete, or receive any proceeds from, this transaction.

     We have a $2.0 million revolving line of credit with Comerica Bank, or Comerica, that we use from time to time in connection with the operations of Kinergy. Principal amounts outstanding under the line of credit accrue interest, on a per annum basis, at Comerica's "base rate" of interest plus 1.0%. Comerica's "base rate" of interest is currently the prime rate of interest and is subject to adjustment from time to time by Comerica. As of September 30, 2005, the interest rate on principal amounts outstanding under the line of credit would have been 7.75%.

     We have used a portion of the net proceeds from the private offering that occurred in March 2005 to fund our working capital requirements and begin site preparation at our Madera County site. We expect to use the remainder of the net proceeds from this offering to fund our working capital requirements over the next 12 months and to continue construction of our first ethanol production facility in Madera County. These net proceeds, and additional debt and/or equity capital that we intend to raise, are expected to be used as follows for a total cost of completion of our Madera County ethanol production facility estimated at approximately $55.0 million: grain and WDG handling ($1.2 million); site work ($2.3 million); building and concrete ($7.7 million); site utilities ($3.3 million); process utilities ($3.9 million); mash preparation, fermentation and carbon dioxide scrubbing ($2.4 million); distillation, dehydration, separation and evaporation ($4.9 million); equipment installation ($1.8 million); piping ($5.7 million); electrical ($3.6 million); engineering and general conditions ($12.5 million); and miscellaneous ($5.6 million). The above amounts do not include up to $5.0 million in additional funding required for capital raising costs and expenses. Significant additional funding is required to complete construction of this ethanol facility and we may not be successful in obtaining these additional funds. See "Risk Factors."

     On March 23, 2005, prior to the consummation of the Share Exchange Transaction, PEI California issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. PEI California paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $272,366 through September 30, 2005 and continue to be incurred in connection with various securities filings and the registration statement described below.

     We are obligated under a Registration Rights Agreement related to the above financing to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission, or the Commission, registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If we (i) do not file the Registration Statement within the time period prescribed, or (ii) fail to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that we are notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Commission on or before November 3, 2005, or (iv) after the Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, we are required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we are required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     The Registration Rights Agreement also provides for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a Registration Statement with the Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

     The Registration Statement was not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005. We endeavored to have all security holders entitled to these registration rights execute amendments to the Registration Rights Agreement reducing the penalty from 2.0% to 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. This penalty reduction applies to penalties accrued on or prior to January 31, 2006 as a result of the related Registration Statement not being declared effective by the Securities and Exchange Commission. Certain of the security holders executed this amendment. However, not all security holders executed this amendment and as a result, we paid an aggregate of $298,050 in penalties on November 8, 2005, which will be recorded in the quarterly period ending December 31, 2005.

     We believe that current and future available capital resources, revenues generated from operations, and other existing sources of liquidity, including the credit facilities we have and the remaining proceeds we have from PEI California's March 2005 private offering, will be adequate to meet our anticipated working capital and capital expenditure requirements for at least the next twelve months. If, however, our capital requirements or cash flow vary materially from our current projections, if unforeseen circumstances occur, or if we require a significant amount of cash to fund future acquisitions, we may require additional financing. Our failure to raise capital, if needed, could restrict our growth, limit our development of new products or hinder our ability to compete.

EFFECTS OF INFLATION

     The impact of inflation and changing prices has not been significant on the financial condition or results of operations of either our company or our operating subsidiaries.

IMPACTS OF NEW ACCOUNTING PRONOUNCEMENTS

     In November 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," SFAS No. 151 clarifies that abnormal inventory costs such as costs of idle facilities, excess freight and handling costs, and wasted materials (spoilage) are required to be recognized as current period costs. The provisions of SFAS No. 151 are effective for our fiscal 2006. We are currently evaluating the provisions of SFAS No. 151 and do not expect that adoption will have a material effect on our financial position, results of operations or cash flows.

     In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes Accounting Principles Board ("APB") 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

     We currently utilize a standard option pricing model (i.e., Black-Scholes) to measure the fair value of stock options granted to employees. While SFAS 123R permits entities to continue to use such a model, the standard also permits the use of a "lattice" model. We have not yet determined which model we will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

     We currently expect to adopt SFAS 123R effective January 1, 2006. However, because we have not yet determined which of the aforementioned adoption methods we will use, we have not yet determined the impact of adopting SFAS 123R.

RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS DOCUMENT AND IN OUR OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING OUR SUBSEQUENT REPORTS ON FORMS 10-QSB AND 8-K, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK OR TO MAINTAIN OR INCREASE YOUR INVESTMENT IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                    RISKS RELATED TO OUR COMBINED OPERATIONS

   WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST AND WE MAY INCUR SIGNIFICANT LOSSES IN THE FUTURE. IF WE CONTINUE TO INCUR LOSSES, WE WILL EXPERIENCE NEGATIVE CASH FLOW, WHICH MAY HAMPER OUR OPERATIONS, MAY PREVENT US FROM EXPANDING OUR BUSINESS AND MAY CAUSE OUR STOCK PRICE TO DECLINE.

     We have incurred losses in the past. As of September 30, 2005, we had an accumulated deficit of approximately $8.5 million. For the nine months ended September 30, 2005, we incurred a net loss of approximately $4.8 million. We expect to incur losses for the foreseeable future and at least until the completion of our initial ethanol production facility in Madera County, California. We estimate that the earliest completion date of this facility and, as a result, our earliest date of ethanol production, will not occur until the fourth quarter of 2006. We expect to rely on cash from operations and debt and equity financing to fund all of the cash requirements of our business. If our net losses continue, we will experience negative cash flow, which may hamper current operations and may prevent us from expanding our business. We may be unable to attain, sustain or increase profitability on a quarterly or annual basis in the future. If we do not achieve, sustain or increase profitability our stock price may decline.

   THE HIGH CONCENTRATION OF OUR SALES WITHIN THE ETHANOL PRODUCTION AND MARKETING INDUSTRY COULD RESULT IN A SIGNIFICANT REDUCTION IN SALES AND NEGATIVELY AFFECT OUR PROFITABILITY IF DEMAND FOR ETHANOL DECLINES.

     Our revenue is and will continue to be derived primarily from sales of ethanol. Currently, the predominant oxygenate used to blend with gasoline is ethanol. Ethanol competes with several other existing products and other alternative products could also be developed for use as fuel additives. We expect to be completely focused on the production and marketing of ethanol and its co-products for the foreseeable future. We may be unable to shift our


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business focus away from the production and marketing of ethanol to other renewable fuels or competing products. Accordingly, an industry shift away from ethanol or the emergence of new competing products may reduce the demand for ethanol. A downturn in the demand for ethanol would significantly and adversely affect our sales and profitability.

   WE PLAN TO FUND A SUBSTANTIAL MAJORITY OF THE CONSTRUCTION COSTS OF OUR PLANNED ETHANOL PRODUCTION FACILITIES THROUGH THE ISSUANCE OF A SIGNIFICANT AMOUNT OF DEBT, RESULTING IN SUBSTANTIAL DEBT SERVICE REQUIREMENTS THAT COULD REDUCE THE VALUE OF YOUR INVESTMENT.

     We plan to fund a substantial majority of the construction costs of our planned ethanol production facilities through the issuance of a significant amount of debt. For example, we anticipate that we will need to raise an additional $60.0 million in debt financing to complete construction of our first ethanol production facility in Madera County. As a result, our capital structure will be highly leveraged. Our debt levels and debt service requirements could have important consequences which could reduce the value of your investment, including:

     o limiting our ability to borrow additional amounts for operating capital or other purposes and causing us to be able to borrow additional funds only on unfavorable terms;
     o reducing funds available for operations and distributions because a substantial portion of our cash flow will be used to pay interest and principal on our debt;
     o    making us vulnerable to increases in prevailing interest rates;
     o placing us at a competitive disadvantage because we may be substantially more leveraged than some of our competitors;
     o subjecting all or substantially all of our assets to liens, which means that there may be no assets left for our stockholders in the event of a liquidation; and
     o limiting our ability to adjust to changing market conditions, which could increase our vulnerability to a downturn in our business or general economic conditions.

     If we are unable to pay our debt service obligations, we could be forced to reduce or eliminate dividends to our stockholders, if they were to commence, and/or reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt on substantially less favorable terms. In the event that we are unable to refinance all or a portion of our debt or raise funds through asset sales, sales of equity or otherwise, we may be forced to liquidate and you could lose your entire investment.

   GOVERNMENTAL REGULATIONS OR THE REPEAL OR MODIFICATION OF VARIOUS TAX INCENTIVES FAVORING THE USE OF ETHANOL COULD REDUCE THE DEMAND FOR ETHANOL AND CAUSE OUR SALES AND PROFITABILITY TO DECLINE.

     Our business is subject to extensive regulation by federal, state and local governmental agencies. We cannot predict in what manner or to what extent governmental regulations will harm our business or the ethanol production and marketing industry in general. For example the recent energy bill signed into law by President Bush includes a national renewable fuels standard that requires refiners to blend a percentage of renewable fuels into gasoline. This legislation replaces the current oxygenate requirements in the State of California and may potentially decrease the demand for ethanol in the State of California. If the demand for ethanol in the State of California decreases, our sales and profitability would decline.

     The fuel ethanol business benefits significantly from tax incentive policies and environmental regulations that favor the use of ethanol in motor fuel blends in the United States. Currently, a gasoline marketer that sells gasoline without ethanol must pay a federal tax of $0.18 per gallon compared to $0.13 per gallon for gasoline that is blended with 10% ethanol. Smaller credits are available for gasoline blended with lesser percentages of ethanol. The repeal or substantial modification of the federal excise tax exemption for ethanol-blended gasoline or, to a lesser extent, other federal or state policies and regulations that encourage the use of ethanol could have a detrimental effect on the ethanol production and marketing industry and materially and adversely affect our sales and profitability.

   VIOLATIONS OF ENVIRONMENTAL REGULATIONS COULD SUBJECT US TO SEVERE PENALTIES AND MATERIALLY AND ADVERSELY AFFECT OUR SALES AND PROFITABILITY.

     The production and sale of ethanol is subject to regulation by agencies of the federal government, including, but not limited to, the Environmental Protection Agency, or the EPA, as well as other agencies in each jurisdiction in which ethanol is produced, sold, stored or transported. Environmental laws and regulations that affect our operations, and that are expected to affect our planned operations, are extensive and have become progressively more stringent. Applicable laws and regulations are subject to change, which could be made retroactively. Violations of environmental laws and regulations or permit conditions can result in substantial penalties, injunctive orders compelling installation of additional controls, civil and criminal sanctions, permit revocations and/or facility shutdowns. If significant unforeseen liabilities arise for corrective action or other compliance, our sales and profitability could be materially and adversely affected.

   WE RELY HEAVILY ON OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, NEIL M. KOEHLER. THE LOSS OF HIS SERVICES COULD ADVERSELY AFFECT OUR ABILITY TO SOURCE ETHANOL FROM OUR KEY SUPPLIERS AND OUR ABILITY TO SELL ETHANOL TO OUR CUSTOMERS.

     Our success depends, to a significant extent, upon the continued services of Neil M. Koehler, who is our President and Chief Executive Officer. For example, Mr. Koehler has developed key personal relationships with our ethanol suppliers and customers. We greatly rely on these relationships in the conduct of our operations and the execution of our business strategies. The loss of Mr. Koehler could, therefore, result in the loss of our favorable relationships with one or more of our ethanol suppliers and customers. In addition, Mr. Koehler has considerable experience in the construction, start-up and operation of ethanol production facilities and in the ethanol marketing business. Although we have entered into an employment agreement with Mr. Koehler, that agreement is of limited duration and is subject to early termination by Mr. Koehler under certain circumstances. In addition, we do not maintain "key person" life insurance covering Mr. Koehler or any other executive officer. The loss of Mr. Koehler could also significantly delay or prevent the achievement of our business objectives.

   THE ETHANOL PRODUCTION AND MARKETING INDUSTRY IS EXTREMELY COMPETITIVE. MANY OF OUR SIGNIFICANT COMPETITORS HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND ONE OR MORE OF THESE COMPETITORS COULD USE THEIR GREATER RESOURCES TO GAIN MARKET SHARE AT OUR EXPENSE. IN ADDITION, CERTAIN OF OUR SUPPLIERS MAY CIRCUMVENT OUR MARKETING SERVICES, CAUSING OUR SALES AND PROFITABILITY TO DECLINE.

     The ethanol production and marketing industry is extremely competitive. Many of our significant competitors in the ethanol production and marketing industry, such as Archer-Daniels-Midland Company, or ADM, have substantially greater production, financial, research and development, personnel and marketing resources than we do. In addition, we are not currently producing any ethanol that we sell and therefore are unable to capture the higher gross profit margins generally associated with production activities. As a result, our competitors, who are presently producing ethanol, may have greater relative advantages resulting from greater capital resources due to higher gross profit margins. As a result, our competitors may be able to compete more aggressively and sustain that competition over a longer period of time than we could. Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures. This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

     In addition, some of our suppliers are potential competitors and, especially if the price of ethanol remains at historically high levels, they may seek to capture additional profits by circumventing our marketing services in favor of selling directly to our customers. If one or more of our major suppliers, or numerous smaller suppliers, circumvent our marketing services, our sales and profitability will decline.

   OUR FAILURE TO MANAGE OUR GROWTH EFFECTIVELY COULD PREVENT US FROM ACHIEVING OUR GOALS.

     Our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. The growth of our business, and in particular, the completion of construction of our planned ethanol production facilities, will require significant investments of capital and management's close attention. In addition to our plans to construct additional ethanol production facilities after the completion of our first facility in Madera County, we have recently entered into significant marketing agreements with Front Range Energy, LLC and Phoenix Bio-Industries, LLC, and we are seeking to enter into additional similar agreements with companies that currently, or expect to, produce ethanol, all of which may result in a substantial growth in our marketing business. Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, technicians and other personnel. We may be unable to do so. In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments. If we are unable to successfully manage our growth, we may be unable to achieve our goals.

                    RISKS RELATING TO THE BUSINESS OF KINERGY

   KINERGY'S PURCHASE AND SALE COMMITMENTS AS WELL AS ITS INVENTORY OF ETHANOL HELD FOR SALE SUBJECT US TO THE RISK OF FLUCTUATIONS IN THE PRICE OF ETHANOL, WHICH MAY RESULT IN LOWER OR EVEN NEGATIVE GROSS PROFIT MARGINS AND WHICH COULD MATERIALLY AND ADVERSELY AFFECT OUR PROFITABILITY.

     Kinergy's purchases and sales of ethanol are not always matched with sales and purchases of ethanol at prevailing market prices. Kinergy commits from time to time to the sale of ethanol to its customers without corresponding and commensurate commitments for the supply of ethanol from its suppliers, which subjects us to the risk of an increase in the price of ethanol. Kinergy also commits from time to time to the purchase of ethanol from its suppliers without corresponding and commensurate commitments for the purchase of ethanol by its customers, which subjects us to the risk of a decline in the price of ethanol. In addition, Kinergy increases inventory levels in anticipation of rising ethanol prices and decreases inventory levels in anticipation of declining ethanol prices. As a result, Kinergy is subject to the risk of ethanol prices moving in unanticipated directions, which could result in declining or even negative gross profit margins. Accordingly, our business is subject to fluctuations in the price of ethanol and these fluctuations may result in lower or even negative gross margins and which could materially and adversely affect our profitability.

   KINERGY DEPENDS ON A SMALL NUMBER OF CUSTOMERS FOR THE VAST MAJORITY OF ITS SALES. A REDUCTION IN BUSINESS FROM ANY OF THESE CUSTOMERS COULD CAUSE A SIGNIFICANT DECLINE IN OUR OVERALL SALES AND PROFITABILITY.

     The vast majority of Kinergy's sales are generated from a small number of customers. During the first nine months of 2005, sales to Kinergy's two largest customers that provided 10% or more of total sales represented approximately 17% and 12%, respectively, representing an aggregate of approximately 29%, of our total sales. During 2004, sales to Kinergy's four largest customers that provided 10% or more of the total sales represented approximately 13%, 12%, 12% and 12%, respectively, representing an aggregate of approximately 49%, of our total sales. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of customers for a significant majority of its sales. Kinergy's agreements with these customers generally do not require them to purchase any specified amount of ethanol or dollar amount of sales or to make any purchases whatsoever. Therefore, in any future period, Kinergy's sales generated from these customers, individually or in the aggregate, may not equal or exceed historical levels. If sales to any of these customers cease or decline, Kinergy may be unable to replace these sales with sales to either existing or new customers in a timely manner, or at all. A cessation or reduction of sales to one or more of these customers could cause a significant decline in our overall sales and profitability.

   KINERGY'S LACK OF LONG-TERM ETHANOL ORDERS AND COMMITMENTS BY ITS CUSTOMERS COULD LEAD TO A RAPID DECLINE IN OUR SALES AND PROFITABILITY.

     Kinergy cannot rely on long-term ethanol orders or commitments by its customers for protection from the negative financial effects of a decline in the demand for ethanol or a decline in the demand for Kinergy's services. The limited certainty of ethanol orders can make it difficult for us to forecast our sales and allocate our resources in a manner consistent with our actual sales. Moreover, our expense levels are based in part on our expectations of future sales and, if our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. Furthermore, because Kinergy depends on a small number of customers for the vast majority of its sales, the magnitude of the ramifications of these risks is greater than if Kinergy's sales were less concentrated within a small number of customers. As a result of Kinergy's lack of long-term ethanol orders and commitments, we may experience a rapid decline in our sales and profitability.

   KINERGY DEPENDS ON A SMALL NUMBER OF SUPPLIERS FOR THE VAST MAJORITY OF THE ETHANOL THAT IT SELLS. IF ANY OF THESE SUPPLIERS IS UNABLE OR DECIDES NOT TO CONTINUE TO SUPPLY KINERGY WITH ETHANOL IN ADEQUATE AMOUNTS, KINERGY MAY BE UNABLE TO SATISFY THE DEMANDS OF ITS CUSTOMERS AND OUR SALES, PROFITABILITY AND RELATIONSHIPS WITH OUR CUSTOMERS WILL BE ADVERSELY AFFECTED.

     Kinergy depends on a small number of suppliers for the vast majority of the ethanol that it sells. During the first nine months of 2005, Kinergy's four largest suppliers that provided 10% or more of total purchases made represented approximately 28%, 21%, 19% and 11%, respectively, representing an aggregate of approximately 80%, of the total ethanol Kinergy purchased for resale. During 2004, Kinergy's three largest suppliers that provided 10% or more of the total purchases made represented approximately 27%, 23% and 14%, respectively, representing an aggregate of approximately 64% of the total ethanol Kinergy purchased for resale. We expect that Kinergy will continue to depend for the foreseeable future upon a small number of suppliers for a significant majority of the ethanol that it purchases. In addition, Kinergy sources the ethanol that it sells primarily from suppliers in the Midwestern United States. The delivery of the ethanol that Kinergy sells is therefore subject to delays resulting from inclement weather and other conditions. Also, there is currently a substantial demand for ethanol which has, for most of 2005, far exceeded ethanol production capacities and Kinergy's management has, from time to time, found it very difficult to satisfy all the demands for ethanol by Kinergy's customers. If any of these suppliers is unable or declines for any reason to continue to supply Kinergy with ethanol in adequate amounts, Kinergy may be unable to replace that supplier and source other supplies of ethanol in a timely manner, or at all, to satisfy the demands of its customers. If this occurs, our sales and profitability and Kinergy's relationships with its customers will be adversely affected.

                RISKS RELATING TO THE BUSINESS OF PEI CALIFORNIA

   THE COMPLETION OF CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES WILL REQUIRE SIGNIFICANT ADDITIONAL FUNDING, WHICH WE EXPECT TO RAISE THROUGH DEBT AND EQUITY FINANCING. WE MAY NOT BE SUCCESSFUL IN RAISING ADEQUATE CAPITAL WHICH MAY FORCE US TO ABANDON CONSTRUCTION OF ONE OR MORE, OR EVEN ALL, OF OUR PLANNED ETHANOL PRODUCTION FACILITIES.

     In order to complete the construction of the various planned ethanol production facilities, we will require significant additional funding. For example, we anticipate that we will need to raise an additional $60.0 million in debt financing to complete construction of our first ethanol production facility in Madera County. We have no contracts with or binding commitments from any bank, lender or financial institution for this debt financing. We may not be able to obtain any funding from one or more lenders, or if funding is obtained, that it will be on terms that we have anticipated or that are otherwise acceptable to us. If we are unable to secure adequate debt financing, or debt financing on acceptable terms is unavailable for any reason, we may be forced to abandon our construction of one or more, or even all, of our planned ethanol production facilities.

   PEI CALIFORNIA HAS NOT CONDUCTED ANY SIGNIFICANT BUSINESS OPERATIONS AND HAS BEEN UNPROFITABLE TO DATE. IF PEI CALIFORNIA FAILS TO COMMENCE SIGNIFICANT BUSINESS OPERATIONS, IT WILL BE UNSUCCESSFUL, WILL DECREASE OUR OVERALL PROFITABILITY AND WE WILL HAVE FAILED TO ACHIEVE ONE OF OUR SIGNIFICANT GOALS.

     PEI California has not conducted any significant business operations and has been unprofitable to date. Accordingly, there is no prior operating history by which to evaluate the likelihood of PEI California's success or its contribution to our overall profitability. PEI California may never complete construction of an ethanol production facility and commence significant operations or, if PEI California does complete the construction of an ethanol production facility, PEI California may not be successful or contribute positively to our profitability. If PEI California fails to commence significant business operations, it will be unsuccessful and will decrease our overall profitability and we will have failed to achieve one of our significant goals.

   THE MARKET PRICE OF ETHANOL IS VOLATILE AND SUBJECT TO SIGNIFICANT FLUCTUATIONS, WHICH MAY CAUSE OUR PROFITABILITY TO FLUCTUATE SIGNIFICANTLY.

     The market price of ethanol is dependent on many factors, including on the price of gasoline, which is in turn dependent on the price of petroleum. Petroleum prices are highly volatile and difficult to forecast due to frequent changes in global politics and the world economy. The distribution of petroleum throughout the world is affected by incidents in unstable political environments, such as Iraq, Iran, Kuwait, Saudi Arabia, the former U.S.S.R. and other countries and regions. The industrialized world depends critically on oil from these areas, and any disruption or other reduction in oil supply can cause significant fluctuations in the prices of oil and gasoline. We cannot predict the future price of oil or gasoline and may establish unprofitable prices for the sale of ethanol due to significant fluctuations in market prices. For example, the price of ethanol declined by approximately 25% from its 2004 average price per gallon in only five months from January 2005 through May 2005. In recent years, the prices of gasoline, petroleum and ethanol have all reached historically unprecedented high levels. If the prices of gasoline and petroleum decline, we believe that the demand for and price of ethanol may be adversely affected. Fluctuations in the market price of ethanol may cause our profitability to fluctuate significantly.

     We believe that the production of ethanol is expanding rapidly. There are a number of new plants under construction and planned for construction, both inside and outside California. We expect existing ethanol plants to expand by increasing production capacity and actual production. Increases in the demand for ethanol may not be commensurate with increasing supplies of ethanol. Thus, increased production of ethanol may lead to lower ethanol prices. The increased production of ethanol could also have other adverse effects. For example, increased ethanol production could lead to increased supplies of co-products from the production of ethanol, such as wet distillers grain, or WDG. Those increased supplies could lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and cause higher ethanol production costs and, in the event that PEI California is unable to pass increases in the price of corn to its customers, will result in lower profits. We cannot predict the future price of ethanol or WDG. Any material decline in the price of ethanol or WDG will adversely affect our sales and profitability.

   THE CONSTRUCTION AND OPERATION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL REGULATIONS AND PERMIT REQUIREMENTS.

     The production of ethanol involves the emission of various airborne pollutants, including particulates, carbon monoxide, oxides of nitrogen and volatile organic compounds. PEI California will be subject to extensive air, water and other environmental regulations in connection with the construction and operation of our planned ethanol production facilities. PEI California also may be required to obtain various other water-related permits, such as a water discharge permit and a storm-water discharge permit, a water withdrawal permit and a public water supply permit. If for any reason PEI California is unable to obtain any of the required permits, construction costs for our planned ethanol production facilities are likely to increase; in addition, the facilities may not be fully constructed at all. It is also likely that operations at the facilities will be governed by the federal regulations of the Occupational Safety and Health Administration, or OSHA, and other regulations. Compliance with OSHA and other regulations may be time-consuming and expensive and may delay or even prevent sales of ethanol in California or in other states.

   VARIOUS RISKS ASSOCIATED WITH THE CONSTRUCTION OF OUR PLANNED ETHANOL PRODUCTION FACILITIES MAY ADVERSELY AFFECT OUR SALES AND PROFITABILITY.

     Delays in the construction of our planned ethanol production facilities or defects in materials and/or workmanship may occur. Any defects could delay the commencement of operations of the facilities, or, if such defects are discovered after operations have commenced, could halt or discontinue operation of a particular facility indefinitely. In addition, construction projects often involve delays in obtaining permits and encounter delays due to weather conditions, fire, the provision of materials or labor or other events. For example, PEI California experienced a fire at its Madera County site during the first quarter of 2004 which required repairs to areas and equipment damaged by the fire. In addition, changes in interest rates or the credit environment or changes in political administrations at the federal, state or local levels that result in policy change towards ethanol or our project in particular, could cause construction and operation delays. Any of these events may adversely affect our sales and profitability.

     PEI California may encounter hazardous conditions at or near each of its planned facility sites, including the Madera County site that may delay or prevent construction of a particular facility. If PEI California encounters a hazardous condition at or near a site, work may be suspended and PEI California may be required to correct the condition prior to continuing construction. The presence of a hazardous condition would likely delay construction of a particular facility and may require significant expenditure of resources to correct the condition. For example, W. M. Lyles Co., the company we have selected to construct our Madera County ethanol production facility, may be entitled to an increase in its fees and afforded additional time for performance if it has been adversely affected by the hazardous condition. If PEI California encounters any hazardous condition during construction, our sales and profitability may be adversely affected.

     We have based our estimated capital resource needs on a design for our first ethanol production facility in Madera County that we estimate will cost an additional $60.0 million. The estimated cost of the facility is based on preliminary discussions and estimates, but the final construction cost of the facility may be significantly higher. Any significant increase in the final construction cost of the facility will adversely affect our profitability, liquidity and available capital resources.

   OUR DEPENDENCE ON AND AGREEMENTS WITH W. M. LYLES CO. FOR THE CONSTRUCTION OF OUR ETHANOL PRODUCTION FACILITY IN MADERA COUNTY COULD ADVERSELY AFFECT OUR LIQUIDITY AND AVAILABLE CAPITAL RESOURCES, OUR SALES AND OUR PROFITABILITY.

     We will be highly dependent upon W. M. Lyles Co. to design and build our ethanol production facility in Madera County. Through Pacific Ethanol Madera, LLC, or PEI Madera, a wholly-owned subsidiary, we have entered into agreements with W. M. Lyles Co. for the construction of this facility. These agreements contain a number of provisions that are favorable to W. M. Lyles Co. and unfavorable to us. These agreements also include a provision that requires us to pay a termination fee of $5.0 million to W. M. Lyles Co. in addition to payment of all costs incurred by W. M. Lyles Co. for services rendered through the date of termination, if we terminate W. M. Lyles Co. in favor of another contractor. Consequently, if we terminate these agreements, the requirement that we pay the termination fee and costs could adversely affect our liquidity and available capital resources. In addition, if W. M. Lyles Co. has entered into or enters into a construction contract with one or more other parties, it may be under pressure to complete another project or projects and may prioritize the completion of another project or projects ahead of our Madera County facility. As a result, PEI California's ability to commence production of and sell ethanol would be delayed, which would adversely affect our overall sales and profitability. Also, through PEI California, we have entered into a letter agreement with W. M. Lyles Co. that provides that, in the event that W. M. Lyles Co. pays performance liquidated damages to PEI Madera as a result of a defect attributable Delta-T Corporation, the engineer for the Madera County facility, or in the event that W. M. Lyles Co. pays liquidated damages to PEI Madera under our Phase 2 Design-Build Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse W. M. Lyles Co. for such liquidated damages to the extent they exceed $2.0 million and up to a maximum of $8.1 million. Reimbursements that PEI California is required to make to W. M. Lyles Co. could adversely affect our liquidity and available capital resources.

   THE RAW MATERIALS AND ENERGY NECESSARY TO PRODUCE ETHANOL MAY BE UNAVAILABLE OR MAY INCREASE IN PRICE, ADVERSELY AFFECTING OUR SALES AND PROFITABILITY.

     The production of ethanol requires a significant amount of raw materials and energy, primarily corn, water, electricity and natural gas. In particular, we estimate that our Madera County ethanol production facility will require approximately 12.5 million bushels or more of corn each year and significant and uninterrupted supplies of water, electricity and natural gas. The prices of corn, electricity and natural gas have fluctuated significantly in the past and may fluctuate significantly in the future. In addition, droughts, severe winter weather in the Midwest, where we expect to source corn, and other problems may cause delays or interruptions of various durations in the delivery of corn to California, reduce corn supplies and increase corn prices. Local water, electricity and gas utilities may not be able to reliably supply the water, electricity and natural gas that our Madera County facility will need or may not be able to supply such resources on acceptable terms. In addition, if there is an interruption in the supply of water or energy for any reason, we may be required to halt ethanol production. We may not be able to successfully anticipate or mitigate fluctuations in the prices of raw materials and energy through the implementation of hedging and contracting techniques. PEI California's hedging and contracting activities may not lower its prices of raw materials and energy, and in a period of declining raw materials or energy prices, these hedging and contracting strategies may result in PEI California paying higher prices than its competitors. In addition, PEI California may be unable to pass increases in the prices of raw materials and energy to its customers. Higher raw materials and energy prices will generally cause lower profit margins and may even result in losses. Accordingly, our sales and profitability may be significantly and adversely affected by the prices and supplies of raw materials and energy.

                        RISKS RELATED TO OUR COMMON STOCK

   WE HAVE ENTERED INTO AN AGREEMENT FOR AN $84.0 MILLION INVESTMENT BY CASCADE INVESTMENT, L.L.C. IF WE ARE UNABLE TO CLOSE THIS TRANSACTION, THE MARKET PRICE OF OUR STOCK IS LIKELY TO DECLINE SIGNIFICANTLY AND INVESTORS PURCHASING OUR STOCK COULD SUFFER SUBSTANTIAL LOSSES.

     In November 2005, we entered into an agreement for an $84.0 million investment by Cascade Investment, L.L.C., a widely-respected investment firm. The closing of this transaction is subject to numerous conditions, including approval by our stockholders and suitable financing arrangements for the construction of our Madera County ethanol production facility. We may be unable to satisfy all conditions to closing. If we are unable to close this transaction, the market price of our stock is likely to decline significantly and investors purchasing our stock could suffer substantial losses. See "Approval of Preferred Stock Sale (Proposal 2)" above and APPENDICES F-I for a more detailed description of the rights and preferences of the Preferred Stock.

   IF WE ARE ABLE TO CLOSE OUR TRANSACTION WITH CASCADE INVESTMENT, L.L.C., OUR COMMON STOCKHOLDERS MAY EXPERIENCE NUMEROUS NEGATIVE EFFECTS AND MOST OF THE RIGHTS OF OUR COMMON STOCKHOLDERS WILL BE SUBORDINATE TO THE RIGHTS OF CASCADE INVESTMENT, L.L.C.

     If we are able to close our transaction with Cascade Investment, L.L.C., our common stockholders may experience numerous negative effects, including substantial dilution. Upon issuance, the 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock, or the Preferred Stock, to be initially issued would immediately be convertible into 10,500,000 shares of our common stock, which amount, when issued, would, based upon the number of shares of our common stock outstanding as of November 28, 2005, represent approximately 27% of our shares outstanding and, in the event that we are profitable, would likewise result in a decrease in our earnings per share by approximately 27%. In addition, income available to common stockholders will be reduced in the period in which the closing of this occurs to the extent that the market price of our common stock is in excess of the $8 per share purchase price, on an as-converted basis, at which we are selling the Preferred Stock. This reduction will be calculated based on the number of shares of common stock deemed issued, on an as-converted basis, multiplied by the difference in the market price of our common stock and the $8 per share purchase price.

     Other negative effects to our common stockholders will include potential additional dilution from dividends paid in Preferred Stock and certain antidilution adjustments. In addition, rights in favor of holders of our Preferred Stock include: seniority in liquidation and dividend preferences; substantial voting rights; numerous protective provisions; the right to appoint two persons to our board of directors and periodically nominate two persons for election by our stockholders to our board of directors;
preemptive rights; and redemption rights. Also, if ultimately issued, the Preferred Stock could have the effect of delaying, deferring and discouraging another party from acquiring control of Pacific Ethanol, Inc. In addition, based on our current number of shares of common stock outstanding, Cascade Investment, L.L.C. would, on an as-converted basis, initially have approximately 27% of all outstanding voting power as compared to approximately 23% of all outstanding voting power held in aggregate by our current executive officers and directors. Any of the above factors may materially and adversely affect our common stockholders and the values of their investments in our common stock. Any of the above factors may materially and adversely affect our common stockholders and the values of their investments in our common stock. See "Approval of Preferred Stock Sale (Proposal 2)" above and APPENDICES F-I for a more detailed description of the rights and preferences of the Preferred Stock.

   OUR COMMON STOCK HAS A SMALL PUBLIC FLOAT AND SHARES OF OUR COMMON STOCK ELIGIBLE FOR PUBLIC SALE COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DROP, EVEN IF OUR BUSINESS IS DOING WELL, AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

     As of November 28, 2005, we had outstanding approximately 28.7 million shares of our common stock. Approximately 25.3 million of these shares were restricted under the Securities Act of 1933, including approximately 9.3 million shares beneficially owned, in the aggregate, by our executive officers, directors and 10% stockholders. Accordingly, our common stock has a public float of approximately 3.4 million shares held by a relatively small number of public investors.

     We are in the process of registering for resale approximately 11.8 million shares of our common stock, including shares of our common stock underlying warrants. If and when a registration statement covering these shares of common stock is declared effective, holders of these shares will be permitted, subject to few limitations, to freely sell these shares of common stock. As a result of our small public float, sales of substantial amounts of common stock, including shares issued upon the exercise of stock options or warrants, or an anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

   OUR STOCK PRICE IS HIGHLY VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES OF OUR COMMON STOCK AND IN LITIGATION AGAINST US.

     The market price of our common stock has fluctuated significantly in the past and may continue to fluctuate significantly in the future. The market price of our common stock may continue to fluctuate in response to one or more of the following factors, many of which are beyond our control:

     o the volume and timing of the receipt of orders for ethanol from major customers;
     o    competitive pricing pressures;
     o our ability to produce, sell and deliver ethanol on a cost-effective and timely basis;
     o our inability to obtain construction, acquisition, capital equipment and/or working capital financing;
     o the introduction and announcement of one or more new alternatives to ethanol by our competitors;
     o    changing conditions in the ethanol and fuel markets;
     o    changes in market valuations of similar companies;
     o    stock market price and volume fluctuations generally;
     o    regulatory developments or increased enforcement;
     o    fluctuations in our quarterly or annual operating results;
     o    additions or departures of key personnel; and
     o    future sales of our common stock or other securities.

     Furthermore, we believe that the economic conditions in California and other states, as well as the United States as a whole, could have a negative impact on our results of operations. Demand for ethanol could also be adversely affected by a slow-down in overall demand for oxygenate and gasoline additive products. The levels of our ethanol production and purchases for resale will be based upon forecasted demand. Accordingly, any inaccuracy in forecasting anticipated revenues and expenses could adversely affect our business. Furthermore, we recognize revenues from ethanol sales at the time of delivery. The failure to receive anticipated orders or to complete delivery in any quarterly period could adversely affect our results of operations for that period. Quarterly results are not necessarily indicative of future performance for any particular period, and we may not experience revenue growth or profitability on a quarterly or an annual basis.

     The price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management's attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our common stock.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements, including statements concerning future conditions in the ethanol marketing and production industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like "believe," "expect," "may," "will," "could," "seek," "estimate," "continue," "anticipate," "intend," "goal," "future," "plan" or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this document. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under "Risk Factors" and elsewhere in this document. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the ethanol marketing and production industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this document, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

                                                                                                      APPENDIX B

                                    FINANCIAL STATEMENTS OF PACIFIC ETHANOL, INC.

                                          INDEX TO FINANCIAL STATEMENTS

                                                                                                            Page
                                                                                                            ----
Pacific Ethanol, Inc.
---------------------

Consolidated Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004.......................B-2
Consolidated Statement of Operations for the Three and Nine Months Ended
     September 30, 2005 and 2004 (unaudited).................................................................B-4
Consolidated Statements of Cash Flows for the Nine Months Ended
     September 30, 2005 and 2004 (unaudited).................................................................B-5
Notes to Consolidated Financial Statements for the Nine Months Ended
     September 30, 2005 (unaudited)..........................................................................B-7

Pacific Ethanol, Inc.
---------------------

Report of Independent Registered Public Accounting Firm......................................................B-21
Consolidated Balance Sheets as of December 31, 2004 and 2003.................................................B-22
Consolidated Statement of Operations for the Year Ended December 31, 2004 and
     for the period from January 30, 2003 (inception) to December 31, 2003...................................B-23
Consolidated Statement of Stockholders' Equity for the Year Ended December 31, 2004
     and for the period from January 30, 2003 (inception) to December 31, 2003...............................B-24
Consolidated Statements of Cash Flows for the Year Ended December 31, 2004
     and the period from January 30, 2003 (inception) to December 31, 2003...................................B-25
Notes to Consolidated Financial Statements...................................................................B-26

Kinergy Marketing, LLC
----------------------

Report of Independent Registered Public Accounting Firm......................................................B-44
Balance Sheets as of December 31, 2004, 2003 and 2002........................................................B-45
Statements of Income and Member's Equity for the Years Ended  December 31, 2004, 2003
     and 2002................................................................................................B-46
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002................................B-47
Notes to Financial Statements................................................................................B-48

ReEnergy, LLC
-------------

Report of Independent Registered Public Accounting Firm......................................................B-53
Balance Sheets as of December 31, 2004, 2003 and 2002........................................................B-54
Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002................................B-55
Statements of Member's Equity (Deficit) for the Years Ended December 31, 2004, 2003
     and 2002................................................................................................B-56
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002................................B-57
Notes to Financial Statements................................................................................B-58

Index to Pro Forma Financial Statements......................................................................B-60
---------------------------------------


                                                      B-1








                                  PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004


                                                                         September 30,
                                                                               2005          December 31,
                                ASSETS                                     (unaudited)           2004
                                ------                                  --------------     --------------
CURRENT ASSETS:
   Cash and cash equivalents                                             $   11,344,034     $           42
   Accounts receivable (including $396,129 and $0 as
     of September 30, 2005 and December 31, 2004, respectively, from
     a related party)                                                         2,418,598              8,464
   Inventories                                                                  633,691                 --
   Prepaid expenses                                                           1,303,150                 --
   Prepaid inventory                                                            593,636            293,115
   Other current assets                                                          59,811            484,485
                                                                         --------------     --------------
     Total current assets                                                    16,352,920            786,106

PROPERTY AND EQUIPMENT, NET                                                  13,416,453          6,324,824

OTHER ASSETS:
   Debt issuance costs, net                                                      53,333             68,333
   Deposits                                                                      14,086                 --
   Intangible assets, net                                                    10,508,082                 --
                                                                         --------------     --------------
       Total other assets                                                    10,575,501             68,333
                                                                         --------------     --------------

TOTAL ASSETS                                                             $   40,344,874     $    7,179,263
                                                                         ==============     ==============


                  See accompanying notes to condensed consolidated financial statements.


                                                   B-2







                                  PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                        AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004 (CONTINUED)


                                                                         September 30,
                                                                             2005              December 31,
                  LIABILITIES AND STOCKHOLDERS' EQUITY                    (unaudited)              2004
                  ------------------------------------                  ---------------      ---------------
CURRENT LIABILITIES:
   Accounts payable - trade                                             $     2,400,739      $       383,012
   Accounts payable - related party                                           1,294,566              846,211
   Accrued retention - related party                                            505,385                   --
   Accrued payroll                                                                   --               18,963
   Accrued interest payable                                                          --               30,864
   Other accrued liabilities                                                    845,306              531,803
                                                                        ---------------      ---------------
     Total current liabilities                                                5,045,996            1,810,853

RELATED-PARTY NOTE PAYABLE                                                    2,948,081            4,012,678

COMMITMENTS AND CONTINGENCIES (NOTES 4 AND 5)

STOCKHOLDERS' EQUITY:
   Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding as of September 30, 2005 and
     December 31, 2004                                                               --                   --
   Common stock, $0.001 par value; 100,000,000 shares
     authorized, 28,667,185 and 13,445,866 shares issued and
     outstanding as of September 30, 2005 and December 31,
     2004, respectively                                                          28,667               13,446
   Additional paid-in capital                                                42,374,060            5,071,632
   Unvested consulting expense                                               (1,583,739)                  --
   Due from stockholders                                                           (600)             (68,100)
   Accumulated deficit                                                       (8,467,591)          (3,661,246)
                                                                        ---------------      ---------------
     Total stockholders' equity                                              32,350,797            1,355,732
                                                                        ---------------      ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $    40,344,874      $     7,179,263
                                                                        ===============      ===============


                  See accompanying notes to condensed consolidated financial statements.


                                                   B-3







                                        PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                                      (UNAUDITED)


                                                        Three Months Ended                  Nine Months Ended
                                                            September 30,                      September 30,
                                                   ------------------------------      ------------------------------
                                                       2005              2004              2005             2004
                                                   ------------      ------------      ------------      ------------
Net sales (including $2,165,315 and                $ 26,414,305      $        829      $ 51,530,735      $     16,832
  $4,017,322 for the three and nine months
  ended September 30, 2005, respectively, to a
  related party)

Cost of goods sold                                   24,778,592                --        49,695,870            10,789
                                                   ------------      ------------      ------------      ------------
Gross profit                                          1,635,713               829         1,834,865             6,043

Operating expenses:

     Selling, general and administrative
       expenses                                       2,206,985           287,672         3,999,653           714,730

     Services rendered in connection with
       feasibility study                                     --                --           852,250                --

     Non-cash compensation and consulting
       fees                                             406,331           345,000         1,749,967           862,500
                                                   ------------      ------------      ------------      ------------
Loss from operations                                   (977,603)         (631,843)       (4,767,005)       (1,571,187)

Other income (expense):

     Other income                                           872             2,317            27,267             2,368

     Interest income (expense)                           54,947          (148,731)          (61,007)         (415,726)
                                                   ------------      ------------      ------------      ------------
Loss before provision for income taxes                 (921,784)         (778,257)       (4,800,745)       (1,984,545)

Provision for income taxes                                  800             6,000             5,600             8,400
                                                   ------------      ------------      ------------      ------------
Net loss                                           $   (922,584)     $   (784,257)     $ (4,806,345)     $ (1,992,945)
                                                   ============      ============      ============      ============
Weighted Average Shares Outstanding                  28,614,819        12,334,591        23,841,380        12,064,684
                                                   ============      ============      ============      ============
Net Loss Per Share                                 $      (0.03)     $      (0.06)     $      (0.20)     $      (0.17)
                                                   ============      ============      ============      ============


                        See accompanying notes to condensed consolidated financial statements.


                                                         B-4







                               PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
                                            (UNAUDITED)


                                                                          Nine Months Ended
                                                                            September 30,
                                                                        2005              2004
                                                                    ------------      ------------
   Net loss                                                         $ (4,806,345)     $ (1,992,945)
   Adjustments to reconcile net loss to
   cash used in operating activities:
     Depreciation and amortization of intangibles                        488,861            58,894
     Amortization of debt issuance costs                                  15,000            15,000
     Interest expense relating to amortization of debt discount          180,403           180,402
     Non-cash compensation expense                                       951,706                --
     Non-cash consulting expense                                         798,261           862,500
     Services rendered in connection with feasibility study              702,250                --

     (Increase) decrease in:
       Accounts receivable                                               101,525            15,551
       Inventories                                                       (52,126)               --
       Prepaid expenses and other assets                              (1,181,449)          (13,558)
       Prepaid inventory                                                (286,074)               --
       Other receivable                                                     (319)          224,490

     Increase (decrease) in:
       Accounts payable                                                  177,564          (106,141)
       Accounts payable, related party                                   448,355           325,035
       Accrued retention, related party                                  505,385                --
       Accrued payroll                                                   (18,963)           (3,579)
       Accrued interest payable                                          (31,315)         (131,574)
       Accrued liabilities                                               277,993           444,934
                                                                    ------------      ------------
         Net cash used in operating activities                        (1,729,288)         (120,991)
                                                                    ------------      ------------

Cash flows from Investing Activities:
   Additions to property, plant and equipment                         (7,146,598)         (688,727)
   Payment on related party notes receivable                                  --           199,812
   Payment on deposit                                                     (4,086)               --
   Payment on option to acquire site                                     (10,000)               --
   Net cash acquired in acquisition of Kinergy, ReEnergy and
     Accessity                                                         1,146,854                --
   Costs associated with share exchange transaction                     (307,808)         (265,217)
                                                                    ------------      ------------
         Net cash used in investing activities                        (6,321,638)         (754,132)
                                                                    ------------      ------------

Cash flows from Financing Activities:
   Proceeds from sale of stock, net                                   18,879,749           846,855
   Proceeds from exercise of stock options                               447,669                92
   Receipt of stockholder receivable                                      67,500                --
                                                                    ------------      ------------
         Net cash provided by financing activities                    19,394,918           846,947
                                                                    ------------      ------------
Net increase (decrease) in cash and cash equivalents                  11,343,992           (28,176)
Cash and cash equivalents at beginning of period                              42           249,084
                                                                    ------------      ------------
Cash and cash equivalents at end of period                          $ 11,344,034      $    220,908
                                                                    ============      ============


               See accompanying notes to condensed consolidated financial statements.


                                                B-5







                               PACIFIC ETHANOL, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (CONT'D)
                                            (UNAUDITED)


Non-Cash Financing and Investing activities:
   Conversion of debt to equity                                       $  1,245,000     $    240,000
                                                                      ============     ============
   Issuance of stock for receivable                                   $         --     $     68,100
                                                                      ============     ============
   Purchase of ReEnergy with Stock                                    $    316,250     $         --
                                                                      ============     ============
   Shares contributed by stockholder in purchase of ReEnergy          $    506,000     $         --
                                                                      ============     ============
   Shares contributed by stockholder in purchase of Kinergy           $  1,012,000     $         --
                                                                      ============     ============
   Purchase of Kinergy with Stock                                     $  9,803,750     $         --
                                                                      ============     ============
   Stock returned to the Company as payment for stock option
   exercise                                                           $  1,213,314     $         --
                                                                      ============     ============



               See accompanying notes to condensed consolidated financial statements.


                                                B-6

                     PACIFIC ETHANOL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2005 AND 2004
                                   (UNAUDITED)

1.       REPORT BY MANAGEMENT:
         ---------------------

         The condensed consolidated financial statements include the accounts of Pacific Ethanol, Inc., a Delaware corporation, and its wholly-owned subsidiaries (collectively, the "Company"). All significant transactions among the consolidated entities have been eliminated upon consolidation.

         The condensed consolidated financial statements have been prepared by the Company and include all adjustments consisting of only normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position of the Company as of September 30, 2005 and the results of operations and the cash flows of the Company for the three and nine months ended September 30, 2005 and 2004, pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, the condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual consolidated financial statements. The Company's results of operations for the nine months ended September 30, 2005 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending December 31, 2005.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         STOCK-BASED COMPENSATION - As permitted under Statement of Financial Accounting Standards No. 123 ( FAS 123), Accounting for Stock-Based Compensation, the Company has elected to follow Accounting Principles Board Opinion No. 25 (APB No. 25), Accounting for Stock Issued to Employees in accounting for stock-based awards to its employees and directors. Accordingly, the Company accounts for grants of stock options to its employees and directors according to the intrinsic value method and, thus, recognizes no stock-based compensation expense for options granted with exercise prices equal to or greater than the fair value of the Company's common stock on the date of grant. The Company records deferred stock-based compensation when the market of the Company's common stock exceeds the exercise price of the stock options or purchase rights on the measurement date (generally, the date of grant). Any such deferred stock-based compensation is amortized ratably over the vesting period of the individual options.

         Options granted to non-employees are accounted for at fair value using the Black-Scholes Option Valuation Model in accordance with FAS 123 and Emerging Issues Task Force Consensus No. 96-18, and are subject to periodic revaluation over their vesting terms. The resulting stock-based compensation expense is recorded over the service period in which the non-employee provides services to the Company.

         Pro forma net loss information using the fair value based method of accounting for grants of stock options to employees and directors is included in the table shown below for the three months and nine months ended September 30, 2005 and 2004:


                                                             Three Months                      Nine Months
                                                         Ended September 30,               Ended September 30,
                                                --------------------------------      ----------------------------
                                                       2005             2004              2005             2004
                                                   -----------      ------------      -----------      -----------
         Net loss attributable to common
             stockholders, as reported             $  (922,584)     $   (784,257)     $(4,806,345)     $(1,992,945)
                                                   ===========      ============      ===========      ===========
         Add:  stock-based employee                     68,456                --           68,456               --
             compensation cost included in
             determination of net loss
         Deduct:  fair value compensation cost
             under FAS 123                            (507,825)               --         (507,825)              --
                                                   -----------      ------------      -----------      -----------
         Pro forma net loss
                                                   $(1,361,953)     $   (784,257)     $(5,245,714)     $(1,992,945)
                                                   ===========      ============      ===========      ===========
         Loss per share:
         Weighted average shares outstanding,
             as reported                           $     (0.03)     $      (0.06)     $     (0.20)     $     (0.17)
                                                   ===========      ============      ===========      ===========
         Weighted average shares outstanding,
             pro forma                             $     (0.05)     $      (0.06)     $     (0.22)     $     (0.17)
                                                   ===========      ============      ===========      ===========


         Fair market value of stock-based compensation has been estimated using the Black-Scholes option pricing model. Inputs into the pricing model include the underlying stock price at the time of fair market value measurement, the exercise price of the granted options, the remaining time to expiration from the date of grant, the underlying stock's estimated annualized volatility, and a discount rate based on the ten year treasury note yield. Annualized volatility has been estimated under the guidelines of FAS 123 and is based on the variance of historical returns of an appropriate proxy company.

         REVENUE RECOGNITION - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition, and the related Emerging Task Force Issue No. EITF 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, or EITF 99-19.

         The Company derives revenue primarily from sales of ethanol. The Company's sales are based upon written agreements or purchase orders that identify the amount of ethanol to be purchased and the purchase price. Revenue is recognized, gross, upon delivery of ethanol to a customer's designated ethanol tank. Shipments are made to customers, variously, directly from suppliers and from the Company's inventory to the Company's customers by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14 days from date of shipment to be delivered to the customer or to one of four terminals in California and Oregon. For local deliveries the product is shipped by truck and delivered the same day as shipment

         In accordance with the criteria outlined in EITF 99-19, the Company records ethanol sales revenue at gross. The Company generally takes title to the ethanol, has the contractual obligation to deliver ethanol that meets certain specifications (hence to determine the nature, type, characteristics, or specifications of the product or services ordered by the customer), negotiates the price of the ethanol, is responsible for assuring fulfillment of the amount to be delivered, selects the supplier and makes the decision as to which available inventory is matched to which sales fulfillment (not always the same customer) and assumes credit risk for the amount billed to the customer. The presence of the combination of these factors indicates that the Company has the risks and rewards of a principal in these transactions and therefore the Company records revenue at the gross amount.

2.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a share exchange transaction with the shareholders of Pacific Ethanol, Inc., a California corporation that was incorporated on January 30, 2003 ("PEI California"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company that was organized on September 13, 2000 ("Kinergy") and ReEnergy, LLC, a California limited liability company that was organized on March 7, 2001 ("ReEnergy"), pursuant to which the Company acquired all of the issued and outstanding capital stock of PEI California and all of the outstanding membership interests of Kinergy and ReEnergy (the "Share Exchange Transaction"). In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

         Immediately prior to the consummation of the Share Exchange Transaction, the Company's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of the Company and the Company succeeded to the rights, properties and assets and assumed the liabilities of Accessity.

         Immediately prior to the consummation of the share exchange transaction, Accessity divested its two operating subsidiaries. Accordingly, effective as of the closing of the share exchange transaction, Accessity did not have any ongoing business operations. Assets consisting primarily of cash and cash equivalents totaling approximately $3.7 million were acquired and certain current liabilities of approximately $300,000 were assumed from Accessity. Since Accessity had no operations and only net monetary assets, the Share Exchange Transaction is being treated as a capital transaction, whereby Pacific Ethanol acquired the net monetary assets of Accessity, accompanied by a recapitalization of Pacific Ethanol. As such, no fair value adjustments were necessary for any of the assets acquired or liabilities assumed.

         The Share Exchange Transaction has been accounted for as a reverse acquisition whereby PEI California is deemed to be the accounting acquiror. As a result, the Company's results of operations for the three and nine months ended September 30, 2004 consist only of the operations of PEI California. The Company has consolidated the results of PEI California, Kinergy and ReEnergy beginning March 23, 2005, the date of the Share Exchange Transaction. Accordingly, the Company's results of operations for the three and nine months ended September 30, 2005 consist of the operations of PEI California for the entire nine month period and the operations of the Company, Kinergy and ReEnergy from March 23, 2005 through September 30, 2005.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                 Current assets...............................
                                                                  $    7,014,196
                 Property, plant and equipment................             6,224
                 Intangibles, including goodwill..............        10,935,750
                                                                  --------------
                    Total assets acquired.....................        17,956,170
                 Current liabilities..........................         4,253,177
                 Other liabilities............................            83,017
                                                                  --------------
                    Total liabilities assumed.................         4,336,194
                                                                  --------------
                 Net assets acquired..........................    $   13,619,976
                                                                  ==============
                 Shares of common stock issued................         6,489,414
                                                                  ==============

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

         In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member of Kinergy and a related party, increasing the purchase price by $1,012,000. The purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750.

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time. The ReEnergy land option expires on December 15, 2005 and will be expensed at that time if not extended.

         The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company, as though the acquisitions occurred as of January 1, 2004. The pro forma amounts give effect to appropriate adjustments for amortization of intangible assets and income taxes. The pro forma amounts presented are not necessarily indicative of future operating results.

                                                     Nine Months
                                                  Ended September 30,
                                            ------------------------------
                                                2005              2004
                                            ------------      ------------
         Net sales                          $ 75,135,987      $ 56,545,947
                                            ============      ============

         Net loss                           $ (4,979,401)     $ (3,273,338)
                                            ============      ============
         Loss per share of common stock
            Basic and diluted               $      (0.18)     $      (0.13)
                                            ============      ============

         On April 1, 2004, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by them to Cagan McAfee Capital Partners, LLC ("CMCP") at $0.01 per share for securing financing to close the Share Exchange Transaction on or prior to March 31, 2005. Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (see note 5), the related expense is offset against the proceeds received, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones, the Company's Chairman of the Board of Directors, sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $0.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in an additional expense of $506,000 for services rendered in connection with a feasibility study.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $759,000.

         Immediately prior to the closing of the Share Exchange Transaction, William Jones sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $253,000.

3.       RELATED PARTY NOTES PAYABLE:
         ----------------------------

         On January 10, 2005 and February 22, 2005, William Jones advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 10, 2005, Neil Koehler advanced the Company $100,000 at 5% interest, due and payable upon the closing of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         During 2004, on July 31, September 24, and November 15, Lyles Diversified, Inc. ("LDI") converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. During 2005, on January 14, February 4, March 10, and May 27, LDI converted $36,000, $114,000, $97,682 and $997,318 of debt into 24,000, 76,000,
         65,121 and 664,879 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. The total debt converted by LDI as of September 30, 2005 was $1,500,000 for 1,000,000 shares of the Company's common stock, at a conversion price equal to $1.50 per share.

          Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note in the amount of $2,095,614, Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000. The remaining holdback amount was paid in May 2005.

          Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. The note balance was paid in April 2005.

4.       COMMON STOCK:
         -------------

          SHARE EXCHANGE TRANSACTION - In connection with the Share Exchange Transaction, the Company issued an aggregate of 20,610,987 shares of common stock to the shareholders of PEI California, 3,875,000 shares of common stock to the sole limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy.

          PRIVATE OFFERING - On March 23, 2005, PEI California issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. PEI California paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting, consulting, and stock certificate issuance fees that totaled approximately $272,366 through September 30, 2005.

          The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or
          (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations.

          The Registration Statement was not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005. The Company endeavored to have all security holders entitled to these registration rights execute amendments to the Registration Rights Agreement reducing the penalty from 2.0% to 1.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. This penalty reduction applies to penalties accrued on or prior to January 31, 2006 as a result of the related Registration Statement not being declared effective by the Securities and Exchange Commission. Certain of the security holders executed this amendment. However, not all security holders executed this amendment and as a result, the Company paid an aggregate of $298,050 in penalties on November 8, 2005, which will be recorded in the quarterly period ending December 31, 2005.

         STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

         On July 26, 2005, the Company issued options to purchase an aggregate of 17,500 shares of the Company's common stock at an exercise price equal to $7.01 per share, which exercise price equals 85% of the closing price per share of the Company's common stock on that date. The options vested upon issuance and expire 10 years following the date of grant. A non-cash charge of $21,656 will be recorded in the quarter ended September 30, 2005.

         On July 26, 2005, the Company granted options to purchase an aggregate of 115,000 shares of the Company's common stock at an exercise price equal to $8.25, the closing price per share of the Company's common stock on that date, to various non-employee directors. The options vest one year following the date of grant and expire 10 years following the date of grant.

         On July 28, 2005, the Company granted options to purchase an aggregate of 30,000 shares of the Company's common stock at an exercise price equal to $8.30, the closing price per share of the Company's common stock on that date, to two new non-employee directors. The options vest one year following the date of grant and expire 10 years following the date of grant.

         On August 10, 2005, the Company granted options to purchase an aggregate of 425,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to its Chief Financial Officer. The options vested as to 85,000 shares immediately and 85,000 shares will vest on each of the next four anniversaries of the date of grant. The options expire 10 years following the date of grant.

         On August 10, 2005, the Company granted options to purchase an aggregate of 75,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to a consultant. The options vested as to 15,000 shares immediately and 15,000 shares will vest on each of the next four anniversaries of the date of grant. The options expire 10 years following the date of grant. A non-cash charge of $70,500 was recorded in the quarter ended September 30, 2005.

         On September 1, 2005, the Company granted options to purchase an aggregate of 160,000 shares of the Company's common stock at an exercise price equal to $6.63 per share, which exercise price equals 85% of the closing price per share of the Company's common stock on the day immediately preceding that date. A non-cash charge of $46,800 was recorded in the quarter ended September 30, 2005 and will be recorded on the dates of additional vesting occurring on each of the next three anniversaries of the date of grant. The options expire 10 years following the date of grant.

         STOCK ISSUANCE - The Company issued an aggregate of 70,000 shares of common stock to two employees of the Company on their date of hire on June 23, 2005. Non-cash compensation expense of $651,000 was recognized to record the fair value of shares of common stock.

         NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement and were recognized at the fair value on the date of issuance in the amount of $1,380,000. The Company recorded non-cash expense of $172,500 and $517,500 for consulting services during the nine months ended September 30, 2005 and 2004, respectively.

         Pursuant to the consulting agreement, upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000 and recorded as contra-equity. The Company recorded non-cash expense of $555,261 for consulting services vested during the period from March 24, 2005 to September 30, 2005. The unvested warrants in the amount of $1,583,739 will vest ratably at $89,125 per month over the remainder of the two year period.

5.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $4,132 per month. The related office rent expense was $32,076 and $17,648 for the nine months ended September 30, 2005 and 2004, respectively.

         The Company leases office space in Davis, California at a rate of $1,100 per month. The lease term expires on November 30, 2005.

         The Company entered into a lease for office space in Portland, Oregon on August 3, 2005. The term of the lease is three years, commencing December 1, 2005 through November 30, 2008 with monthly lease payments of $1,290 through May 31, 2007 and $1,362 from June 1, 2007 through the end of the lease term.

         ADVISORY FEE - On April 14, 2004, the Company entered into an agreement with CMCP in connection with raising funding for an ethanol production facility. The agreement provided that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, starting from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP and the Company and in connection with the private placement transaction described above. In addition, $83,017 was paid related to cash received from Accessity in connection with the Share Exchange Transaction.

         The Company terminated the consulting agreement on November 1, 2005 and paid CMCP $150,000 for the remainder of their contract for a total of $300,000 paid in 2005 related to this consulting agreement.

         On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private offering on March 23, 2005 described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private offering described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

         In April 2005, the Company entered into a consulting agreement in the amount of $180,000 with NESC. Under the terms of the agreement, the Company paid an initial payment of $30,000 and will continue to make monthly payments of $12,500 through April 1, 2006.

         CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The insurance company has paid $1,000,000 to date and has estimated that an additional $3,000,000 of payments will be made to the Company. The Company has received a detailed engineering estimate for full restoration and is proceeding with the restoration.

         ETHANOL PURCHASE AND MARKETING AGREEMENT - On March 4, 2005, Kinergy entered into an Ethanol Purchase and Marketing Agreement with the owner of an ethanol production facility. The agreement is effective for two years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 20 million gallons-per-year. Kinergy is to pay the owner the gross payments received by Kinergy from third parties for forward sales of ethanol less certain transaction costs and fees. From the gross payments, Kinergy may deduct transportation costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal fees for the transportation of the facility's ethanol to third parties and may also deduct and retain a 1.0% marketing fee calculated after deducting these costs and expenses.

         CONSULTING AGREEMENT- On April 27, 2005, the Company engaged a consulting firm to explore capital raising alternatives. The Company paid the consulting firm an initial engagement fee of $300,000 upon execution of its engagement agreement. The engagement agreement also requires an additional engagement fee, the amount of which is dependent upon the number of the Company's projects to be financed. The additional engagement fee has a range of a minimum of $300,000 and a maximum of one-half of one percent (1/2%) of the capital raised, and is payable upon the occurrence of certain events. In addition, the Company is obligated to pay to the consulting firm an arrangement fee of three percent (3%) of the capital raised, which amount is payable upon the closing of the financing transaction. If, however, the capital raised finances only one Company project and the consulting firm arranges additional financing to finance another Company project, the arrangement fee under the second financing is to be three and one-half percent (3.5%) but there shall be no additional engagement fee for the second financing. The Company is also to pay to the consulting firm an annual administration fee of $75,000 if one Company project is financed and $100,000 if two Company projects are financed, which amounts are payable for each year during which debt financing raised by the consulting firm is outstanding.

         EMPLOYMENT AGREEMENT - On August 10, 2005, the Company entered into an Executive Employment Agreement with William Langley, its Chief Financial Officer, that provides for a four-year term and automatic one-year renewals thereafter, unless either Mr. Langley or the Company provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley is to receive a base salary of $185,000 per year. Mr. Langley is entitled to six months of severance pay effective throughout the entire term of his agreement and is also entitled to reimbursement of his costs associated with his relocation to Fresno, California. Mr. Langley is obligated to relocate to Fresno, California within six months of the date of his Executive Employment Agreement.

         RESOURCES AGREEMENT - Effective August 10, 2005, the Company entered into a resources agreement with Tatum CFO Partners ("Tatum") relating to the Executive Employment Agreement with William Langley, its Chief Financial Officer, whereby the Company agreed to pay as compensation for resources to be provided by Tatum, a lump sum signing fee of $69,375 and $1,000 per month during the term of the Resources Agreement, which remains in effect for the duration of Mr. Langley's employment with the Company. In addition, on August 10, 2005, the Company granted options to purchase an aggregate of 75,000 shares of the Company's common stock at an exercise price equal to $8.03, the closing price per share of the Company's common stock on the day immediately preceding that date, to Tatum CFO Partners. The agreement requires that of the options to be issued in the future, if any, to William G. Langley, the Company's Chief Financial Officer, 15% of such options are to be issued to Tatum.

         ETHANOL MARKETING AGREEMENT - On August 31, 2005, Kinergy entered into an Ethanol Marketing Agreement with the owner of an ethanol production facility. The agreement is effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for the production facility. Kinergy is to have the exclusive right to market and sell all of the ethanol from the facility, an estimated 40 million gallons-per-year. Kinergy is to pay the owner the gross payments received by Kinergy from third parties for forward sales of ethanol (the "Purchase Price") less certain transaction costs and fees. From the Purchase Price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal costs for the transportation and storage of the facility's ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties (the "Transaction Costs"). From the Purchase Price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the Purchase Price and the Transaction Costs. In addition, Kinergy is to split the profit from any logistical arbitrage associated with ethanol supplied by the facility.

         OPTION TO ACQUIRE LAND - On August 22, 2005, the Company entered into an Option Agreement to acquire approximately 60 acres of unimproved real property at a purchase price of $7,500 per acre, for the purpose of developing an ethanol plant. The Company paid $50,000 as option consideration on the grant date and an additional $100,000 will be due on the 1st and 2nd anniversary dates of the grant date. The option payments will be applied to the purchase price in the event the option is exercised. The Company must make additional quarterly non-refundable option payments of 2.5% of the total anticipated purchase price less option payment(s) made to date until the option is exercised or expired. This option expires on August 21, 2008.

         OPTION TO LEASE - On August 17, 2005, the Company entered into a Letter of Intent for an option to lease approximately 25 acres for the purpose of developing an ethanol plant. The term of the option is for a period of one year, beginning August 10, 2005. The Company paid $10,000 as consideration for the option.

6.       SUBSEQUENT EVENTS:
         ------------------

         PURCHASE AGREEMENT - On August 10, 2005, the Company entered into a Membership Interest Purchase Agreement with certain holders of a limited liability company under which the Company intended to purchase all of the outstanding membership interests of the limited liability company. The limited liability company is the owner of a newly-constructed ethanol production facility in Goshen, California that is undergoing initial start-up testing. The purchase price, subject to certain adjustments, was $48 million, payable in approximately $31 million in cash, the assumption of approximately $9 million in debt and the issuance by the Company to the members of the limited liability company of an aggregate of $8 million in convertible subordinated promissory notes. To the extent that debt actually assumed by the Company was greater or less than $9 million, the cash payment of approximately $31 million was to be reduced or increased, respectively, by an equal amount. The closing of the transaction was subject to the satisfaction of certain conditions, including the securing by the Company of all funding necessary to finance the transaction, satisfactory results of the Company's due diligence and the Company's ability to obtain the agreement of all members of the limited liability company. The agreement was to terminate automatically in the event that the closing of the purchase transaction did not occur by the earlier of October 15, 2005 and the sixtieth day following the satisfaction of a certain ethanol production milestone.

         The deadline for the closing of the transaction contemplated by the agreement was October 15, 2005. This deadline was not met and was not waived by any party to the agreement; accordingly, the agreement terminated automatically on October 15, 2005.

         OPTION TO LEASE - On October 5, 2005, the Company entered into an Agreement of Option to Lease approximately 15 acres for the purpose of developing an ethanol plant. The Company paid a $5,000 refundable option deposit and $5,000 non-refundable option payment to be credited to the first payment(s) of base rent payable under the lease. The parties have 60 days from the date of the option agreement to finalize the terms and conditions of the lease. The option expires on January 30, 2006 if the Company does not extend the option per the terms of the agreement.

         LOAN REVISION/EXTENSION AGREEMENT - On November 1, 2005, Kinergy executed a Loan Revision/Extension Agreement (the "Agreement") dated October 4, 2005 with Comerica Bank. The Agreement is effective as of June 20, 2005 and relates to a Master Revolving Note dated September 24, 2004 in the amount of $2 million, as further described below. Under the Agreement, the maturity date of the Master Revolving Note was extended from October 5, 2005 to October 5, 2006. As of the execution date of the Agreement, no amounts were owed to Comerica under the Master Revolving Note. Principal amounts outstanding under the Note accrue interest, on a per annum basis, at the prime rate of interest plus 1.0%.

         In connection with the Revision/Extension Agreement, certain other agreements were also entered into with Comerica by Kinergy and the Company. A Letter Agreement provides for the delivery by Kinergy of certain financial documents and includes certain financial covenants and limitations. In addition, Kinergy is obligated to provide to Comerica annual audited financial statements and quarterly financial statements as well as quarterly accounts receivable and accounts payable ageing reports. A Guaranty dated October 4, 2005 in favor of Comerica was executed by the Company and relates to the Agreement and the Master Revolving Note described above and any other obligations of Kinergy to Comerica. Under the Guaranty, the Company guarantees payment and performance of all indebtedness and obligations of Kinergy to Comerica. A Security Agreement dated as of September 24, 2004 was executed by Kinergy in favor of Comerica in connection with Kinergy's indebtedness and obligations under the Master Revolving Note and other agreements with Comerica. The Security Agreement grants a continuing security interest and lien to Comerica in certain collateral comprising essentially all of Kinergy's assets. Kinergy is obligated to keep the collateral free of all liens, claims and encumbrances other than those in favor of Comerica.

         AMENDED AND RESTATED PHASE 1 DESIGN-BUILD AGREEMENT - On November 2, 2005, Pacific Ethanol Madera LLC ("PEI Madera"), a wholly-owned subsidiary of the Company, that was formed in April 2005 as the holding company for the Company's Madera County facility, entered into an Amended and Restated Phase 1 Design-Build Agreement (the "Amended Agreement") with a builder ("Builder"). The Amended Agreement amended and restated that certain
         Standard Form of Design-Build Agreement and General Conditions dated July 7, 2003 between Builder and PEI California. The Amended Agreement provides for design and build services to be rendered by Builder to PEI Madera with respect to an ethanol production facility currently under construction in Madera County, California (the "Project"). Under the Amended Agreement, Builder is to operate in a general contractor capacity and procure engineering and construction services from third parties. The Amended Agreement stipulates that the engineer for the Project is to be Delta-T Corporation. The Amended Agreement provides for a guaranteed maximum price proposal of $15.0 million. However, PEI Madera is liable for additional costs to the extent that the scope of work actually performed by Builder exceeds the scope of work that is the basis for the guaranteed maximum price. In addition, the cost of services performed directly by the engineer for the Project, Delta-T Corporation, is not included in such guaranteed maximum price. The completion date of the work contemplated by the Amended Agreement is to be November 20, 2005.

         PEI Madera may terminate the Amended Agreement but must pay Builder for all costs associated with the work on the Project. If PEI Madera terminates the Amended Agreement and selects another design-builder, then PEI Madera is to pay for all costs associated with the work on the Project as well as a $5.0 million premium. PEI Madera is also required to pay Builder fair compensation for all equipment retained by Builder and PEI Madera is required to assume all obligations, commitments and unsettled claims that Builder has undertaken or incurred in good faith in connection with the work on the Project. In the event that Builder fails to perform any of its material obligations under the Amended Agreement, PEI Madera may terminate the Amended Agreement without the obligation to pay the $5.0 million premium but only after such failure continues for forty-five days following receipt by Builder of written notice of such failure.

         PHASE 2 DESIGN-BUILD AGREEMENT - On November 2, 2005, PEI Madera entered into a Phase 2 Design-Build Agreement (the "Phase 2 Agreement") with Builder. The Phase 2 Agreement covers additional work to be performed by Builder for the completion of the Project. The final completion date of the work contemplated by the Phase 2 Agreement is five hundred forty-five days after PEI Madera's notice to Builder to proceed. As of the date of this document, PEI Madera has not yet delivered its notice to proceed to Builder. The Phase 2 Agreement provides for a guaranteed maximum price proposal of approximately $34.0 million. However, PEI Madera is liable for additional costs to the extent that the scope of work actually performed by Builder exceeds the scope of work that is the basis for the guaranteed maximum price. In the event that the total costs and fees for Phase 2 of the Project are less than the guaranteed maximum price of approximately $34.0 million, then Builder and PEI Madera are to share such difference equally.

         Delays in work beyond the substantial completion date not caused by PEI Madera will result in PEI Madera being entitled to liquidated damages. These liquidated damages are to be calculated as $23,000 per day multiplied by one minus the daily operating rate for such day. The daily operating rate is calculated based on the actual operating capacity for that day (expressed in millions of gallons per year) divided by thirty-five million gallons. As an incentive bonus for achieving substantial completion prior to the specified date, PEI Madera is to pay to Builder $12,500 per day for each day in advance of such date. Fifty percent of any bonus is payable within thirty days after substantial completion and the remaining fifty percent is payable once final completion is achieved. The aggregate amount of any liquidated damages or incentive bonus is not to exceed $2.5 million.

         LETTER AGREEMENT - On November 2, 2005, PEI California entered into a Letter Agreement (the "Letter Agreement") with Builder. The Letter Agreement relates to the Amended Agreement and the Phase 2 Agreement described above. Under the Letter Agreement, in the event that Builder pays performance liquidated damages to PEI Madera under the Phase 2

         Agreement as a result of a defect attributable Delta-T Corporation, the engineer for the Project, or in the event that Builder pays liquidated damages to PEI Madera under the Phase 2 Agreement as a result of a delay that is attributable to Delta-T Corporation, then PEI California agrees to reimburse Builder for such liquidated damages. However, PEI California is not responsible for the first $2.0 million of reimbursement. In addition, in the event that Builder recovers amounts from Delta-T Corporation for such defect or delay, then Builder will not seek reimbursement from PEI California. The aggregate reimbursement obligations of PEI California under the Letter Agreement are not to exceed $8.1 million.

         CONTINUING GUARANTY (JONES) - On November 3, 2005, William L. Jones, a related party and the Chairman of the Board of Directors of the Company, executed a Continuing Guaranty (the "Jones Guaranty") in favor of Builder. Under the Jones Guaranty, Mr. Jones guarantees to Builder the payment obligations of PEI California under the Letter Agreement. Under the Jones Guaranty, Builder is to seek payment on a pro rata basis from Mr. Jones and Neil M. Koehler (as described below), but in the event that Mr. Koehler fails to make payment, then Mr. Jones is responsible for any shortfall. However, the full extent of Mr. Jones' liability under the Jones Guaranty, including for any shortfall for non-payment by Mr. Koehler, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

         CONTINUING GUARANTY (KOEHLER) - On November 3, 2005, Neil M. Koehler, a related party and Chief Executive Officer and President and a member of the Board of Directors of the Company, executed a Continuing Guaranty (the "Koehler Guaranty") in favor of Builder. Under the Koehler Guaranty, Mr. Koehler guarantees to Builder the payment obligations of PEI California under the Letter Agreement. Under the Koehler Guaranty, Builder is to seek payment on a pro rata basis from Messrs. Jones (as described above) and Koehler, but in the event that Mr. Jones fails to make payment, then Mr. Koehler is responsible for any shortfall. However, the full extent of Mr. Koehler's liability under the Koehler Guaranty, including for any shortfall for non-payment by Mr. Jones, is limited to $4.0 million plus any attorneys' fees, costs and expenses.

     SERIES A PREFERRED STOCK PURCHASE AGREEMENT - On November 14, 2005, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Cascade Investment, L.L.C. (the "Purchaser"). The Purchase Agreement provides for the sale by the Company and the purchase by the Purchaser of 5,250,000 shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $84 million. Of the $84 million aggregate purchase price, $4 million is payable to the Company at closing and $80 million is to be deposited into a restricted cash account and disbursed in accordance with a deposit agreement to be executed at closing. The Company is entitled to use the initial $4 million of proceeds for general working capital and must use the remaining $80 million for the construction or acquisition of one or more ethanol production facilities in accordance with the terms of the deposit agreement. The closing of the purchase and sale of the Preferred Stock is subject to numerous customary conditions. The closing is subject to approval of the transaction by the stockholders of the Company. The closing is also subject to additional conditions, including appropriate filings and approvals under the Hart-Scott-Rodino Act of 1976, the appointment of two persons as members of the Board of Directors of the Company to be designated by the Purchaser, one of whom is to be appointed as Chairman of the Compensation Committee of the Board of Directors of the Company. In addition, the Closing is subject to execution and delivery in form and substance satisfactory to the Purchaser of agreements relating to the construction, operation and financing of the Company's Madera County, California ethanol production facility. An additional condition to the closing provides that the closing must occur on or before March 31, 2006 unless the Purchaser has extended the closing date.

     VOTING AGREEMENT - On November 14, 2005, William L. Jones, Neil M. Koehler, Ryan W. Turner, Kenneth J. Friedman and Frank P. Greinke, each of whom is a director and/or executive officer of the Company (the "Stockholders"), and the Company, entered into a Voting Agreement (the "Voting Agreement") with the Purchaser. The Stockholders collectively hold an aggregate of 9,162,704 shares of the Company's common stock. The Voting Agreement provides that the Stockholders may not transfer their shares of the Company's common stock, and must keep their shares free of all liens, proxies, voting trusts or agreements, until the Voting Agreement is terminated. The Voting Agreement provides that the Stockholders will each vote or execute a written consent in favor of the transactions contemplated by the Purchase Agreement (the "Transactions"). In addition, under the Voting Agreement, each Stockholder grants an irrevocable proxy to Neil M. Koehler to act as such Stockholder's proxy and attorney-in-fact to vote or execute a written consent in favor of the Transactions. The Voting Agreement is effective until the earlier of the approval of the Transactions by the Company's stockholders or the termination of the Purchase Agreement in accordance with its terms.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Stockholders and Board of Directors
Pacific Ethanol, Inc.
Fresno, California

We have audited the consolidated balance sheets of Pacific Ethanol, Inc. (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pacific Ethanol, Inc., as of December 31, 2004 and 2003 and the consolidated results of its operations and its cash flows for the year ended December 31, 2004 and the period from January 30, 2003 (inception) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.



/s/ HEIN & ASSOCIATES LLP

                                  PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                      CONSOLIDATED BALANCE SHEETS


                                                                            As of December 31,
                                                                     --------------------------------
                                                                          2004               2003
                                                                     -------------      -------------
                               ASSETS
                               ------

CURRENT ASSETS:
   Cash and cash equivalents                                         $          42      $     249,084
   Accounts receivable                                                       8,464             24,188
   Inventories                                                                  --              1,734
   Prepaid expenses                                                        293,115             21,677
   Related party notes receivable                                            5,286            205,035
   Business acquisition costs                                              430,393                 --
   Other receivables                                                        48,806            305,370
                                                                     -------------      -------------
     Total current assets                                                  786,106            807,088

PROPERTY, PLANT AND EQUIPMENT, net                                       6,324,824          5,664,213

DEBT ISSUANCE COSTS, net                                                    68,333             88,333
                                                                     -------------      -------------
TOTAL ASSETS                                                         $   7,179,263      $   6,559,634
                                                                     =============      =============

               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                  $     383,012      $     295,957
   Accounts payable (related party)                                        846,211            450,021
   Accrued payroll                                                          18,963             13,359
   Accrued interest payable                                                 30,864            152,180
   Other accrued liabilities                                               531,803            253,147
                                                                     -------------      -------------
     Total liabilities                                                   1,810,853          1,164,664

RELATED-PARTY NOTE PAYABLE                                               4,012,678          4,027,142

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value; 30,000,000 shares authorized, no shares issued and outstanding as of December 31, 2004
     and December 31, 2003                                                      --                 --
   Common stock, no par value; 30,000,000 shares authorized,
     13,445,866 and 11,733,200 shares issued and outstanding
     as of December 31, 2004 and December 31, 2003, respectively         3,705,078          2,227,507
   Additional paid-in capital                                            1,380,000                 --
   Due from stockholders                                                   (68,100)            (1,000)
   Accumulated deficit                                                  (3,661,246)          (858,679)
                                                                     -------------      -------------
     Total stockholders' equity                                          1,355,732          1,367,828
                                                                     -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $   7,179,263      $   6,559,634
                                                                     =============      =============


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                 B-22







                            PACIFIC ETHANOL, INC. AND SUBSIDIARY

                            CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                From
                                                                           January 30, 2003
                                                       For Year Ended       (inception) to
                                                        December 31,         December 31,
                                                      ---------------      ---------------
                                                            2004                2003
                                                      ---------------      ---------------

NET SALES                                             $        19,764      $     1,016,594

COST OF GOODS SOLD                                             12,523              946,012
                                                      ---------------      ---------------

GROSS PROFIT                                                    7,241               70,582

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                1,070,010              647,731

NONCASH COMPENSATION FOR CONSULTING FEES                    1,207,500                   --
                                                      ---------------      ---------------

OPERATING LOSS                                             (2,270,269)            (577,149)

OTHER INCOME (EXPENSE)
   Other income                                                (2,166)               1,292
   Interest expense                                          (528,532)            (281,222)
                                                      ---------------      ---------------
     Total other income (expense)                            (530,698)            (279,930)
                                                      ---------------      ---------------
LOSS BEFORE PROVISION FOR INCOME TAXES                     (2,800,967)            (857,079)

PROVISION FOR INCOME TAXES                                      1,600                1,600
                                                      ---------------      ---------------

NET LOSS                                              $    (2,802,567)     $      (858,679)
                                                      ===============      ===============


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                           B-23







                                                PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                FOR THE PERIOD FROM JANUARY 30, 2003 (INCEPTION) TO DECEMBER 31, 2003
                                                AND THE YEAR ENDED DECEMBER 31, 2004


                               Series A Redeemable
                                   Convertible
                                 Preferred Stock           Common Stock         Additional   Due from
                               -------------------    -----------------------     Paid-In     Stock-     Accumulated
                               Shares      Amount       Shares       Amount       Capital    holders       Deficit           Total
                               -------    --------    ----------   ----------   ----------   --------    -----------    -----------
BALANCE, January 30, 2003
  (inception)                       --    $     --            --   $       --   $       --   $     --    $        --    $        --
Issuance of common stock
  to the founders                   --          --    10,000,000        1,000           --     (1,000)            --             --
Issuance of common stock
  for note payable                  --          --     1,000,000    1,202,682           --         --             --      1,202,682
Issuance of common stock
  to friends and family,
  net of offering costs
  of $75,975                        --          --       733,200    1,023,825           --         --             --      1,023,825
Net loss                            --          --            --           --           --         --       (858,679)      (858,679)
                               -------    --------    ----------   ----------   ----------   --------    -----------    -----------
BALANCE, December 31, 2003          --          --    11,733,200    2,227,507           --     (1,000)      (858,679)     1,367,828
Issuance of common stock
  to friends and family,
  net of offering costs
  of $7,127                         --          --        19,000       21,373           --         --             --         21,373
Issuance of warrants to
  purchase 920,000 shares
  of common stock for
  noncash compensation to
  non-employee for services         --          --            --           --    1,380,000         --             --      1,380,000
Exercise of warrants                --          --       920,000           92           --         --             --             92
Collection of shareholder
  receivable                        --          --            --           --           --        400             --            400
Issuance of common stock
  in working capital round,
  net of offering costs
  of $107,418                       --          --       500,000      892,582           --    (67,500)            --        825,082
Issuance of common stock
  in working capital round,
  net of offering costs
  of $2,475                         --          --       103,666      308,524           --         --             --        308,524
Conversion of LDI debt              --          --       170,000      255,000           --         --             --        255,000
Net loss                            --          --            --           --           --         --     (2,802,567)    (2,802,567)
                               -------    --------    ----------   ----------   ----------   --------    -----------    -----------
BALANCE, December 31, 2004          --    $     --    13,445,866   $3,705,078   $1,380,000   $(68,100)   $(3,661,246)   $ 1,355,732
                               =======    ========    ==========   ==========   ==========   ========    ===========    ===========


                       THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                                B-24







                                   PACIFIC ETHANOL, INC. AND SUBSIDIARY

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                               From
                                                                                          January 30, 2003
                                                                     For Year Ended        (inception) to
                                                                       December 31,         December 31,
                                                                     ---------------      ---------------
                                                                           2004                2003
                                                                     ---------------      ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                          $    (2,802,567)     $      (858,679)
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation                                                             78,743               46,684
     Amortization of debt issuance costs                                      20,000               11,667
     Interest expense relating to amortization of debt discount
       on related party note payable                                         240,536              129,824
     Non cash compensation for consulting services                         1,207,500                   --
     Changes in operating assets and liabilities:
       Accounts receivable                                                    15,724              (24,188)
       Other receivable                                                      256,564             (305,370)
       Inventories                                                             1,734               (1,734)
       Prepaid expenses                                                      (98,938)             (21,677)
       Accounts payable                                                       87,055              295,957
       Accounts payable (related party)                                      396,190              450,021
       Interest payable                                                     (121,316)             152,180
       Payroll taxes payable                                                   5,604               13,359
       Accrued liabilities                                                   278,656              253,147
                                                                     ---------------      ---------------
   Net cash provided by (used in) operating activities                      (434,515)             141,191
                                                                     ---------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                      (739,354)            (610,897)
   Issuance of related party notes receivable                                     --             (205,035)
   Payments received on related party notes receivable                       199,749                   --
   Costs associated with business acquisition                               (430,393)                  --
                                                                     ---------------      ---------------
   Net cash used in investing activities                                    (969,998)            (815,932)
                                                                     ---------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of stock, net                                        1,155,379            1,023,825
   Proceeds from exercise of warrants                                             92                   --
   Payments of debt issuance costs                                                --             (100,000)
                                                                     ---------------      ---------------
   Net cash provided by financing activities                               1,155,471              923,825
                                                                     ---------------      ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                        (249,042)             249,084

CASH AND CASH EQUIVALENTS, beginning of period                               249,084                   --

                                                                     ---------------      ---------------
CASH AND CASH EQUIVALENTS, end of period                             $            42      $       249,084
                                                                     ---------------      ---------------

SUPPLEMENTAL INFORMATION:
   Interest paid                                                     $       422,233      $           487
                                                                     ===============      ===============
   Income taxes paid                                                 $         2,400      $         1,600
                                                                     ===============      ===============

NON-CASH FINANCING AND INVESTING ACTIVITIES:
   Purchase of grain facility with note payable                      $            --      $     5,100,000
                                                                     ===============      ===============
   Issuance of stock for receivable                                  $        67,100      $         1,000
                                                                     ===============      ===============
   Conversion of debt to equity                                      $       255,000      $            --
                                                                     ===============      ===============


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                   B-25

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Pacific Ethanol, Inc. (the "Company") was incorporated in California on January 30, 2003 to construct an ethanol production facility and manufacture and distribute ethanol fuel in California.

         On June 11, 2003, the Company and an individual formed Pacific Ag Products, LLC ("Pacific Ag Products"), which was organized in the State of California as a limited liability company to market and sell wet distillers grain, a by-product of ethanol production, to dairies. The Company has a 90% interest in Pacific Ag Products.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         LIQUIDITY AND FINANCIAL CONDITION - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern.

         On March 23, 2005, the Company completed a private offering of equity securities which raised $21,000,000 through the sale of 7,000,000 shares of the Company's common stock at $3.00 per share. In addition, in connection with the sale of these shares, warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share, and warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, were issued. This transaction was completed just prior to the completion of a Share Exchange Transaction, described below. (See Note 11)

         On March 23, 2005, the shareholders of the Company completed a Share Exchange Transaction with Accessity Corp., a New York corporation ("Accessity"), and the holders of the membership interests of each of Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and ReEnergy, LLC, a California limited liability company ("ReEnergy"), pursuant to which Accessity acquired all of the issued and outstanding shares of common stock of the Company and all of the outstanding membership interests of each of Kinergy and ReEnergy (the "Share Exchange Transaction"). This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror. Immediately prior to the closing of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc. ("Pacific Ethanol Delaware"), which was formed for the purpose of effecting the reincorporation. Pacific Ethanol Delaware is the surviving entity resulting from the reincorporation merger and the Share Exchange Transaction and has three principal wholly-owned subsidiaries: Kinergy, the Company and ReEnergy. (See Note 11).

         The Company is in the business of marketing ethanol and intends, during the next 12 months, to commence construction of an ethanol production facility. Based on its current cash position and anticipated use of cash in operations and planned ethanol plant construction, management believes that the Company has sufficient funds to operate over the next 12 months.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the company and its subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with an original maturity of three months or less, to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2003 and 2004, management of the Company believes that all receivables are collectible, and therefore has not established an allowance for bad debt. The Company has had no bad debt expense for the period from January 30, 2003 (inception) to December 31, 2004.

         INVENTORIES - In connection with the acquisition of the grain facility in June 2003 (See Note 4), the Company acquired inventory, primarily representing whole corn for a total of $770,298. During 2003, the majority of the inventory acquired was sold and at December 31, 2004 the balance was $0. Inventories are stated at the lower of cost (first-in, first-out) or market. The Company provides inventory reserves for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated realizable value based upon assumptions about future demand and market conditions.

         PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

            Facilities                                         10 - 25 years
            Equipment and vehicles                             7 years
            Office furniture, fixtures and equipment           5 - 10 years

         The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

         REVENUE RECOGNITION - During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility (see "inventories" above), and during 2003 and for the year ended December 31, 2004, received a handling fee from its trans-loading capabilities. Revenue from the sale of grains was recognized upon shipment to customers. Revenue from trans-loading services was recognized when unloading the rail cars, thus at the time that the service was completed.

         STOCK-BASED COMPENSATION - SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company may elect to continue to account for stock-based compensation using the intrinsic value method prescribed in APB 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related Interpretations. Under APB 25 and the intrinsic value method, the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant or, in the case of the Company's employee stock purchase plans since the plans are non-compensatory, no compensation expense is recognized. In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS148"). FAS 148 amends the disclosure requirements of FAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

         INCOME TAXES - Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         USE OF ESTIMATES - The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

                  o Cash and cash equivalents, accounts receivable, notes receivable, accounts payable and other short term liabilities: The carrying amounts approximate fair value because of the short maturity of those instruments.
                  o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at the financial institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2003, the uninsured balance was $65,446 and at December 31, 2004, the uninsured balance was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         During 2003, the Company sold corn from inventory acquired in the purchase of a grain facility, and in 2004 and 2003, received a handling fee from its trans-loading capabilities. During the year ended December 31, 2004 and period from January 30, 2003 (inception) to December 31, 2003, the Company had sales from customers representing 10% or more of sales as follows:

                                                  2004                 2003
                                            ---------------      --------------
                  Customer A                       36%                  49%
                  Customer B                       25%                   0%
                  Customer C                       22%                   0%
                  Customer D                       15%                   0%
                  Customer E                        0%                  36%
                  Customer F                        0%                  11%

         As of December 31, 2004 and 2003, the Company had receivables of approximately $8,464 and $22,479 from these customers, representing 93% and 100%, respectively, of total accounts receivable. The Company does not require collateral of its customers and as of December 31, 2004 and 2003, has not incurred significant credit losses.

         RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassification had no effect on net loss.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS 123R, SHARE-BASED PAYMENT ("SFAS 123R") which is a revision of SFAS 123 and supersedes APB 25. Among other items, SFAS 123R eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments, based on the grant date fair value of those awards, in the financial statements. The effective date of SFAS 123R is the first reporting period beginning after December 15, 2005. SFAS 123R permits companies to adopt its requirements using either a "modified prospective" method, or a "modified retrospective" method. Under the "modified prospective" method, compensation cost is recognized in the financial statements

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         beginning with the effective date, based on the requirements of SFAS 123R for all share-based payments granted after that date, and based on the requirements of SFAS 123 for all unvested awards granted prior to the effective date of SFAS 123R. Under the "modified retrospective" method, the requirements are the same as under the "modified prospective" method, but it also permits entities to restate financial statements of previous periods based on pro forma disclosures made in accordance with SFAS 123.

         While SFAS 123R permits entities to continue to use a standard option pricing model (e.g., Black-Scholes) to measure the fair value of stock options granted to employees, the standard also permits the use of a "lattice" model. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123R.

         The Company currently has only one stock option outstanding which vested in the first quarter of 2005, and expects to adopt SFAS 123R effective January 1, 2006. However, because the Company has not yet determined which of the adoption methods it will use, the Company has not yet determined the impact of adopting SFAS 123R. (See Note 8)

3.       RELATED PARTY NOTES RECEIVABLE:
         -------------------------------

         On November 5, 2003, the Company issued a short-term note in the amount of $200,000 to Kinergy, which at the time was owned by an officer and director of the Company. The short-term note was due and payable January 4, 2004, with interest at a rate of 5% per annum. As of December 31, 2003, interest income relating to this note was not significant. Payment of the principal and all accrued interest was received in January 2004.

         On November 10, 2003, the Company issued a short-term note in the amount of $5,000 to Doug and Jane Dickson, husband and wife, who hold a minority interest in the Pacific Ag Products. The short-term note is due and payable November 9, 2005, with interest at a rate of 5% per annum. As of December 31, 2004 and 2003, interest income relating to this note was not significant.

4.       PROPERTY AND EQUIPMENT:
         -----------------------

         In June 2003, the Company acquired a grain facility in Madera, California for approximately $5,100,000 from bankruptcy proceedings of Coast Grain Company. The Company intends to construct an ethanol plant at the grain facility. In July 2003, the Company entered into a design-build contract with W.M. Lyles Co., a subsidiary of Lyles Diversified, Inc. ("LDI") (See Note 5), for the design and construction of the ethanol plant, which will be billed at its standard time and material rates. W.M. Lyles Co. will discount its normal construction management fee by 5% from its standard rates. The Company's cost for the construction of the facility has been estimated to be approximately $52,000,000. In addition, should the Company build a second ethanol plant W.M. Lyles Co. will be engaged for the design and construction of the facility.

         The Company is currently in process of renegotiating a revised bid with W.M. Lyles Co. that expired on April 1, 2005.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004 and 2003, the Company had incurred costs of $1,306,926 and $578,159 under the design-build contract planning phase, which has been included in construction in progress at December 31, 2004 and 2003, respectively. Included in this amount is a total of $453,325 and $229,078 related to the construction management fee of W.M. Lyles Co., of which $236,259 and $217,066 had not been paid at December 31, 2004 and 2003, respectively. Included in construction in progress at December 31, 2004 is capitalized interest of $45,995.

         Property and equipment consist of the following:

                                                                  December 31,
                                                      ------------------------------------
                                                            2004                 2003
                                                      ---------------      ---------------
         Land                                         $       515,298      $       515,298
         Facilities                                         4,234,703            4,234,703
         Equipment and vehicles                               350,000              350,000
         Office furniture, fixtures and equipment              43,324               32,737
                                                      ---------------      ---------------
                                                            5,143,325            5,132,738
         Accumulated depreciation                            (125,427)             (46,684)
                                                      ---------------      ---------------
                                                            5,017,898            5,086,054
         Construction in progress                           1,306,926              578,159
                                                      ---------------      ---------------
                                                      $     6,324,824      $     5,664,213
                                                      ===============      ===============

         As of December 31, 2004 and 2003, property and equipment totaling $3,897,328 had not been placed in service. Depreciation expense was $78,743 for the year ended December 31, 2004 and $46,684 from January 30, 2003 (inception) to December 31, 2003.

5.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         In connection with the acquisition of the grain facility in March 2003, the Company issued a convertible promissory note in the amount of $5,100,000 to LDI. The loan bears interest at a fixed rate of 5% through June 19, 2004, at which time it converted to a variable rate based on the Wall Street Journal Prime Rate (5.25% as of December 31,
         2004) plus 2%. The first payment, consisting of interest only, was due June 19, 2004, after which interest is due and payable monthly. Principal payments are due annually in three equal installments beginning June 20, 2006 and ending June 20, 2008. Should the construction costs of the ethanol production facility be less than $42,600,000, the Company must prepay principal owing under the loan equal to the difference between the actual construction cost and $42,600,000.

         In addition, should the Company obtain construction funding for a second ethanol plant, all principal and accrued interest outstanding at the time becomes due. The note is collateralized by a first deed of trust on the grain facility and a personal guaranty for up to a maximum amount of $1,000,000 by an individual shareholder. LDI has the option to convert up to $1,500,000 of the debt into the Company's common stock at a purchase price of $1.50 per share until June 1, 2005. On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price equal to $1.50 per share. (See Note 7)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As part of the terms of the note, W.M. Lyles Co., a subsidiary of LDI, shall supply construction services to the Company for the construction of the ethanol plant. (See Note 4)

         In partial consideration for the above loan, the Company issued 1,000,000 shares of the Company's conversion stock to LDI. The fair value of the common stock on the date of issuance, $1,202,682, was recorded as a debt discount and is being amortized over the life of the loan and recorded as interest expense. As of December 31, 2004 and 2003, the unamortized debt discount was $832,322 and $1,072,858, respectively. The Company also incurred fees to obtain the loan in the amount of $100,000, which is also being expensed over the life of the loan. These fees were paid to Cagan McAfee Capital Partners, LLC ("CMCP"), a founding shareholder of the Company.

         The aggregate maturities of the note at December 31, 2004 are as follows:

                       Year ending December 31,
                       2005                                                $           --
                       2006                                                     1,615,000
                       2007                                                     1,615,000
                       2008                                                     1,615,000
                                                                           --------------
                                                                                4,845,000
                        Less: Unamortized original issuance discount             (832,322)
                                                                           --------------
                                                                           $    4,012,678
                                                                           ==============

6.       REDEEMABLE CONVERTIBLE PREFERRED STOCK:
         ---------------------------------------

         The Company has a total of 30,000,000 shares of no par value preferred stock authorized, 7,000,000 shares of which have been designated Series A 8% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). Holders of Series A Preferred Stock will (i) have priority rights to dividends from funds legally available therefore at the rate of 8% per annum payable in cash or stock, accrued from the closing of the offer and sale of the Series A Preferred Stock, per share, cumulative, payable pro rata; and (ii) be entitled to preference in all of the assets of the Company available for distribution to holders of preferred stock upon liquidation, dissolution, or winding up of the affairs of the Company. In certain circumstances the Company has the right, at any time after December 31, 2005, to force conversion of the Series A Preferred Stock into fully-paid and non-assessable shares of common stock at the ratio of one share of common stock for every one share of Series A Preferred Stock (shares of common stock are reserved for any such conversion).

         No dividends accrue on the shares of Series A Preferred Stock until after the closing of the offering and sale of the Series A Preferred Stock. Thereafter, dividends accrue, whether or not earned or declared, and become payable commencing January 15, 2005 and on each January 15th thereafter; provided that such dividends shall only be paid upon a determination by the Board of Directors of the Company that funds are legally available therefore and that payment is in the best interests of the Company. The shares of Series A Preferred Stock are non-participating with regard to dividends, if any, which may be declared and paid to the holders of any other classes of the Company's stock.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         No shares of Series A Preferred Stock have been issued, but any shares of Series A Preferred Stock issued may at the sole election of the Company be redeemed at any time, and from time to time, during the four
         (4) years following the issuance thereof, for a price per share of $6.50 plus (i) all accrued but unpaid dividends on such shares and (ii) 10% per share per annum. Any redemption shall be applied ratably among all shares of Series A Preferred Stock outstanding at the time of redemption.

         In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of the Series A Preferred Stock shall be entitled to receive a distribution of $6.50 per share plus all declared but unpaid dividends on each share out of assets of the Company, prior to any distribution of assets with respect to any shares of common stock of the Company as a result of such liquidation, distribution, or winding up of the Company. If, in the case of any such liquidation, dissolution, or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment of $6.50 per share, then such assets and proceeds shall be distributed ratably among the holders of the Series A Preferred Stock. A consolidation or merger of the Company with or into one or more corporations, or a sale of all or substantially all of the assets of the Company in consideration for the issuance of equity securities of another corporation shall be deemed to be a liquidation, dissolution, or winding up of the Company.

7.       COMMON STOCK:
         -------------

         In February 2003, the Company sold 10,000,000 shares of common stock to the founders of the Company at $0.0001.

         In March 2003, the Company issued 1,000,000 common shares of the Company's stock to LDI. (See Note 5)

         From August through December 2003, the Company sold 733,200 shares of common stock in a private offering at $1.50 per share for net proceeds of $1,023,825. In connection with the sale of these shares, the Company paid offering costs of $75,975, including a finder's fee of $21,250 to CMCP. In addition, the Company issued warrants to purchase 41,587 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance. Of the total warrants issued, warrants to purchase 14,167 shares of common stock were issued to CMCP.

         From January 2004 through February 2004, the Company sold 19,000 shares of common stock in a private offering at $1.50 per share for net proceeds of $21,373. In connection with the sale of these shares, the Company paid offering costs of $7,127, including a finder's fee of $2,850 to Prima Capital Group, Inc. As payment of commissions earned in connection with the sale of these shares, the Company issued warrants to purchase 1,900 shares of common stock at an exercise price of $1.50 per share and an expiration date five years from the date of issuance.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         From April 2004 through June 2004, the Company sold 500,000 shares of common stock in a private offering at $2.00 per share for net proceeds of $892,582 as of September 30, 2004. (Of this amount $67,500 is included in due from stockholders in the equity section). In connection with the sale of these shares, the Company paid offering costs of $107,418 including a finder's fee of $100,000 to CMCP. In addition, the Company issued warrants to CMCP to purchase 50,000 shares of common stock at an exercise price of $2.00 per share and an expiration date five years from the date of issuance.

         On July 31, 2004, September 24, 2004 and November 15, 2004, LDI converted $150,000, $90,000 and $15,000 of debt into 100,000, 60,000 and 10,000 shares of common stock, respectively, at a conversion price of $1.50 per share. (See Note 5)

         On September 29, 2004, a consulting company exercised warrants to purchase 920,000 shares of the Company's stock at an aggregate exercise price of $92. (See Note 8)

         From October 2004 through December 2004, the Company sold 103,666 shares of common stock in a private offering at $3.00 per share for net proceeds of $308,524 as of December 31, 2004. In connection with the sale of these shares, the Company paid offering costs of $2,475.

         STOCK OPTIONS - In February 2004, the Board of Directors of the Company ratified the grant of options on December 10, 2003 to a member of management to acquire 25,000 shares of the Company's common stock at an exercise price of $0.01 per share. The options vested upon the closing of the Share Exchange Transaction. (See Note 11)

8.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPERATING LEASES - The Company leases shared office space in Fresno, California on a month-to-month basis at $2,934 per month. Rent expense was $24,983 and $5,600 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003, respectively.

         SETTLEMENT OF CORN CONTRACTS - In July and August 2003, the Company, through its subsidiary entered into contracts to sell corn to two customers at fixed rates. At the same time, the Company entered into contracts to purchase corn from a vendor at fixed rates. These purchase and sale contracts contained shipping periods ranging from October 2003 to September 2004. In the fourth quarter of 2003, the Company cancelled the contracts and settled them based on the net settlement provisions standard in the grain industry. At December 31, 2003, the Company recorded a receivable related to the settlement of the corn contracts in the amount of $274,259, which is reflected in other receivables in the consolidated balance sheet. There were no receivables at December 31, 2004. In addition, the Company has recorded a payable related to the settlement of the corn contract in the amount of $16,509 and $204,811 as of December 31, 2004 and 2003, respectively, which is reflected in accrued liabilities in the consolidated balance sheets.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         A party to one of the sales agreements did not perform according to the net settlement provisions standard in the grain industry and thus continued to engage in contracts without the consent or approval of the Company. The Company has attempted to settle with the entity with no success.

         On September 22, 2004, R.A. Davis Commodities, LLC filed a complaint for breach of contract, promissory estoppel and negligence in the Superior Court of the State of California for the County of Fresno against the Company. The complaint seeks actual and consequential damages in the amount of approximately $700,000 based on the Company's alleged breach of certain rolled corn purchase contracts. The Company responded to the complaint on January 27, 2005. The Company also filed a cross-complaint against R.A. Davis on that date, alleging breach of oral and written contract in connection with sales of feed product as well as "transloading" services performed for R.A. Davis. The cross-complaint seeks damages in the amount of $121,435. The trial in this matter is set for March 13, 2006. The Company believes that the claims made in the complaint are without merit and the Company expects to vigorously defend this lawsuit.

         On November 8, 2004, Insurance Corporation of Hanover and Kruse Investments dba Western Milling, LLC (collectively, the "Plaintiffs") filed a Complaint for Damages in the Superior Court of the State of California for the County of Madera against the Company. The Complaint seeks actual and consequential damages in the amount of at least $960,800 based on the Company's alleged breach of contract and negligence in connection with losses suffered by Plaintiffs arising out of damage caused to Western Milling's canola meal that was stored at the Company's grain silos located at the Company's Madera County facility, which facility was the subject of a grain silo fire on January 12, 2004. The Company's insurance company has settled this matter. Plaintiff's have dismissed the action against the Company with prejudice and have provided the Company a written release.

         ADVISORY FEE - The Company entered into an agreement with CMCP dated April 14, 2004, in connection with raising funding for an ethanol production facility. The agreement provides that upon raising a minimum of $15,000,000 the Company would pay CMCP a fee, through that date, equal to $10,000 per month starting from April 15, 2003. In addition, the agreement provided for payment of $25,000 per month for a minimum of 12 months upon the completion of a merger between the Company and a public company, running from the date of close of such merger, as well as an advisory fee of 3% of any equity amount raised through the efforts of CMCP, including cash amounts received through a merger with another corporate entity. (See Note 11)

         In a separate agreement, certain founders of the Company agreed to sell an aggregate of 500,000 shares of the Company's common stock owned by such founders to CMCP, at $0.01 per share, if certain funding were secured by March 31, 2005. (See Note 11)

         CASUALTY LOSS - In January 2004, canola stored in one of the silos at the Company's Madera County, California facility caught on fire. The facility was fully insured with $10 million of property and general liability insurance. The canola was owned by a third party who was also insured. The Company's insurance provider advanced the Company $1,000,000 towards fire damage repair costs. As of December 31, 2004, the Company has incurred costs of $580,374. The difference of $419,626 is included in other accrued liabilities. The Company is anticipating

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         $3,000,000 in additional estimated insurance proceeds to complete the reconstruction of the facility based on a detailed engineering estimate for full restoration received by the Company. The Company is proceeding with the restoration.

         NON-CASH COMPENSATION - On February 12, 2004, the Company entered into a consulting agreement with an unrelated party to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities. As compensation for such services, the Company issued warrants to the consultant to purchase 920,000 shares of the Company's common stock. These warrants vested upon the effective date of the agreement. Based on the fair value of these warrants on the date of issuance, prepaid consulting fees were recorded in the amount of $1,380,000, which are being amortized over one year. As of December 31, 2004, the Company recorded non-cash expense of $1,207,500 relating to these warrants. On September 29, 2004, the consulting company exercised warrants to purchase 920,000 shares of the Company's common stock at an aggregate exercise price equal to $92.

         Contingent upon completing a merger, acquisition or share exchange with a public company by March 31, 2005, the Company will issue warrants to purchase up to 230,000 additional shares of common stock that will vest over a period of two years. (See Note 11)

9.       INCOME TAXES:
         -------------

         For the years ended December 31, 2004 and 2003, the provision for income taxes differs from that computed by applying federal statutory rates to loss before income taxes, as follows:

                                                        2004             2003
                                                    -----------     -----------
         Benefit computed at the statutory rate     $(1,265,535)    $  (299,978)
            Reduction resulting from:
            Valuation allowance                       1,266,095         300,538
            State taxes, net of federal benefit           1,040           1,040
                                                    -----------     -----------
            Income tax expense                      $     1,600     $     1,600
                                                    ===========     ===========

         Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets (liabilities) at December 31, 2004 and 2003 are as follows:

                                                                  2004             2003
                                                              -----------      -----------
         Long-term deferred tax assets (liabilities)
            Net operating loss carryforward                   $ 1,488,430      $   356,569
            Depreciation                                          (29,010)         (10,519)
                                                              -----------      -----------

            Net deferred non-current deferred liabilities       1,459,420          346,050
            Valuation allowance                                (1,459,420)        (346,050)
                                                              -----------      -----------
            Net deferred current tax assets (liabilities)     $        --      $        --
                                                              ===========      ===========

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         As of December 31, 2004, the Company had federal and California net operating loss carry forwards of approximately $3,807,483 and $2,193,278, respectively, available to reduce future taxable income, which expire beginning in the years 2024 for federal and in 2014 for state purposes. Under Section 382 of the Internal Revenue Code, the utilization of the net operating loss carry forwards can be limited based on changes in the percentage of ownership of the Company.

10.      RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company entered into a consulting contract with a shareholder of the Company for consulting services related to the development of the ethanol plant at $6,000 per month. The Company paid a total of $72,000 and $54,000 for the year ended December 31, 2004 and for the period from January 30, 2003 (inception) to December 31, 2003, respectively.

         In 2003, the Company sold various cattle feed products totaling $109,698 to a business owned by a shareholder. Of this amount, $76,903 was sold to the shareholder's business during the period January 30, 2003 (inception) to December 31, 2003. There were no such sales made during the year ended December 31, 2004.

         The Company reimbursed a stockholder for expenses paid on behalf of the Company. The total amount reimbursed from January 30, 2003 (inception) to December 31, 2003 was $200,000. There were no such expenses reimbursed during the year ended December 31, 2004.

         On August 28, 2003, the Company entered into an agreement with ReEnergy, LLC for an option to buy 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         The Company entered into a consulting agreement for $3,000 per month with a company owned by a member of ReEnergy for consulting services related to environmental regulations and permitting. The Company paid a total of $40,542 for the year ended December 31, 2004.

         On October 27, 2003, certain founders of the Company entered into an agreement with an unrelated third party to sell 1,500,000 shares of the Company's common stock owned by such founders at $1.50 per share for total proceeds of $2,250,000. In addition, under the terms of the agreement, the founders involved in the transaction agreed to vote a certain number of their existing shares in favor of the third party principal's election to the Board of Directors of the Company.

         On December 28, 2004, William Jones, a related party, advanced the Company $20,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. (See Note 11)

11.      SUBSEQUENT EVENTS (UNAUDITED):
         ------------------------------

         LOANS TO THE COMPANY - On January 10, 2005 and February 22, 2005, William Jones, a related party, advanced the Company $60,000 and $20,000, respectively, at 5% interest, due and payable upon close of the Share Exchange Transaction. The accumulated principal due was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005. (See Note 9)

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         On January 10, 2005, Neil Koehler, a related party, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 31, 2005, Eric McAfee, a principal of CMCP, advanced the Company $100,000 at 5% interest, due and payable upon close of the Share Exchange Transaction. The principal was repaid on March 24, 2005 and the related accrued interest was paid on April 15, 2005.

         On January 14, 2005, February 4, 2005 and March 10, 2005, LDI converted $36,000, $114,000, and $97,682 of debt into 24,000, 76,000 and 65,121 shares of the Company's common stock, respectively, at a conversion price equal to $1.50 per share. (See Notes 5 and 6)

         PRIVATE OFFERING - On March 23, 2005, the Company issued to 63 accredited investors in a private offering an aggregate of 7,000,000 shares of common stock at a purchase price of $3.00 per share, two-year investor warrants to purchase 1,400,000 shares of common stock at an exercise price of $3.00 per share and two-year investor warrants to purchase 700,000 shares of common stock at an exercise price of $5.00 per share, for total gross proceeds of approximately $21,000,000. The Company paid cash placement agent fees and expenses of approximately $1,850,400 and issued five-year placement agent warrants to purchase 678,000 shares of common stock at an exercise price of $3.00 per share in connection with the offering. Additional costs related to the financing include legal, accounting and consulting fees that totaled approximately $255,048 through March 31, 2005 and continue to be incurred in connection with various securities filings and the resale registration statement described below.

         The Company is obligated under a Registration Rights Agreement to file, on the 151st day following March 23, 2005, a Registration Statement with the Securities and Exchange Commission registering for resale shares of common stock, and shares of common stock underlying investor warrants and certain of the placement agent warrants, issued in connection with the private offering. If the Company (i) does not file the Registration Statement within the time period prescribed, or (ii) fails to file with the Securities and Exchange Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act of 1933, within five trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Securities and Exchange Commission that the Registration Statement will not be "reviewed," or is not subject to further review, or (iii) the Registration Statement filed or required to be filed under the Registration Rights Agreement is not declared effective by the Securities and Exchange Commission on or before 225 days following March 23, 2005, or (iv) after the Registration Statement is first declared effective by the Securities and Exchange Commission, it ceases for any reason to remain continuously effective as to all securities registered thereunder, or the holders of such securities are not permitted to utilize the prospectus contained in the Registration Statement to resell such securities, for more than an aggregate of 45 trading days during any 12-month period (which need not be consecutive trading days) (any such failure or breach being referred to as an "Event," and for purposes of clause (i) or (iii) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five-trading day period is exceeded, or for purposes of clause (iv) the

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         date on which such 45-trading day-period is exceeded being referred to as "Event Date"), then in addition to any other rights the holders of such securities may have under the Registration Statement or under applicable law, then, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company is required to pay to each such holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such holder pursuant to the Securities Purchase Agreement relating to such securities then held by such holder. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company is required to pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages are to apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

         The Registration Rights Agreement also provides for customary piggy-back registration rights whereby holders of shares of the Company's common stock, or warrants to purchase shares of common stock, can cause the Company to register such shares for resale in connection with the Company's filing of a Registration Statement with the Securities and Exchange Commission to register shares in another offering. The Registration Rights Agreement also contains customary representations and warranties, covenants and limitations. (See Note 1)

         ADVISORY FEE. - The Company paid an advisory fee to CMCP in the amount of $235,000 on March 24, 2005, pursuant to the terms of the agreement between CMCP (See Note 8) and the Company and in connection with the private offering described above. In addition, $83,000 was payable in connection with cash received from Accessity in connection with the Share Exchange Transaction. Pursuant to the terms of the consulting agreement, CMCP will continue to receive payments of $25,000 per month until at least March 2006.

         On January 5, 2005, the Company entered into an agreement with Northeast Securities, Inc. ("NESC") and Chadbourn Securities, Inc. ("Chadbourn"), a related party, in connection with the private placement described above. The agreement provides that upon completion of a financing within the time-frame of the engagement covered by the agreement, the Company will pay NESC 6% (plus a 1% non-accountable expense allowance) of gross proceeds received by the Company, and warrants exercisable at the offering price in an amount equal to 7% of the aggregate number of shares of common stock sold in the financing. In addition, the agreement provides that Chadbourn will receive 2% (plus a 1% non-accountable expense allowance) of gross proceeds and warrants exercisable at the offering price in an amount equal to 3% of the aggregate number of shares of common stock sold in the financing. Pursuant to the terms of the agreement and in connection with the completion of the private placement described above, the Company paid NESC $1,168,800, (net of a reduction of $183,600, as agreed on March 18, 2005), and issued to NESC placement warrants to purchase 450,800 shares of the Company's common stock exercisable at $3.00 per share. The Company also paid Chadbourn $627,600 and issued to Chadbourn placement warrants to purchase 212,700 shares of the Company's common stock exercisable at $3.00 per share.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         SHARE EXCHANGE TRANSACTION - On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

         The Share Exchange Transaction was consummated pursuant to the terms of a Share Exchange Agreement dated as of May 14, 2004, as amended on July 30, 2004, October 1, 2004, January 7, 2005, February 16, 2005 and March 3, 2005 executed by Accessity, the Company, Kinergy, ReEnergy and the holders of the common stock and membership interests of the Company and Kinergy and ReEnergy, respectively.

         Immediately prior to the consummation of the Share Exchange Transaction, Accessity reincorporated in the State of Delaware under the name "Pacific Ethanol, Inc" through a merger of Accessity with and into Pacific Ethanol Delaware (the "Reincorporation Merger"). In connection with the Reincorporation Merger, the shareholders of Accessity became stockholders of Pacific Ethanol Delaware and Pacific Ethanol Delaware succeeded to the rights, properties and assets and assumed the liabilities of Accessity. Also in connection with the Reincorporation Merger, the former shareholders of Accessity, who collectively held 2,339,414 shares of common stock of Accessity, became the stockholders of an equal number of shares of common stock of Pacific Ethanol Delaware and holders of options and warrants to acquire shares of common stock of Accessity, who collectively held options and warrants to acquire 402,667 shares of common stock of Accessity, became holders of options and warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         In the Share Exchange Transaction, each shareholder of the Company received one share of common stock of Pacific Ethanol Delaware for each share of common stock of the Company they owned, the sole limited liability company member of Kinergy received 38,750 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest he owned, and each limited liability company member of ReEnergy received 1,250 shares of common stock of Pacific Ethanol Delaware for each one percent of outstanding limited liability company interest they owned. In addition, holders of options and warrants to acquire shares of common stock of the Company became holders of warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware.

         Pacific Ethanol Delaware issued an aggregate of 20,610,987 shares of common stock to the shareholders of the Company, 3,875,000 shares of common stock to the limited liability company member of Kinergy and an aggregate of 125,000 shares of common stock to the limited liability company members of ReEnergy. In addition, holders of options and warrants to acquire an aggregate of 3,157,587 shares of common stock of the Company are, following the consummation of the Share Exchange Transaction, deemed to hold warrants to acquire an equal number of shares of common stock of Pacific Ethanol Delaware. Also, following the consummation of the Share Exchange Transaction, LDI is entitled to convert a certain portion of its promissory note into shares of common stock of Pacific Ethanol Delaware at the same conversion rate that was in existence immediately prior to the Share Exchange Transaction.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         The shares of common stock of Pacific Ethanol Delaware issued, or issuable upon exercise of outstanding options and warrants, to the shareholders and holders of options and warrants of the Company and limited liability company members of Kinergy and ReEnergy represented approximately 90% of the outstanding common stock of Pacific Ethanol Delaware on a fully-diluted basis after the closing of the Share Exchange Transaction. Immediately following the closing of the Share Exchange Transaction, Pacific Ethanol Delaware had an aggregate of 27,700,401 shares of common stock issued and outstanding and an aggregate of 31,925,534 shares of common stock issued and outstanding, calculated on a fully-diluted basis, including 4,225,133 shares of common stock issuable upon exercise of all outstanding options, warrants and convertible debt.

         The following table summarizes the unaudited assets acquired and liabilities assumed in connection with the Share Exchange Transaction:

                  Current assets .......................     $ 7,014,196
                  Property, plant and equipment ........           6,224
                  Intangibles, including goodwill ......      10,935,750
                                                             -----------
                     Total assets acquired .............      17,956,170
                  Current liabilities ..................       4,253,177
                  Other liabilities ....................          83,017
                                                             -----------
                     Total liabilities assumed .........       4,336,194
                                                             -----------
                  Net assets acquired ..................     $13,619,976
                                                             ===========
                  Shares of common stock issued ........       6,489,414
                                                             ===========

         The purchase price represented a significant premium over the recorded net worth of the acquired entities' assets. In deciding to pay this premium, the Company considered various factors, including the value of Kinergy's trade name, Kinergy's extensive market presence and history, Kinergy's industry knowledge and expertise, Kinergy's extensive customer relationships and expected synergies among Kinergy's and ReEnergy's businesses and assets and the Company's planned entry into the ethanol production business.

         In connection with the Share Exchange Transaction and the Company's acquisition of Kinergy and ReEnergy, the Company engaged a valuation firm to determine what portion of the purchase price should be allocated to identifiable intangible assets. Through that process, the Company has estimated that for Kinergy, the distribution backlog is valued at $136,000, the customer relationships are valued at $5,600,000 and the trade name is valued at $3,100,000. The Company made a $150,000 cash payment and issued stock valued at $316,250 for the acquisition of ReEnergy. In addition, certain stockholders sold stock to the members of ReEnergy, increasing the purchase price by $506,000 (see further discussion below). The purchase price for ReEnergy totaled $972,250. Of this amount, $120,000 was recorded as an intangible asset for the fair value of a favorable option to acquire land and because the acquisition of ReEnergy was not deemed to be an acquisition of a business, the remaining purchase price of $852,250 was recorded as an expense for services rendered in connection with a feasibility study. The Company issued stock valued at $9,803,750 for the acquisition of Kinergy. In addition, certain stockholders sold stock to the sole member Kinergy and a related party, increasing the purchase price by $1,012,000. The

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY
         purchase price for Kinergy totaled $10,815,750. Goodwill directly associated with the Kinergy acquisition therefore totaled $1,979,750. The ReEnergy land option will expire on December 15, 2005 and will be expensed at that time if not extended.

         The Kinergy trade name is determined to have an indefinite life and therefore, rather than being amortized, will be periodically tested for impairment. The distribution backlog has an estimated life of six months and customer relationships were estimated to have a ten-year life and, as a result, will be amortized accordingly, unless otherwise impaired at an earlier time.

         In connection with the Share Exchange Transaction, Pacific Ethanol Delaware (i) transferred DriverShield CRM Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Barry Siegel, the former Chairman of the Board, President and Chief Executive Officer of Pacific Ethanol Delaware, (ii) issued 400,000 shares of Pacific Ethanol Delaware's common stock to Mr. Siegel and 200,000 shares of Pacific Ethanol Delaware's common stock to Philip B. Kart, Pacific Ethanol Delaware's former Senior Vice President, Chief Financial Officer and Secretary, and (iii) executed Confidentiality, Non-Competition, Non-Solicitation and Consulting Agreements with Messrs. Siegel and Kart, in full consideration for the agreement of each of Messrs. Siegel and Kart to relinquish cash payments that otherwise would be due to each of them under their respective employment agreements with Pacific Ethanol Delaware as a result of the closing of the Share Exchange Transaction. In addition, Pacific Ethanol Delaware sold Sentaur Corp., a wholly-owned subsidiary of Pacific Ethanol Delaware, to Mr. Siegel for the cash sum of $5,000.

         Immediately prior to the closing of the Share Exchange Transaction, the founders sold these shares at the agreed upon price to CMCP. The contribution of these shares is accounted for as a capital contribution. However, because the shares were issued as a finder's fee in a private offering (See Note 8), the related expense is offset against the proceeds received, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, certain stockholders of the Company sold an aggregate of 250,000 shares of the Company's common stock owned by them to the then-Chief Executive Officer of Accessity at $0.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares is accounted for as a capital contribution. However, because the shares are deemed issued to Accessity in connection with the Share Exchange Transaction, the related expense is offset against the cash received from Accessity, resulting in no effect on equity.

         Immediately prior to the closing of the Share Exchange Transaction, a stockholder of the Company sold 200,000 shares of the Company's common stock to the individual members of ReEnergy at $.01 per share, to compensate them for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional non-cash services rendered in connection with feasibility study expense of $506,000.

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 300,000 shares of the Company's common stock to Neil Koehler, the sole member of Kinergy and an officer and director of the Company, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $759,000.

                      PACIFIC ETHANOL, INC. AND SUBSIDIARY

         Immediately prior to the closing of the Share Exchange Transaction, a founder of the Company sold 100,000 shares of the Company's common stock to Tom Koehler, a member of ReEnergy and a related party of the sole member of Kinergy, at $.01 per share to compensate him for facilitating the closing of the Share Exchange Transaction. The contribution of these shares resulted in additional Kinergy goodwill of $253,000.

         RELATED PARTY NOTES PAYABLE - Pursuant to the terms of the Share Exchange Transaction, Kinergy distributed to its sole member in the form of a promissory note, in the amount of $ 2,095,614 Kinergy's net worth as set forth on Kinergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005. A holdback amount of $100,000 for 30 days was provided to allow Kinergy to settle its accounts. In April 2005, Kinergy paid the balance of its net worth, up to the holdback amount of $100,000.

         Pursuant to the terms of the Share Exchange Transaction, ReEnergy distributed to its members in the form of a promissory note in the amount of $1,439 ReEnergy's net worth as set forth on ReEnergy's balance sheet prepared in accordance with GAAP, as of March 23, 2005.

         Effective March 30, 2005, the personal guaranty for up to a maximum amount of $1,000,000 granted by an individual shareholder of the Company with respect to the convertible promissory note issued to LDI was terminated.

         STOCK OPTIONS - One outstanding option granted to an employee of the Company to acquire 25,000 shares of common stock vested on March 23, 2005 and was converted into a warrant. Non-cash compensation expense of $232,250 was recognized to record the fair value of the warrant.

         NON-CASH COMPENSATION - Pursuant to a consulting agreement (See Note
         8), upon completion of the Share Exchange Transaction, the Company issued warrants to the consultant to purchase 230,000 additional shares of common stock that will vest ratably over a period of two years. The warrants were recognized at the fair value as of the start of business on March 24, 2005 in the amount of $2,139,000. The Company recorded non-cash expense of $20,511 for consulting services vested during the period from March 24, 2005 to March 31, 2005. The unvested warrants in the amount of $2,118,489 will vest ratably at $89,125 per month over the remainder of the two year period.

         SERIES A PREFERRED STOCK - Effective May 17, 2005, the Company's articles of incorporation were amended and restated, which amendment and restatement had the effect of eliminating the Company's previously authorized shares of Series A Preferred Stock and changing its name to Pacific Ethanol California, Inc.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Member
Kinergy Marketing, LLC
Davis, California

We have audited the balance sheets of Kinergy Marketing, LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of income and member's equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinergy Marketing, LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.



/S/ HEIN & ASSOCIATES LLP

                                            KINERGY MARKETING LLC

                                               BALANCE SHEETS


                                                                         As of December 31,
                                                       -----------------------------------------------------
                                                            2004                2003               2002
                                                       --------------      --------------     --------------
                            ASSETS
                            ------

CURRENT ASSETS:
   Cash and cash equivalents                           $      674,195      $           --     $      231,682
   Accounts receivable, related party receivable,
   $361,287, $607,765 and $0 for 2004, 2003 and
   2002, respectively                                       2,010,531           2,583,287            411,854
   Inventories                                                404,833             474,388            119,126
   Deposit on product in transit                              428,358                  --                 --
                                                       --------------      --------------     --------------

     Total current assets                                   3,517,917           3,057,675            762,662

PROPERTY, PLANT AND EQUIPMENT, net                              6,564               2,124              3,017
                                                       --------------      --------------     --------------

TOTAL ASSETS                                           $    3,524,481      $    3,059,799     $      765,679
                                                       ==============      ==============     ==============

         LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
         -----------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                    $    1,106,712      $    1,710,879     $           --
   Bank overdraft                                                  --              59,668            781,421
   Other Liabilities                                            3,261                  --                 --
   Payable to related party                                        --             200,000                 --
                                                       --------------      --------------     --------------

     Total Current liabilities                              1,109,973           1,970,547            781,421

COMMITMENTS AND CONTINGENCIES (Notes 4 and 6)

MEMBER'S EQUITY (DEFICIT)                                   2,414,508           1,089,252            (15,742)
                                                       --------------      --------------     --------------

TOTAL LIABILITIES AND MEMBER'S EQUITY (DEFICIT)        $    3,524,481      $    3,059,799     $      765,679
                                                       ==============      ==============     ==============


                 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                    B-45







                                       KINERGY MARKETING LLC

                        STATEMENTS OF INCOME AND MEMBER'S EQUITY (DEFICIT)


                                                              For the years ended
                                                                   December 31,
                                                 ------------------------------------------------
                                                     2004              2003              2002
                                                 ------------      ------------      ------------

NET SALES, RELATED PARTY SALES, $10,919,801,
$6,923,376 AND $1,317,385 FOR 2004, 2003 AND
2002, RESPECTIVELY                               $ 82,790,404      $ 35,539,636      $ 15,280,424

COST OF GOODS SOLD                                 79,580,897        33,982,527        14,945,170
                                                 ------------      ------------      ------------

GROSS PROFIT                                        3,209,507         1,557,109           335,254

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          275,588           169,582            93,725
                                                 ------------      ------------      ------------

OPERATING INCOME                                    2,933,919         1,387,527           241,529

OTHER INCOME (EXPENSE):
   Interest income (expense)                           (3,537)              267             4,815
   Other income (expense)                              (1,300)          (10,800)           (1,550)
                                                 ------------      ------------      ------------
     Total other income (expense)                      (4,837)          (10,533)            3,265
                                                 ------------      ------------      ------------

NET INCOME                                          2,929,082         1,376,994           244,794

MEMBER'S EQUITY (DEFICIT)
beginning of period                                 1,089,252           (15,742)          199,464

MEMBER'S DISTRIBUTIONS                             (1,603,826)         (272,000)         (460,000)
                                                 ------------      ------------      ------------

MEMBER'S EQUITY (DEFICIT)
end of period                                    $  2,414,508      $  1,089,252      $    (15,742)
                                                 ============      ============      ============


            THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                               B-46







                                               KINERGY MARKETING LLC

                                              STATEMENTS OF CASH FLOWS


                                                                           For the years ended
                                                                               December 31,
                                                         ----------------------------------------------------------
                                                              2004                 2003                   2002
                                                         ---------------      ---------------       ---------------

Cash Flows From Operating Activities:
   Net income                                            $     2,929,082      $     1,376,994       $       244,794
   Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation                                                    253                  893                   627
     Changes in operating assets and liabilities:
       Accounts receivable                                       572,756           (2,171,433)               17,531
       Inventories                                                69,555             (355,262)              (60,411)
       Deposit on product in transit                            (428,358)                  --                    --
       Bank overdraft                                            (59,668)              59,668                    --
       Accounts payable                                         (604,167)             929,458              (190,605)
       Other liabilities                                           3,261                   --                    --
                                                         ---------------      ---------------       ---------------
Net cash provided by (used in) operating activities            2,482,714             (159,682)               11,936
                                                         ---------------      ---------------       ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                            (4,693)                  --                (2,204)
                                                         ---------------      ---------------       ---------------
Net cash used in investing activities                             (4,693)                  --                (2,204)
                                                         ---------------      ---------------       ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from related party note payable                           --              200,000                    --
   Payments on related party note payable                       (200,000)                  --                    --
   Distributions to member                                    (1,603,826)            (272,000)             (460,000)
                                                         ---------------      ---------------       ---------------
Net cash used in financing activities                         (1,803,826)             (72,000)             (460,000)
                                                         ---------------      ---------------       ---------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             674,195             (231,682)             (450,268)

CASH AND CASH EQUIVALENTS,
   beginning of period                                                --              231,682               681,950
                                                         ---------------      ---------------       ---------------
CASH AND CASH EQUIVALENTS, end of period                 $       674,195      $            --       $       231,682
                                                         ===============      ===============       ===============
SUPPLEMENTAL INFORMATION:
   Interest paid                                         $         5,519      $            --       $            --
                                                         ===============      ===============       ===============
   Income taxes paid                                     $           800      $           800       $         2,400
                                                         ===============      ===============       ===============


                     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                       B-47

                              KINERGY MARKETING LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         Kinergy Marketing, LLC, (the "Company") was incorporated as a limited liability company on September 13, 2000, under the laws of the state of Oregon, to acquire and distribute ethanol fuel in California, Nevada, Arizona and Oregon. The Company is located in Davis, California.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         CASH AND CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         ALLOWANCE FOR DOUBTFUL ACCOUNTS - The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The allowance is determined through an analysis of the aging of accounts receivable and assessments of risk that are based on historical trends and an evaluation of the impact of current and projected economic conditions. The Company evaluates the past-due status of its accounts receivable based on contractual terms of sale. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. At December 31, 2004, 2003 and 2002, management of the Company believed that all receivables were collectible, and thus an allowance for bad debt was not established. The Company had no bad debt expense for the years ended December 31, 2004, 2003 and 2002.

         INVENTORY - Inventory consists of bulk ethanol fuel and is valued at the lower of cost or market; cost being determined on a first-in first-out basis. Shipping and handling costs are classified as a component of cost of goods sold in the accompanying statements of income and member's equity.

         PROPERTY, PLANT AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives from 3 to 5 years. The cost of normal maintenance and repairs is charged to operations as incurred. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation or amortization are removed from the accounts, and any resulting gains or losses are reflected in current operations.

         IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of long-lived assets used in operations might be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated undiscounted cash flows estimated to be generated by those assets would be compared to their carrying amounts to determine if a write-down to market value or discounted cash flows is required.

         REVENUE RECOGNITION - The Company recognizes revenue upon delivery of ethanol to customers' designated ethanol tank. Shipments are made to customers both directly from suppliers and from the Company's inventory. Shipment modes are by truck or rail. Ethanol that is shipped by rail originates primarily in the Midwest and takes from 10 to 14

                              KINERGY MARKETING LLC
         days from departure of shipment, for delivery to the customer or to one of four terminals in California and Oregon. Trucks are used for local deliveries and such deliveries are completed the same day as shipment.

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision.

         The following methods and assumptions were used in estimating the indicated fair values of the Company's financial instruments:

                  o Cash and cash equivalents, accounts receivable and accounts payable: The carrying amounts approximate fair value because of the short maturity of those instruments.
                  o Debt: The fair value of the Company's debt is estimated based on current rates offered to the Company for similar debt and approximates carrying value.

         CONCENTRATION OF CREDIT RISK - Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The accounts maintained by the Company at financial institutions are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2004 the uninsured balance was $1,091,967 and at December 31, 2003 and 2002, there were no uninsured balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk of loss on cash.

         Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

         Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable, which have no collateral or security. The Company sells ethanol fuel on account to select companies located in California, Nevada, Arizona and Oregon. During the year ended December 31, 2004, the Company had sales to four customers that represented 13%, 12%, 12% and 12% of net sales. During the year ended December 31, 2003, the Company had sales to four customers that represented 20%, 14%, 13% and 10% of net sales. During the year ended December 31, 2002, the Company had sales to three customers that represented 34%, 24%, and 11% of net sales. As of December 31, 2004, 2003 and 2002, the Company had receivables of approximately $865,175, $1,337,240, and $338,256 from these customers,

                              KINERGY MARKETING LLC
         representing, in the aggregate, 43%, 52% and 82%, respectively, of total accounts receivable. The Company performs periodic credit evaluations of its ongoing customers and generally does not require collateral. Credit losses have traditionally been minimal and such losses have been within management's expectations.

         RISKS AND UNCERTAINTIES - The Company purchases ethanol fuel from companies located primarily in the Midwest. During the year ended December 31, 2004, the Company purchased ethanol from three vendors that represented 27%, 23% and 14% of all purchases. During the year ended December 31, 2003, the Company purchased ethanol from three vendors that represented 44%, 27% and 15% of all purchases. During the year ended December 31, 2002, the Company purchased ethanol from two vendors that represented 60% and 34% of all purchases.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

3.       RELATED PARTY NOTE PAYABLE:
         ---------------------------

         On November 5, 2003, the Company executed an unsecured note payable in the amount of $200,000 payable to Pacific Ethanol, Inc., a California corporation ("PEI California"), which bears an annual interest of 5%. The note and related accrued interest was due in one payment on January 4, 2004. On January 23, 2004, the Company paid the principal balance plus accrued interest of $2,164 on the note payable to PEI California. The sole member of the Company is an officer and director of PEI California.

4.       COMMITMENTS AND CONTINGENCIES:
         ------------------------------

         OPEN LETTERS-OF-CREDIT - On June 3, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letter of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $200,000. The designated beneficiary is Archer Daniels Midland Co., a vendor of the Company, and the letter was valid through September 30, 2004.

         On December 4, 2002, as amended on September 30, 2003, the Company was issued an Irrevocable Standby Letters of Credit by Bank of Portland, for any sum not to exceed a total of $200,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter is valid through March 31, 2004. On March 31, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Washington Mutual Bank, FA, for any sum not to exceed a total of $300,000. The designated beneficiary is Chief Ethanol Fuels, Inc., a vendor of the Company, and the letter was valid through September 30, 2004.

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

         On October 1, 2004, the Company was issued an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter was valid through March 31, 2005. (See Note 6)

                              KINERGY MARKETING LLC

         At December 31, 2004, 2003 and 2002 there was no debt outstanding related to these open letters of credit.

         LINE OF CREDIT - On March 22, 2004, the Company entered into a $2,000,000 revolving line of credit with Washington Mutual Bank, FA which was terminated on September 24, 2004. The line is collateralized by inventory, receivables and general intangibles of the Company.

         On September 24, 2004, the Company entered into a $2,000,000 revolving line of credit with Comerica Bank which expires on October 5, 2005. This line replaced the Washington Mutual Bank line and is collateralized by inventory, receivables and general intangibles of the Company. The line of credit is personally guaranteed by Neil Koehler, sole member of the Company. There were no outstanding borrowings as of December 31, 2004.

         TERMINAL CONTRACT - The Company is party to four terminal contracts relating to the storage of ethanol. The contracts expire on different dates, ranging from March 31, 2005 through October 31, 2005, and are renewable on a year-to-year basis at end of the term. All four agreements are cancelable by either party at the end of the base term, or with 30 - 90 days notice prior to the end of any extended term. Fees associated with these contracts vary, and are dependent either on the volume of product in storage or on the volume of product delivered. One of the terminals charges a minimum monthly fee of $1,004 in addition to the variable rate. Storage fees paid to these terminals were $117,526, $24,742, and $12,590 for December 31, 2004, 2003 and 2002,
         respectively, and are recorded as cost of goods sold in the accompanying statements of income and member's equity.

         PURCHASE COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month purchase contracts with its major vendors to acquire certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $16,663,287 at December 31, 2004.

         SALES COMMITMENTS - During 2004, 2003 and 2002, the Company entered into six-month sales contracts with its major customers to sell certain quantities of ethanol, at specified prices. The contracts run from April through September, and from October through March. On October 1, 2004, the contracts were renewed and renegotiated to extend through March 31, 2005. The outstanding balance on the new contracts was $22,757,891 at December 31, 2004.

         OPERATING LEASES - The Company leases office space in Davis, California. The Company entered into a 12 month lease on December 1, 2004 at a rate of $1,120 per month. The Company also continues to rent the prior existing office space month-to-month with plans to vacate in 2005. Total rent paid for the years ended December 31, 2004, 2003 and 2002 was $4,320, $3,070 and $2,890 respectively.

                              KINERGY MARKETING LLC

5.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         For the year ended December 31, 2003, the Company paid consulting fees of approximately $10,000 to Kinergy Resources, LLC, an entity owned in part by the Company's sole member. There were no payments made to Kinergy Resources, LLC during the year ended December 31, 2004 or 2002.

         During the years ended December 31, 2004, 2003 and 2002, the Company paid accounting fees totaling $20,798, $24,000 and $32,000 respectively to Kinergy, LLC, a company owned by a relative of the Company's sole member.

         The Company paid consulting fees related to market development, sales support, regulatory and governmental affairs of $110,000 and $15,000 and to a relative of the Company's sole member for the years ended December 31, 2004 and 2003, respectively. There were no such fees paid during the year ended December 31, 2002.

         On August 31, 2004, the Company reimbursed PEI California, a related party, for audit fees paid on behalf of the Company.

6.       SUBSEQUENT EVENTS:
         ------------------

         LETTERS OF CREDIT - On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $400,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         On April 1, 2005, the Company renewed an Irrevocable Standby Letter of Credit by Comerica Bank, for any sum not to exceed a total of $300,000. The designated beneficiary is a vendor of the Company, and the letter is valid through September 30, 2005.

         SALE OF THE COMPANY - The Company and its sole member are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, ReEnergy, LLC, a California limited liability company ("ReEnergy"), and the holders of the membership interests of ReEnergy, pursuant to which the Company was acquired on March 23, 2005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and ReEnergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



May 23, 2005

To the Members
ReEnergy LLC
Davis, California


We have audited the balance sheets of ReEnergy LLC (the "Company") as of December 31, 2004, 2003 and 2002, and the related statements of operations, members' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReEnergy LLC as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


/S/ HEIN & ASSOCIATES LLP

                                             REENERGY LLC

                                            BALANCE SHEETS


                                                                  As of December 31,
                                               -------------------------------------------------------
                                                    2004                 2003               2002
                                               ---------------     ---------------     ---------------

              ASSETS
              ------

CURRENT ASSETS
Cash                                           $         2,739     $        12,739     $        42,770
                                               ---------------     ---------------     ---------------
TOTAL ASSETS                                   $         2,739     $        12,739     $        42,770
                                               ===============     ===============     ===============

   LIABILITIES AND MEMBERS' EQUITY
   -------------------------------

CURRENT LIABILITIES
   Accounts payable                            $           154     $            --     $        10,428

COMMITMENT (Note 4)                                                                                 --

MEMBERS' EQUITY
   Members' Equity                                       2,585              12,739              32,342
                                               ---------------     ---------------     ---------------

TOTAL LIABILITIES AND MEMBERS' EQUITY          $         2,739     $        12,739     $        42,770
                                               ===============     ===============     ===============


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                 B-54







                                        REENERGY LLC

                                  STATEMENTS OF OPERATIONS


                                              For the years ended December 31,
                               ------------------------------------------------------------
                                     2004                  2003                  2002
                               ----------------      ----------------      ----------------


NET SALES                      $             --      $             --      $             --
                               ----------------      ----------------      ----------------

COST OF SALES                                --                    --                    --
                               ----------------      ----------------      ----------------

GROSS PROFIT                                 --                    --                    --

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                 9,854                48,803                30,720
                               ----------------      ----------------      ----------------

OPERATING LOSS                           (9,854)              (48,803)              (30,720)
PROVISION FOR INCOME TAXES                 (800)                 (800)                 (800)
                               ----------------      ----------------      ----------------


NET LOSS                       $        (10,654)     $        (49,603)     $        (31,520)
                               ================      ================      ================


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                           B-55

                                                         REENERGY LLC
                                           STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                        FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                                    Members
                                   -----------------------------------------------------------------------------------------
                                                        Kinergy
                                   Flin-Mac, Inc.     Resources LLC      Kent Kaulfus        Tom Koehler          Total
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2001 as
  previously reported              $       2,077      $       2,078      $          --      $          --      $       4,155
    Prior Period Adjustment               (1,346)            (1,347)                --                 --             (2,693)
                                   -------------      -------------      -------------      -------------      -------------
Balances, January 1, 2002 as
  restated                                   731                731                 --                 --              1,462
    Contributions                         31,200             31,200                 --                 --             62,400
    Net loss                             (15,760)           (15,760)                --                 --            (31,520)
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2002               16,171             16,171                 --                 --             32,342

    Contributions                         15,000             15,000                 --                 --             30,000
    Net loss                             (16,534)           (16,534)           (16,535)                --            (49,603)
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2003               14,637             14,637            (16,535)                --             12,739
    Contributions                             --                 --                 --                500                500
    Net loss                              (2,503)            (2,503)            (2,503)            (3,145)           (10,654)
                                   -------------      -------------      -------------      -------------      -------------
Balances, December 31, 2004        $      12,134      $      12,134      $     (19,038)     $      (2,645)     $       2,585
                                   =============      =============      =============      =============      =============


                         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                            B-56








                                              REENERGY LLC

                                        STATEMENTS OF CASH FLOWS



                                                                 For the years ended December 31,
                                                            ------------------------------------------
                                                              2004             2003             2002
                                                            --------         --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                 $(10,654)        $(49,603)        $(31,520)

   Adjustments to reconcile net loss to net cash
     used in operating activities:
   Changes in operating assets and liabilities:
     Accounts Payable                                            154          (10,428)          10,428
                                                            --------         --------         --------
       Net cash used in
         operating activities                                (10,500)         (60,031)         (21,092)
                                                            --------         --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributed capital                                           500           30,000           62,400
                                                            --------         --------         --------
       Net cash provided by
         financing activities                                    500           30,000           62,400
                                                            --------         --------         --------

NET INCREASE (DECREASE) IN CASH                              (10,000)         (30,031)          41,308

CASH, beginning of period                                     12,739           42,770            1,462
                                                            --------         --------         --------

CASH, end of period                                         $  2,739         $ 12,739         $ 42,770
                                                            ========         ========         ========

SUPPLEMENTAL INFORMATION:
Income taxes paid                                           $    800         $    800         $    800
                                                            ========         ========         ========


               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


                                                  B-57

                                  REENERGY LLC

                          NOTES TO FINANCIAL STATEMENTS


1.       RESTATEMENT OF YEAR ENDED 2003
         ------------------------------

         Upon consideration by current management of the previous accounting treatment of certain expenditures in the years 2001, 2002 and 2003, in the amounts of $2,693, $30,333 and $48,803 respectively, it has been determined that such amounts, pursuant to SOP 98-5 ("Statement of Position 98-5 Reporting on the Costs of Start-Up Activities"), should be expensed rather than capitalized. These financial statements have been restated to account for that change.

2.       ORGANIZATION AND NATURE OF OPERATIONS:
         --------------------------------------

         ReEnergy LLC ("the Company"), a California limited liability corporation, was formed on October 4, 2001. ReEnergy LLC is a project development company formed to evaluate the feasibility of building an ethanol production facility in California.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
         -------------------------------------------

         ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH EQUIVALENTS - For financial statement purposes, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2004, 2003 and 2002.

         LIMITATION ON LIABILITY - Members are generally not liable for the debts, obligations or liabilities of the Company.

         INCOME TAXES - As a limited liability company, the Company is generally not subject to federal and state income taxes directly. Rather, each member is subject to federal and state income taxes based on its share of the Company's income or loss.

4.       RELATED PARTY TRANSACTIONS:
         ---------------------------

         The Company has entered into a lease agreement with a member along with an option on 89 acres of land that is owned personally by this member. The member has received a 33.33% interest in ReEnergy for this option and his expertise in the bio-product area. The property has been appraised and if the option is exercised the member will receive fair market value for his property based on the appraised value. As of May 2004, the member's interest was changed to 23.5%.

         On August 28, 2003, the Company entered into an agreement with Pacific Ethanol, Inc., a California corporation ("PEI California"), for an option to sell 89.3 acres in Visalia, California at a price of $12,000 per acre for the purpose of building an ethanol production facility.

         For the year ended December 31, 2003, the Company paid consulting fees of $27,000 to Celilo Group an entity owned in part by one of the Company's members. There were no payments made to Celilo Group during the year ended December 31, 2004 or 2002.

                                  REENERGY LLC

         In May 2004, Tom Koehler, as an individual, acquired a 29.5% Membership interest in the Company. Mr. Koehler also holds a membership interest through his ownership in Kinergy Resources, LLC.

5.       SUBSEQUENT EVENTS:
         ------------------

         SALE OF THE COMPANY - The Company and its members are parties to a Share Exchange Agreement with Pacific Ethanol, Inc, a Delaware corporation ("Pacific Ethanol Delaware"), PEI California, the shareholders of PEI California, Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"), and the holders of the membership interests of Kinergy, pursuant to which the Company was acquired on March 23, 3005. All of the issued and outstanding shares of common stock of PEI California and all of the outstanding membership interests of each of the Company and Kinergy were acquired by Pacific Ethanol Delaware. Immediately prior to the consummation of the share exchange transaction, Pacific Ethanol Delaware's predecessor, Accessity Corp., a New York corporation ("Accessity"), reincorporated in the State of Delaware under the name Pacific Ethanol, Inc. through a merger of Accessity with and into its then-wholly-owned Delaware subsidiary named Pacific Ethanol, Inc., which was formed for the purpose of effecting the reincorporation. The Company is now a wholly-owned subsidiary of Pacific Ethanol Delaware.

                     INDEX TO PRO FORMA FINANCIAL STATEMENTS


PRO FORMA FINANCIAL INFORMATION
-------------------------------

         On March 23, 2005, the Company completed a Share Exchange Transaction with Accessity and the holders of the membership interests of each of Kinergy and ReEnergy, pursuant to which Accessity acquired all of the issued and outstanding capital stock of the Company and all of the outstanding membership interests of Kinergy and ReEnergy. This transaction has been accounted for as a reverse acquisition whereby the Company is the accounting acquiror.

         The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in the Company's opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations or financial position would actually have been had the acquisition occurred on January 1, 2004, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date. Pro forma condensed consolidated balance sheet data is not presented because the balance sheets of Kinergy Marketing, LLC and ReEnergy, LLC and related purchase accounting adjustments are consolidated and included in the financial statements included in our quarterly report on Form 10-QSB for the quarterly period ended September 30, 2005 filed with the Securities and Exchange Commission on November 14, 2005. Pro forma adjustments for Accessity Corp. are not included because they would have no material impact on the pro forma financial information presented.

         All information contained herein should be read in conjunction with Accessity's annual report on Form 10-KSB for the year ended December 31, 2004 and the financial statements and notes thereto, and the financial statements and notes thereto of PEI California, Kinergy and ReEnergy included herein and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this document:

                                                                                                               Page
                                                                                                               ----
     Unaudited Pro Forma Combined Consolidated Statements of Operations for the
         Nine Months Ended September 30, 2005..................................................................B-62

     Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations for the
         Nine Months Ended September 30, 2005..................................................................B-63

     Unaudited Pro Forma Combined Consolidated Statements of Operations for the
         Year Ended December 31, 2004..........................................................................B-64

     Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations for the
         Year Ended December 31, 2004..........................................................................B-65


                                                       B-60








                               UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          For the Nine Months Ended September 30, 2005

                                                                                Pacific         Pro Forma         Pro Forma
                                           ReEnergy           Kinergy           Ethanol         Adjustments        Combined
                                          ------------      ------------      ------------      ------------      ------------
                                                                                                  (Note 1)

Net sales                                 $         --      $ 23,605,252      $ 51,530,735      $         --      $ 75,135,987

Cost of goods sold                                  --        23,207,602        49,695,870                --        72,903,472
                                          ------------      ------------      ------------      ------------      ------------
Gross profit                                        --           397,650         1,834,865                --         2,232,515
                                          ------------      ------------      ------------      ------------      ------------

Selling, general and
  administrative expenses                          346            72,240         3,999,653           122,740 (b)
                                                                                                     128,332 (c)     4,323,311
Services rendered in connection
  with feasibility study                            --                --           852,250                --           852,250
Non-cash compensation and
  consulting fees                                   --                --         1,749,967           246,864 (d)     1,996,831
                                          ------------      ------------      ------------      ------------      ------------

Operating income (loss)                           (346)          325,410        (4,767,005)         (497,936)       (4,939,877)

Other income (expense):
Other income                                        --                --            27,726                --            27,726
Other (expense)                                     --                --              (459)               --              (459)
Interest income (expense)                           --               616           (61,007)               --           (60,391)
                                          ------------      ------------      ------------      ------------      ------------
    Total other income (expense)                    --               616           (33,740)               --           (33,124)
                                          ------------      ------------      ------------      ------------      ------------

Net income (loss) before provision
  for income taxes                                (346)          326,026        (4,800,745)         (497,936)       (4,973,001)

Provision for income taxes                         800                --             5,600                --             6,400
                                          ------------      ------------      ------------      ------------      ------------

Net income (loss)                         $     (1,146)     $    326,026      $ (4,806,345)     $   (497,936)     $ (4,979,401)
                                          ============      ============      ============      ============      ============
Loss per share
Basic and diluted                                                             $      (0.20)                       $      (0.18)
Weighted average number of common shares,
  basic and diluted                                                             23,841,380         4,180,376 (a)    28,021,756



     See Accompanying Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations for the Nine Months Ended
                                                       September 30, 2005

                                                              B-61

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

1. (a) Reflects the weighted average of the 14,089,414 shares issued in connection with the March 2005 private placement and the Share Exchange Transaction as if they had been outstanding since January 1, 2005.

    (b) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

    (c) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

    (d) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

                                 UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                        PACIFIC        PRO FORMA       PRO FORMA
                                                           REENERGY     KINERGY         ETHANOL       ADJUSTMENTS       COMBINED
                                                         ----------   ------------   ------------    ------------      ------------
                                                                                                         (NOTE 1)

NET SALES                                                $       --   $ 82,790,404   $     19,764    $         --      $ 82,810,168

COST OF GOODS SOLD                                               --    (79,580,897)       (12,523)             --       (79,593,420)
                                                         ----------   ------------   ------------    ------------      ------------

GROSS PROFIT                                                     --      3,209,507          7,241              --         3,216,748
                                                         ----------   ------------   ------------    ------------      ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  9,854        275,588      1,070,010              --
                                                                                                          635,000 (b)            --
                                                                                                          696,000 (c)     2,686,452
SERVICES RENDERED IN CONNECTION WITH FEASIBILITY STUDY           --             --             --         852,250 (f)       852,250
NON-CASH COMPENSATION AND CONSULTING FEES                        --             --      1,207,500       1,242,000 (d)            --
                                                                                                          232,250 (e)     2,681,750
                                                         ----------   ------------   ------------    ------------      ------------

OPERATING INCOME (LOSS)                                      (9,854)     2,933,919     (2,270,269)     (3,657,500)       (3,003,704)

OTHER EXPENSE:
Other expense                                                    --         (1,300)        (2,166)             --            (3,466)
Interest expense                                                 --         (3,537)      (528,532)             --          (532,069)
                                                         ----------   ------------   ------------    ------------      ------------
            Total other expense                                  --         (4,837)      (530,698)             --          (535,535)
                                                         ----------   ------------   ------------    ------------      ------------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES          (9,854)     2,929,082     (2,800,967)     (3,657,500)       (3,539,239)

PROVISION FOR INCOME TAXES                                     (800)            --         (1,600)             --            (2,400)
                                                         ----------   ------------   ------------    ------------      ------------
NET INCOME (LOSS)                                        $  (10,654)  $  2,929,082   $ (2,802,567)   $ (3,657,500)     $ (3,541,639)
                                                         ==========   ============   ============    ============      ============

LOSS PER SHARE
Basic and diluted                                                                    $      (0.23)                     $      (0.13)
Weighted average number of common shares, basic and
diluted                                                                                12,396,895      14,089,414 (a)    26,486,309


       See Accompanying Notes to Unaudited Pro Forma Combined Consolidated Statements of Operations for the Nine Months Ended
                                                         September 30, 2005



                                                                B-63

                          NOTES TO UNAUDITED PRO FORMA
                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004


1. (a) Reflects the weighted average of 14,089,414 shares to be issued in connection with the March 2005 private placement and the Share Exchange Transaction.

    (b) To reflect compensation arrangements for the new management upon the consummation of the Share Exchange Transaction.

    (c) To record the amortization of certain acquired intangible assets relating to distribution backlog and customer relationships over their estimated useful lives of six months and 10 years, respectively.

    (d) To record warrants of 930,000 and 230,000 shares granted to a consultant for public and investor relations during 2004, which vest ratably over one year and two years, respectively, and are directly associated with the Share Exchange Transaction, and the related amortization of non-cash charges for the year ended December 31, 2004.

    (e) To record employee non-cash compensation valued at $232,250 for options vested into a warrant upon consummation of the Share Exchange Transaction.

    (f) To record services rendered in connection with feasibility study expense related to the building of an ethanol plant in Visalia, California.

                                                                      APPENDIX C

                       AMENDED AND RESTATED CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                              PACIFIC ETHANOL, INC.

                      As Amended and Restated June 15, 2005

PURPOSE AND SCOPE

         The primary function of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Pacific Ethanol, Inc. (the "COMPANY") is to
(a) assist the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the Securities and Exchange Commission ("SEC"), the Company's shareholders or to the general public, and
(ii) the Company's internal financial and accounting controls, (b) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company and (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company's financial condition and results of operations.

COMPOSITION

         The Committee shall be comprised of a minimum of three or more directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition requirements promulgated by the SEC, the Nasdaq National Market, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "REGULATORY BODY" and collectively, the "REGULATORY BODIES"), as in effect from time to time, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         At the time of his or her appointment to the Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, at least one member of the Committee shall qualify as an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

         The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties, the Committee shall carry out the following specific activities:

         A.       DOCUMENT REVIEW
                  ---------------

                  1. Review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

                  2. Review with representatives of management and representatives of the independent accounting firm the Company's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company's annual report on Form 10-KSB. The Committee shall also review the Company's quarterly financial statements prior to their inclusion in the Company's quarterly SEC filings on Form 10-QSB.

                  3. Take steps designed to insure that the independent accounting firm reviews the Company's interim financial statements prior to their inclusion in the Company's quarterly reports on Form 10-QSB.

                  4. Review and discuss with management and the independent accountants any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

         B.       INDEPENDENT ACCOUNTING FIRM
                  ---------------------------

                  1. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or related work. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder ratification in any proxy statement).

                  2. Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

                  3. Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

                  4. On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Company consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

                  5. On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

                  6. Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

                  7. Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Committee.

                  8. Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body.

                  9. The Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Company.

                  10. Ensure the rotation of the audit partners as required by
         Section 10A(j) of the Securities Exchange Act of 1934, as amended, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

                  11. Recommend to the Board of Directors policies for the Company's hiring of employees or former employees of the independent auditor consistent with Section 10A(l) of the Securities Exchange Act of 1934.

                  12. At least annually, obtain written confirmation from the independent accountants that, in the independent accountants' professional judgment, the independent accountants are "independent" of the Company within the meaning of the federal securities laws.

                  13. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

         C.       FINANCIAL REPORTING PROCESSES
                  -----------------------------

                  1. In consultation with the independent accounting firm and management, review annually the adequacy of the Company's internal financial and accounting controls.

                  2. Review disclosures made to the Committee by the Company's chief executive officer and chief financial officer in connection with their certifications of the Company's reports on Form 10-KSB and Form 10-QSB, including disclosures concerning (a) evaluations of the design and operation of the Company's internal financial and accounting controls, (b) any significant deficiencies discovered in the design and operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

                  3. Regularly review the Company's critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company's internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management's accounting policies.

                  4. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                  5. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

                  6. Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  7. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  8. Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

                  9. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

                  10. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

                  11. Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

         D.       COMPLIANCE
                  ----------

                  1. Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

                  2. Obtain reports from management and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

                  3. To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Company's expense to review any matter under its responsibility.

                  4. Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                  5. Investigate any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

                  6. Discuss with the Company's legal counsel matters that may have a material impact on the financial statements or the compliance policies.

                  7. Review and approve in advance any proposed related party transactions.

                  8. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

         E.       REPORTING
                  ---------

                  1. Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Company's annual proxy statement for each annual meeting of stockholders.

                  2. To the extent required by any Regulatory Body, instruct the Company's management to disclose in its Form 10-KSB and Form 10-QSB's the approval by the Committee of any nonaudit services performed by the independent accounting firm, and review the substance of any such disclosure.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

                                                                      APPENDIX D

                                                                  MARCH 23, 2005

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                              PACIFIC ETHANOL, INC.
PURPOSE

         The purpose of the Compensation Committee of Pacific Ethanol, Inc. (the "COMPANY") established pursuant to this charter is to (i) act as Administrator of the Company's various Stock Option Plans (collectively, the "PLANS") as described in each of the Plans, (ii) review forms of compensation to be provided to the officers and employees of the Company, including stock compensation,
(iii) grant options to purchase common stock of the Company to employees and executive officers of the Company, and (iv) review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the directors of the Company, including stock compensation. The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

MEMBERSHIP

         The Compensation Committee shall consist of a minimum of two (2) "non-employee directors" of the Company as such term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The members of the Compensation Committee will be outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

RESPONSIBILITIES

         The responsibilities of the Compensation Committee are set forth below:

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding the compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board of Directors.

         o The Compensation Committee shall review and approve the Company's compensation policy regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the officers and employees of the Company.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all forms of compensation (including, to the extent relevant, all "plan" compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the non-employee directors of the Company.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding general compensation goals and guidelines for the Company's employees and officers and the criteria by which bonuses to the Company's employees and officers are determined.

         o The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all bonus and stock compensation to all employees of the Company.

         o The Compensation Committee shall act as Administrator (as described in each of the Plans) of the Plans within the authority delegated by the Board of Directors. In its administration of the Plans, the Compensation Committee may,
                 (i) grant stock options to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 thereunder) and (ii) amend such stock options.

         o The Compensation Committee shall review and make recommendations to the Board of Directors with respect to amendments to the Plans and changes in the number of shares reserved for issuance thereunder.

         o The Compensation Committee shall review and make recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company.

         o The Compensation Committee shall prepare a report (to be included in the Company's proxy statement) that describes: (a) the criteria on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; (b) the relationship of such compensation to the Company's performance; and (c) the Compensation Committee's executive compensation policies applicable to executive officers.

         o The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed charges to the Board of Directors for approval.

MEETINGS

         It is anticipated that the Compensation Committee will meet at least twice each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES

         The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

         The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action, and copies of the written minutes of its meetings.

                                                                      APPENDIX E

                                                                  MARCH 23, 2005

                                 CHARTER OF THE
                       NOMINATING AND GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                              PACIFIC ETHANOL, INC.
PURPOSE

         The purpose of the Nominating and Governance Committee (the "NOMINATING COMMITTEE") of the Board of Directors of Pacific Ethanol, Inc. (the "COMPANY") is to ensure that the Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating Committee shall: (1) assist the Board of Directors by identifying prospective director nominees and to recommend to the Board of Director nominees for the next annual meeting of stockholders; (2) develop and recommend to the Board of Directors the governance principles applicable to the Company; (3) oversee the evaluation of the Board of Directors and management; and (4) recommend to the Board of Directors nominees for each committee.

COMMITTEE MEMBERSHIP AND ORGANIZATION

         o The Nominating Committee shall be comprised of no fewer than two (2) members.

         o The members of the Nominating Committee shall meet the independence requirements of the National Association of Securities Dealers.

         o The members of the Nominating Committee shall be appointed and replaced by the Board of Directors.

COMMITTEE RESPONSIBILITIES AND AUTHORITY

         o Evaluate the current composition, organization and governance of the Board of Directors and its committees, determine future requirements and make recommendations to the Board of Directors for approval.

         o Determine on an annual basis desired Board of Director qualifications, expertise and characteristics and conduct searches for potential Board of Director members with corresponding attributes. Evaluate and propose nominees for election to the Board of Directors. In performing these tasks the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

         o Oversee the Board of Directors performance evaluation process including conducting surveys of director observations, suggestions and preferences.

         o        Form and delegate authority to subcommittees when appropriate.

         o Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to Board of Directors committees, the selection of Board of Directors committee chairs, and proposal of the Board of Directors slate for election.

         o Consider shareholder nominees for election to the Board of Directors.

         o Evaluate and recommend termination of membership of individual directors in accordance with the Board of Director's governance principles, for cause or for other appropriate reasons.

         o Conduct an annual review on succession planning, report its findings and recommendations to the Board of Directors, and work with the Board of Directors in evaluating potential successors to executive management positions.

         o Coordinate and approve Board of Directors and committee meeting schedules.

         o        Make regular reports to the Board of Directors.

         o Review and re-examine this Charter annually and make recommendations to the Board Directors for any proposed changes.

         o        Annually review and evaluate its own performance.

         In performing its responsibilities, the Nominating Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

                                                                      APPENDIX F


                               PURCHASE AGREEMENT


                                     BETWEEN


                              PACIFIC ETHANOL, INC.


                                       AND


                           CASCADE INVESTMENT, L.L.C.


                             DATED NOVEMBER 14, 2005

                                                 TABLE OF CONTENTS

ARTICLE I. THE PREFERRED SHARES...................................................................................1

     SECTION 1.01          Issuance, Sale and Delivery of the Preferred Shares at the Closing.....................1
     SECTION 1.02          Closing................................................................................1
     SECTION 1.03          Use of Proceeds........................................................................2

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................2

     SECTION 2.01          Organization and Qualifications........................................................2
     SECTION 2.02          Certificate of Incorporation and Bylaws................................................2
     SECTION 2.03          Corporate Power and Authority..........................................................2
     SECTION 2.04          Authorization; Validity................................................................3
     SECTION 2.05          No Conflicts; No Violation.............................................................3
     SECTION 2.06          Authorized Capital Stock...............................................................3
     SECTION 2.07          Financial Statements...................................................................5
     SECTION 2.08          No Undisclosed Liabilities.............................................................5
     SECTION 2.09          Changes................................................................................5
     SECTION 2.10          Litigation; Compliance with Law........................................................7
     SECTION 2.11          Proprietary Information of Third Parties...............................................9
     SECTION 2.12          Intellectual Property..................................................................9
     SECTION 2.13          Real Property.........................................................................10
     SECTION 2.14          Assets................................................................................11
     SECTION 2.15          Insurance.............................................................................11
     SECTION 2.16          Taxes.................................................................................12
     SECTION 2.17          Agreements............................................................................13
     SECTION 2.18          Loans and Advances....................................................................15
     SECTION 2.19          Assumptions, Guaranties, Etc. of Indebtedness of Other Persons........................16
     SECTION 2.20          Customers and Suppliers...............................................................16
     SECTION 2.21          Approvals.............................................................................16
     SECTION 2.22          Offering of the Preferred Shares......................................................16
     SECTION 2.23          Offering Exemption....................................................................17
     SECTION 2.24          Brokers; Financial Advisors...........................................................17
     SECTION 2.25          Transactions With Affiliates..........................................................17
     SECTION 2.26          Employees.............................................................................17
     SECTION 2.27          Environmental and Safety Laws.........................................................18
     SECTION 2.28          Employee Benefit Plans and Employment Agreements......................................20
     SECTION 2.29          Foreign Corrupt Practices Act; USA Patriot Act........................................22
     SECTION 2.30          Illegal or Unauthorized Payments; Political Contributions.............................22
     SECTION 2.31          Pending Changes.......................................................................22
     SECTION 2.32          Investment Company Act................................................................22
     SECTION 2.33          Registration Rights...................................................................22
     SECTION 2.34          Books and Records.....................................................................22
     SECTION 2.35          Disclosure............................................................................23


                                                         i

                                                        F-2







ARTICLE III. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER..........................................24

     SECTION 3.01          Representations and Warranties of the Purchaser.......................................24
     SECTION 3.02          Restricted Securities.................................................................24
     SECTION 3.03          Legend................................................................................24

ARTICLE IV. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY.......................................25

     SECTION 4.01          Conditions to the Purchaser's Obligations at the Closing..............................25
     SECTION 4.02          Conditions to the Company's Obligations at the Closing................................28

ARTICLE V. COVENANTS OF THE COMPANY..............................................................................29

     SECTION 5.01          Reserve for Conversion Shares.........................................................29
     SECTION 5.02          Corporate Existence...................................................................29
     SECTION 5.03          Preservation of Property and Assets...................................................29
     SECTION 5.04          Properties, Business, Insurance.......................................................30
     SECTION 5.05          Directors and Officers Insurance......................................................30
     SECTION 5.06          Inspection, Consultation and Advice...................................................30
     SECTION 5.07          Restrictive Agreements Prohibited.....................................................30
     SECTION 5.08          Transactions with Affiliates..........................................................30
     SECTION 5.09          Payment of Taxes and Indebtedness.....................................................31
     SECTION 5.10          Internal Accounting Controls..........................................................31
     SECTION 5.11          Activities of Subsidiaries............................................................31
     SECTION 5.12          Stockholder Approval..................................................................31
     SECTION 5.13          Change of Operations..................................................................32
     SECTION 5.14          Indemnity.............................................................................32
     SECTION 5.15          Compliance with Laws..................................................................32
     SECTION 5.16          Keeping of Records and Books of Account...............................................33

ARTICLE VI. COVENANT OF THE COMPANY AND THE PURCHASER............................................................33

     SECTION 6.01          HSR Act Filings.......................................................................33

ARTICLE VII. MISCELLANEOUS.......................................................................................33

     SECTION 7.01          Expenses..............................................................................33
     SECTION 7.02          Survival of Agreements................................................................34
     SECTION 7.03          Brokerage.............................................................................34
     SECTION 7.04          Parties in Interest...................................................................34
     SECTION 7.05          Specific Performance..................................................................34
     SECTION 7.06          Further Assurances....................................................................34
     SECTION 7.07          Submission to Jurisdiction; Consent to Service of Process.............................34
     SECTION 7.08          Notices...............................................................................35
     SECTION 7.09          Governing Law.........................................................................35
     SECTION 7.10          Entire Agreement......................................................................35
     SECTION 7.11          Counterparts..........................................................................35
     SECTION 7.12          Amendments and Waivers................................................................35
     SECTION 7.13          Severability..........................................................................36
     SECTION 7.14          Titles and Subtitles; Interpretive Matters............................................36


                                                        ii


                                                       F-3







     SECTION 7.15          Facsimile Signatures..................................................................36
     SECTION 7.16          Other Remedies........................................................................36
     SECTION 7.17          Certain Defined Terms.................................................................36


INDEX TO SCHEDULES
------------------

SCHEDULE 2.01              Organization
SCHEDULE 2.06              Stockholders, Options, Warrants, Voting Agreements, etc.
SCHEDULE 2.08              No Undisclosed Liabilities
SCHEDULE 2.09              Changes to Financial Statements
SCHEDULE 2.10              Litigation
SCHEDULE 2.12              Intellectual Property
SCHEDULE 2.13(a)           Owned Real Property
SCHEDULE 2.13(b)           Leased Real Property
SCHEDULE 2.14              Exceptions to Title
SCHEDULE 2.15              Insurance
SCHEDULE 2.17              Agreements
SCHEDULE 2.19              Assumptions, Guaranties, Etc. of Indebtedness of Other Persons
SCHEDULE 2.20              Customers and Suppliers
SCHEDULE 2.24              Brokers; Financial Advisors
SCHEDULE 2.25              Transactions with Affiliates
SCHEDULE 2.26(b)           Officers, Employees, Consultants, etc.
SCHEDULE 2.26(e)           Employment Agreements
SCHEDULE 2.27(b)           Environmental Reports
SCHEDULE 2.28              Employee Benefits
SCHEDULE 2.33              Registration Rights


INDEX TO EXHIBITS
-----------------

EXHIBIT A                  Certificate of Incorporation
EXHIBIT B                  Certificate of Designations
EXHIBIT C                  Form of Opinion Letter
EXHIBIT D                  Amended 1995 Incentive Stock Plan
EXHIBIT E                  2004 Stock Option Plan
EXHIBIT F                  Form of Deposit Agreement
EXHIBIT G                  Form of Registration Rights Agreement
EXHIBIT H                  Form of Voting Agreement


                                                        iii

                                                        F-4

                              PACIFIC ETHANOL, INC.

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made on the 14th day of November, 2005 (the "AGREEMENT"), by and between Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"), and Cascade Investment, L.L.C., a Washington limited liability company (the "PURCHASER"). Certain capitalized terms used herein are defined in
Section 7.17 of this Agreement.

         WHEREAS, the Company desires to issue and sell to the Purchaser 5,250,000 shares (the "PREFERRED SHARES") of the Company's Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED Stock"), and the Purchaser desires to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS the Company, certain of its officers and directors, and the Purchaser are executing and delivering simultaneously herewith the Voting Agreement pursuant to which such officers and directors have agreed, among other things, to vote all of their shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK") in favor of (a) the sale and issuance of the Preferred Shares to the Purchaser, (b) the issuance of 20% or more of the shares of the Company's Common Stock, issued or issuable upon conversion of the Preferred Shares, and (c) any and all other transactions contemplated hereby or in the other Transaction Documents, at any annual or special meeting of stockholders of the Company at which such matters are put to a vote.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                              THE PREFERRED SHARES

         SECTION 1.01 ISSUANCE, SALE AND DELIVERY OF THE PREFERRED SHARES AT THE CLOSING. At the Closing (as defined in Section 1.02 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, 5,250,000 Preferred Shares for the aggregate purchase price of $84,000,000.

         SECTION 1.02 CLOSING.

         (a) The Closing shall take place at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Blvd., Costa Mesa, California, on the Closing Date. At the Closing, the Company shall issue and deliver to the Purchaser a stock certificate or certificates in definitive form, registered in the name of the Purchaser, representing 5,250,000 Preferred Shares. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, the Purchaser shall (a) pay to the Company by wire transfer or by such other method as may be reasonably acceptable to the Company, immediately available funds in the amount of $4,000,000, and (b) make a deposit of $80,000,000 into the restricted cash account established by the Company pursuant to the Deposit Agreement with a bank or trust company approved by the Purchaser (the "TRUSTEE"). Such amounts shall be paid to the respective accounts as shall have been designated in writing to the Purchaser at least two (2) business days prior to the Closing Date by the Company and the Trustee.

         (b) The Company shall reimburse the Purchaser for the costs and expenses described in Section 7.01 by wire transfer or by such other method as may be reasonably acceptable to the Purchaser, in immediately available funds. Such amounts shall be paid to the account of the Purchaser as shall have been designated in writing to the Company at least two (2) business days prior to the Closing Date by the Purchaser.

         SECTION 1.03 USE OF PROCEEDS. The Company agrees to use the net proceeds from the sale and issuance of the Preferred Shares pursuant to this Agreement for (a) with respect to the portion of the proceeds deposited with the Trustee, the construction of ethanol production facilities in accordance with the terms of the Deposit Agreement, and (b) with respect to the portion of the proceeds paid directly to the Company, working capital.

                                  ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser that:

         SECTION 2.01 ORGANIZATION AND QUALIFICATIONS. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization as set forth in SCHEDULE 2.01 and has the requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary.

         SECTION 2.02 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to the Purchaser true, correct, and complete copies of the Company's Certificate of Incorporation, including all certificates of amendment, a copy of which is attached hereto as Exhibit A, and the Certificate of Designations, Powers, Preferences and Rights of Series A Cumulative Redeemable Convertible Preferred Stock in the form included in Exhibit B attached hereto (the "CERTIFICATE OF DESIGNATIONS" and, together with the certificate of incorporation and all certificates of amendment thereof, the "AMENDED CHARTER") and the Company's Bylaws (the "BYLAWS"), in each case, as in effect on the date hereof.

         SECTION 2.03 CORPORATE POWER AND AUTHORITY. The Company has all requisite power and authority to execute and deliver each of the Transaction Documents to which it is a party. The Company has all requisite legal and corporate power and authority to issue, sell and deliver the Preferred Shares to the Purchaser hereunder, to issue and deliver additional shares of Series A Preferred Stock as dividends in accordance with Section 3(a) of the Certificate of Designations (the "Dividend Shares") and to issue and deliver the shares of

Common Stock issuable upon conversion of the Series A Preferred Stock (the "CONVERSION Shares"). The Conversion Shares have been duly reserved for issuance and when issued will be duly and validly issued, fully paid and nonassessable.

         SECTION 2.04 AUTHORIZATION; VALIDITY. The Company's: (a) execution and delivery of the Transaction Documents and performance of its obligations thereunder, (b) execution and filing of the Certificate of Designations, (c) issuance, sale and delivery of the Preferred Shares and, when declared as a dividend, the Dividend Shares, and (d) issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action or will have been so authorized prior to the Closing Date and, other than stockholder approval and approvals of or required by the NASDAQ National Market, if any, no other corporate action on the part of the Company or any Subsidiary or other approval or authorization is required on the part of the Company, any Subsidiary or any person by Law or otherwise in order to make the Transaction Documents the valid, binding and enforceable obligations of the Company. Each of the Transaction Documents, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.

         SECTION 2.05 NO CONFLICTS; NO VIOLATION. The Company is not in violation of or default under any provision of its Amended Charter or Bylaws. No Subsidiary is in violation of or default under any provision of its articles or certificate of incorporation or bylaws or, if such Subsidiary is not a corporation, similar organizational and formation documents. The execution, delivery, and performance of, and compliance with, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Preferred Shares and any Dividend Shares and issuance and delivery of the Conversion Shares, have not and will not (a) violate any Law or any order, injunction, ruling, writ, award, judgment or decree of any court or other agency of government or authority which is applicable to the Company or any Subsidiary or any of their assets, properties or businesses, or any provision of any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any Subsidiary or any of their assets, properties or businesses is bound, (b) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any such indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument, or (c) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any Subsidiary or any of their assets, properties or businesses. No provision of any Transaction Document violates, conflicts with, results in a breach of or constitutes (or, with due notice or lapse of time or both, would constitute) a default by any other party under any other indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument.

         SECTION 2.06 AUTHORIZED CAPITAL STOCK.

         (a) The Company's authorized capital stock consists of 10,000,000 shares of Preferred Stock, par value $.001 per share (the "PREFERRED STOCK"), and 100,000,000 shares of Common Stock. At the date of this Agreement, 28,667,185 shares of Common Stock are outstanding, and no shares of Preferred Stock are outstanding. In addition, there are 927,500 shares of Common Stock reserved for issuance upon exercise of outstanding options for Common Stock, 2,499,833 additional shares of Common Stock reserved for issuance upon exercise of options available for grant under the Stock Option Plans (as defined in Section 4.01(j) hereof), 3,116,088 shares of Common Stock reserved for issuance upon exercise of warrants, and no shares are held in the Company's treasury. The stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each are as set forth in the attached SCHEDULE 2.06. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company's authorized capital stock are as set forth in the Certificate of Incorporation, a copy of which is attached hereto as EXHIBIT A, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached SCHEDULE 2.06: (i) no Person owns of record any share of, or is known to the Company to own beneficially more than 5% of, the Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as set forth in the attached SCHEDULE 2.06, the Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the attached SCHEDULE 2.06, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company or rights to purchase equity securities of the Company provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. Except for the Voting Agreement, the Registration Rights Agreement and such other agreements as set forth in the attached SCHEDULE 2.06, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company's securities (whether or not the Company is a party thereto), or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company's securities. The Conversion Shares issuable upon conversion of the Preferred Shares shall constitute, at the time of the Closing, not less than 24.3% of the Company's outstanding capital stock, calculated on a fully-diluted basis, including dilution for all shares issued or issuable under the Stock Option Plans (as defined in Section 4.01(j)). All of the outstanding shares of Common Stock of the Company are duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the stockholders and the amounts set forth in SCHEDULE 2.06 and have been issued in compliance with all applicable federal and state securities laws.

         (b) The Preferred Shares shall have been duly authorized and the Preferred Shares, when issued in accordance with this Agreement, and the Dividend Shares, when issued in payment of any dividend, will be duly and validly issued, fully paid and nonassessable shares of Series A Preferred Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement, the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws. The Conversion Shares shall have been duly reserved for issuance upon conversion of the Preferred Shares and, if any Dividend Shares shall be issued, the Dividend Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances, other than liens, charges, restrictions, claims and encumbrances that were created by the Purchaser and restrictions on transfer imposed by this Agreement the Securities Act and applicable state securities laws. Neither the issuance, sale or delivery of the Preferred Shares or of any Dividend Shares nor the issuance or delivery of the Conversion Shares will be subject to any preemptive right of the Company's stockholders or to any right of first refusal or other right in favor of any Person. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to the outstanding shares of any of the Company's outstanding convertible, exercisable or exchangeable securities. Any Person with any right (other than the Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.

         SECTION 2.07 FINANCIAL STATEMENTS. The Company has delivered to the Purchaser the audited financial statements of the Company and its Subsidiaries as at and for the years ended December 31, 2002, 2003 and 2004 and unaudited financial statements as at and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 (the "FINANCIAL STATEMENTS"). Each of the Financial Statements was prepared in good faith, is complete and correct, and has been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby and fairly and accurately present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, and are consistent with the books and records of the Company and each of its Subsidiaries (which books and records are correct and complete) except that the unaudited financial statements as at and for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 are subject to normal year-end adjustments.

         SECTION 2.08 NO UNDISCLOSED LIABILITIES. None of the Company or its Subsidiaries has any liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except
(a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), and (b) liabilities (including accounts payable) incurred since the date of the Financial Statements in the ordinary course of business consistent with past practice. The Company knows of no basis for the assertion against the Company or any of its Subsidiaries of any liabilities not adequately reflected or reserved against in the Financial Statements. Except as disclosed in the Financial Statements and in
Schedule 2.08, none of the Company or its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity.

         SECTION 2.09 CHANGES. Except as expressly contemplated by the Transaction Documents or as set forth on SCHEDULE 2.09, since June 30, 2005:

         (a) there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;

         (b) there has not been any payment of, or declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;

         (c) there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;

         (d) none of the Company or its Subsidiaries has materially increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or any Subsidiary nor has the Company or any Subsidiary either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to materially increase the compensation payable or to become payable by it to any of its employees, officers, directors, consultants, advisors, agents, stockholders or representatives or agreed to materially increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, advisors, agents, stockholders or representatives;

         (e) none of the Company or its Subsidiaries has made any loans, advances, guarantees or capital contributions to, or investments in, any Person or paid any fees or expenses to or entered into any arrangement, transaction or agreement with any Affiliate of the Company or any members of their immediate families other than ordinary advances for expenses incurred in the ordinary course of business;

         (f) there has not been satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that has not resulted in a Material Adverse Change;

         (g) there has not been any termination or material change to a material contract or arrangement by which the Company or any Subsidiary or any of their assets are bound or subject;

         (h) there has not been any resignation or termination of employment of any employee, officer, director, consultant, advisor, agent or representative of the Company or any of its Subsidiaries;

         (i) none of the Company or its Subsidiaries has transferred any tangible or intangible assets or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.12 hereof) used by the Company or any Subsidiary in its business which could reasonably be expected to result in a Material Adverse Change;

         (j) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company or any Subsidiary having a replacement cost of more than $10,000 for any single loss or $25,000 for all such losses in the aggregate;

         (k) none of the Company or its Subsidiaries has mortgaged, pledged or subjected to any lien or encumbrance any of its assets, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the its past practice or liens for taxes not yet due or payable;

         (l) none of the Company or its Subsidiaries has canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim;

         (m) none of the Company or its Subsidiaries has made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $100,000 in the aggregate;

         (n) none of the Company or its Subsidiaries has incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

         (o) none of the Company or its Subsidiaries has entered into any material transaction except for the Transaction Documents;

         (p) none of the Company or its Subsidiaries has made any change in it's accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;

         (q) none of the Company or its Subsidiaries has disclosed to any Person any trade secrets except for disclosures made to Persons subject to valid and enforceable confidentiality agreements;

         (r) none of the Company or its Subsidiaries has suffered or experienced any change in the relationship or course of dealings between the Company or such Subsidiary and any of its suppliers or customers which supply goods or services to the Company or such Subsidiary or purchase goods or services from the Company or such Subsidiary, which has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

         (s) none of the Company or any of its subsidiaries has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate; and

         (t) none of the Company or its Subsidiaries has entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 2.10 LITIGATION; COMPLIANCE WITH LAW.

         (a) Except as set forth in SCHEDULE 2.10, there is no (i) action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets or (iii) governmental inquiry pending or, to the Company's knowledge, threatened, against or affecting the Company or any Subsidiary or any of their properties or assets (including without limitation any inquiry as to the Company's or any of its Subsidiary's qualification to hold or receive any license or permit), and to the best of the Company's knowledge, there is no basis for any of the foregoing. None of the Company or its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may result in a Material Adverse Change. None of the Company or its Subsidiaries is in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company or such Subsidiary of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending, threatened or contemplated against others.

         (b) The Company and each Subsidiary has complied, in all respects, with all Laws, applicable to it and its business, operations, properties, assets, products and services. The Company and each Subsidiary has all necessary permits, licenses, registrations, franchises, approvals, exemptions and other authorizations required to conduct its business as conducted and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and believes it can obtain any similar permits, licenses, registrations, franchises, approvals, exemptions and other authorizations for the conduct of its business as currently planned by the Company and the Subsidiaries to be conducted. The Company and each Subsidiary has been operating its business pursuant to and in compliance with the terms of all such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations. Such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations have been validly issued. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations. All such permits, licenses, registrations, franchises, approvals, exemptions and other authorizations are in full force and effect without further consent or approval of any Person. None of the Company or its Subsidiaries has received any notice from any source (i) to the effect that it lacks any such permits, licenses, registrations, franchises, approvals, exemptions or other authorizations required in connection with it's current or proposed operations or otherwise asserting a violation of law applicable to the conduct of its business, (ii) threatening to revoke any permit, license, registration, franchise, approval, exemption or other authorization or (iii) restricting or in any way limiting its operations as currently conducted or proposed to be conducted, in each case which has not been heretofore remedied or resolved.

         (c) There is no existing Law, and the Company is not aware of any proposed Law, which would prohibit or restrict the Company or any Subsidiary from, or otherwise materially adversely affect the Company or any such Subsidiary in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business. None of the Company or its Subsidiaries has received any notices of violation or alleged violation of any Law, by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         SECTION 2.11 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the best of the Company's knowledge, has reason to claim, that any Person employed by or affiliated with the Company or its Subsidiaries has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, non-disclosure or similar agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or
(c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company or any of its Subsidiaries which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no Person employed by or Affiliate of the Company or any of its Subsidiaries has violated any confidential relationship which such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company or any of its Subsidiaries, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, neither the execution or delivery of the Transaction Documents, nor the carrying on of the businesses of the Company and its Subsidiaries as officers, employees or agents by any officer, director or key employee of the Company or any of its Subsidiaries, nor the conduct or proposed conduct of the Company's or any such Subsidiary's business, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated to a third party.

         SECTION 2.12 INTELLECTUAL PROPERTY.

         (a) The Company and each Subsidiary has, or has the right to use pursuant to license or other written authorization, all right, title and interest in and to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all proprietary rights and intellectual property and copies and tangible embodiments thereof (in whatever form or medium) all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, "INTELLECTUAL PROPERTY") necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement of the rights of others. Set forth in

SCHEDULE 2.12 is a list of all patents and registered trademarks and copyrights owned or licensed by the Company and its Subsidiaries and each other material item of Intellectual Property used by the Company and its Subsidiaries. All registrations on behalf of the Company or its Subsidiaries with and applications to governmental or regulatory authorities in respect of all Intellectual Property of the Company and its Subsidiaries are valid and in full force and effect and are not subject to any other actions by the Company or any of its Subsidiaries to maintain their validity or effectiveness. The Company and each of its Subsidiaries has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets. Except as set forth in
SCHEDULE 2.12, there are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property of the Company or its Subsidiaries, nor are the Company or its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person.

         (b) None of the Company or its Subsidiaries has, nor has any of them received any communications alleging that it has, violated or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other Person. None of the Company or its Subsidiaries is aware that any of its Intellectual Property is being infringed by any other Person. None of the Company or its Subsidiaries is aware, after due and proper investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the Company's or such Subsidiary's interests or that would conflict with the Company's or such Subsidiary's business as now conducted or as proposed to be conducted. None of the Company or its Subsidiaries is aware of any instances where its employees, agents, advisors, consultants or representatives have transferred Intellectual Property of the Company or any Subsidiary without the consent of the Company or such Subsidiary.

         SECTION 2.13 REAL PROPERTY.

         (a) SCHEDULE 2.13(a) sets forth a complete list of all real property and interests in real property owned by the Company or its Subsidiaries. The Company or a Subsidiary has good, clear and marketable title to the real property described on SCHEDULE 2.13(a) and such real property is free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses). There are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or, to the best of the Company's knowledge, planned to be instituted, which would adversely affect the use or operation of such real property for its intended uses and purposes, or the value of such real property, and none of the Company or its Subsidiaries has received notice of any special assessment proceedings which would affect such real property.

         (b) SCHEDULE 2.13(b) sets forth a complete list of all real property and interests in real property leased by the Company or its Subsidiaries (each a "REAL PROPERTY LEASE", and collectively, the "REAL PROPERTY LEASES") as lessee. Neither the Company nor any of its Subsidiaries leases any real property as lessor. No condemnation, environmental, zoning or other land use regulation proceedings have been instituted or, to the best of the Company's knowledge after due inquiry, are planned to be instituted, which would affect the use or operation of the Company's and its Subsidiaries' properties and assets for their respective intended uses and purposes, or the value of such properties, and none of the Company or its Subsidiaries has received notice of any special assessment proceedings which would affect such properties and assets.

         (c) Each of the Real Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms. There is no default under any Real Property Lease by the Company or any Subsidiary or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder.

         (d)No previous or current party to any Real Property Lease has given notice of or made a claim with respect to any breach or default thereunder by the Company or any Subsidiary. With respect to those Real Property Leases that were assigned or subleased to the Company or any Subsidiary by a third party, all necessary consents to such assignments or subleases have been obtained except as set forth in Schedule 2.13(b).

         SECTION 2.14 ASSETS. Except as set forth in Schedule 2.14, the Company and each of its Subsidiaries has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all liens, charges, restrictions, claims or encumbrances of any nature whatsoever. With respect to the personal property and assets that the Company and its Subsidiaries lease (each a "PERSONAL PROPERTY LEASE", and collectively, the "PERSONAL PROPERTY LEASES") (a) the Company and each of its Subsidiaries is in compliance with its respective Personal Property Leases, (b) the Personal Property Leases are enforceable in accordance with their terms, and (c) the Company or its Subsidiary, as applicable, holds a valid leasehold interest free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever. Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or any Subsidiary or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. All items of personal property and assets owned or leased by the Company and its Subsidiaries are in good operating condition, normal wear and tear excepted, are reasonably fit and useable for the purposes for which they are being used, are adequate and sufficient for the business of the Company or its Subsidiary, as applicable, and conform in all material respects with all applicable laws. The carrying value of the assets of the Company and its Subsidiaries on the Financial Statements is not overstated.

         SECTION 2.15 INSURANCE. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility, insuring the Company and its Subsidiaries and their properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations of established reputation engaged in the same or similar business and similarly situated. The

Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company or any Subsidiary will be unable to renew its existing insurance coverage as and when the same shall expire, or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder. There is no pending claim under any of the insurance policies of the Company or any of its Subsidiaries, and no event has occurred or condition or circumstance exists that might (with or without notice or lapse of time) directly or indirectly give rise to, or serve as a basis for, any such claim. None of the Company or its Subsidiaries is in default with respect to any provision contained in any insurance policy, and none of the Company or its Subsidiaries has failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion. SCHEDULE 2.15 sets forth a list of each insurance policy (specifying the insurer, the amount of coverage, the type of insurance, the policy number, the expiration date, the annual premium maintained by the Company and each of its Subsidiaries relating to its properties, assets, business or personnel.

         SECTION 2.16 TAXES. The Company and each of its Subsidiaries has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company and each of its Subsidiaries has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable. Such returns and reports are true and correct in all material respects. The Company and each of its Subsidiaries has established adequate reserves for all taxes accrued but not yet payable. All tax elections of any type which the Company or its Subsidiaries has made as of the date hereof are set forth in the Financial Statements. None of the federal income tax returns of the Company or its Subsidiaries has ever been audited by the Internal Revenue Service. No claim or deficiency assessment with respect to or proposed adjustment of the Company's or its Subsidiaries' federal, state, county or local taxes is currently assessed or pending or threatened, and there is no basis for any such claim, assessment or adjustment. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or businesses or the Company or its Subsidiaries. None of the Company or its Subsidiaries has executed any waiver of the statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company or its Subsidiaries is a party to any agreement relating to the sharing, allocation or indemnification of taxes. None of the Company, its Subsidiaries or any of their present or former stockholders has ever made an election pursuant to Section 1362 or Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), that the Company or any Subsidiary be taxed as a Subchapter S corporation or a collapsible corporation or any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Change. The Company's net operating losses for federal income tax purposes as set forth in the Financial Statements are not subject to any limitations imposed by Section 382 of the Code and the full amount of such net operating losses are available to offset the Company's taxable income for the current fiscal year and, to the extent not so used, succeeding fiscal years. Consummation of the transactions contemplated by the Transaction Documents or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income. The Company and each Subsidiary has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company and each Subsidiary has properly charged, collected and paid all applicable sales, use and other similar taxes.

         SECTION 2.17 AGREEMENTS.

         (a) None of the Company or its Subsidiaries is a party to or otherwise bound by any agreement, instrument, commitment or restriction which individually or in the aggregate could result in a Material Adverse Change. Except as set forth in SCHEDULE 2.17, none of the Company or its Subsidiaries is a party to, or is it or any of its assets or properties bound by, any :

                  (i) distributor, dealer, manufacturer's representative or sales agency agreement which is not terminable on less than ninety (90) days notice without cost or other liability to the Company or its Subsidiaries;

                  (ii) agreement with any labor union or collective bargaining agreement;

                  (iii) agreement with any supplier containing any provision permitting any party other than the Company or its respective Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company or its respective Subsidiary to meet its obligations under the agreement when due or the occurrence of any other event;

                  (iv) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of the normal operating requirements of the Company and its Subsidiaries or at an excessive price, or any agreement that will result in a loss to the Company or any Subsidiary upon completion of performance;

                  (v) agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company or its Subsidiaries;

                  (vi) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock bonus or option or other plan, agreement or understanding pursuant to which benefits are provided to any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or its Subsidiaries;

                  (vii) loan agreement, credit agreement, promissory note, indenture, subordination agreement, letter of credit or other agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company or its Subsidiaries;

                  (viii) guaranty of any obligation for borrowed money or otherwise;

                  (ix) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, first refusal or preemptive rights agreement relating to any securities of the Company or its Subsidiaries;

                  (x) acquisition, sale or lease agreement outside of the ordinary course of business of the Company or its Subsidiaries;

                  (xi) partnership or joint venture agreement;

                  (xii) agreement (A) which prohibits or requires consent for
(1) a Change of Control or merger of the Company or any Subsidiary, (2) the sale of all or substantially all of the assets of the Company or any Subsidiary, (3) the transfer or issuance of any securities of the Company or any Subsidiary, or
(4) the assignment, subletting or other transfer of the rights under such agreement, or (B) which terminates, is subject to termination, is materially and adversely affected or is subject to being materially and adversely affected as a result of the occurrence of any event described in subsection (A) hereof;

                  (xiii) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company or any Subsidiary has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

                  (xiv) agreement or obligation (contingent or otherwise) to issue, sell, transfer, assign or otherwise distribute or dispose of, repurchase, redeem or otherwise acquire, or retire any shares of its capital stock or any of the other equity securities of the Company or any Subsidiary;

                  (xv) assignment, license or other agreement with respect to any form of intangible property;

                  (xvi) agreement under which the Company has granted any Person any registration rights;

                  (xvii) agreement under which the Company or any Subsidiary has limited or restricted its right to operate or to compete with any Person in any respect;

                  (xviii) agreement, or group of related agreements with the same party, involving more than $10,000.00 or continuing over a period of more than six (6) months from the date or dates thereof (including renewals or extensions optional with another party), which agreement or group of agreements is not terminable by the Company or a Subsidiary, as applicable, without penalty upon notice of thirty (30) days or less, or any agreement not made in the ordinary course of business;

                  (xix) agreement with any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign;

                  (xx) agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission (the "COMMISSION") as an exhibit to a registration statement filed on Form S-1 if the Company were registering securities under the Securities Act;

                  (xxi) confidentiality agreement or standstill agreement;

                  (xxii) agreement with any current or former officer or director of the Company or any Subsidiary, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act;

                  (xxiii) any material agreement with any current or former stockholder;

                  (xxiv) any other agreement material to the business of the Company or any Subsidiary, regardless of the dollar value of the amounts receivable by or payment obligations of the Company or any Subsidiary thereunder; or

                  (xxv) binding commitment or agreement to enter into any of the foregoing.

         (b) The Company or Subsidiary, as applicable, and, to the best of the Company's knowledge, each other party thereto: (i) have performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (ii) have received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company or such Subsidiary is a party or by which it or its property or assets may be bound. None of the Company or its Subsidiaries has a present expectation or intention of terminating or not fully performing all its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company or any Subsidiary is a party.

         (c) No previous or current party to any agreement or contract listed in
SCHEDULE 2.17 has given written notice to the Company or any Subsidiary of, or made any claim with respect to, a desire or intention to exercise any optional termination, cancellation or acceleration right thereunder, and the Company has no knowledge of any notice of, or claim with respect to, any such desire or intention. None of the Company or its Subsidiaries has and, to the Company's knowledge, no other party to any agreement or contract listed in SCHEDULE 2.17 has, granted or been granted any waiver or indulgence under any such agreement or contract or repudiated any provision thereof. The Company has delivered or otherwise made available to the Purchaser true, correct and complete copies (or summaries of any oral agreements) of each of the agreements listed in SCHEDULE 2.17, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. Each of these agreements is valid and enforceable against the Company or its respective Subsidiary, as applicable, in accordance with its terms.

         SECTION 2.18 LOANS AND ADVANCES. None of the Company or its Subsidiaries has any outstanding loans or advances to any Person and none of them is obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company or such Subsidiary, as applicable.

         SECTION 2.19 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. None of the Company or its Subsidiaries has assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth on Schedule 2.19.

         SECTION 2.20 CUSTOMERS AND SUPPLIERS. SCHEDULE 2.20 sets forth a complete list of all significant customers and suppliers of the Company and each Subsidiary. Except as set forth in SCHEDULE 2.20, no customer or supplier which is significant to the Company or any Subsidiary, has terminated or breached, materially reduced or threatened to terminate, breach or materially reduce its purchases from or provision of products or services to the Company or any of its Subsidiaries.

         SECTION 2.21 APPROVALS. Subject to the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for the Company's valid execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares or, upon conversion thereof, the Company's issuance and delivery of the Conversion Shares, other than those (i) which have previously been obtained or made, (ii) which are required to be obtained from stockholders at the stockholder vote to be held in connection with the approval of the transactions contemplated by the Transaction Documents, (iii) which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law, or (iv) which are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT").

         SECTION 2.22 OFFERING OF THE PREFERRED SHARES. Assuming the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares and any Dividend Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares, the Dividend Shares and the Conversion Shares or any security of the Company similar to the Preferred Shares, the Dividend Shares or the Conversion Shares has offered the Preferred Shares, the Dividend Shares, the Conversion Shares or any such similar security for sale to, or solicited any offer to buy the Preferred Shares, the Dividend Shares, the Conversion Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than the Purchaser. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Shares, the Dividend Shares or the Conversion Shares under the Securities Act or the rules and regulations of the Commission promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Preferred Shares, the Dividend Shares and the Conversion Shares to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Preferred Shares or the Conversion Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

         SECTION 2.23 OFFERING EXEMPTION. Assuming the accuracy of the Purchaser's representations and warranties set forth in Article III hereof, the offer, issuance and sale of the Preferred Shares and any Dividend Shares and, upon conversion thereof, the issuance and delivery of the Conversion Shares, are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and "blue sky" laws, as currently in effect.

         SECTION 2.24 BROKERS; FINANCIAL ADVISORS. Except as set forth in
SCHEDULE 2.24, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or its Subsidiaries, directly or indirectly, in connection with the transactions contemplated by the Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company or its Subsidiaries in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or any Subsidiary.

         SECTION 2.25 TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 2.25, no employee, officer, director, consultant, advisor, agent, stockholder or representative of the Company or any Subsidiary, or member of the family of any such Person, or any corporation, limited liability company, partnership, trust or other entity in which any such Person, or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person, other than employment-at-will arrangements in the ordinary course of business. To the Company's knowledge, none of the Persons described in this
Section 2.25 has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person that competes with the Company or any Subsidiary.

         SECTION 2.26 EMPLOYEES.

         (a) To the Company's knowledge, no key employee and no group of the Company's or any Subsidiary's employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company or any such Subsidiary, nor does the Company or any Subsidiary have any present intention to terminate the employment of any key employee, group of employees, or independent contractors.

         (b) SCHEDULE 2.26(b) sets forth a true and complete list of (i) the names of the officers of the Company and each Subsidiary, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company and/or any Subsidiary during calendar year 2005, (ii) the name and amount of annual compensation of each employee of the Company and each Subsidiary, together with such employee's job title and amounts and forms of compensation and fringe and severance benefits, and (iii) the name and amount of annual compensation of each consultant, contractor or subcontractor equivalent of the Company and each Subsidiary for which a Form 1099 has been, or will be, filed. Except as provided on SCHEDULE 2.26(B), none of these individuals has an employment agreement or understanding with the Company or any Subsidiary, whether oral or written, which is not terminable on notice by the Company or such Subsidiary without cost or other liability to the Company or such Subsidiary.

         (c) To the Company's knowledge, no employee of the Company or any Subsidiary is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee's obligation to diligently promote and further the Company's or such Subsidiary's interests or perform the duties that have been assigned to such employee or (ii) that would conflict with the Company's or such Subsidiary's business as now conducted or as proposed to be conducted.

         (d) None of the Company or its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof. The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. None of the Company or its Subsidiaries is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents or the Company or its Subsidiaries. There is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company's knowledge, threatened against or involving the Company or any Subsidiary.

         (e) SCHEDULE 2.26(e) sets forth all written employment agreements to which the Company or any Subsidiary is a party, each of which is legal, valid, binding and enforceable. To the best of the Company's knowledge, no employee of or consultant to the Company or any Subsidiary is in violation of any material term of any employment contract or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or such Subsidiary.

         SECTION 2.27 ENVIRONMENTAL AND SAFETY LAWS.

         (a) The Company and each Subsidiary, the operations of their businesses, and any real property that the Company or any Subsidiary owns, leases or otherwise occupies complies and has at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, common or decision law (including, without limitation, principles of negligence and strict liability) relating in any way to the protection, investigation or restoration of the environment (including, without limitation, natural resources), the generation, use, handling, transportation or disposal of Hazardous Materials or the health or safety matters of humans and other living organisms, including the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Federal Clean Water Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act or any state and local analogue (hereinafter "ENVIRONMENTAL LAWS"). No expenditures are presently required to comply with any such applicable Environmental Laws.

         (b) (i) None of the Company or its Subsidiaries has received any notice of a complaint, order, directive, claim, request for information, citation or other communication, written or oral, or any notice of any claim, lawsuit or proceeding raising a claim or potential claim against the Company, any Subsidiary or any of their predecessors or any of their respective real properties now or since formerly owned, leased or operated or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law, and the Company is not aware of any basis therefor, and (ii) none of the Company or its Subsidiaries is subject to any order, decree, injunction or other directive of any governmental body or authority.

         (c) (i) None of the Company or its Subsidiaries has used and, to the Company's knowledge, no other person has used any portion of any property currently or previously owned, operated or leased by the Company or any Subsidiary for the generation, handling, processing, treatment, transportation storage or disposal of Hazardous Materials; (ii) none of the Company or its Subsidiaries owns or operates any underground tank or other underground storage receptacle for Hazardous Materials, any asbestos-containing materials or polychlorinated biphenyls, and, to the Company's knowledge, no underground tank or other underground storage receptacle for Hazardous Materials, asbestos-containing materials or polychlorinated biphenyls is located on any portion of any property currently owned, operated or leased by the Company or any Subsidiary and (iii) to the Company's knowledge, none of the Company or its Subsidiaries has caused or suffered to occur any Releases or threatened Releases of Hazardous Materials on, at, in, under, above, to, from or about any property currently or owned, operated or leased by the Company or any Subsidiary.

         (d) The Company and its Subsidiaries have obtained and are maintaining in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to any owned, operated or leased properties and the business operations operated thereon, and each of the Company and its Subsidiaries is in compliance with all such permits, licenses and approvals. The Company is not aware of any reason why all necessary permits, licenses and approvals which have not been currently required for existing activities of the Company and its Subsidiaries but which will be required by Environmental Laws to construct, own, test or operate the properties and business operations contemplated by the Company and its Subsidiaries cannot be obtained in the ordinary course of business without material difficulty or delay.

         (e) The execution, delivery and performance of this Agreement is not subject to any Environmental Laws which condition, restrict or prohibit the sale, lease or other transfer of property or operations, including any so-called "environmental cleanup responsibility acts" or requirements for the transfer of permits, approvals, or licenses. To the Company's knowledge, there have been no environmentally related audits, studies, reports, analyses (including soil and groundwater analyses), or investigations of any kind performed with respect to the currently or previously owned, leased, or operated properties of the Company or its Subsidiaries except as set forth in Schedule 2.27(e).

         SECTION 2.28 EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS.

         (a) Set forth in SCHEDULE 2.28(a) is a list of each employee benefit plan (whether or not within the meaning of ss. 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), multiemployer plan (within the meaning of ERISA ss.ss. 3(37) or 4001(a)(3) (a "MULTIEMPLOYER PLAN")),written or oral employment or consulting agreement, change in control agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Company and which is, or at any time during the six year period preceding the Closing Date was, sponsored or maintained by (or to which contributions are, or at any time during the six year period preceding the Closing Date were, or were required to have been, made by) either (1) the Company, or (2) any other organization which together with the Company is treated as a single employer under ERISA ss.4001 or Code ss.414 (an "ERISA AFFILIATE"). Each and every such plan, program, policy, practice, arrangement and agreement is hereinafter referred to as a "BENEFIT PLAN."

         (b) There has been delivered to the Buyer (i) current, accurate and complete copies of each Benefit Plan (including any amendments thereto), trust agreement, insurance or annuity contract, and all summary plan descriptions, summaries of material modification, general notices to employees or beneficiaries and other material agreements, documents or instruments relating thereto; (ii) the most recent audited financial statement with respect to each Benefit Plan required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any Benefit Plan which is intended to qualify under the Code ss. 401(a) (a "QUALIFIED PLAN"); and (iv) copies of the three most recent annual reports (Forms 5500) with respect to each Benefit Plan required to file an annual report.

         (c) With respect to each Benefit Plan, (i) the Company and each ERISA Affiliate has complied in all material respects with all provisions of such plan, ERISA, the Code and other applicable laws and regulations, and no act or omission by the Company, any ERISA Affiliate, or any fiduciary of any such plan has occurred, no event has occurred and no condition exists that will or could be expected to give rise to liability for a breach of fiduciary responsibilities under ERISA, or to any fines, penalties, excise taxes, corrective payments, fees, sanctions or other payments under ERISA, the Code or other applicable laws or regulations; (ii) each such plan which is a pension plan, within the meaning of ERISA ss.(3)(2), is a Qualified Plan and has received from the IRS within the last three years a favorable determination letter, and no event has occurred that could give rise to disqualification or loss of tax-exempt status of any such plan or related trust; (iii) each such plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA is funded through an insurance company contract; (iv) each such plan which is a "group health plan" (within the meaning of ERISA ss.607(1) or Code ss.5000(b)(1)) has been operated at all times in compliance with the Health Insurance Portability and Accountability Act of 1996 and the continuation coverage provisions described in Code ss.4980B, ERISA ss.ss.601 through 608, and any similar provisions under applicable state law; (v) no such plan provides for any post-employment life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Code ss.4980B, ERISA ss.ss.601 through 608 or applicable state or local law; (vi) there are no investigations, applications or other matters initiated by the Company or by any governmental agency that are pending before the IRS, the United States Department of Labor or any other federal, state or local governmental agency;
(vii) there have been no claims or notice of claims filed under any fiduciary liability insurance policy, fiduciary bond or indemnification agreement covering any such plan, or any fiduciary with respect to such plan; (viii) there are no actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened, and there are no facts which could give rise to any such actions, investigations, suits or claims (other than routine claims for benefits in the ordinary course), which could subject either the Company or any Affiliate to any liability; (ix) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by the Company or any ERISA Affiliate under law or under the terms of any Benefit Plan for all complete and partial periods up to and including the date hereof have been made, will be made to the appropriate plan on or before such date or have been reflected on the Financial Statements; (x) any compensation payable thereunder to a covered employee within the meaning of Code ss.162(m)(3) is deductible by the Company as a compensation expense under Code ss.162; (xi) no such plan directly or indirectly extends, maintains, arranges or renews credit to or for any officer or director; (xii) none of the Company, any ERISA Affiliate or any other person has engaged in a prohibited transaction (within the meaning of Code ss.4975 or ERISA ss.406) which could subject either the Company or any ERISA Affiliate to any taxes, penalties or other liabilities resulting from prohibited transactions under Code ss.4975 or under ERISA ss.ss.409 or 502(i); and (xiii) neither the Company nor any ERISA Affiliate currently sponsors, maintains or is obligated to contribute to, and at no time during the last six years, has sponsored, maintained or been obligated to contribute to, any Benefit Plan, including a Multiemployer Plan, subject to Title IV of ERISA or Code ss. 412.

         (d) The events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any employees to severance pay, unemployment compensation, or other similar payments under any Benefit Plans or Law applicable to the Company or any Subsidiary, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Benefit Plan or compensation to any employees of the Company or any Subsidiary, or (iii) result in any payments under any Benefit Plan or Law applicable to the Company or any Subsidiary becoming due to any employee.

         (e) The Company and each ERISA Affiliate may, in any manner, subject to the limitations imposed by applicable law and reasonable notice provisions under the applicable Benefit Plan, and without the consent of any employee, beneficiary or other person, prospectively terminate, modify or amend any such Benefit Plan or any other plan, program or practice (or its participation in such Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof; and no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Benefit Plan have been made prior to the Closing Date to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such Plan as in effect immediately prior to the Closing Date.

         SECTION 2.29 FOREIGN CORRUPT PRACTICES ACT; USA PATRIOT ACT. None of the Company, its Subsidiaries or, to the best of the Company's knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary, has violated, or taken any action which would cause the Company to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or the USA Patriot Act, or any rules and regulations thereunder. Each of the Company's and its Subsidiaries' internal management and accounting practices and controls are adequate to ensure compliance with the FCPA and the USA Patriot Act. There is not now, and there has never been, any employment by the Company or any Subsidiary of, or beneficial ownership in the Company or any Subsidiary by, any governmental or political official in any country in the world.

         SECTION 2.30 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. None of the Company, its Subsidiaries or, to the best of the Company's knowledge, any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company or other Person acting on behalf of the Company or any Subsidiary has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law: (a) as a kickback or bribe to any Person, or
(b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company's or any Subsidiary's funds.

         SECTION 2.31 PENDING CHANGES. To the Company's knowledge, there is no pending or threatened change in any Law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a Material Adverse Change. To the best of the Company's knowledge, there has been no discovery, change or development in the development, design, manufacture or marketing of any product or service or proposed product or service of the Company or any Subsidiary, or any product or service that is or may be competitive with any such product or service or of any new or improved materials, products, services or processes useful in the business or the proposed business of the Company or any Subsidiary, to which an informed investor in the Company would attach importance in its decision to make an investment in the Company.

         SECTION 2.32 INVESTMENT COMPANY ACT. The Company is not, nor is it directly or indirectly controlled by or acting on behalf of, any Person that is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 2.33 REGISTRATION RIGHTS. Except for as set forth in SCHEDULE
2.33 and the rights granted to the Purchaser under the Registration Rights Agreement, no Person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement, including, without limitation, piggyback registration rights.

         SECTION 2.34 BOOKS AND RECORDS. Each of the Company's and its Subsidiaries' books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company's or Subsidiary's, as appropriate, business, the location and collection of the Company's or Subsidiary's, as appropriate, assets, and the nature of all transactions giving rise to the Company's or Subsidiary's, as appropriate, obligations and accounts receivable. The Company has previously delivered to the Purchaser and its counsel complete and correct copies of the Amended Charter and Bylaws and all amendments thereto, as in effect at the time of the Closing and all minutes and consents reflecting meetings and actions taken by the Company's Board of Directors (the "BOARD") and stockholders. Such minutes and consents constitute complete and accurate records of all meetings and consents in lieu of meetings of the Board and its committees, or body performing a similar function and holders of its securities since its date of incorporation or formation.

         SECTION 2.35 DISCLOSURE.

         (a) The Company has disclosed to the Purchaser all facts material to the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations of the Company and each Subsidiary. None of this Agreement, or any Schedule or Exhibit to this Agreement, or any other Transaction Documents or statements, documents or agreements filed by the Company with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. There is no fact which the Company has not disclosed to the Purchaser and its counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change or a material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents. The Company has filed with the Commission, within the applicable timeframes, all statements, documents and agreements required to be filed pursuant to the Exchange Act and the rules and regulations of the Commission thereunder. All such statements, documents and agreements, at the times they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The financial projections and other estimates provided to the Purchaser were prepared by the Company based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of the financial projections, believed to be reasonable and which the Company currently believes are reasonable. As of the date hereof, no facts have come to the Company's attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

         (b) All representations, warranties, covenants and agreements set forth or delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby as provided in Section 6.02 hereof and shall not be affected by any examination made by, for or on behalf of, the Purchaser, the knowledge of the Purchaser or the Purchaser's acceptance of any certificate or opinion.

                                  ARTICLE III.

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

         SECTION 3.01 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Company that:

         (a) it is an entity all of the equity interests of which are owned by "accredited investors" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect;

         (b) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act; and

         (c) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares and, upon conversion thereof, the Conversion Shares must be held indefinitely (subject, however, to the Company's obligation to redeem the Preferred Shares in accordance with the terms thereof, and to the Company's obligation to effect the registration of registrable securities in accordance with the Registration Rights Agreement) unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Preferred Shares and the Conversion Shares will bear the legend to such effect set forth in Section 3.03 hereof.

         SECTION 3.02 RESTRICTED SECURITIES. The Purchaser agrees not to make any disposition of all or any portion of the Preferred Shares or the Conversion Shares unless and until such securities are registered under the Securities Act and under any other applicable securities laws or such sale or transfer is exempt from such registration.

         SECTION 3.03 LEGEND. The Purchaser acknowledges that the certificates evidencing the Preferred Shares and the Conversion Shares will bear the legend set forth below:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

The legend set forth above shall be removed by the Company from any certificate evidencing Preferred Shares or Conversion Shares, and the Company shall issue a certificate without such legend to the holder thereof, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares or Conversion Shares; provided, however, that no opinion shall be required for dispositions pursuant to Rule 144(k) under the Securities Act.

                                  ARTICLE IV.

         CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY

         SECTION 4.01 CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to purchase and pay for the Preferred Shares on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Purchaser:

         (a) OPINION OF COMPANY'S COUNSEL. The Purchaser shall have received from Rutan & Tucker LLP, counsel for the Company, an opinion dated the Closing Date, in form and scope satisfactory to the Purchaser and its counsel, in the form set forth in EXHIBIT C.

         (b) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company under this Agreement and in each other Transaction Document shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company's Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

         (c) PERFORMANCE. The Company shall have performed and complied with all agreements and covenants contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company's Chief Executive Officer shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

         (d) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

         (e) APPROVALS; NO VIOLATION OF LAW. The Company shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person, including stockholder approval, required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby, and the purchase and payment of the Preferred Shares at the Closing Date on the terms and conditions as provided herein shall not violate any Law applicable to the Company or the Purchaser.

         (f) NO INJUNCTION. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company's knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.

         (g) HSR ACT FILINGS. Any waiting period under the HSR Act applicable to the transactions contemplated hereby, shall have expired or been terminated.

         (h) REGISTRATION RIGHTS AGREEMENT; DEPOSIT AGREEMENT; VOTING LETTERS. The Company and the other parties named therein shall have executed and delivered the Registration Rights Agreement and the Deposit Agreement and each executive officer and director of the Company and each executive officer, director and manager of each of its Subsidiaries shall have executed and delivered a Voting Letter.

         (i) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred between the date of this Agreement and the Closing Date, and the Company's Chief Executive Officer shall have certified to such effect to the Purchaser in writing.

         (j) STOCK OPTION PLANS. The Company's Amended 1995 Incentive Stock Plan set forth in Exhibit D attached hereto, and 2004 Stock Option Plan set forth in Exhibit E attached hereto (the "Stock Option Plans"), shall be the Company's only stock option plans and shall not have been amended or modified in any way since the date of this Agreement.

         (k) QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required prior to issuance under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and each of the other Transaction Documents, including without limitation, the offer, sale, issuance and delivery of the Preferred Shares to be purchased hereunder.

         (l) CERTIFICATE OF DESIGNATIONS. On or prior to the Closing, the Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and the Amended Charter shall be in full force and effect on the Closing Date.

         (m) APPOINTMENT OF DIRECTORS. The number of directors constituting the entire Board of Directors shall have been fixed at seven and the Purchaser's designees shall have been appointed as directors and as Chairman of the Compensation Committee of the Board of Directors in accordance with the Registration Rights Agreement.

         (n) PREEMPTIVE RIGHTS. All stockholders of the Company having any preemptive, first refusal or other rights with respect to the issuance of the Preferred Shares, the Dividend Shares or the Conversion Shares shall have irrevocably waived the same in writing.

         (o) EXPENSES. The Company shall have paid the fees and expenses of the Purchaser, including the fees and disbursements of the Purchaser's counsel invoiced at the Closing, in accordance with Section 7.01 hereof.

         (p) SUPPORTING DOCUMENTS. The Purchaser and its counsel shall have received copies of the following documents:

                  (i) (A) the Amended Charter (including the Certificate of Designations of the Preferred Shares), certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the Company's due incorporation and good standing and the Company's payment of all excise taxes, and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Company's Secretary dated the Closing Date, certifying: (A) that attached thereto is a true and complete copy of the Bylaws as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board and the Company's stockholders authorizing the Certificate of Designations, the execution, delivery, and performance of each of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares and the Dividend Shares and the reservation of the Conversion Shares, and that all such resolutions are in full force and effect and are the only resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (C) that the Amended Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) (A) above; and (D) to the incumbency and specimen signature of each officer of the Company executing any of the Transaction Documents, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company and its Subsidiaries as the Purchaser or its counsel reasonably may request.

         (q) CROSS-RECEIPT. The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Purchaser of the Preferred Shares and the Purchaser's payment therefor.

         (r) NO ACCELERATION OF VESTING, ETC. Neither the Board nor any committee responsible for the administration of options or warrants of the Company shall have made any determination that could result in the acceleration of the vesting or rights to exercise options or warrants or cause an accelerated pay-out of any such options.

         (s) SETTLEMENT AGREEMENT. The Settlement Agreement, dated November 1, 2005 ("Settlement Agreement"), among the Company, Cagan-McAfee Capital Partners, LLC ("CMCP") and Chadbourn Securities, Inc. ("Chadbourn"), (i) shall be in full force and effect and (ii) shall not have been modified, amended or supplemented without the express written consent of the Purchaser. All amounts payable by the Company under the Settlement Agreement shall have been paid and CMCP and Chadbourn shall have executed and delivered a receipt acknowledging such payment. Except as set forth in the Settlement Agreement, no other agreements or obligations shall exist between (i) the Company or any of its Subsidiaries and
(ii) CMCP or Chadbourn or any of their Affiliates.

         (t) TERM LOAN AGREEMENT. The Term Loan Agreement, dated as of June 16, 2003 ("LDI Loan Agreement"), between the Company and Lyles Diversified, Inc. ("LDI"), as amended, and the Deed of Trust (Non-Construction) Security Agreement and Fixture Filing with Assignment of Rents, dated June 20, 2003 (the "Security Agreement"), between the Company and LDI, shall have been terminated and all obligations thereunder shall have been satisfied, and LDI shall have provided the Company with a written release from the Security Agreement, or provisions satisfactory to the Purchaser shall have been made for such termination, satisfaction and release. In addition, LDI shall have waived all of its rights under Section 2.4 of the LDI Loan Agreement or have agreed to an amendment to
Section 2.4 of the LDI Loan Agreement satisfactory to the Purchaser.

         (u) SHARE EXCHANGE AGREEMENT. The Share Exchange Agreement, dated as of May 14, 2004, among Accessity Corp., the predecessor of the Company, Pacific Ethanol, Inc., a California corporation, Reenergy, LLC, Kinergy Marketing, LLC and certain other persons named therein, shall have been amended to provide or clarify that neither the issuance of the Preferred Shares, the Dividend Shares nor the Conversion Shares nor the execution, delivery or performance of the Transaction Documents shall violate the provisions of Section 14.5 thereof.

         (v) MADERA PLANT. Subsidiaries of the Company shall have executed and delivered agreements in form and substance satisfactory to the Purchaser relating to the construction, operation and financing of the Madera ethanol production facility and the Schedules to this Agreement shall have been amended to reflect such agreements.

         (w) OUTSIDE DATE. The Closing shall occur on or before March 31, 2006 unless the Purchaser shall have consented in writing to the Closing occurring on or prior to a later date as specified in writing by the Purchaser to the Company.

All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.

         SECTION 4.02 CONDITIONS TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to sell and issue the Preferred Shares being sold and issued by it on the Closing Date is, at its option, subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

         (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

         (b) REGISTRATION RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Registration Rights Agreement.

         (c) CROSS RECEIPT. The Company and the Purchaser shall have executed and delivered a cross-receipt acknowledging the Company's delivery to the Purchaser of the Preferred Shares and the Purchaser's payment therefor.

         (d) PURCHASE PRICE PAID. The Purchaser shall have paid the purchase price for the Preferred Shares to the Company as set forth in Section 1.02(a) hereof.

         (e) STOCKHOLDER APPROVAL. The Company shall have obtained stockholder approval for this Agreement and the transactions contemplated hereby, including
(i) the issuance of the Preferred Shares to the Purchaser, (ii) the issuance of the Dividend Shares and (iii) the issuance of Common Stock upon conversion of the Preferred Shares and Dividend Shares.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with the Purchaser that:

         SECTION 5.01 RESERVE FOR CONVERSION SHARES. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and any Dividend Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares and any Dividend Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares and any Dividend Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares and any Dividend Shares.

         SECTION 5.02 CORPORATE EXISTENCE. The Company shall preserve and maintain, and, except as otherwise permitted by Section 5.16, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

         SECTION 5.03 PRESERVATION OF PROPERTY AND ASSETS. The Company shall, and shall cause each of its Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition the properties now or hereafter owned, leased or otherwise possessed by it (and make or cause to be made all needed and proper repairs, renewals, replacements and improvements thereto) which are necessary so that the business carried on in connection therewith may be properly conducted at all times and (b) maintain and hold in full force and effect all franchises, licenses, permits, certificates, authorizations, qualification, accreditations and other rights, consents and approvals (whether issued, made or given by a governmental body or otherwise), necessary to own and operate its properties and to carry on its business as presently conducted and as presently planned to be conducted. The Company shall not cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the property where such Release would violate in any respect, or form the basis for any claims under, any Environmental Laws.

         SECTION 5.04 PROPERTIES, BUSINESS, INSURANCE. The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

         SECTION 5.05 DIRECTORS AND OFFICERS INSURANCE. The Company will obtain and maintain directors and officers liability insurance acceptable to the Purchaser and will at all times exercise the powers granted to it by its Amended Charter, its Bylaws, and by applicable law to indemnify and hold harmless to the fullest extent permitted by applicable law present or former directors and officers of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company).

         SECTION 5.06 INSPECTION, CONSULTATION AND ADVICE. The Company shall permit, and cause each of its Subsidiaries to permit, the Purchaser and such persons as it may designate to visit and inspect any of the properties of the Company or its Subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company or its Subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with the Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its Subsidiaries as to the Company's and its Subsidiaries' affairs, finances and accounts.

         SECTION 5.07 RESTRICTIVE AGREEMENTS PROHIBITED. None of the Company or its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement or any of the other Transaction Documents.

         SECTION 5.08 TRANSACTIONS WITH AFFILIATES. Except for transactions contemplated by this Agreement or as otherwise approved by the Board, including the members of the Board nominated and elected by the Purchaser, none of the Company or its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than three percent (3%) of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary, member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than three percent (3%) of the outstanding capital stock thereof.

         SECTION 5.09 PAYMENT OF TAXES AND INDEBTEDNESS. The Company shall pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or its Subsidiaries; PROVIDED, HOWEVER, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested or extended in good faith and by appropriate proceedings if the Company or such Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay and cause any Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company or such Subsidiary, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

         SECTION 5.10 INTERNAL ACCOUNTING CONTROLS. The Company shall devise and maintain systems, and shall cause each of its Subsidiaries to make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and shall devise and maintain, and shall cause each of its Subsidiaries to devise and maintain, internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 5.11 ACTIVITIES OF SUBSIDIARIES. Except as shall have been approved in writing by the Purchaser, the Company shall not permit any Subsidiary to consolidate or merge, or sell or transfer all or substantially all its assets, except that any Subsidiary may (i) consolidate or merge into or with or sell or transfer assets to any other Subsidiary of the Company, or (ii) merge into or sell or transfer assets to the Company. The Company shall not sell, pledge or otherwise transfer any shares of capital stock of, or membership interest in, any Subsidiary, or permit any Subsidiary to issue, sell, pledge or otherwise transfer any shares of its capital stock or membership interests or the capital stock of, or membership interest in, any Subsidiary, except, in either case, to the Company or another Subsidiary or except as shall have been approved in writing by the Purchaser. The Company shall not permit any Subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another Subsidiary.

         SECTION 5.12 STOCKHOLDER APPROVAL. As soon as practicable after the date hereof, the Company shall use its best efforts to hold a meeting of the Company's stockholders in compliance with the rules of the Commission regarding proxies, consents and authorizations of stockholders in Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder and shall make all appropriate filings related thereto (including, without limitation, the filing of any effective proxy statement) with the Commission to give effect thereto, to approve this Agreement and the transactions contemplated hereby, including (a) the sale and issuance of the Preferred Shares to the Purchaser,

(b) the issuance of the Dividend Shares, and (c) the issuance the Common Stock upon conversion of the Preferred Shares and Dividend Shares. The Board of Directors of the Company shall recommend such approval and shall take all lawful action to solicit such approval. The Company shall use its best efforts to deliver to the Purchaser a copy of such proxy statement and any amendments and supplements thereto at least five days prior to the filing thereof with the SEC.

         SECTION 5.13 CHANGE OF OPERATIONS. The Company shall not, and shall not permit any of its Subsidiaries to, change the general character of its business as conducted on the date hereof or as presently proposed to be conducted, or engage in any type of business not directly related to such business as presently and normally conducted or as presently proposed to be conducted.

         SECTION 5.14 INDEMNITY.

         (a) The Company agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates and their respective directors, managers, officers, members, stockholders, employees, Affiliates, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (collectively, "INDEMNIFIED Parties") from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents.

         (b) The provisions of this Section 5.14 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

         SECTION 5.15 COMPLIANCE WITH LAWS. The Company shall comply, and cause each Subsidiary to comply, with all applicable Laws.

         SECTION 5.16 KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Company shall keep, and cause any Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all transactions of the Company and each of its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                                  ARTICLE VI.

                    COVENANT OF THE COMPANY AND THE PURCHASER

         SECTION 6.01 HSR ACT FILINGS. The Company and the Purchaser shall (i) file or cause to be filed, as promptly as practicable but in no event later than the tenth (10th) business day after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the initial thirty (30) day waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. The Company and the Purchaser each agree to request, and to cooperate with the other party in requesting, early termination of any applicable waiting period under the HSR Act.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         SECTION 7.01 EXPENSES. At the Closing the Company shall reimburse the Purchaser for all legal and accounting fees and expenses, up to $250,000, incurred by the Purchaser in connection with the transactions contemplated hereby. The Company agrees that the fees and expenses incurred by the Purchaser through the Closing Date in connection with the transactions contemplated hereby may be paid directly by the Purchaser to such persons and deducted from the purchase price payable at the Closing. In the event that the Closing shall not occur and the Preferred Shares are not sold to the Purchaser, the Company agrees to reimburse the Purchaser for all legal and accounting fees up to $100,000. The Company shall pay all costs and expenses that it incurs in connection with the transactions as well as any fees or expenses incurred in connection with any filing pursuant to the HSR Act. The Company further agrees to reimburse the Purchaser on demand for the Purchaser's reasonable out of pocket expenses incurred in connection with any amendment to, or waiver or enforcement of, this Agreement or the other Transaction Documents. The Company shall also pay all stamp and other taxes and duties levied in connection with the issuance of the Preferred Shares and any Dividend Shares or, upon conversion thereof, the Conversion Shares.

         SECTION 7.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

         SECTION 7.03 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to the Transaction Documents or to the transactions contemplated thereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

         SECTION 7.04 PARTIES IN INTEREST. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares, as the case may be. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person other than the parties to this Agreement or their respective successors and assigns except as expressly provided in this Agreement.

         SECTION 7.05 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party hereto and that the other party hereto will not have an adequate remedy at law. Therefore, the obligations of each of the parties hereto under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, however, shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION 7.06 FURTHER ASSURANCES. The Company and the Purchaser each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         SECTION 7.07 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within King County, Washington, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.08 hereof.

         SECTION 7.08 NOTICES. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party (i) if to the Purchaser, to Cascade Investment, L.L.C., 2365 Carillon Point, Kirkland, WA 98033, attention: Michael Larson, with a copy to Thelen Reid & Priest LLP, 875 Third Avenue, New York, NY 10022, attention: John T. Hood, facsimile (212) 603-2001, and (ii) if to the Company, to Pacific Ethanol, Inc., 5711 N. West Ave., Fresno, CA 93711, attention: Neil Koehler, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention: Larry A. Cerutti, facsimile (714) 546-9035. Any party hereto (and such party's permitted assigns) may change such party's address for receipt of future notices hereunder by giving written notice to the Company and the Purchaser.

         SECTION 7.09 GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Washington, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

         SECTION 7.10 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, together with the other Transaction Documents, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

         SECTION 7.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 7.12 AMENDMENTS AND WAIVERS. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Purchaser. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 7.13 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 7.14 TITLES AND SUBTITLES; INTERPRETIVE MATTERS. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting any term or provision of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         SECTION 7.15 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

         SECTION 7.16 OTHER REMEDIES. In addition to those remedies specifically set forth herein and in the Transaction Documents, if any, each party may proceed to protect and enforce its rights under this Agreement and the Transaction Documents either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or in the Transaction Documents. No right or remedy conferred upon or reserved to any party under this Agreement or the Transaction Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement and the Transaction Documents or now and hereafter existing under applicable law.

         SECTION 7.17 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, "CONTROL", whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

         "CHANGE OF CONTROL" shall mean (A) the acquisition at any time by a "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power in the election of directors of the then outstanding securities of the Company or any successor of the Company, unless the acquisition of securities resulting in such ownership by such person or group had been approved unanimously by the Board; (B) approval by the stockholders of the Company of any sale or disposition of substantially all of the assets or earning power of the Company; or (C) approval by the stockholders of the Company of any merger, consolidation, or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation.

         "CLOSING" shall mean the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

         "CLOSING DATE" shall mean the third (3rd) business day after the conditions in Sections 4.01(e) and (g) and Section 4.02(e) hereof are either satisfied, or waived by the party entitled to waive such conditions, or such other date as may be mutually agreed to by the Company and the Purchaser.

         "DEPOSIT AGREEMENT" shall mean the Deposit Agreement between the Company and a bank or trust company consented to by the Purchaser, in the form attached hereto as Exhibit F.

         "HAZARDOUS MATERIAL" shall mean any element, compound, substance or other material (including, without limitation, any pollutant, contaminant, hazardous waste, hazardous substance, chemical substance, or product) that is listed, classified or regulated pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, presumed asbestos-containing material, asbestos-containing material, medical waste, chlorofluorocarbon, hydro chlorofluorocarbon, lead-containing paint, polychlorinated biphenyls, radioactive material or radon.

         "LAW", with respect to any Person, shall mean such Person's certificate of incorporation or other organizational documents, its by-laws and any foreign, federal, state or local law, statute, rule, regulation, ordinance, code, directive, writ, injunction, decree, judgment or order applicable to such Person.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations of (i) the Company and its Subsidiaries, taken as a whole, (ii) Pacific Ethanol California, Inc. and its Subsidiaries, taken as a whole or (iii) Kinergy Marketing, LLC and its Subsidiaries, taken as a whole.

         "PERSON" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights and Stockholders Agreement between the Company and the Purchaser, in the form attached hereto as Exhibit G.

         "RELEASE" shall mean any past or present release, spill, leak, leaching, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping.

         "SUBSIDIARY(IES)" shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust of which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

         "TRANSACTION DOCUMENTS" shall mean this Agreement, the Registration Rights Agreement, the Deposit Agreement, the Voting Agreement, each Voting Letter and all other agreements and instruments and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended from time to time.

         "VOTING AGREEMENT" shall mean the Voting Agreement among the Company, certain of its executive officers and directors, and the Purchaser in the form attached hereto as Exhibit H.

         "VOTING LETTER" shall have the meaning set forth in the Registration Rights Agreement.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Company and the Purchaser have executed this Purchase Agreement as of the day and year first above written.


COMPANY:                                      PACIFIC ETHANOL, INC.


                                              By: /s/ Neil M. Koehler
                                                 ------------------------------
                                              Name: Neil M. Koehler
                                              Title: Chief Executive Officer

                                              Address: 5711 N. West Avenue
                                                       Fresno, California 93711




PURCHASER:                                    CASCADE INVESTMENT, L.L.C.


                                              By: /s/ Michael Larson
                                                 ------------------------------
                                              Name: Michael Larson
                                              Title: Business Manager

                                                                     APPENDIX G

                          CERTIFICATE OF DESIGNATIONS,
                 POWERS, PREFERENCES AND RIGHTS OF THE SERIES A
                CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       OF

                              PACIFIC ETHANOL, INC.

                         PURSUANT TO SECTION 151 OF THE
                         ------------------------------
                        DELAWARE GENERAL CORPORATION LAW
                        --------------------------------


         Pacific Ethanol, Inc. (the "CORPORATION"), organized and existing under the laws of the State of Delaware, does, by its ____________________ and under its corporate seal, hereby certify that pursuant to the authority contained in Article Fourth of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors has adopted the following resolution creating the following classes and series of the Corporation's Preferred Stock and determining the voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such classes and series:

         RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "CERTIFICATE OF INCORPORATION"), there is hereby created the following series of Preferred Stock:

         o 7,000,000 shares shall be designated Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share (the "SERIES A PREFERRED STOCK").

         The designations, powers, preferences, and rights and the qualifications, limitations and restrictions of the Series A Preferred Stock in addition to those set forth in the Certificate of Incorporation shall be as follows:

                  Section 1. DESIGNATION AND AMOUNT. 7,000,000 shares of the unissued preferred stock of the Corporation shall be designated as Series A Cumulative Redeemable Convertible Preferred Stock, par value $.001 per share. The Series A Preferred Stock shall be issued in accordance with the Purchase Agreement at a purchase price of $16.00 per share (the "SERIES A ISSUE PRICE").

                  Section 2. RANK. The Series A Preferred Stock shall rank: (i) subject to the requirements of Section 7, junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to the Series A Preferred Stock (the "SENIOR SECURITIES"); (ii) senior to all of the Corporation's common stock, par value $0.001 per share (the "COMMON STOCK"); (iii) senior to any class or series of capital stock of the Corporation hereafter created not specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights senior to or on parity with any Series A Preferred Stock of whatever subdivision (collectively, with the Common Stock, the "JUNIOR SECURITIES"); and (iv) subject to the requirements of Section 7, on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking as to dividend rights, redemption rights, liquidation preference and other rights on a parity with the Series A Preferred Stock (the "PARITY SECURITIES").

                  Section 3. DIVIDENDS. (a) So long as shares of Series A Preferred Stock remain outstanding, the holders of each share of the Series A Preferred Stock shall be entitled, from and after the date of issuance of such share, to receive, and shall be paid quarterly in arrears (beginning on the last day of the calendar quarter following the date of the initial issuance of Series A Preferred Stock) in cash out of funds legally available therefor, cumulative dividends, of an amount equal to 5.00% of the Series A Issue Price per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock) per annum with respect to each share of the Series A Preferred Stock; PROVIDED, HOWEVER, that such dividend may, at the option of the Corporation, be paid to the holders of Series A Preferred Stock in shares of the Series A Preferred Stock valued at the Series A Issue Price (as adjusted for any stock dividends, stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications or other similar events involving a change with respect to the Series A Preferred Stock). The holders of shares of Series A Preferred Stock shall be entitled to receive such dividends immediately after the payment of any dividends to Senior Securities required by the Corporation's Certificate of Incorporation, as amended or amended and restated and in effect, including for this purpose any certificate(s) of designation (the "CHARTER"), prior and in preference to any dividends paid to Junior Securities but in parity with any distribution to the holders of Parity Securities.

                           (b) In case the Corporation shall at any time or from
time to time declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its subsidiaries by way of a dividend, distribution or spin-off) on its Common Stock, other than (i) a distribution made in compliance with the provisions of Section 4 or (ii) a dividend or distribution made in Common Stock, the holders of the Series A Preferred Stock shall be entitled to receive from the Corporation with respect to each share of Series A Preferred Stock held, any dividend or distribution that would be received by a holder of the number of shares (including fractional shares) of Common Stock into which such Series A Preferred Stock is convertible on the record date for such dividend or distribution, with fractional shares of Common Stock deemed to be entitled to the corresponding fraction of any dividend or distribution that would be received by a whole share. Any such dividend or distribution shall be declared, ordered, paid and made at the same time such dividend or distribution is declared, ordered, paid and made on the Common Stock. No dividend or distribution shall be declared, ordered, paid or made on the Common Stock unless the dividend or distribution on the Series A Preferred Stock provided for by this paragraph shall be declared, ordered, paid or made at the same time.

                  Section 4. LIQUIDATION PREFERENCE.

                           (a) In the event of any liquidation, dissolution or
winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, immediately after any distributions to Senior Securities required by the Charter, and prior and in preference to any distribution to Junior Securities but in parity with any distribution to the holders of Parity Securities, an amount per share equal to the sum of the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving equity securities of the Corporation, reclassifications of other similar events involving a change with respect to the Series A Preferred Stock) and any accrued but unpaid dividends on the Series A Preferred Stock. If upon the occurrence of such event, and after the payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the holders of the Series A Preferred Stock and the holders of any Parity Securities shall be insufficient to permit the payment to such holders of the full preferential amounts due to the holders of the Series A Preferred Stock and holders of the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series A Preferred Stock and the Parity Securities, pro rata, based on the amount each such holder would receive if such full preferential amounts were paid unless otherwise provided in the Charter.

                           (b) Upon the completion of the distributions required
by Section 4(a), if assets remain in the Corporation, they shall be distributed to the holders of Junior Securities other than Common Stock with respect to any liquidation preference payable to such holders.

                           (c) Upon the completion of the distributions required
by Section 4(a) and Section 4(b), if assets remain in the Corporation, they shall be distributed pro rata, on an as-converted to Common Stock basis, to the holders of Common Stock and Series A Preferred Stock.

                           (d) A sale, lease, conveyance or disposition of all
or substantially all of the capital stock or assets of the Corporation or a merger, consolidation, share exchange, reorganization or other transaction or series of related transactions (whether involving the Corporation or a subsidiary thereof) in which the Corporation's stockholders immediately prior to such transaction do not retain a majority of the voting power in the surviving entity (a "TRANSACTION"), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, unless (i) the holders of 66 2/3% of the then outstanding shares of the Series A Preferred Stock, vote affirmatively or consent in writing that such transaction shall not be treated as a liquidation, dissolution or winding up within the meaning of this Section 4 or (ii) such Transaction shall have resulted in the conversion of the Series A Preferred Stock in accordance with Section 5(b); PROVIDED, HOWEVER, that each holder of Series A Preferred Stock shall have the right to elect the conversion benefits of the provisions of Section 5(a) or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; and PROVIDED, FURTHER, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means of other than the Transaction shall not be used in determining if the shareholders of the Corporation own a majority of the voting power of the surviving entity, but shall be used for determining the total outstanding voting power of such entity.

                           (e) Prior to the closing of a Transaction described
in Section 4(d) which would constitute a liquidation, dissolution or winding up within the meaning of this Section 4, the Corporation shall, at its sole option, either (i) make all distributions of cash or other property that it is required to make to the holders of Series A Preferred Stock pursuant to the first sentence of Section 4(a), (ii) set aside sufficient funds or other property from which the distributions required to be made to such holders can be made, or
(iii) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from the Transaction will be used to make the liquidating payments to such holders immediately after the consummation of the Transaction. In the event that the Corporation is unable to fully comply with any of the foregoing alternatives, the Corporation shall either: (x) cause such closing to be postponed until the Corporation complies with one of the foregoing alternatives, or (y) cancel such Transaction, in which event the rights of the holders of Series A Preferred Stock shall be the same as existing immediately prior to such proposed Transaction.

                  Section 5. CONVERSION OF SERIES A PREFERRED STOCK. The Corporation and the record holders of the Series A Preferred Stock shall have conversion rights as follows:

                           (a) RIGHT TO CONVERT. Each record holder of Series A
Preferred Stock shall be entitled to convert whole shares of Series A Preferred Stock for the Common Stock issuable upon conversion of the Series A Preferred Stock, at any time at the option of the holder thereof, subject to adjustment as provided in Section 5(d) hereof, as follows: Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is obtained by (I) multiplying the number of shares of Series A Preferred Stock so to be converted by the Series A Issue Price and (II) dividing the result thereof by the Conversion Price. The Conversion Price shall initially be $8.00 per share of Series A Preferred Stock, subject to adjustment as provided in Section 5(d). Accrued but unpaid dividends will be paid in cash upon any such conversion.

                           (b) FORCED CONVERSION. (i) In the event of a
Transaction which will result in an Internal Rate of Return to holders of Series A Preferred Stock of 25.00% or more, each share of outstanding Series A Preferred Stock shall, concurrently with the closing of such Transaction, be converted into fully-paid and non-assessable shares of Common Stock. Any such conversion shall be made into the number of shares of Common Stock determined pursuant to Section 5(a) using the Conversion Price, as last adjusted. Accrued but unpaid dividends will be paid in cash on any such conversion.

                                    (ii) Notwithstanding anything to the
contrary herein, no shares of outstanding Series A Preferred Stock shall be converted into Common Stock pursuant to this Section 5(b) unless at the time of such proposed conversion the Corporation shall have on file with the Securities and Exchange Commission an effective registration statement with respect to the shares of Common Stock issued or issuable to the holders on conversion of the Series A Preferred Stock then issued or issuable to such holders and such shares of Common Stock are eligible for trading on NASDAQ (or approved by and listed on a stock exchange approved by the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock).

                           (c) MECHANICS OF CONVERSION. In order to convert
Series A Preferred Stock into full shares of Common Stock if (i) such conversion is pursuant to Section 5(a), the holder shall (A) fax a copy of a fully executed notice of conversion ("NOTICE OF CONVERSION") to the Corporation at the office of the Corporation or to the Corporation's designated transfer agent (the "TRANSFER AGENT") for the Series A Preferred Stock stating that the holder elects to convert, which notice shall specify the date of conversion, the number of shares of Series A Preferred Stock to be converted, the Conversion Price (together with a copy of the front page of each certificate to be converted) and
(B) surrender to a common courier for either overnight or two (2) day delivery to the office of the Corporation or its transfer agent, the original certificates representing the Series A Preferred Stock (the "PREFERRED STOCK CERTIFICATES") being converted, duly endorsed for transfer, and (ii) such conversion is pursuant to Section 5(b), the Corporation shall fax a copy of a Notice of Conversion to the holders of Series A Preferred Stock stating that the shares of Series A Preferred Stock shall be converted into Common Stock, which notice shall describe the Transaction and the calculation of the Internal Rate of Return and specify the date of such conversion, the number of shares of Series A Preferred Stock that are being converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the front page of each certificate to be converted); PROVIDED, HOWEVER, that the Corporation's failure to deliver a Notice of Conversion to each holder shall not affect the conversion of such shares of Series A Preferred Stock on the date of the closing of the Transaction and the cancellation of the certificates representing such shares of Series A Preferred Stock. In the event of a conversion pursuant to Section 5(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of Section 5(c)(i) below).

                                    (i) LOST OR STOLEN CERTIFICATES. Upon
receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificates, if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificates of like tenor and date; provided that the Corporation shall pay all costs of delivery (including insurance against loss and theft until delivered in an amount satisfactory to the holders of Series A Preferred Stock). However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificates if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock into Common Stock or if such shares of Series A Preferred Stock have been otherwise converted into Common Stock.

                                    (ii) DELIVERY OF COMMON STOCK UPON
CONVERSION. The Corporation no later than 6:00 p.m. (Pacific time) on the third
(3rd) business day after receipt by the Corporation or its transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Preferred Stock Certificates to be converted (or after provision for security or indemnification in the case of lost, stolen or destroyed certificates, if required), shall issue and surrender to a common courier for either overnight or (if delivery is outside the United States) two
(2) day delivery to the holder as shown on the stock records of the Corporation a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid.

                                    (iii) DATE OF CONVERSION. The date on which
a voluntary conversion pursuant to Section 5(a) occurs (the "DATE OF VOLUNTARY CONVERSION") shall be deemed to be the date the applicable Notice of Conversion is faxed to the Corporation or the Transfer Agent, as the case may be, provided that the copy of the Notice of Conversion is faxed to the Corporation on or prior to 6:00 p.m. (Pacific time) on the Date of Conversion. A forced conversion pursuant to Section 5(b) shall occur on the date on which such forced conversion is deemed to occur pursuant to Section 5(b) (the "DATE OF FORCED CONVERSION", and together with the Date of Voluntary Conversion, the "DATE OF CONVERSION"). The original Preferred Stock Certificates representing the shares of Series A Preferred Stock to be converted shall be surrendered by depositing such certificates with a common courier for either overnight or two (2) day delivery, as soon as practicable following the Date of Voluntary Conversion or as soon as practicable following the date such holder receives notice of the Date of Forced Conversion. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

                                    (iv) NO FRACTIONAL SHARES ON CONVERSION. No
fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall (after aggregating all shares into which shares of Series A Preferred held by each holder could be converted) pay cash equal to such fraction multiplied by the market price per share of Common Stock (as determined in a reasonable manner by the Board) at the close of business on the Date of Conversion.

                           (d) ADJUSTMENT OF CONVERSION PRICE.

                                    (i) ADJUSTMENTS OF CONVERSION PRICE UPON
ISSUANCE OF COMMON STOCK. If at any time after the first filing of this Certificate of Designations, the Corporation shall issue or sell, or is, in accordance with Section 5(d)(i)(A) through (G) below, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or deemed issue or sale, then, forthwith upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the price determined by dividing (x) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of determining the number of shares of Common Stock outstanding as provided in clauses (x) and (y) above, the number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock, exercise of all outstanding Options (as defined below) and conversion of all outstanding Convertible Securities (as defined below) shall be deemed to be outstanding.

                  For purposes of this Section 5(d)(i), the following subparagraphs (A) to (G) of this Section 5(d)i) shall also be applicable:

                           (A) ISSUANCE OF RIGHTS OR OPTIONS. In case at any
time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "OPTIONS" and such convertible or exchangeable stock or securities being called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof (in all cases excluding the effect of a net issue election), by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (B) ISSUANCE OF CONVERTIBLE SECURITIES. In case the
Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding; PROVIDED that (a) except as otherwise provided in Section 5(d)(i)(C), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible

Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (C) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon
the happening of any of the following events, namely, if (1) the purchase price or exercise price provided for in any Option referred to in Section 5(d)(i)(A),
(2) the number of shares into which the Option is exercisable, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5(d)(i)(A) or (B), or (4) the rate at which Convertible Securities referred to in Section 5(d)(i)(A) or (B) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                           (D) STOCK DIVIDENDS. In case the Corporation shall
declare a dividend or make any other distribution upon any stock of the Corporation (other than Common Stock or Series A Preferred Stock) payable in Common Stock, then any Common Stock issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for $.001 per share, unless the holders of at least 66 2/3% of the then outstanding Series A Preferred Stock shall have consented to such dividend or distribution.

                           (E) CONSIDERATION FOR STOCK. In case any shares of
Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

                           (F) RECORD DATE. In case the Corporation shall take a
record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (G) TREASURY SHARES. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5(d)(i).

                                    (ii) CERTAIN ISSUES OF COMMON STOCK
EXCEPTED. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance or sale from and after the date of filing of this Certificate of Designations of Anti-Dilution Excluded Securities (as defined below).

                                    (iii) ADJUSTMENTS FOR SUBDIVISIONS, COMMON
STOCK DIVIDENDS, COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. If the outstanding shares of Common Stock shall be subdivided or increased, by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price shall concurrently with the effectiveness of such subdivision or payment of such stock dividend, be proportionately decreased. If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                                    (iv) ADJUSTMENTS FOR RECLASSIFICATION,
EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                                    (v) ADJUSTMENTS FOR MERGER, SALE, LEASE OR
CONVEYANCE. In case of any share exchange, reorganization, consolidation with or merger of the Corporation with or into another corporation, or in case of any sale, lease, conveyance or disposition to another Corporation of the assets of the Corporation as an entirety or substantially as an entirety, which is not treated as a liquidation, dissolution or winding up pursuant to Section 4(d) above, the Series A Preferred Stock shall after the date of such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease, conveyance or disposition) upon conversion of the Series A Preferred Stock would have been entitled upon such share exchange, reorganization, consolidation, merger, sale, lease, conveyance or disposition; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of Series A Preferred Stock.

                                    (vi) FRACTIONAL SHARES. If any adjustment
under this Section 5(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be rounded to the nearest whole number of shares with one-half share being rounded up.

                                    (vii) NOTICE OF ADJUSTMENT. Concurrent with
any adjustment pursuant to this Section 5(d), the Corporation shall provide prompt notice to the holders of Series A Preferred Stock notifying such holders of any such adjustment.

                  Section 6. VOTING RIGHTS. Except to the extent otherwise expressly provided by law and in Section 7, the Series A Preferred Stock shall vote together with all other classes and series of voting stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to the number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible (determined without regard to Section 5(c)(iv)) on all matters to be voted on by the stockholders of the Corporation.

                  Section 7. PROTECTIVE PROVISIONS. The Corporation shall not, without first obtaining the written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock voting as a separate class:

                                    (i) increase or decrease the total number of
authorized shares of Series A Preferred Stock or the authorized shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock (except as otherwise required by the Charter or this Certificate of Designations);

                                    (ii) increase or decrease the number of
authorized shares of Preferred Stock or Common Stock (except as otherwise required by the Charter or this Certificate of Designations);

                                    (iii) alter, amend, repeal, substitute or
waive any provision of the Charter or the Corporation's bylaws, so as to affect adversely the voting powers, preferences or other rights, including, without limitation, the liquidation preferences, dividend rights, conversion rights, redemption rights or any reduction in the stated value of the Series A Preferred Stock, whether by merger, consolidation or otherwise;

                                    (iv) authorize, create, issue or sell any
Senior Securities or any Parity Securities or securities that are convertible into Senior Securities or Parity Securities with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

                                    (v) authorize, create, issue or sell any
Junior Securities other than Common Stock or securities that are convertible into Junior Securities other than Common Stock with respect to voting, dividend, liquidation or redemption rights, including subordinated debt;

                                    (vi) authorize, create, issue or sell any
Series A Preferred Stock other than the Series A Preferred Stock authorized, created, issued and sold pursuant to the Purchase Agreement and Series A Preferred Stock issued in accordance with Section 3(a) and Series A Preferred Stock issued in replacement or exchange therefore;

                                    (vii) engage in a Transaction which would
result in an Internal Rate of Return to holders of Series A Preferred Stock of less than 25.00%;

                                    (viii) declare or pay any dividends or
distributions on the capital stock of the Corporation in a cumulative amount in excess of the dividends and distributions paid on the Series A Preferred Stock in accordance with this Certificate of Designations;

                                    (ix) authorize or effect the voluntary
liquidation, dissolution, recapitalization, reorganization or winding up of the business of the Corporation;

                                    (x) purchase, redeem or otherwise acquire
any capital stock of the Corporation other than Series A Preferred Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, capital stock of the Corporation or securities convertible into or exchangeable for capital stock of the Corporation;

                                    (xi) change the number of members of the
Board to be more than nine members or less than seven members;

                                    (xii) effect any material change in the
industry focus of the Corporation and its subsidiaries, considered on a consolidated basis;

                                    (xiii) authorize or engage in, or permit any
subsidiary of the Corporation to authorize or engage in, any transaction or series of transactions with a current or former officer, director or member of the Corporation or any of its subsidiaries with value in excess of $100,000, excluding compensation or the grant of Options approved by the Board; or

                                    (xiv) authorize or engage in, or permit any
subsidiary of the Corporation to authorize or engage in, any transaction with any entity or person that is affiliated with any current or former director, officer or member of the Corporation or any of its subsidiaries, excluding any director nominated by the initial holder of the Series A Preferred Stock in accordance with the Registration Rights Agreement.

                  Section 8. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall be canceled, shall return to the status of authorized but unissued Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

                  Section 9. PREEMPTIVE RIGHTS. (a) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of the capital stock of the Corporation, (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of the Corporation, or (iii) any securities convertible into capital stock of the Corporation (collectively, the "Offered Securities"), unless in each such case the Corporation shall have first complied with this Section 9. The Corporation shall deliver to each holder of the Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged,
(iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such holder of the Series A Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing
(x) the aggregate number of shares of Common Stock then held by such holder of the Series A Preferred Stock (giving effect to the conversion of all shares of convertible preferred stock then held by such holder) by (y) the total number of shares of Common Stock then held by all holders of the Series A Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders) (such pro rata portion of the Offered Securities, the "Basic Amount"), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series A Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the "Undersubscription Amount"). In the case of a public offering of Common Stock of the Corporation for a purchase price of at least $12.00 and a total gross offering price of at least $50,000,000.00, the rights of the holders of the Series A Preferred Stock shall be limited to 50% of the Offered Securities.

                           (b) To accept an Offer, in whole or in part, a holder
of the Series A Preferred Stock must deliver a written notice to the Corporation prior to the end of the 30-day period of the Offer, setting forth the portion of the holder's Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all holders of the Series A Preferred Stock are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the "Available Undersubscription Amount") each holder of Series A Preferred Stock who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amounts subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of the Series A Preferred Stock, subject to rounding by the Board to the extent it deems reasonably necessary.

                           (c) The Corporation shall have 90 days from the
expiration of the period set forth in Section 9(b) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the holders of the Series A Preferred Stock (the "Refused Securities"), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Corporation than those set forth in the Offer.

                           (d) In the event the Corporation shall propose to
sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 9(c)), then each holder of the Series A Preferred Stock may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the holder of the Series a Preferred Stock elected to purchase pursuant to Section 9(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Corporation actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 9(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any holder of the Series A Preferred Stock so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 9(a).

                           (e) Upon the closing of the issuance, sale or
exchange of all or less than all of the Refused Securities, the holders of the Series A Preferred Stock shall acquire from the Corporation, and the Corporation shall issue to the holders of the Series A Preferred Stock, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 9(d) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of the Series A Preferred Stock of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the holders of the Series A Preferred Stock and their respective counsel.

                           (f) Any Offered Securities not acquired by the
holders of the Series A Preferred Stock or other persons in accordance with
Section 9(c) may not be issued, sold or exchanged until they are again offered to the holders of the Series A Preferred Stock under the procedures specified in this Section 9.

                           (g) The rights of the holders of the Series A
Preferred Stock under this Section 9 shall not apply to Preemptive Rights Excluded Securities.

                           (h) The failure of any holder of Series A Preferred
Stock to exercise its rights under this Section 9 shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange of Offered Securities.

                  Section 10. RESERVATION OF STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series A Preferred Stock issued or issuable to the holders, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purposes, including, without limitation, using best efforts to obtain stockholder approval of any necessary amendment to the Charter.

                  Section 11. REDEMPTION RIGHTS. The holders of the Series A Preferred Stock shall have redemption rights as follows:

                           (a) Upon the occurrence of a Redemption Event, the
Series A Preferred Stock shall be subject to redemption, at the option of the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock, on the date specified by the holders of Series A Preferred Stock exercising such option (the "SERIES A REDEMPTION DATE"). The number of shares of the Series A Preferred Stock to be so redeemed shall be obtained by multiplying the number of shares of Series A Preferred Stock then outstanding by a fraction, the numerator of which is the Restricted Cash Amount and the denominator of which is $80,000,000.00. The redemption price for shares of Series A Preferred Stock subject to such redemption shall be equal to the Series A Issue Price (as adjusted for any stock splits, combinations, recapitalizations involving a change with respect to the Series A Preferred Stock) per share plus any accrued but unpaid dividends plus an amount sufficient to yield an Internal Rate of Return of 5.00%, payable in immediately available funds. If less than all of the shares of the outstanding Series A Preferred Stock are to be redeemed pursuant to this Section 11(a), such shares shall be redeemed pro rata from the holders thereof in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares).

                           (b) The funds legally available to the Corporation
for the payment of the redemption price of any Junior Securities shall be used first to pay the redemption price of Series A Preferred Stock on the dates established for redemption pursuant to Section 11(a) and no such funds shall be used (or will be required to be used) to pay the redemption price of any Junior Securities unless the Corporation has paid, or reserved funds sufficient to pay, the entire redemption price of Series A Preferred Stock. If the funds legally available to the Corporation for the payment of the redemption price of the Series A Preferred Stock are not sufficient to redeem all of the shares of the Series A Preferred Stock required to be redeemed on any date, such funds shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed from such amount on a pro rata basis. If additional funds become available for the redemption of additional shares of Series A Preferred Stock required to be so redeemed, the Corporation shall immediately use such funds to redeem shares of Series A Preferred Stock until such time as all of the shares of Series A Preferred Stock required to be redeemed pursuant to this Section 11 have been redeemed.

                           (c) If, on the dates established for redemption
pursuant to Section 11(a), all of the shares of Series A Preferred Stock to be redeemed on each such date are not redeemed in full, all rights in respect of such shares of Series A Preferred Stock that have not been redeemed, including the right to receive the applicable redemption price, plus accrued and unpaid dividends, shall continue to be outstanding as evidenced by the certificates representing such shares. The exercise by the holders of the option to redeem any shares of Series A Preferred Stock which were not redeemed on the dates established for redemption pursuant to Section 11(a), may be rescinded by such holders at any time following the date established for such redemption by written notice to the Corporation. All shares of Series A Preferred Stock redeemed pursuant to Section 11(a) shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series or class and may thereafter be reissued, subject to compliance with the terms hereof, as shares of any series of Preferred Stock other than shares of Series A Preferred Stock.

                           (d) (i) If the Corporation is unable to make any such
payment of the redemption price after redemption was required to be paid pursuant to Section 11(a) a default in the payment of the redemption price for the purpose of this section shall be deemed to have occurred, and having so occurred, such default shall be deemed to exist thereafter until, but only until, all amounts payable pursuant to this section have been paid. If and whenever a default in the payment of the redemption price shall occur, and in addition to any other remedies available at law, a special meeting of shareholders of the Corporation shall be held for the purpose of electing directors upon the written request of the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding. Such meeting shall be called by the secretary of the Corporation upon such written request and shall be held at the earliest practicable date upon like notice as that required for the annual meeting of shareholders of the Corporation and at the place for the holding of such annual meeting. If notice of such special meeting shall not be mailed by the secretary within thirty days after personal service of such written request upon the secretary of the Corporation or within thirty days of mailing the same in the United States of America by registered mail addressed to the secretary at the principal office of the Corporation, then the holders of at least 10% of the total number of shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such meeting and the person so designated may call such meeting upon like notice as that required for the annual meeting of shareholders and to be held at the place for the holding of such annual meeting. Any holder of Series A Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the foregoing provisions of this subdivision.

                                    (ii) At any such special meeting, or at the
next annual meeting of shareholders of the Corporation for the election of directors and at each other meeting, annual or special, for the election of directors held thereafter (unless at the time of any such meeting such default in the payment of the redemption price shall no longer exist), the holders of the outstanding shares of Series A Preferred Stock, voting separately as a class, shall have the right to elect the smallest number of directors which shall constitute at least a majority of the total number of directors of the Corporation, or two directors, whichever shall be greater, and the holders of the outstanding shares of Common Stock, voting as a class, shall have the right to elect all other members of the Board, anything herein or in the bylaws of the Corporation to the contrary notwithstanding. The terms of office, as directors, of all persons who may be directors of the Corporation at any time when such special right to elect directors shall become vested in the holders of the Series A Preferred Stock shall terminate upon the election of any new directors to succeed them as aforesaid.

                                    (iii) At any meeting, annual or special, of
the Corporation, at which the holders of Series A Preferred Stock shall have the special right to elect directors as aforesaid, the presence in person or by proxy of the holders of a majority of the total number of shares of Series A Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the total number of shares of Common Stock then outstanding shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of shares of any such class shall not prevent the election at any such meeting or adjournment thereof of directors by the other class, if necessary quorum of the holders of such other class shall be present at such meeting or any adjournment thereof; and provided further, that in the absence of a quorum of holders of shares of any class, a majority of the holders of the shares of such class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class from time to time, without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but no such adjournment shall be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the Corporation or special meeting in lieu thereof.

                                    (iv) So long as a default in the payment of
the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Series A Preferred Stock may be filled at any meeting of shareholders, annual or special, for the election of directors held thereafter, and a special meeting of shareholders, or of the holders of shares of the Series A Preferred Stock, may be called for the purpose of filling any such vacancy. So long as a default in the payment of the redemption price shall exist, any vacancy in the office of a director elected by the holders of the Common Stock may be filled by majority vote of the remaining directors elected by the holders of the Common Stock.

                                    (v) If and when the default in the payment
of the redemption price which permitted the election of directors by the holders of the Series A Preferred Stock shall cease to exist, the holders of the Series A Preferred Stock shall be divested of any special right with respect to the election of directors, and the voting power of the holders of the Series A Preferred Stock and of the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on the Series A Preferred Stock were not pain in full, subject to revesting in the event of each and every subsequent like default in preferred dividends. Upon the termination of any such special right, the terms of office of all persons who may have been elected directors by vote of the holders of the Series A Preferred Stock pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the majority of the remaining directors.

                  Section 12. DEFINITIONS. As used in this Certificate, the following capitalized terms have the following meanings.

                  "ANTI-DILUTION EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board; (2) the Series A Preferred Stock and any Common Stock issued upon conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; and (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii) or (iv).

                  "DEPOSIT AGREEMENT" means that certain Deposit Agreement, dated on or about the date hereof, between the Corporation and a bank or trust company, entered into pursuant to the Purchase Agreement.

                  "INTERNAL RATE OF RETURN" means the discount rate that makes the net present value of all cash payments equal zero. In determining the Internal Rate of Return, the initial investment of the holders of the Series A Preferred Stock shall include all transaction costs and expenses incurred by the initial holder of the Series A Preferred Stock in connection with the transactions contemplated by the Purchase Agreement and all additional costs and expenses of the holders of Series A Preferred Stock in respect of the investment incurred through the date of the determination shall be treated as cash expenditures when made. For purposes of determining the Internal Rate of Return, any dividends, distributions or payments other than in cash shall be deemed to have no value. In determining the Internal Rate of Return in respect of a Transaction, the final payment for purposes of such determination shall be the cash, if any, distributable or payable to holders of the Series A Preferred Stock upon the closing of the Transaction assuming that the holders had converted all of the outstanding Series A Preferred Stock to Common Stock immediately prior to the closing of the Transaction.

                  "PURCHASE AGREEMENT" means that certain Purchase Agreement, dated November 14, 2005, between the Corporation and Cascade Investment, L.L.C.

                  "PREEMPTIVE RIGHTS EXCLUDED SECURITIES" mean any of the following securities: (1) securities issued to employees, officers or directors of the Corporation or options to purchase Common Stock granted by the Corporation to employees, officers or directors of the Corporation pursuant to any option plan, agreement or other arrangement duly adopted by the Corporation and the grant of which is approved by the compensation committee of the Board;
(2) the Series A Preferred Stock and any Common Stock issued on conversion of the Series A Preferred Stock; (3) for the avoidance of doubt, securities issued on the conversion of any Convertible Securities or the exercise of any Options, in each case, outstanding on the date of the first filing of this Certificate of Designations; (4) for the avoidance of doubt, securities issued in connection with a stock split, stock dividend, combination, reorganization, recapitalization or other similar event for which adjustment is made in accordance with Section 5(d)(iii), (iv) or (v); and (5) the issuance of securities of the Corporation issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination by the Corporation approved by the Board.

                  "REDEMPTION EVENT" means (i) the Corporation withdraws or utilizes funds from the Restricted Cash Account in violation of the terms of the Deposit Agreement, (ii) the Corporation publicly disclosed an intent not to build or acquire additional ethanol production facilities for an indefinite period or for a period of at least two years from the time of the announcement,
(iii) fails to withdraw funds from the Restricted Cash Account for a period of two years, or (iv) amounts remain in the Restricted Cash Account after December 31, 2009.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights and Stockholder's Agreement, dated on or about the date hereof, between the Corporation and Cascade Investment, L.L.C.

                  "RESTRICTED CASH ACCOUNT" means the account established and maintained pursuant to the Deposit Agreement.

                  "RESTRICTED CASH AMOUNT" means the total amount of money in the Restricted Cash Account on the Series A Redemption Date prior to any disbursement thereof on such date and after giving effect to the sale or other liquidation of all investments held in such account together with, if the Corporation shall have withdrawn or utilized moneys from the Restricted Cash Account in violation of the terms of the Deposit Agreement, the amount of any moneys so withdrawn or utilized.


                          SIGNATURE ON FOLLOWING PAGE.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its __________________ this ____ day of _________, 200_.

                                           PACIFIC ETHANOL, INC.


                                           By:  ________________________________
                                                Name:   ________________________
                                                Title:  ________________________

                                                                     APPENDIX H


                                DEPOSIT AGREEMENT

                                     BETWEEN

                              PACIFIC ETHANOL, INC.

                                       AND

                                 [ ], AS TRUSTEE



                           DATED [_________ __], 200_

                                                  TABLE OF CONTENTS
                                                  -----------------

                                                                                                               PAGE


ARTICLE I.            APPOINTMENT OF TRUSTEE; ESTABLISHMENT OF RESTRICTED CASH ACCOUNT............................1

     SECTION 1.01          Appointment of Trustee.................................................................1
     SECTION 1.02          Establishment of Restricted Cash Account...............................................1
     SECTION 1.03          Investment and Liquidation of Deposit Fund.............................................2

ARTICLE II.           REPRESENTATIONS, WARRANTIES AND COVENANTS...................................................2

     SECTION 2.01          Representations and Warranties of the Company..........................................2
     SECTION 2.02          Covenant of the Company................................................................2

ARTICLE III.          DISBURSEMENT FROM THE RESTRICTED CASH ACCOUNT...............................................2

     SECTION 3.01          Disbursements for Payment of Construction Costs........................................2
     SECTION 3.02          Disbursements for Payment of Acquisition Costs.........................................3
     SECTION 3.03          Disbursements upon Redemption of Preferred Shares......................................3
     SECTION 3.04          Trustee's Reliance on Requisitions.....................................................3
     SECTION 3.05          Records of Disbursements...............................................................4

ARTICLE IV.           RIGHTS AND DUTIES OF TRUSTEE; RESIGNATION...................................................4

     SECTION 4.01          Rights and Duties of Trustee...........................................................4
     SECTION 4.02          Resignation or Removal.................................................................4
     SECTION 4.03          Compensation of Trustee................................................................4
     SECTION 4.04          Indemnity..............................................................................5

ARTICLE V.            MISCELLANEOUS...............................................................................5

     SECTION 5.01          No Assignment..........................................................................5
     SECTION 5.02          Further Assurances.....................................................................5
     SECTION 5.03          Notices................................................................................5
     SECTION 5.04          Governing Law..........................................................................5
     SECTION 5.05          Submission to Jurisdiction; Consent to Service of Process..............................6
     SECTION 5.06          Third Party Beneficiary................................................................6
     SECTION 5.07          Entire Agreement.......................................................................6
     SECTION 5.08          Counterparts...........................................................................6
     SECTION 5.09          Amendments and Termination.............................................................6
     SECTION 5.10          Severability...........................................................................7
     SECTION 5.11          Titles and Subtitles; Interpretive Matters.............................................7
     SECTION 5.12          Facsimile Signatures...................................................................7
     SECTION 5.13          Certain Defined Terms..................................................................7


INDEX TO EXHIBITS
-----------------

EXHIBIT A                  Trustee Wire Instructions
EXHIBIT B                  Form of Construction Cost Requisition
EXHIBIT C                  Form of Acquisition Cost Requisition


                                                         i

                                                        H-2

                              PACIFIC ETHANOL, INC.

                                DEPOSIT AGREEMENT


         THIS DEPOSIT AGREEMENT is made on the [__] day of [__], 200_ (the "AGREEMENT"), by and between Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"), and [ ], a [ ], in its capacity as trustee (the "TRUSTEE"). Certain capitalized terms used herein are defined in Section 5.13 of this Agreement.

         WHEREAS, the Company and Cascade Investment, L.L.C., a Washington limited liability company (the "PURCHASER") have entered into a Purchase Agreement, dated as of November 14, 2005 (the "PURCHASE AGREEMENT"), pursuant to which the Purchaser has purchased from the Company, and the Company has sold to the Purchaser, the Preferred Shares (as defined in the Purchase Agreement);

         WHEREAS, pursuant to the terms of the Purchase Agreement, $80,000,000 of the purchase price paid by the Purchaser to the Company in consideration of the Preferred Shares is to be deposited into a restricted cash account (the "RESTRICTED CASH ACCOUNT") to be held by the Trustee and applied in the manner provided in this Agreement;

         WHEREAS, to induce the Purchaser to acquire the Preferred Shares, the Company has agreed to enter into this Agreement, establish the Restricted Cash Account and utilize the amounts maintained in the Restricted Cash Account in accordance with this Agreement; and

         WHEREAS, the parties hereto desire to set forth the terms of the Restricted Cash Account and to appoint the Trustee to act in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement and the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

        APPOINTMENT OF TRUSTEE; ESTABLISHMENT OF RESTRICTED CASH ACCOUNT

         SECTION 1.01 APPOINTMENT OF TRUSTEE. The Company hereby appoints the Trustee as the trustee under this Agreement, and the Trustee accepts this appointment in accordance with the terms and conditions set forth in this Agreement and agrees to assume and perform the duties of the trustee pursuant to this Agreement.

         SECTION 1.02 ESTABLISHMENT OF RESTRICTED CASH ACCOUNT. Subject to the terms and conditions set forth in this Agreement, on the date hereof the Purchaser has deposited with the Trustee an amount equal to $80,000,000 (the "DEPOSIT AMOUNT") by wire transfer of immediately available funds to the account of the Trustee referenced on EXHIBIT A attached hereto. The Deposit Amount, together with any and all interest, income and other earnings thereon, is referred to as the "DEPOSIT FUND." The Trustee shall hold, invest, manage, administer, distribute and dispose of the Deposit Fund in accordance with the terms and conditions of this Agreement.

         SECTION 1.03 INVESTMENT AND LIQUIDATION OF DEPOSIT FUND.

         (a) Pending disbursement, the Trustee shall invest and reinvest the Deposit Fund in Permitted Investments, and liquidate such Permitted Investments, pursuant to and in accordance with the written instructions of an Authorized Officer of the Company as provided to the Trustee from time to time. Interest, income and other earnings, if any, earned on the investment of any Deposit Fund moneys shall be credited to the Restricted Cash Account. The Trustee shall not be liable for any loss resulting from any investment made, or any sale or redemption of any investment made, in accordance with instructions received from an Authorized Officer of the Company or in accordance with paragraph (b) of this
Section 1.03.

         (b) If and when cash is required to be disbursed in accordance with this Agreement, and cash is not otherwise available in the Restricted Cash Account, the Trustee is authorized, without instructions from an Authorized Officer of the Company, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in such manner as the Trustee shall direct; provided that the Trustee shall attempt to liquidate any and all investments as so needed in such manner as will minimize, to the extent reasonably practicable, the costs, penalties and losses associated with any such liquidation.

                                  ARTICLE II.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Each submission of a requisition to the Trustee shall constitute a representation and warranty by the Company that all of the information contained in such requisition is true and correct.

         SECTION 2.02 COVENANT OF THE COMPANY. The Company covenants and agrees that it shall not withdraw moneys from the Restricted Cash Account or utilize any moneys that have been withdrawn from the Restricted Cash Account except in accordance with the terms and provisions of this Agreement and the applicable requisition under which such moneys are to be withdrawn.

                                  ARTICLE III.

                  DISBURSEMENT FROM THE RESTRICTED CASH ACCOUNT

         SECTION 3.01 DISBURSEMENTS FOR PAYMENT OF CONSTRUCTION COSTS. The Trustee is hereby authorized and directed to disburse moneys in the Restricted Cash Account to or upon the order of the Company, from time to time, upon receipt by it of a requisition signed by two Authorized Officers of the Company, which requisition shall state with respect to each payment to be made: (1) the requisition number, (2) identify the ethanol production facility in respect of which such requisition is being made, (3) the name and address of the Person to whom payment is due or has been made, (4) the aggregate amount paid or to be paid to such Person, (5) an accurate description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which such payment was or is to be made, with invoices with respect thereto attached, (6) the proposed date of payment and the payment or wire instructions for the payment or transfer of such amounts by the Trustee to such Person, (7) that each obligation, item of cost or expense mentioned therein has been properly incurred and has been paid or is then due and payable (or is required to be deposited at this time as equity in a Subsidiary project financing under a binding agreement with a third party which is not an Affiliate) as an item of the Cost of Construction, is a proper charge against the Restricted Cash Account, and has not been the basis of any previous payment therefrom, (8) all amounts previously drawn from the Restricted Cash Account under Construction Cost Requisitions (i) have been applied to pay the Costs of Construction listed on the applicable Construction Cost Requisition with respect to which such amounts were drawn or (ii) have not yet been expended and are still available to the Company or a Subsidiary of the Company for the payment of Costs of Construction, (9) that the amount of such requisition, together with all amounts previously drawn from the Restricted Cash Account under Construction Cost Requisitions relating to the ethanol production facility in respect of which the drawing is being made, does not exceed the Project Limit, and (10) that the Purchaser shall have approved, in writing, the terms of the debt, if any, incurred by the Company or a Subsidiary of the Company to finance a portion of the Costs of Construction of the ethanol production facility in respect of which the drawing is being made . A form of Construction Cost Requisition is attached hereto as EXHIBIT B.

         SECTION 3.02 DISBURSEMENTS FOR PAYMENT OF ACQUISITION COSTS. The Trustee is hereby authorized and directed to disburse moneys in the Restricted Cash Account to or upon the order of the Company and consented to by the Purchaser, from time to time, upon receipt by it of a requisition signed by two Authorized Officers of the Company, with a consent thereto signed by an officer of the Purchaser, which requisition shall state with respect to each payment to be made: (1) the requisition number, (2) the name and address of the Person to whom payment is due or has been made, (3) the aggregate amount paid or to be paid to such Person, (4) the proposed date of payment and the payment or wire instructions for the payment or transfer of such amounts by the Trustee to such Person, and (5) that such payment obligation has been incurred in connection with the acquisition of an ethanol production facility by the Company or a Subsidiary of the Company and is currently payable, is a proper charge against the Restricted Cash Account, and has not been the basis of any previous payment therefrom. A form of Acquisition Cost Requisition is attached hereto as EXHIBIT C.

         SECTION 3.03 DISBURSEMENTS UPON REDEMPTION OF PREFERRED SHARES. The Trustee is hereby authorized and directed to disburse all moneys in the Restricted Cash Account to or upon the order of the Company upon receipt by it of a written requisition signed by two Authorized Officers of the Company, which instrument shall state (1) the name and address of the Person to whom payment shall be made, (2) the aggregate amount to be paid to such Person, (3) the proposed date of payment and the payment or wire instructions for the payment or transfer of such amounts by the Trustee to such Person, and (4) that such payment is being made to fund the payment of the redemption price of the Preferred Shares on the date that the Preferred Shares are being redeemed in accordance with the terms and provisions thereof, is a proper charge against the Restricted Cash Account, and has not been the basis of any previous payment therefrom.

         SECTION 3.04 TRUSTEE'S RELIANCE ON REQUISITIONS. In paying any requisition under this Article III, the Trustee may rely as to the completeness and accuracy of all statements in such requisition upon the approval of such requisition by an Authorized Officer of the Company, execution thereof to be conclusive evidence of such approval, and the Company hereby covenants and agrees to indemnify and save harmless the Trustee from any liability incurred in connection with the payment of any requisition so executed by an Authorized Officer of the Company.

         SECTION 3.05 RECORDS OF DISBURSEMENTS. The Trustee shall keep and maintain adequate records pertaining to all requisitions and disbursements from the Restricted Cash Account and, if requested by the Company or the Purchaser, shall promptly provide such requestor with a copy of each such requisition submitted to the Trustee for payment under this Article III.

                                  ARTICLE IV.

                    RIGHTS AND DUTIES OF TRUSTEE; RESIGNATION

         SECTION 4.01 RIGHTS AND DUTIES OF TRUSTEE. It is understood and agreed that the Trustee:

         (a) undertakes to perform only those duties as are expressly set forth in this Agreement;

         (b) shall not be required to take any action which is contrary to this Agreement or applicable law;

         (c) shall not be liable for any action taken or omitted to be taken in good faith by it hereunder, except to the extent that any loss or damage results from the Trustee's gross negligence or willful misconduct; and

         (d) shall be protected in acting upon any document, instrument or signature believed by it to be genuine, and it may be assumed that any person purporting to give any notice or instructions in accordance with this Agreement has been duly authorized to do so. The Trustee may consult with legal counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.

         SECTION 4.02 RESIGNATION OR REMOVAL. The Trustee may resign at any time by giving sixty (60) days' written notice to the Company and the Purchaser, and, in the event of such resignation, the Company and the Purchaser shall jointly appoint a successor trustee. The Trustee may be removed at any time with or without cause by joint action of both the Company and the Purchaser. No such resignation or removal shall become effective until a successor trustee shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of the Trustee hereunder. If no successor trustee shall have been appointed and accepted such appointment within sixty (60) days after the retiring Trustee's giving of notice of resignation or the removal of the retiring Trustee, then the retiring Trustee may petition a court for the appointment of a successor trustee.

         SECTION 4.03 COMPENSATION OF TRUSTEE. The Company shall pay to the Trustee compensation as shall be agreed to from time to time by the Company and the Trustee, and shall reimburse the Trustee for reasonable fees, costs and expenses, including reasonable attorneys' fees, incurred by the Trustee in connection with the performance of its duties and obligations under this Agreement.

         SECTION 4.04 INDEMNITY. The Company agrees to indemnify, defend and hold harmless the Trustee, its Affiliates and their respective directors, managers, officers, members, stockholders, employees, Affiliates, agents, trustees, advisors (including, without limitation, attorneys, accountants and financial advisors), attorneys-in-fact, successors and assigns (collectively, "Indemnified Parties") from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and related charges and any costs or expenses that an Indemnified Party incurs to enforce its right to indemnification) (collectively, "Losses") based upon, arising out of or otherwise in respect of the execution, delivery and performance of this Agreement, except that the Company shall not be required to indemnify, defend and hold harmless the Trustee or any other Indemnified Party against any Losses resulting from its own gross negligence or willful misconduct.

                                   ARTICLE V.

                                  MISCELLANEOUS

         SECTION 5.01 NO ASSIGNMENT. No assignment of any rights or delegation of any obligations provided for in this Agreement may be made by any party without the express written consent of the Company, the Trustee and the Purchaser. This Agreement shall be binding upon the successors and permitted assigns of the parties.

         SECTION 5.02 FURTHER ASSURANCES. The Company and the Trustee each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.03 NOTICES. Any notice, request, demand or other communication required or permitted to be given to the Company, the Trustee or the Purchaser pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of:
(a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two (2) days after deposit with a nationally-recognized courier or overnight service and (d) five (5) days after mailing via first-class mail. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the Company, the Trustee or the Purchaser, as applicable, at the following address: (i) if to the Company, to Pacific Ethanol, Inc., 5711 N. West Ave., Fresno, CA 93711, attention: Neil Koehler, with a copy to Rutan & Tucker LLP, 611 Anton Boulevard, 14th Floor, Costa Mesa, CA 92626, attention: Larry A. Cerutti, facsimile (714) 546-9035, (ii) if to the Trustee, to [____________], attention: [________], with a copy to [__________], attention: [____________], and (iii) (i) if to the Purchaser, to Cascade Investment, L.L.C., 2365 Carillon Point, Kirkland, WA 98033, attention: Michael Larson, with a copy to Thelen Reid & Priest LLP, 875 Third Avenue, New York, NY 10022, attention: John T. Hood, facsimile (212) 603-2001. The Company, the Trustee and the Purchaser (and their permitted assigns) may change such address for receipt of future notices hereunder by giving written notice to the Company, the Trustee and the Purchaser.

         SECTION 5.04 GOVERNING LAW. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Washington, without giving effect to the principles of conflicts of laws thereunder which would specify the application of the law of another jurisdiction.

         SECTION 5.05 SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

         (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within King County, Washington, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 5.03 hereof.

         SECTION 5.06 THIRD PARTY BENEFICIARY. The Purchaser shall be a third party beneficiary of this Agreement.

         SECTION 5.07 ENTIRE AGREEMENT. This Agreement, including the Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Exhibits hereto are hereby incorporated herein by reference.

         SECTION 5.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 5.09 AMENDMENTS AND TERMINATION. This Agreement may not be amended, supplemented, modified or terminated, and no provisions hereof may be waived, without the written consent of the Company, the Trustee, and the Purchaser. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of the Company, the Trustee or the Purchaser, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by the Company, the Trustee or the Purchaser of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         This Agreement shall terminate upon the disbursement of the entire Deposit Fund in the Restricted Cash Account pursuant to Article III.

         SECTION 5.10 SEVERABILITY. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

         SECTION 5.11 TITLES AND SUBTITLES; INTERPRETIVE MATTERS. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting any term or provision of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         SECTION 5.12 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to deliver promptly an original counterpart to each party to whom the faxed signature page was sent.

         SECTION 5.13 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "AFFILIATE" means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, "CONTROL", whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

         "ACQUISITION COST REQUISITION" shall mean an Acquisition Cost Requisition from the Company to the Trustee, in the form attached hereto as Exhibit C.

         "AUTHORIZED OFFICER" shall mean the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Treasurer of the Company.

         "CONSTRUCTION COST REQUISITION" shall mean a Construction Cost Requisition from the Company to the Trustee, in the form attached hereto as Exhibit B.

         "COST(S) OF CONSTRUCTION" shall mean the following costs and expenses incurred by the Company or a Subsidiary of the Company in the construction of an ethanol production facility prior to the commercial operation date of such facility: (a) costs and expenses incurred by the Company or the Subsidiary under engineering, procurement and construction contracts relating to the facility, and other costs and expenses directly related to the design, engineering, construction, installation, start-up, and testing of the facility and operating expenses with respect to the facility payable prior to the commercial operation date of the facility; (b) fees and expenses incurred by or on behalf of the Company or the Subsidiary in connection with the development of the facility, including financial, accounting, legal, environmental site assessment, surveying and consulting fees and the costs of preliminary engineering, (c) the costs of obtaining governmental approvals, permits and licenses for the facility prior to the commercial operation date of the facility; (d) interest on the loans incurred to finance the construction of the facility which is payable prior to the commercial operation date of the facility; (e) financing expenses, costs and charges in connection with the facility, and the fees and expenses of the counsel, independent engineers, consultants incurred in connection with the financing of the cost of construction of the facility; (f) insurance premiums with respect to the title insurance policy, title continuations and the insurance relating to the facility; (g) all costs, fees and expenses incurred by the Company or the Subsidiary in accordance with the construction budget and other costs directly related to the design, engineering, construction, installation, start-up and testing of the facility being constructed thereunder;
(h) amounts necessary to fund a debt service reserve account required under the loan agreement or related financing agreements relating to the financing of the facility and (i) all other costs and expenses included in the construction budget for the facility.

         "PERMITTED INVESTMENT" shall mean (a) obligations of or guaranteed by the United States of America (or of any agency directly backed by the full faith and credit of the United States of America), maturing not more than 12 months after the acquisition thereof, (b) commercial paper rated "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Service, Inc. ("MOODY'S"), maturing not more than 180 days after the acquisition thereof, and
(c) bankers' acceptances, certificates of deposits, term deposits or Eurodollar term deposits issued by a bank which is rated "AA" or better by S&P or "Aa" or better by Moody's, maturing not more than 180 days after the acquisition thereof.

         "PROJECT LIMIT" shall mean (a)(i) with respect to the Madera ethanol production facility, $20,000,000, and (ii) with respect to each other ethanol production facility being constructed by the Company or a Subsidiary of the Company, the product of (A) the Equity Portion, and (B) the total budgeted Costs of Construction for such facility as determined in good faith by the Board of Directors of the Company, or (b) such other amount in respect of an ethanol production facility as shall have been consented to in writing by the Purchaser. "EQUITY PORTION" shall mean 0.30 for the first ethanol production facility (other than the Madera ethanol production facility) in respect of which a Construction Cost Requisition is submitted to the Trustee and 0.25 for each subsequent ethanol production facility in respect of which a Construction Cost Requisition is submitted.

         "PERSON" shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.

         "SUBSIDIARY(IES)" shall mean any other corporation, limited liability company, association, joint stock company, joint venture or business trust or which, as of the date hereof or hereafter, (i) more than fifty percent (50%) of the outstanding voting stock, share capital or other equity interests is owned either directly or indirectly by any Person or one or more of it Subsidiaries, or (ii) the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Company and the Trustee have executed this Deposit Agreement as of the day and year first above written.


                                     PACIFIC ETHANOL, INC.

                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                     [                   ]


                                     By:
                                           ------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                                                    EXHIBIT A to
                                                               Deposit Agreement



                            TRUSTEE WIRE INSTRUCTIONS

                                    [To Come]

                                                                    EXHIBIT B to
                                                               Deposit Agreement




                          CONSTRUCTION COST REQUISITION
                          -----------------------------

                                   NO. _______



                                     [Date]



[Insert Name of Trustee]
  as Trustee under the Deposit Agreement
  referred to below
[Insert Trustee Address]
[                                    ]
[                                    ]

Attention:  [                              ]

     Re:  Deposit Agreement dated [            ], 200_ (the "DEPOSIT AGREEMENT")
          between Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"),
           and [                    ], a [                         ], in its
          capacity as trustee (the "TRUSTEE").

Ladies and Gentlemen:

         This requisition (this "CONSTRUCTION COST REQUISITION") is delivered to you pursuant to Section 3.01 of the Deposit Agreement. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to that term in the Deposit Agreement. The information relating to this Construction Cost Requisition is as follows:

         1. The aggregate amount to be withdrawn from the Restricted Cash Account in accordance with this Construction Cost Requisition is $___________.

         2. This Construction Cost Requisition is to be used to pay Costs of Construction relating to the ___________ ethanol production facility.

         3. Set forth on Schedule 1 attached hereto is (i) the name and address of each Person to whom any payment is to be made or has been made, (ii) the aggregate amount to be paid to such Person on the disbursement date, or to be paid to the Company on the disbursement date for amounts paid to such Person which have not been the basis of any previous payment, (iii) an accurate description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made, with invoices with respect thereto attached, and (iv) the proposed date of payment and the payment or wire instructions for the payment or transfer of such amounts by the Trustee to each such Person.

         4. The proceeds of this Construction Cost Requisition withdrawn from the Restricted Cash Account will be used to pay Costs of Construction in accordance with the Deposit Agreement.

         5. Each obligation, item of cost or expense covered by this Construction Cost Requisition has been properly incurred and has been paid or is now due and payable (or is required to be deposited at this time as equity in a Subsidiary project financing under a binding agreement with a third party which is not an Affiliate) as an item of the Costs of Construction, is a proper charge against the Restricted Cash Account, and has not been the basis of any previous payment from the Restricted Cash Account.

         6. The proceeds of this Construction Cost Requisition, together with all amounts previously drawn from the Restricted Cash Account under Construction Cost Requisitions relating to the ethanol production facility in respect of which this drawing is being made, does not exceed the Project Limit.

         Furthermore, (a) all amounts previously drawn from the Restricted Cash Account under Construction Cost Requisitions (i) have been applied to pay the Costs of Construction listed on the applicable Construction Cost Requisition with respect to which such amounts were drawn or (ii) have not yet been expended and are still available to the Company or a Subsidiary of the Company for the payment of Costs of Construction and (b) the Purchaser has approved, in writing, the terms of the debt, if any, incurred by the Company or a Subsidiary of the Company to finance a portion of the Costs of Construction of the ethanol production facility in respect of which the drawing is being made.

                                    Very truly yours,

                                    PACIFIC ETHANOL, INC.

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                         Schedule 1 to EXHIBIT B
                                                 (Construction Cost Requisition)




NAME     AMOUNT OF PAYMENT      PURPOSE      DATE OF PAYMENT        INSTRUCTIONS
----     -----------------      -------      ---------------        ------------

                                                                    EXHIBIT C to
                                                               Deposit Agreement


                          ACQUISITION COST REQUISITION
                          ----------------------------

                                   NO. _______



                                     [Date]



[Insert Name of Trustee]
as Trustee under the Deposit Agreement
referred to below
[Insert Trustee Address]
[                      ]
[                      ]

Attention:  [                ]

    Re: Deposit Agreement dated [              ], 200_ (the "DEPOSIT AGREEMENT")
        between Pacific Ethanol, Inc., a Delaware corporation (the "COMPANY"),
        and [                           ], a [                     ], in its
        capacity as trustee (the "TRUSTEE").

Ladies and Gentlemen:

         This requisition (this "ACQUISITION COST REQUISITION") is delivered to you pursuant to Section 3.02 of the Deposit Agreement. Each capitalized term used herein and not otherwise defined herein shall have the definition assigned to that term in the Deposit Agreement. The information relating to this Acquisition Cost Requisition is as follows:

         1. The aggregate amount to be withdrawn from the Restricted Cash Account in accordance with this Acquisition Cost Requisition is $___________.

         2. Set forth on Schedule 1 attached hereto is (i) the name and address of each Person to whom any payment is to be made or has been made, (ii) the aggregate amount to be paid to such Person on the disbursement date, or to be paid to the Company on the disbursement date for amounts paid to such Person which have not been the basis of any previous payment, and (iii) the proposed date of payment and the payment or wire instructions for the payment or transfer of such amounts by the Trustee to each such Person.

         3. The proceeds of this Acquisition Cost Requisition withdrawn from the Restricted Cash Account will be used to pay obligations incurred in connection with the acquisition of an ethanol production facility by the Company or a Subsidiary of the Company and is currently payable in accordance with the Deposit Agreement.

         4. Each obligation, item of cost or expense covered by this Acquisition Cost is a proper against the Restricted Cash Account and has not been the basis of any previous payment from the Restricted Cash Account.

                                 Very truly yours,

                                 PACIFIC ETHANOL, INC.

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



CONSENTED TO BY:

CASCADE INVESTMENT, L.L.C.

By:
   ----------------------------
       Name:
       Title:

                                                         Schedule 1 to EXHIBIT C
                                                  (Acquisition Cost Requisition)




NAME         AMOUNT OF PAYMENT             DATE OF PAYMENT          INSTRUCTIONS
----         -----------------             ---------------          ------------

                                                                      APPENDIX I


                              PACIFIC ETHANOL, INC.

                 REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT


         THIS REGISTRATION RIGHTS AND STOCKHOLDERS AGREEMENT (the "Agreement") dated as of _________, 200_, is by and among PACIFIC ETHANOL, INC., a Delaware corporation (the "Company") and CASCADE INVESTMENT, L.L.C., a Washington limited liability company (the "Investor").

         WHEREAS, the Company and the Investor have entered into a Purchase Agreement, dated November 14, 2005 and as amended from time to time (the "Purchase Agreement"), providing for the purchase by the Investor of shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock (such shares, together with any additional shares of the Company's Series A Cumulative Redeemable Convertible Preferred Stock issued as a dividend thereon, the "Shares") which are convertible into shares of the Company's common stock, $.001 par value per share (the "Common Stock"), subject to the terms and provisions of the Purchase Agreement;

         WHEREAS, simultaneously with, and as a condition to, the closing of the transactions contemplated in the Purchase Agreement, the Company and the Investor desire to enter into this Agreement to provide certain registration and other rights with respect to the Common Stock and the Shares held by or issuable to the Investor and to establish certain corporate governance and other rights of the Investor; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and the Purchase Agreement, and intending to be legally bound, the parties hereto agree as follows:

         SECTION 1 . DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this
Agreement:

         "Adjustment Provisions."  As defined in SECTION 3(A).

         "Affiliate."  As defined in the Purchase Agreement.

         "Agreement."  As defined in the recitals hereof.

         "Applicable Boards."  As defined in SECTION 10(a)(iii).

         "Capital Stock." With respect to any Person at any time, means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), member interests or equivalent ownership interests in or issued by such Person, including, in the case of the Company, any and all shares of Common Stock and Shares.

         "Closing."  As defined in the Purchase Agreement.

         "Common Stock."  As defined in the recitals hereof.

         "Company."  As defined in the recitals hereof.

         "Company Board."  The board of directors of the Company.

         "Demand Registration."   As defined in SECTION 3(A).

         "Director."  Any member or any of the Applicable Boards.

         "Equity Securities." Any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exerciseable for, such shares, and options, warrants or other rights to acquire such shares.

         "Exchange Act." The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "GAAP." Generally accepted accounting principals, as in effect in the United States of America from time to time applied on a consistent basis.

         "Investor." As defined in the recitals hereof, and its successors, assigns and transferees.

         "Investor Designees."  As defined in SECTION 10(a)(iii).

         "Investor Directors."  As defined in SECTION 10(a)(i) hereof.

         "Investor Securities." The Shares issued pursuant to the Purchase Agreement and the Common Stock issued upon the conversion thereof.

         "Majority of the Registrable Securities."  As defined in SECTION 2(b).

         "NASD."  The National Association of Securities Dealers, Inc.

         "Person." An individual, a partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency, or political subdivision thereof.

         "Piggyback Registration."  As defined in SECTION 4(a) hereof.

         "Proportional." When used to determine the number of individuals that the Investor is entitled to nominate to any board of directors at any particular time, means the number (rounded to the nearest whole number) determined by multiplying the aggregate number of members of such board by a fraction, the numerator of which shall be the number of Investor Directors that the Investor is entitled to designate to the Company Board pursuant to subsection (a) of
SECTION 10 at such time and the denominator of which shall be the total number of directors constituting the entire Company Board at such time; PROVIDED, HOWEVER, that, notwithstanding the foregoing, in no event shall such number be less than one (1).

         "Purchase Agreement." As defined in the recitals hereof.

         "Registrable Securities." Any Common Stock issued or issuable upon conversion or exercise of the Shares or deriving therefrom, and all other shares of Common Stock of the Company or any successor owned from time to time by the Investor; PROVIDED, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act ("Rule 144").

         "Registration Expenses."  As defined in SECTION 6(a) hereof.

         "Registration Statement." Registration Statement shall mean any registration statements contemplated by SECTION 3 and any additional registration statements contemplated by SECTION 4, including (in each case) the prospectus, amendments and supplements to such registration statement or prospectus, all exhibits attached thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Representatives." Of a Person means the officers, employees, independent accountants, independent legal counsel and other representatives of such Person.

         "Rule 415." Rule 415 (or similar provisions then in effect) promulgated by the SEC under the Securities Act.

         "SEC."  The United States Securities and Exchange Commission.

         "Securities Act." The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Shares."  As defined in the recitals hereof.

         "Stockholder."  As defined in the recitals  hereof.

         "Subsequent Shares."  As defined in SECTION 3(A).

         "Subsidiary." Of a Person means any corporation or other entity (including a limited liability company, partnership or other business entity) in which such Person, directly or indirectly, owns outstanding Capital Stock or other Voting Securities having the power, under ordinary circumstances, to elect a majority of the directors or members of the governing body of such corporation or other entity or with respect to which such Person otherwise has the power to direct the management and policies of such corporation or other entity.

         "Subsidiary Boards."  As defined in SECTION 10(a)(iii).

         "Termination Date." The date that the Investor and its Affiliates, as a group, own less than 10% of the Investor Securities. For purposes of calculating such percentage of ownership, each Share shall be deemed to be equivalent to the number of shares of Common Stock into which they are convertible.

         "Voting Letter."  As defined in SECTION 10(a)(vi).

         "Voting Securities." At any time, shares of any class of Equity Securities that are ordinarily entitled to vote (without regard to the occurrence of any additional event or contingency) generally in the election of directors.

         SECTION 2. Securities Subject to this Agreement.

         (a) HOLDERS OF REGISTRABLE SECURITIES. A Person is deemed to be a holder of Registrable Securities whenever that Person owns, directly or beneficially, or has the right to acquire, Registrable Securities, disregarding any legal restrictions upon the exercise of that right.

         (b) MAJORITY OF REGISTRABLE SECURITIES. As used in this Agreement, the term "Majority of the Registrable Securities" means more than 50% of the Registrable Securities being registered or, where the context requires, a majority in interest of the Registrable Securities.

         SECTION 3. DEMAND REGISTRATION.

         (a) REQUEST FOR REGISTRATION. Subject to the provisions of SECTION 3(B), at any time after the first anniversary of the Closing, (A) one or more holders of Shares or Common Stock representing a Majority of the Registrable Securities may demand that the Company register all or part of its Registrable Securities under the Securities Act (a "DEMAND REGISTRATION") on Form S-1 (or a similar form then in effect) promulgated by the SEC under the Securities Act, provided that the Company shall not be obligated to effect a Demand Registration
(i) during the one hundred eighty (180) days period commencing with the date of any secondary public offering or (ii) if the Company delivers notice to the holders of Registrable Securities within thirty (30) days of any registration request of its intent to file a registration statement for a secondary public offering within sixty (60) days and (B) one or more holders Shares or Common Stock representing a Majority of the Registrable Securities may request a Demand Registration on Form S-3 (or a similar form then in effect), provided that the Registrable Securities to be covered by any such Form S-3 shall be expected to result in aggregate gross proceeds of not less than $1,000,000. Within ten (10) days after receipt of a demand, the Company will notify in writing all holders of Registrable Securities of the demand. Any holder who wants to include its Registrable Securities in the Demand Registration must notify the Company within ten (10) business days of receiving the notice of the Demand Registration. Except as provided in this SECTION 3, the Company will include in all Demand Registrations all Registrable Securities for which the Company receives the timely written requests for inclusion. Any such request to be included in a Demand Registration shall not be counted as a Demand Registration under this
SECTION 3. All demands or requests made pursuant to this SECTION 3(A) must specify the number of Registrable Securities to be registered and the intended method of disposing of the Registrable Securities. The Company acknowledges that the plan of distribution contemplated by any such Registration Statement shall include offers and sales through underwriters or agents, offers and sales directly to investors, block trades and such other methods of offer and sale and that offers and sales may be on a continued or delayed basis under Rule 415. The Company will cause such Registration Statement to remain effective until such time as all of the shares of Common Stock designated thereunder are sold or the holders thereof are entitled to rely on Rule 144(k) for sales of Registrable Securities without registration under the Securities Act and without compliance with the public information, sales volume, manner of sale or notice requirements of Rule 144(c), (e), (f) or (h). The Company acknowledges that at the time the Company files any Registration Statement pursuant to this SECTION 3 the number of Registrable Securities may not be fixed due to the antidilution and other provisions related to the Shares ("Adjustment Provisions") and due to possible future issuances of Shares as dividends on the Shares ("Subsequent Shares"). Accordingly, the Company agrees that it will register the number of shares of Common Stock issuable upon conversion of Shares held by or issuable to the Investor as of the date of the filing of the Registration Statement and, to the extent permitted under the applicable rules under the Securities Act, the additional number of shares of Common Stock issuable pursuant to the Adjustment Provisions. The Company agrees that, thereafter, it will file, as soon as practicable but in no event later than thirty (30) days after the issuance of additional Registrable Securities that are not covered by such Registration Statement (due to the effect of the Adjustment Provisions and the Subsequent Shares) such amendments and/or supplements to the Registration Statement, and such additional Registration Statements as are necessary in order to ensure that at least 100% of the number of shares of Common Stock issuable on conversion of the Shares held by or issuable to the Investor are included in a Registration Statement, and the Company will use its reasonable best efforts to cause such amendments, supplements and additional Registration Statements to be declared effective within ninety (90) days following the issuance of such additional Registrable Securities that are not otherwise covered by an effective Registration Statement.

         (b) NUMBER OF DEMANDS. The holders of Registrable Securities shall have the right to three (3) Demand Registrations on Form S-1 (or a similar form then in effect) and shall have the right to an unlimited number of Demand Registrations on Form S-3 (or a similar form then in effect); PROVIDED, that the Company shall not be obligated to effect more than two (2) Demand Registrations on Form S-3 in any twelve (12) month period.

         (c) REGISTRATION EXPENSES. The Company shall pay or reimburse to the holders of the Registrable Securities included in a Demand Registration all Registration Expenses of those holders in connection with any Demand Registration (including the reasonable fees and disbursements of one counsel for such holders in connection with each such Demand Registration not to exceed $25,000 per registration, as described in SECTION 6).

         (d) SELECTION OF UNDERWRITERS. The holders of the Registrable Securities initiating a Demand Registration shall, after consultation with the Company, select the investment banker(s) and manager(s) that will administer the offering; PROVIDED, that the Company shall have given its prior written consent to such selection. The Company and the holders of Registrable Securities whose shares are being registered shall enter into a customary underwriting agreement with such investment banker(s) and manager(s).

         (e) PRIORITY ON DEMAND RESTRICTIONS. If the managing underwriter shall advise the Company, in writing or otherwise, that an underwriters' over-allotment option, not in excess of fifteen percent (15%) of the total offering to be so effected, is necessary or desirable for the marketing of such offering, all Registrable Securities which are to be included in such offering pursuant to this SECTION 3(E) and any other securities shall be allocated pro rata to the primary portion of such offering and the underwriters' over-allotment portion on the basis of the total number of Registrable Securities and other securities requested to be included in the registration. If any holder of Registrable Securities (other than the holder making the demand) disapproves of the terms of the underwriting, such holder may withdraw therefrom by giving written notice to the Company and the managing underwriter.

         (f) DELAY IN FILING. Notwithstanding the foregoing, the Company may delay in filing a registration statement in connection with a Demand Registration and may withhold efforts to cause the registration statement to become effective, if the Company determines in good faith that such registration might involve initial or continuing disclosure obligations that the Board of Directors of the Company determines, in good faith, will not be in the best interest of the Company's stockholders. The Company may exercise such right to delay or withhold efforts not more than once in any twelve (12) month period and for not more than ninety (90) days at a time. If, after a registration statement becomes effective, the Company advises the holders of registered shares that the Company considers it appropriate for the registration statement to be amended, the Company shall use its best efforts to amend such registration statement, and the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the amended registration statement has been declared effective.

         (g) EFFECTIVE DEMAND REGISTRATION. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) three hundred sixty (360) days; PROVIDED, HOWEVER, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the holder requesting the Demand Registration and such interference is not thereafter eliminated, or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure on the part of the holder requesting the Demand Registration.

         SECTION 4. PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities in an underwritten offering under the Securities Act, whether for its own account or for the account of another stockholder (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4 or any successor forms then in effect) at any time other than pursuant to a Demand Registration and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), it will so notify in writing all holders of Registrable Securities no later than the earlier to occur of (i) the tenth (10th) day following the Company's receipt of notice of exercise of other demand registration rights, or (ii) forty-five (45) days prior to the anticipated filing date. Subject to the provisions of SECTION 4(c), the Company will include in the Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion within fifteen (15) days after the issuance of the Company's notice. Such Registrable Securities may be made subject to an underwriters' over-allotment option, if so requested by the managing underwriter. The holders of Registrable Securities may withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time before ten (10) business days prior to the effective date of the Piggyback Registration. In any Piggyback Registration, the Company, the holders of Registrable Securities and any Person who hereafter becomes entitled to register its securities in a registration initiated by the Company must sell their securities on the same terms and conditions. A registration of Registrable Securities pursuant to this SECTION 4 shall not be counted as a Demand Registration pursuant to SECTION 3.

         (b) PIGGYBACK EXPENSES. The Company shall pay or reimburse to the holders of the Registrable Securities included in a Piggyback Registration all Registration Expenses of those holders in connection with the Piggyback Registration (including the reasonable fees and disbursements of one counsel for such holders in connection with each such Piggyback Registration not to exceed $25,000 per Piggyback Registration, as described in SECTION 6).

         (c) UNDERWRITING; PRIORITY ON PIGGYBACK REGISTRATIONS. The right of any such holder to be included in an underwritten registration pursuant to this
SECTION 4 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the managing underwriter gives the Company its written opinion that the total number or dollar amount of securities requested to be included in the registration exceeds the number or dollar amount of securities that can be sold, the Company will include the securities in the registration in the following order of priority: (i) first, subject to the first proviso below, all securities the Company or the stockholder, if any, on whose account securities are being registered proposes to sell; (ii) second, subject to the first proviso below, up to the full number or dollar amount of Registrable Securities requested to be included in the registration (allocated pro rata among the holders of Registrable Securities requested to be included in the registration, on the basis of the dollar amount or number of Registrable Securities requested to be included, as the case may
be); and (iii) third, any other securities (provided they are of the same class as the securities sold by the Company) requested to be included, allocated among the holders of such securities in such proportions as the Company and those holders may agree; PROVIDED, that at least twenty-five percent (25%) of the Registrable Securities requested to be included in such registration shall be included in the offering; PROVIDED, FURTHER, that, (i) the holders of Registrable Securities shall not be subject to any cutback in the amount of Registrable Securities requested to be included in the registration unless all other holders of securities requesting to be included in such registration other than the stockholder, if any, on whose account securities are being registered have been excluded from such registration. In the event that the managing underwriter advises the Company that an underwriters' over-allotment option is necessary or advisable, the allocation provided for in this SECTION 4(C) shall apply to the determination of which securities are to be included in the registration of such shares. Except with the prior written consent of each holder of Registrable Securities, the Company shall not grant to any holder of the Company's securities any right to Piggyback Registration which would reduce the amount of Registrable Securities includable in such registration.

         (d) SELECTION OF UNDERWRITERS. If any Piggyback Registration is an underwritten offering, the Company will select as the investment banker(s) and manager(s) that will administer the offering a nationally recognized investment banker(s) and manager(s) with demonstrable industry-specific expertise and experience. The Company and the holders of Registrable Securities whose shares are being registered shall enter into a customary underwriting agreement with such investment banker(s) and manager(s), PROVIDED, that the liability of any holder of Registrable Securities shall be limited to such holder's net proceeds received from the sale of its Registrable Securities in such offering and such limitation shall not be amended by an underwriting agreement or arrangement.

         (e) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this SECTION 4 prior to the effectiveness of such registration whether or not any holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
SECTION 7 hereof.

         (f) OTHER REGISTRATIONS. The Company agrees that after filing a registration statement with respect to Registrable Securities pursuant to
SECTION 3 or this SECTION 4 that has not been withdrawn or abandoned, the Company will not register any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act, whether on its own behalf or at the request of any holder of those securities until the earlier of (i) the sale of all such Registrable Securities subject to such registration statement and (ii) one hundred eighty
(180) days from the effective date of the previous registration, and the parties hereto agree that the Company will not be required to effect any such registration notwithstanding the other provisions of this Agreement. This 180-day hiatus does not apply to registrations of securities (i) to be issued in connection with employee benefit plans, (ii) to permit exercise or conversions of previously issued options, warrants, or other convertible securities, (iii) in connection with a Demand Registration or (iv) made on Form S-4 (or any successor form).

         SECTION 5. REGISTRATION PROCEDURES.

         (a) OBLIGATIONS OF THE COMPANY. Whenever required to register any Registrable Securities, the Company shall as expeditiously as practicable:

                  (1) prepare and file with the SEC to permit a public offering and resale of the Registrable Securities under the Securities Act which offering may, if so requested, be on a delayed or continuous basis under Rule 415 a registration statement on the appropriate form and use best efforts to cause the registration statement to become effective. At least ten (10) days before filing a registration statement or prospectus or at least three (3) business days before filing any amendments or supplements thereto, the Company will furnish to the counsel of the holders of a Majority of the Registrable Securities being registered copies of all documents proposed to be filed for that counsel's review and approval, which approval shall not be unreasonably withheld or delayed;

                  (2) immediately notify each seller of Registrable Securities of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

                  (3) prepare and file with the SEC such amendments and supplements to the registration statement and the corresponding prospectus necessary to keep the registration statement effective, in the case of the registration required by SECTION 3 hereof for the period provided in SECTION 3 and in any other case for one hundred twenty (120) days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during each period in accordance with the sellers' intended methods of disposition as set forth in the registration statement;

                  (4) furnish to each seller of Registrable Securities a sufficient number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits), the corresponding prospectus (including each preliminary prospectus), and such other documents as a seller may reasonably request to facilitate the disposition of the seller's Registrable Securities;

                  (5) use its best efforts to register or qualify the Registrable Securities under securities or blue sky laws of jurisdictions in the United States of America as any seller requests within twenty (20) days following the original filing of a registration statement and do any and all other reasonable acts and things that may be necessary or advisable to enable the seller to consummate the disposition of the seller's Registrable Securities in such jurisdiction; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process;

                  (6) notify each seller of Registrable Securities, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and use best efforts to prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made;

                  (7) cause all registered Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

                  (8) provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the registration statement;

                  (9) enter into such customary agreements, including an underwriting agreement in customary form and take all other actions in connection with those agreements as the holders of a Majority of the Registrable Securities being registered or the underwriters, if any, reasonably request to expedite or facilitate the disposition of the Registrable Securities;

                  (10) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant, or other agent of any seller or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any seller, underwriter, attorney, accountant, or other agent in connection with the registration statement; PROVIDED that an appropriate confidentiality agreement is executed by any such seller, underwriter, attorney, accountant or other agent;

                  (11) in connection with any underwritten offering, obtain a "comfort" letter from the Company's independent public accountants in customary form and covering those matters customarily covered by "comfort" letters as the holders of a Majority of the Registrable Securities being registered or the managing underwriter reasonably requests, addressed to the underwriters and to the holders of the Registrable Securities being registered;

                  (12) in connection with any underwritten offering, furnish an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to underwriters in an underwritten public offering and reasonably satisfactory to counsel representing the holders of Registrable Securities being registered and the underwriter(s) of the offering, addressed to the underwriters and to the holders of the Registrable Securities being registered;

                  (13) use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

                  (14) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (15) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

         (b) SELLER INFORMATION. In the event of any registration by the Company, from time to time, the Company may require each seller of Registrable Securities subject to the registration to furnish to the Company information regarding such seller, the Registrable Securities held by them, and the distribution of the securities subject to the registration, and such seller shall furnish all such information reasonably requested by the Company.

         (c) NOTICE TO DISCONTINUE. Each holder of Registrable Securities agrees by acquisition of such securities that, upon receipt of any notice from the Company of any event of the kind described in SECTION 5(a)(6), the holder will discontinue disposition of Registrable Securities until the holder receives copies of the supplemented or amended prospectus contemplated by SECTION 5(a)(6). In addition, if the Company requests, the holder will deliver to the

Company (at the Company's expense) all copies, other than permanent file copies then in the holder's possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice. If the Company gives any such notice, the time period mentioned in SECTION 5(a)(3) shall be extended by the number of days elapsing between the date of notice and the date that each seller receives the copies of the supplemented or amended prospectus contemplated in SECTION 5(a)(6).

         (d) NOTICE BY HOLDERS. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, those holders shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event concerning that holder of the Registrable Securities, as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 6. REGISTRATION EXPENSES.

         All costs and expenses incurred in connection with the Company's performance of or compliance with this Agreement (the "Registration Expenses") shall be paid by the Company as provided in this Agreement. The term "Registration Expenses" includes without limitation all registration filing fees, reasonable professional fees and other reasonable expenses of the Company's compliance with federal, state and other securities laws (including fees and disbursements of counsel for the underwriters in connection with state or other securities law qualifications and registrations), printing expenses, messenger, telephone and delivery expenses; reasonable fees and disbursements of counsel for the Company and for one counsel for the holders of Registrable Securities not to exceed $25,000 per registration; reasonable fees and disbursement of the independent certified public accountants selected by the Company (including the expenses of any audit or "comfort" letters required by or incident to performance of the obligations contemplated by this Agreement); fees and expenses of the underwriters (excluding discounts and commissions); fees and expenses of any special experts retained by the Company at the request of the managing underwriters in connection with the registration; and applicable stock exchange and NASDAQ registration and filing fees. The term "Registration Expenses" does not include underwriting fees or commissions or transfer taxes, all of which shall be paid by each of the sellers of Registrable Securities with respect to the Registrable Securities sold by such seller.

         SECTION 7. INDEMNIFICATION.
         ---------------------------

         (a) INDEMNIFICATION BY COMPANY. In the event of any registration of Registrable Securities under the Securities Act pursuant to this Agreement, to the full extent permitted by law, the Company agrees to indemnify and hold harmless each holder of Registrable Securities, its officers, directors, trustees, partners, employees, advisors and agents, and each Person who controls the holder (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of (i) any untrue or allegedly untrue statement of material fact contained in or incorporated by reference into any registration statement or any amendment thereof under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent the untrue statement or omission resulted from information that the holder furnished in writing to the Company expressly for use therein, and (ii) any failure to comply with any law, rule or regulation applicable to such registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by such indemnified party, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, the Company will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the extent customary in such agreements.

         (b) INDEMNIFICATION BY HOLDERS OF SECURITIES. In connection with any registration statement, each participating holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus. Each participating holder agrees, severally and not jointly, to indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, trustees, partners, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any and all losses, claims, damages, liabilities and expenses arising out of any untrue or allegedly untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit the holder furnished in writing to the Company expressly for use therein and only in an amount not exceeding the net proceeds received by the holder with respect to securities sold pursuant to such registration statement. Such indemnity shall remain in full force and effect, regardless of any investigation made by the Company, and shall survive the transfer of such Registrable Securities by such holder. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each participating holder of Registrable Securities will indemnify the underwriters, their officers and directors and each Person who controls the underwriters (within the meaning of the Securities Act and the Exchange Act), to the same extent as it has indemnified the Company; PROVIDED, that the indemnity obligations of any holder contained in such agreement shall be limited to the amount of such holder's net proceeds received from the sale of its Registrable Securities in such offering.

         (c) INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification under this Agreement will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term thereof the claimant's or plaintiff's release of the indemnified party from all liability concerning the claim or litigation or which includes any non-monetary settlement. An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be under an obligation to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of no more than one additional counsel for the indemnified parties.

         (d) CONTRIBUTION. IF THE INDEMNIFICATION PROVIDED FOR IN SECTION 7(A) OR (B) IS unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party and the indemnifying party and the parties' relative intent and knowledge.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything herein to the contrary, no participating holder of Registrable Securities acting as an indemnifying party shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses, if any) received by such participating holder exceeds the amount of any damages that such participating holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         The obligations of the Company and the holders of Registrable Securities under this SECTION 7 shall survive the completion of any offering of Registrable Securities in a registration statement, including the termination of this Agreement.

         SECTION 8. RULE 144. With a view to making available to the holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                (c) So long as a holder owns any Registrable Securities, furnish to such holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the

Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         SECTION 9. PARTICIPATION IN UNDERWRITTEN REGISTRATION. No Person may participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (the holders of Registrable Securities in a Demand Registration pursuant to SECTION 3(D) and the Company in a piggyback registration pursuant to SECTION 4(D)), and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

         SECTION 10. BOARD REPRESENTATION. (a) During the period commencing on the date of the Closing and ending on the Termination Date:

                  (i) the Investor shall be entitled to nominate two individuals for election to the Company Board, and each party hereto that holds Voting Securities agrees to vote such Voting Securities in favor of the election of such individuals (the "Investor Directors") to the Company Board;

                  (ii) the Company agrees, by action of the Company Board, (i) to establish, by appointment from among the members of the Company Board, and maintain a Compensation Committee and (ii) to the greatest extent permitted by applicable law and the rules and regulations of NASDAQ or any national securities exchange on which the Company's Common Stock is listed, to appoint to the Compensation Committee one of the Investor Directors, as designated by the Investor;

                  (iii) if requested by the Investor, the Company agrees to elect or to cause to be elected, through action of the Company Board, to the board of directors of or management committee, as the case may be, each Subsidiary of the Company (the "Subsidiary Boards" and, together with the Company Board, the "Applicable Boards") a number of individuals designated by the Investor, who need not be directors, officers or employees of the Company or any of its Subsidiaries, that is, in the case of each Subsidiary Board, as nearly as is practicable, Proportional to the number of members of each such Subsidiary Board (together with the Investor's designated member of the Compensation Committee, the "Investor Designees");

                  (iv) the Company agrees to permit one of the Investor Directors or another individual designated by the Investor, who need not be a director, officer or employee of the Company or any of its Subsidiaries, to attend as a non-voting observer all meetings of the Executive Committee and the Audit Committee and Subsidiary Boards for which there shall be no Investor Designee and to transmit to such individual, at the time and in the manner sent to other members of such committees and board, all information and materials provided by the Company to such committee and board members;

                  (v) the Company agrees to provide advance notice in accordance with the Delaware General Corporation Law and the Company's bylaws to each Investor Director with respect to each regular and special meeting of the Company Board and the Compensation Committee which notice shall, in the case of each special meeting, include a reasonable summary of the subject matter of the meeting; and

                  (vi) the Company agrees to cause each person serving from time to time as an executive officer, director or manager of the Company or any Subsidiary of the Company (other than the Investor Directors and the Investor Designees) to execute and deliver to the Investor a Voting Letter substantially in the form of EXHIBIT A hereto (each a "Voting Letter").

         (b) Each party hereto agrees to take such actions, including actions as necessary or desirable to nominate and elect individuals to the intended offices and, in the case of the Company, actions by the Company Board, as shall be necessary or desirable in order that, effective as of the Closing:

                  (i) the Company Board shall include the Investor Directors;

                  (ii) the Compensation Committee shall include the Investor Director required by SECTION 10(a);

                  (iii) each other Applicable Board shall include the Investor Designees to the extent required by subsection (ii) of SECTION 10(a); and

                  (iv) each current executive officer and director of the Company and each current executive officer, director or manager of any of its Subsidiaries shall have executed and delivered to the Investor, a Voting Letter.

         (c) No Investor Director or Investor Designee shall be subject to removal, without cause, from any Applicable Board or the Compensation Committee other than with the express written consent of the Investor. If the Investor shall determine to remove any Investor Director or Investor Designee from any Applicable Board or the Compensation Committee, each party hereto agrees, upon written notice to such effect from the Investor, to take all actions reasonably necessary or desirable, including the voting of outstanding Voting Securities held by such party, in order to effect such action. Following such removal of an Investor Director or Investor Designee, the parties shall comply with the other provisions of this Section to ensure that the removed individual is replaced by another Investor Director or Investor Designee, as appropriate.

         (d) If a vacancy is created on any Applicable Board or the Compensation Committee by virtue of the death, disability, retirement, resignation or removal of any Investor Director or Investor Designee from any Applicable Board or the Compensation Committee, each party hereto shall, to the extent permitted by applicable laws and regulations, take promptly any and all actions, including the voting of outstanding Voting Securities held by such party and, in the case of the Company, actions by the Company Board, necessary or desirable to fill such vacancy with an individual designated in writing by the Investor so as to give effect to the provisions of SECTION 10(a).

         (e) Immediately following the Termination Date, the Investor shall cause the Investor Directors or Investor Designees to resign from all of the Applicable Boards, effective as of the Termination Date. The Investor agrees to take all actions reasonably necessary or desirable, including the voting of outstanding Voting Securities held by it, in order to effect such action.

         SECTION 11. AVAILABLE FINANCIAL INFORMATION. For so long as the Company is not a reporting issuer under the Exchange Act or, if having been such a reporting issuer, it shall cease to be such a reporting issuer or for so long as the Company shall fail to comply with its reporting obligations under the Exchange Act, the Company shall, to the extent that the Investor beneficially owns any of the Shares or Common Stock, deliver, or cause to be delivered, to the Investor:

         (a) as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, and consolidated and consolidating statements of income, changes in shareholders' equity and cash flows of the Company for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and followed promptly thereafter (to the extent not then available) by such financial statements accompanied by the audit report with respect thereto of independent public accountants of recognized national standing selected by the Company; and

(b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of each such period, consolidated balance sheets of the Company as of the end of each quarterly period, and consolidated statements of income, changes in shareholders' equity and cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting form normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

         SECTION 12. ACCESS. During the period commencing on the date of the Closing and ending on the Termination Date, the Company shall afford, provide and furnish, and shall cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to afford, provide and furnish to the Investor and their Representatives:

                  (i) during normal business hours and upon reasonable advance notice, reasonable access to the Representatives, properties, plants and other facilities and to all books and records of the Company and each of its Subsidiaries;

                  (ii) all financial, operating and other data and information regarding the Company and its Subsidiaries as the Investor and its Representatives may reasonably request; and

                  (iii) the opportunity to discuss the affairs, finances, operations and accounts of the Company and its Subsidiaries with the Company's officers on a periodic basis.

         SECTION 13. MISCELLANEOUS.

         (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of voting common stock of the

Company into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, or as a dividend upon, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall use its best efforts to cause any successor or assign (whether by sale, merger or otherwise) to enter into a new registration rights agreement with the holders of Registrable Securities on terms substantially the same as this Agreement as a condition of any such transaction.

         (b) AMENDMENT. This Agreement may be amended or modified only by a written agreement executed by (i) the Company and (ii) the Investor.

         (c) ATTORNEYS' FEES. In any legal action or proceeding brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all reasonable expenses, charges, court costs and attorneys' fees in addition to any other available remedy at law or in equity.

         (d) BENEFIT OF PARTIES; ASSIGNMENT. Subject to the terms and conditions of the Purchase Agreement and this subsection (d), including, without limitation, the transfer restrictions contained therein, all of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns, including, without limitation, all subsequent holders of securities entitled to the benefits of this Agreement who agree in writing to become bound by the terms of this Agreement.

         (e) CAPTIONS. The captions of the sections and subsections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

         (f) COOPERATION. The parties agree that after execution of this Agreement they will from time to time, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the intent of this Agreement.

         (g) COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

         (h) ENTIRE AGREEMENT. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in the Transaction Documents (as defined in the Purchase Agreement) and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein or therein and that the Transaction Documents supersede all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in the Transaction Documents.

         (i) GOVERNING LAW. The internal law of the State of Washington will govern the interpretation, construction, and enforcement of this Agreement and all transactions and agreements contemplated hereby, notwithstanding any state's choice of law rules to the contrary.

         (j) SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within King County, Washington, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (k) NO INCONSISTENT AGREEMENTS. The Company represents and warrants that, except as disclosed in the Purchase Agreement, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company other than the rights contained herein. The Company shall not, except with the prior written consent of at least a majority in interest of the Registrable Securities held by the Investor, enter into any agreement with respect to its securities that shall grant to any Person registration rights that in any way conflict with or are prior to or equal in right to the rights provided under this Agreement.

         (l) NOTICES. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and properly addressed to the addresses of the parties set forth in the Purchase Agreement or to such other address(es) as the respective parties hereto shall from time to time designate to the other(s) in writing. All notices shall be effective upon receipt.

         (m) SPECIFIC PERFORMANCE. Each of the parties agrees that damages for a breach of or default under this Agreement would be inadequate and that in addition to all other remedies available at law or in equity that the parties and their successors and assigns shall be entitled to specific performance or injunctive relief, or both, in the event of a breach or a threatened breach of this Agreement.

         (n) VALIDITY OF PROVISIONS. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated; provided, however, that this Agreement shall be interpreted to carry out to the greatest extent possible the intent of the parties and to provide to each party substantially the same benefits as such party would have received under this Agreement if such invalid part of this Agreement had been enforceable. Whenever the words "include" or "including" are used in the Agreement, they shall be deemed to be followed by the words "without limitation."

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                            PACIFIC ETHANOL, INC.

                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            CASCADE INVESTMENT, L.L.C.


                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A
                                                                       ---------


                                                           _______________, 200_


Pacific Ethanol, Inc.
5711 N. West Ave.
Fresno, CA 93711
Attention: __________

Cascade Investment, L.L.C.
2365 Carillon Point
Kirkland, WA  98033
Attention: __________

                             VOTING LETTER AGREEMENT

Ladies and Gentlemen:

         This letter agreement (this "Voting Letter Agreement") sets forth certain agreements relating to a Registration Rights and Stockholders Agreement (the "Registration Rights and Stockholders Agreement") dated as of ________, 200_, by and among Pacific Ethanol, Inc., a Delaware corporation (the "Company") and Cascade Investment, L.L.C., a Washington limited liability company (the "Investor"). Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Rights and Stockholders Agreement. In order to induce the Investor to enter into the Purchase Agreement and purchase the Shares and in consideration of the agreements set forth in this Registration Rights and Stockholders Agreement, the undersigned, an executive officer, director or manager of the Company or one of its Subsidiaries (the "Insider"), agrees as follows:

         1. The Insider hereby grants to the Company an irrevocable proxy, coupled with an interest, to vote all of the Voting Securities now or hereafter owned by such Insider or over which such Insider has voting control in favor of the Investor Directors at any general or special meeting of stockholders of the Company at which directors are to be elected. The Insider further agrees to take such other actions as may be within his or her authority as an officer or director of the Company and/or one of the Subsidiaries of the Company to carry out the provisions of SECTION 10 of the Registration Rights and Stockholders Agreement.

         2. The Insider further agrees that such Insider will not vote any Voting Securities owned by such Insider or over which such Insider has voting control, or take any action by written consent, or take any other action as a shareholder of the Company, to circumvent the voting arrangements required by
SECTION 10 of the Registration Rights and Stockholders Agreement or this Voting Letter Agreement. The Insider hereby agrees to vote or cause to be voted or cause such Insider's designees as directors to vote all Voting Securities owned by such Insider or over which such Insider has voting control so as to comply with SECTION 10 of the Registration Rights and Stockholders Agreement and this

Voting Letter Agreement. The provisions set forth herein constitute a voting agreement under Section 218 of the Delaware General Corporation Law, as amended, and, in connection therewith, the Insider expressly consents to the enforcement of this Voting Letter Agreement by specific performance.

         3. This Voting Letter Agreement shall terminate on the earlier of the Termination Date and the date that the Insider is not an officer, director, manager or employee of the Company or any of its Subsidiaries.

         [4. To the extent, if any, that the provisions of this Voting Letter Agreement would conflict with the provisions of the Voting Agreement, dated as of October 27, 2003, relating to the election of Frank P. Greinke as a director, the provisions of this Voting Letter Agreement shall supercede and control. The Insider further consents and agrees that ____________________ and ______________________ may execute and deliver a voting letter agreement substantially similar to this Voting Letter Agreement.] [To be included in Messrs. Jones, Turner and Greinke's Voting Letter Agreements. Blanks to be filled in with the names of the other two such persons.]


                                              Very truly yours,


                                              By: ______________________________
                                                  Name:
                                                  Title: